As filed with the Securities and Exchange Commission on September 3, 1998
                                                       Registration No. 33-95156
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 5

                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           WOLVERINE ENERGY 1998-1999

                               DEVELOPMENT PROGRAM

           Wolverine Energy 1998-1999(A) Development Company, L.L.C.,
              Wolverine Energy 2001(B) Development Company, L.L.C.,
           Wolverine Energy 1998-1999(C) Development Company, L.L.C.,
           Wolverine Energy 1998-1999(D) Development Company, L.L.C., Wolverine Energy 1998-1999(E) Development Company, L.L.C., Wolverine Energy 1998-1999(F) Development Company, L.L.C., Wolverine Energy 1998-1999(G) Development Company, L.L.C., Wolverine Energy 1998-1999(H) Development Company, L.L.C., Wolverine Energy 1998-1999(I) Development Company, L.L.C.,
          and Wolverine Energy 1998-1999(J) Development Company, L.L.C.

    (Exact name of registrants as specified in their Articles of Organization)

             Michigan                                         1311
   (State or other jurisdiction of                 (Primary Standard Industrial
   incorporation or organization)                   Classification Code Number)

                                To be applied for
                      (I.R.S. Employer Identification Nos.)

                       4660 South Hagadorn Road, Suite 230
                          East Lansing, Michigan 48823
                                 (517) 351-4444
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrants' principal executive offices)

                              Iris K. Linder, Esq.
                     Fraser Trebilcock Davis & Dunlap, P.C.
                             Lansing, Michigan 48933
                                 (517) 377-0803
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


=================================================================================================================
                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed      Proposed
                                                    maximum      maximum
                                   Amount          offering      aggregate           Amount of
     Title of Securities           to be           price per     offering           registration
      to be registered         registered(1)        unit(2)      price(1)              fee(3)

Membership Interests               15,000            $1,000    $15,000,000            $5,172.41
=================================================================================================================

(1) This Registration Statement covers all Limited Liability Company Membership Interests that may be acquired by investors, whether as limited liability Interests or as general liability Interests.
(2) Subscriptions will be accepted in the minimum amount of five Interests ($5,000), subject to certain lower requirements for investments by IRAs and Keogh Plans and certain state law requirements, and subject to waiver by the Manager.
(3) Previously paid.

                                   ----------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           WOLVERINE ENERGY 1998-1999
                               DEVELOPMENT PROGRAM

                              CROSS-REFERENCE SHEET
     Cross Reference Sheet Furnished Pursuant to Item 501 of Regulation S-K


                  Item Number and Caption                                       Heading in Prospectus
                  -----------------------                                       ---------------------
1.     Forepart of Registration Statement and Outside Front   Outside front cover page of Prospectus
       Cover Page of Prospectus

2.     Inside Front and Outside Back Cover Pages of           Inside front cover page and outside back cover page of
       Prospectus                                             Prospectus

3.     Summary Information, Risk Factors and Ratio of         "Summary of Program," Summary of Tax Considerations," and
       Earnings to Fixed Charges                              "Risk Factors"

4.     Use of Proceeds                                        "Application of Proceeds"

5.     Determination of Offering Price                        "Terms of Offering"

6.     Dilution                                               Not applicable

7.     Selling Security Holders                               Not applicable

8.     Plan of Distribution                                   "Plan of Distribution" and "Terms of Offering"

9.     Description of Securities to be Registered             "Summary of Program," "Investor  Interestholder Limited
                                                              Liability and Potential Liabilities of Participating
                                                              Investor Interestholders," "Participation in Costs and
                                                              Revenues" and "Summary of Company Operating Agreement"

10.    Interests of Named Experts and Counsel                 "Legal Opinions" and "Experts"

11.    Information With Respect to the Registrants:

       (a) Description of Business                            "Summary of Program," "Proposed Activities and Policies"
                                                              and "Application of Proceeds"

       (b) Description of Property                            "Proposed Activities and Policies"

       (c) Legal Proceedings                                  "Additional Information"

       (d) Market Price of and Dividends on the               Not applicable
           Registrants' Common Equity and Related
           Stockholder Matters

       (e) Financial Statements                               Not applicable

       (f) Selected Financial Data                            Not applicable

       (g) Supplementary Financial Information                Not applicable

       (h) Management's Discussion and Analysis of            Not applicable
           Financial Condition and Results of Operations


       (i) Changes in and Disagreements with Accountants on   Not applicable
           Accounting and Financial Disclosure

       (j) Directors and Executive Officers                   "Management"

       (k) Executive Compensation                             "Management"

       (l) Security Ownership of Certain Beneficial Owners    "Management"
           and Management

       (m) Certain Relationships and Related Transactions     "Proposed Activities and Policies," "Application of
                                                              Proceeds," "Participation in Costs and Revenues,"
                                                              "Compensation and Reimbursement," "Conflicts of Interest"
                                                              and "Management"

12.    Disclosure of Commission Position on Indemnification   "Management - Fiduciary Obligations and Indemnification"
       for Securities Act Liabilities                         and "Summary of Company Operating Agreement"

                                   PROSPECTUS

                                   $15,000,000

                           WOLVERINE ENERGY 1998-1999
                               DEVELOPMENT PROGRAM

                              Membership Interests
                          Minimum Offering: $1,000,000
                            Revised February 21, 2001

     Wolverine Energy, L.L.C. (the "Manager"), is offering 15,000 ($15,000,000) membership interests ("Interests") in a series of up to ten Michigan limited liability companies (the "Companies") of which the Manager will be the managing Interestholder (collectively, the "Program"). Investors whose subscriptions are accepted will be admitted as Investor Interestholders in the Company which is next formed following their subscription. This Prospectus relates solely to the Company identified on the cover page of the Prospectus Supplement attached hereto.

     The Manager will (i) contribute cash (the "Manager's Contribution") in an amount equal to 5.0% of aggregate Investor Interestholders' capital contributions, and (ii) be solely responsible for the acquisition of working interests in natural gas development projects, the supervision of activities by the respective Operators of such projects and all other Company activities. The Manager will receive an interest in the capital and profits of the Company (the "Manager's Investment Interest") on the same terms as the Investor Interestholders which is equal to its proportionate share of the aggregate capital contributions of the Manager and the Investor Interestholders (the Investor Interestholders and the Manager, in respect of its Manager's Investment Interest only, are herein collectively referred to as the "Investors"). The Manager will also receive (i) certain fees, and (ii) an interest in the profits of the Company with respect to which it will not be required to make a capital contribution (the "Manager's Promoted Interest" and, with the Manager's Investment Interest, the "Manager's Interests"). The Manager's Promoted Interest will be equal to 5.24% until the Investors (including the Manager with respect to the Manager's Investment Interest) have received a return of their capital contributions and, thereafter, a 30.24% interest. The Manager has a minimal and substantially illiquid net worth and no material amount of tangible assets; it will depend upon the availability of cash from profits from (i) the Management Fee payable by the Company to the Manager in consideration of the Manager's activities in managing the day-to-day activities of the Company, and (ii) payments from the Company to the Manager for working interests in natural gas development projects and turnkey drilling and completion services pursuant to the Turnkey Agreement, if any, to make the Manager's Contribution. After payment of initial fees and expenses, approximately 90% of Investor Interestholders' capital contributions will be available for Company activities and operations. The Company will participate (i) in the establishment of natural gas reserves by acquiring leaseholds and/or working interests in natural gas projects and participating in the drilling of development wells thereon, and (ii) thereafter, in the ownership of such reserves and in the sale of production from such wells and provide regular cash distributions to Investor Interestholders. See "Proposed Activities and Policies."

     ANY INVESTMENT, INCLUDING AN INVESTMENT IN INTERESTS, INVOLVES CERTAIN RISKS. INVESTOR INTERESTHOLDERS SHOULD CONSIDER AND ACCEPT CERTAIN RISKS OF THEIR INVESTMENT IN INTERESTS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

         - THE COMPANY MAY BE FORMED AFTER THE SALE OF $1,000,000 OF INTERESTS, WHICH COULD RESULT IN A LIMITED DEGREE OF INVESTMENT DIVERSIFICATION IN THE COMPANY'S ASSETS

         - THE COMPANY OPERATING AGREEMENT CONTAINS PROVISIONS WHICH LIMIT OR ELIMINATE CERTAIN FIDUCIARY OBLIGATIONS OF THE MANAGER AND WHICH MAY WAIVE RIGHTS OF INVESTOR INTERESTHOLDERS REGARDING CONFLICTS OF INTEREST, SUBSTANTIALLY RESTRICT THE INVESTOR INTERESTHOLDERS' RIGHT TO RESELL OR DISPOSE OF INTERESTS AND LIMIT THE RIGHTS OF INVESTOR INTERESTHOLDERS TO VOTE ON ISSUES AFFECTING THE BUSINESS OF THE COMPANY

         - THE MANAGER HAS NOT OBTAINED A RULING OF THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE FEDERAL INCOME TAX TREATMENT OF AN INVESTMENT IN INTERESTS; SPECIAL TAX COUNSEL HAS NOT OPINED UPON CERTAIN MATERIAL TAX ISSUES WHICH REQUIRE A FACTUAL DETERMINATION REGARDING AN INVESTMENT IN INTERESTS

         - SUBSCRIBERS FOR INTERESTS WHO ELECT NOT TO BECOME PARTICIPATING INVESTOR INTERESTHOLDERS WILL NOT BE PERMITTED TO DEDUCT CERTAIN INTANGIBLE DRILLING AND DEVELOPMENT COSTS INCURRED AND PAID BY THE COMPANY AGAINST THEIR TAXABLE INCOME FROM SOURCES OTHER THAN THE COMPANY

         - SUBSCRIBERS FOR INTERESTS WHO DO ELECT TO BECOME PARTICIPATING INVESTOR INTERESTHOLDERS WILL BE SUBJECT TO UNLIMITED LIABILITY FOR THE COMPANY'S OBLIGATIONS UNTIL THEY BECOME NON-PARTICIPATING INVESTOR INTERESTHOLDERS AT WHICH TIME THEY WILL BE LIABLE ONLY FOR OBLIGATIONS WHICH AROSE PRIOR TO BECOMING NON-PARTICIPATING INVESTORS

         - THE LAW CONCERNING THE DUTIES OWED BY MANAGERS OF A LIMITED LIABILITY COMPANY TO ITS MEMBERS IS RELATIVELY UNDEVELOPED; THE MANAGER MAY NOT BE REQUIRED TO OBSERVE THE SAME FIDUCIARY OBLIGATIONS TO THE COMPANY AND ITS INTERESTHOLDERS AS WOULD A DIRECTOR OF A CORPORATION TO ITS SHAREHOLDERS OR A GENERAL PARTNER OF A LIMITED PARTNERSHIP TO ITS LIMITED PARTNERS

         - THE INTERESTHOLDERS WILL BE TOTALLY DEPENDENT UPON THE MANAGER TO ACQUIRE WORKING INTERESTS IN APPROPRIATE PROJECTS AND PROPERLY SUPERVISE THEIR DEVELOPMENT AND OPERATION AND THE ADMINISTRATION OF THE COMPANY

         - THE COMPANY WILL BE SUBJECT TO THE RISKS INHERENT IN ACQUIRING NATURAL GAS PROPERTIES, CONDUCTING DEVELOPMENT DRILLING AND COMPLETION OPERATIONS AND MARKETING PRODUCTION

SEE "RISK FACTORS" AT PAGE 19 HEREIN FOR A MORE COMPLETE DISCUSSION OF THESE AND OTHER RISK FACTORS AND THEIR EFFECT ON THE COMPANY AND/OR INVESTOR INTERESTHOLDERS.

     Securities broker-dealers (the "Soliciting Dealers") which are registered in each state in which they conduct securities-related business and which are members of the National Association of Securities Dealers, Inc. ("NASD"), will solicit subscriptions for Interests. Sales commissions of up to 9.5% of the purchase price of the Interests will be paid to Soliciting Dealers at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Due diligence fees of up to 0.5% of the purchase price of the Interests may be paid to the Soliciting Dealers. Sales commissions and due diligence fees may be waived for sales of Interests to certain persons. The minimum subscription is five Interests, or $5,000, except that a minimum subscription of two-and-one-half Interests, or $2,500, will be accepted from certain tax-exempt investors. The Manager may, in its discretion, waive the minimum subscription amount on a case-by-case basis. Residents of certain states may be required to make a greater minimum subscription. See "Terms of the Offering - Suitability" and "Plan of Distribution."

     If, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which are equal to 100% of their subscriptions ("Payout"), the Manager will subordinate (i) 100% of Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of Net Cash Flow from Operations attributable to the Manager's Investment Interest, to the extent necessary to cause the Investor Interestholders to reach Payout. See "Plan of Distribution - The Manager's Contribution and the Manager's Interests," "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

     Interests are not subject to assessment. The resale or redistribution of Interests (other than the Manager's Interests) will be subject to certain restrictions in the Company Operating Agreement permitting the Manager to refuse to permit such transfers if, in its sole discretion, such transfers would be inadvisable for the Company to permit (generally in the case of transfers which could adversely affect the Company's tax treatment). However, the Manager will offer to repurchase up to 10% of the outstanding Interests on each of five anniversary dates of the commencement of distributions by the Company (unless the Manager determines, in its sole discretion, that it is unable from a financial point of view to do so at the time), beginning on the fifth such anniversary date, at a price per Interest equal to 36 times the PRO RATA average monthly cash distributions of the Company for the twelve months preceding such offer to repurchase. See "Terms of Offering - Repurchase of Interests."

     Interests will be sold in the Companies serially. The subscription period for Interests of the Company will commence on the date of the Supplement to this Prospectus prepared and distributed with this Prospectus with respect to the Company and following the formation and funding of the preceding Company, if any, and terminate at any time after subscriptions for $1,000,000 (the "Minimum Amount") are received and accepted, in the sole discretion of the Manager. The subscription period for each Company will generally expire on December 31 of the calendar year in which the subscription period commences. THE SUBSCRIPTION PERIOD FOR INTERESTS IN THE LAST COMPANY WILL EXPIRE ON DECEMBER 31, 2002, UNLESS EARLIER TERMINATED BY THE MANAGER. See "Plan of Distribution."

     Subscriptions will be irrevocable following delivery to the Manager and funds in payment thereof will be deposited in an interest-bearing escrow account at Franklin Bank, Southfield, Michigan (the "Escrow Agent"), pending formation of the Company. The Company will not be formed unless subscription funds of at least the Minimum Amount have been received and accepted by the Manager with respect to the Company, and the Manager determines to form the Company. If following expiration of the subscription period, subscription funds of less than the Minimum Amount have been received, all such subscription funds, with interest earned thereon, will be promptly returned to subscribers by the Escrow Agent. A subscriber whose funds are deposited in the escrow account no fewer than five business days prior to the termination of the subscription period for Interests in any Company will receive, within 60 days following the formation and funding of that Company, interest earned on those funds to the date of funding of that Company. If a subscriber has not been admitted to the Company within 15 days after subscription, the subscription and payment, together with any interest earned thereon, will be returned to such subscriber by the Escrow Agent. All subscription funds, together with any interest earned thereon, will be returned to each subscriber whose subscription is not accepted within 30 days. The Company will furnish to its Investor Interestholders an annual report containing audited financial statements. The Company also intends to furnish tax information by March 15 of each year. See "Additional Information."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY SUPPLEMENTS THERETO IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WOLVERINE ENERGY, L.L.C., ANY OF ITS AFFILIATES OR ANY OTHER PERSON.

     NEITHER THE DELIVERY OF THIS PROSPECTUS, TOGETHER WITH ANY SUPPLEMENTS THERETO, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS, TOGETHER WITH ANY SUPPLEMENTS THERETO, DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

SUMMARY OF PROGRAM..................................................................................................1

   THE COMPANY......................................................................................................1
   RISK FACTORS.....................................................................................................1
   PROPOSED ACTIVITIES..............................................................................................4
   ELECTION TO BECOME PARTICIPATING INVESTOR INTERESTHOLDER; AUTOMATIC CONVERSION TO NON-PARTICIPATING INVESTOR
   INTERESTHOLDER STATUS............................................................................................6
   TERMS OF THE OFFERING............................................................................................6
   PLAN OF DISTRIBUTION.............................................................................................7
   SUITABILITY REQUIREMENTS.........................................................................................8
   CASH DISTRIBUTIONS...............................................................................................8
   FINANCING........................................................................................................9
   APPLICATION OF PROCEEDS..........................................................................................9
   PARTICIPATION IN COSTS AND REVENUES.............................................................................10
   COMPENSATION AND REIMBURSEMENT..................................................................................14
   VOTING AND OTHER RIGHTS OF INVESTOR INTERESTHOLDERS.............................................................17
   FIDUCIARY OBLIGATION AND INDEMNIFICATION OF MANAGER.............................................................17
   CONFLICTS OF INTEREST WITH MANAGER OR AFFILIATES................................................................18
   REPORTS TO INVESTOR INTERESTHOLDERS.............................................................................19
   PRINCIPAL EXECUTIVE OFFICES.....................................................................................19

SUMMARY OF TAX CONSIDERATIONS......................................................................................19

   COMPANY STATUS AND ALLOCABLE INTERESTS..........................................................................19
   COMPANY INCOME, GAINS AND LOSSES................................................................................20
   COMPANY DEDUCTIONS..............................................................................................20
   LIQUIDATION AND TERMINATION OF THE COMPANY......................................................................21
   REDEMPTION OR SALE OF INTERESTS.................................................................................21
   ALTERNATIVE MINIMUM TAX.........................................................................................21
   CONSIDERATIONS FOR TAX-EXEMPT INVESTORS.........................................................................21
   STATE AND LOCAL INCOME TAXES....................................................................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS; PLAN OF OPERATIONS..........22

   THE MANAGER - YEAR ENDED DECEMBER 31, 1999......................................................................22
   RESULTS OF OPERATIONS...........................................................................................22
   LIQUIDITY AND CAPITAL RESOURCES.................................................................................23
   WORKING INTERESTS HELD FOR SALE AND CAPITAL EXPENDITURES........................................................23
   ENVIRONMENTAL PROTECTION AND REMEDIATION COSTS..................................................................24
   THE MANAGER - NINE MONTHS ENDED SEPTEMBER 30, 2000..............................................................24
   RESULTS OF OPERATIONS...........................................................................................24
   WORKING INTERESTS HELD FOR RESALE...............................................................................24
   PROGRAM A - YEAR ENDED DECEMBER 31, 1999........................................................................25
   PLAN OF OPERATIONS FOR THE YEAR 2000............................................................................25
   PROGRAM A - NINE MONTHS ENDED SEPTEMBER 30, 2000................................................................25
   FORWARD-LOOKING STATEMENTS......................................................................................26

RISK FACTORS.......................................................................................................26

   PARTICULAR RISKS OF THIS OFFERING...............................................................................26
   RISKS RELATED TO GAS INVESTMENTS................................................................................33
   TAX-RELATED RISKS...............................................................................................35

INVESTOR INTERESTHOLDER LIMITED LIABILITY AND POTENTIAL LIABILITIES OF PARTICIPATING INVESTOR INTERESTHOLDERS......37

   SUMMARY.........................................................................................................37
   LIMITED LIABILITY...............................................................................................38


   POTENTIAL PERSONAL LIABILITY FOR SPECIAL OBLIGATIONS............................................................39
   INVESTOR PROTECTION.............................................................................................39

TERMS OF THE OFFERING..............................................................................................40

   GENERAL.........................................................................................................40
   SUBSCRIPTION PERIOD.............................................................................................40
   SUITABILITY STANDARDS...........................................................................................41
   SUBSCRIPTION PROCEDURES AND PAYMENTS............................................................................44
   NO ADDITIONAL ASSESSMENTS.......................................................................................45
   TRANSFERS OF INTERESTS..........................................................................................46
   INTEREST REPURCHASE PROGRAM.....................................................................................46

PLAN OF DISTRIBUTION...............................................................................................48

   SELLING ARRANGEMENTS; COMMISSIONS; DUE DILIGENCE FEES...........................................................48
   INDEMNIFICATION.................................................................................................49
   SALES MATERIAL..................................................................................................49
   THE MANAGER'S INTERESTS.........................................................................................49

PROPOSED ACTIVITIES AND POLICIES...................................................................................50

   SUMMARY.........................................................................................................50
   ACQUISITION OF PROJECTS.........................................................................................51
   OPERATING POLICIES..............................................................................................53
   TURNKEY AGREEMENT...............................................................................................56
   PROTOTYPE OPERATING AGREEMENT...................................................................................57
   INSURANCE.......................................................................................................59
   UNCOMMITTED CAPITAL FUNDS OF OTHER ENTITIES.....................................................................59
   OWNERSHIP AND MANAGEMENT OF PROJECTS............................................................................60
   SALE OF PRODUCTION..............................................................................................61
   REINVESTMENT OF REVENUES AND PROCEEDS...........................................................................61
   CASH DISTRIBUTIONS..............................................................................................61
   LIQUIDATION POLICY..............................................................................................62

FINANCING..........................................................................................................63

APPLICATION OF PROCEEDS............................................................................................65

   PARTICIPATION IN COSTS AND REVENUES.............................................................................66
   TABULAR SUMMARY OF ALLOCATIONS..................................................................................66
   DESCRIPTION OF COMPANY ALLOCATIONS..............................................................................68
   ALLOCATIONS AMONG INVESTOR INTERESTHOLDERS......................................................................71

COMPENSATION AND REIMBURSEMENT.....................................................................................71

   INTEREST IN PROJECTS............................................................................................73
   ORGANIZATION AND OFFERING COSTS.................................................................................74
   ADMINISTRATIVE COST ALLOWANCE...................................................................................74
   ASSET DISPOSITION FEE...........................................................................................75
   DIRECT COSTS AND COSTS OF OPERATION.............................................................................75
   POSSIBLE TURNKEY PROFIT.........................................................................................75
   MANAGEMENT FEE..................................................................................................75
   OTHER BENEFITS..................................................................................................75

CONFLICTS OF INTEREST..............................................................................................76

   ACTIVITIES OF THE MANAGER AND ITS AFFILIATES....................................................................76
   MANAGEMENT OF OTHER ENTITIES....................................................................................77
   PROPERTY ACQUISITIONS AND DISPOSITIONS..........................................................................78



MANAGEMENT.........................................................................................................80

   WOLVERINE ENERGY, L.L.C. .......................................................................................80
   THE PRIOR MANAGER...............................................................................................81
   AFFILIATED COMPANIES............................................................................................81
   EXECUTIVE OFFICERS AND DIRECTORS OF THE MANAGER.................................................................81
   EXECUTIVE COMPENSATION..........................................................................................82
   FIDUCIARY OBLIGATIONS AND INDEMNIFICATION OF MANAGER............................................................83

PRIOR ACTIVITIES...................................................................................................84

   SUMMARY DESCRIPTION OF PRIOR ACTIVITIES SCHEDULES...............................................................86
   IDENTIFICATION AND INITIAL CAPITALIZATION OF PRIOR PROGRAMS.....................................................87
   SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS..................................................87
   ADMINISTRATIVE COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS........................................87
   DIRECT COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS................................................88
   SPONSOR OPERATING RESULTS IN PRIOR PROGRAMS AND INVESTOR OPERATING RESULTS IN PRIOR PROGRAMS....................88
   POLICIES OF MANAGER AND PRIOR MANAGER REGARDING CASH DISTRIBUTIONS..............................................91

IDENTIFICATION AND INITIAL CAPITALIZATION OF PRIOR PROGRAMS........................................................92


TAX ASPECTS.......................................................................................................126


NO RULING FROM THE SERVICE REGARDING EITHER THE TAX ASPECTS OR THE STATUS OF THE COMPANY AS A PARTNERSHIP
FOR TAX PURPOSES HAS BEEN OR WILL BE REQUESTED....................................................................127

   LIMITATIONS....................................................................................................128
   CLASSIFICATION AS A PARTNERSHIP................................................................................128
   COMPANY TAXATION...............................................................................................130
   LEASEHOLD ACQUISITION COSTS....................................................................................131
   DEDUCTION OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS.........................................................131
   DEPLETION......................................................................................................134
   DEPRECIATION...................................................................................................136
   FARMOUT AGREEMENT..............................................................................................136
   ALLOCATIONS....................................................................................................137
   ORGANIZATION, START-UP AND SYNDICATION EXPENSES................................................................140
   DISTRIBUTIONS..................................................................................................141
   TRADE OR BUSINESS REQUIREMENTS.................................................................................141
   ALTERNATIVE MINIMUM TAX........................................................................................142
   TERMINATION OF THE COMPANY.....................................................................................145
   ACTIVITIES ENGAGED IN FOR PROFIT...............................................................................145
   MATERIAL DISTORTION OF INCOME..................................................................................146
   COMPANY BORROWINGS.............................................................................................146
   REGISTRATION OF TAX SHELTERS...................................................................................147
   AUDITS, INTEREST AND PENALTIES.................................................................................147
   SALES OF COMPANY PROPERTY......................................................................................149
   REDEMPTION OR SALE OF INTERESTS................................................................................149
   COMPANY ELECTIONS..............................................................................................150
   BASIS AND AT RISK RULES: LIMITATION ON DEDUCTION OF LOSSES.....................................................150
   PASSIVE ACTIVITIES.............................................................................................152
   AUTOMATIC CONVERSION OF INTERESTS..............................................................................156
   FOREIGN INVESTOR INTERESTHOLDERS...............................................................................157
   POSSIBLE CHANGES IN TAX LAWS...................................................................................158
   STATE AND LOCAL TAXES, INCLUDING MICHIGAN......................................................................158
   NEED FOR INDEPENDENT ADVICE....................................................................................158
   CONCLUSION.....................................................................................................159


INVESTMENT BY PENSION AND OTHER RETIREMENT PLANS..................................................................159


COMPETITION, MARKETS AND REGULATION...............................................................................162

   SUMMARY........................................................................................................162
   COMPETITION AND MARKETS........................................................................................163
   REGULATION.....................................................................................................163

SUMMARY OF COMPANY OPERATING AGREEMENT............................................................................165

   ACCOUNTING.....................................................................................................165
   GOVERNING LAW..................................................................................................166
   CONTROL OF COMPANY OPERATIONS..................................................................................166
   INDEMNIFICATION................................................................................................166
   TEMPORARY INVESTMENTS..........................................................................................166
   AMENDMENTS AND VOTING RIGHTS...................................................................................167
   AUTOMATIC CONVERSION OF PARTICIPATING INVESTOR INTERESTHOLDER..................................................167
   REMOVAL OF THE MANAGER.........................................................................................168
   DISSOLUTION OF COMPANY.........................................................................................168
   TRANSFERABILITY OF INTERESTS...................................................................................168

LEGAL OPINIONS....................................................................................................168


REPORTS AND ACCOUNTING............................................................................................169


ADDITIONAL INFORMATION............................................................................................169

   GENERAL........................................................................................................169
   REGISTRATION STATEMENT.........................................................................................170
   LITIGATION.....................................................................................................170

AVAILABILITY OF DOCUMENTS.........................................................................................170


GLOSSARY OF TERMS.................................................................................................171


FINANCIAL REPORTS.................................................................................................F-1


FORM OF COMPANY OPERATING AGREEMENT.............................................................................COA-1

                               SUMMARY OF PROGRAM


     THIS SUMMARY OF PROGRAM IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING THROUGHOUT THIS PROSPECTUS AND THE APPLICABLE SUPPLEMENT. FOR AN EXPLANATION OF CERTAIN TERMS USED IN THIS PROSPECTUS, PLEASE REFER TO THE GLOSSARY OF TERMS HEREIN. FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN INTERESTS, REFER TO "RISK FACTORS" IN THIS PROSPECTUS AND IN THE APPLICABLE SUPPLEMENT. WHENEVER THE CONTEXT HEREIN SO REQUIRES, THE MASCULINE SHALL INCLUDE THE FEMININE AND NEUTER, AND THE SINGULAR SHALL INCLUDE THE PLURAL, AND CONVERSELY.

THE COMPANY

     This Prospectus and each Supplement thereto relates to the offering to persons who are qualified investors pursuant to federal and state securities laws and the net worth and investment sophistication requirements of the Manager described herein under "Terms of the Offering - Suitability Standards" of up to 15,000 ($15,000,000) membership interests ("Interests") in a series of up to ten
(10) limited liability companies (the "Companies") to be formed by Wolverine Energy, L.L.C. (the "Manager"). The Companies will each be activated following the completion of the offering of Interests of such Company and will thereafter acquire assets solely from the net proceeds of such offering and commence operations. This Prospectus relates solely to the Company identified on the cover page of the Prospectus Supplement attached hereto. Investor Interestholders will not be liable for the debts or obligations of the Company in excess of the amount of capital he/she has contributed to the Company in the form of the purchase price for his/her Interests, OTHER THAN, AT SUCH INVESTOR INTERESTHOLDER'S ELECTION, IN CERTAIN LIMITED CIRCUMSTANCES, WITH RESPECT TO SPECIAL OBLIGATIONS WHILE SUCH PERSON IS A PARTICIPATING INVESTOR INTERESTHOLDER. See "Risk Factors - Participating Investor Interestholders" and "Investor Interestholder Limited Liability and Potential Liabilities of Participating Investor Interestholders."

     The offering period for Interests in the Company will commence on the date of the Supplement to this Prospectus prepared with respect to the Company and attached to this Prospectus and will terminate at any time after subscriptions for $1,000,000 of Interests have been received and accepted, on the date specified in the Supplement, but in no event later than December 31, 2002.


RISK FACTORS

     An investment in Interests is subject to certain risks, some of which may be beyond the ability of the Manager to affect or control. Prospective Investor Interestholders should consider various possible risks of their investment in Interests, including, without limitation, the following:

-- SPECULATIVE NATURE OF GAS INVESTMENTS - there can be no assurance that the wells in which the Company acquires a working interest will produce natural gas in quantities which are sufficient to make such well commercially viable; the risks which could affect the commercial success of a well include, without limitation, the failure to find gas reserves which are sufficient to warrant development, i.e., that a well will be a dry hole, prohibitively high costs of discovery, development or production of such gas, depressed market prices for natural gas, unpredictable public demand for natural gas, interruptions in or the unavailability of suitable means to transport gas to end users and the inability to foresee or forestall certain events, such as well blowouts or cave-ins, which could interrupt or terminate production from a well

-- COMPETITION - the competition for attractive development projects and for lucrative gas supply contracts is fierce and attracts competitors with far greater resources and market power than the Manager or the Operators

-- OPERATING AND ENVIRONMENTAL HAZARDS - the operations of the Company will be subject to risks of loss from operating incidents and environmental protection measures which may curtail or prohibit the Company's planned activities and result in substantial economic loss

-- LIMITED DIVERSIFICATION - the Company may be formed after the sale of as few as $1,000,000 of Interests, which could result in a limited degree of investment diversification in the Company's assets

-- UNSPECIFIED PROJECTS; DEPENDANCE UPON MANAGEMENT - the Interestholders will be totally dependent upon the Manager to acquire working interests in appropriate projects and properly supervise their development and operation and the administration of the Company

-- LACK OF LIQUIDITY - there will be substantial limitations imposed by the federal and applicable state securities laws on the resale of Interests and, in all likelihood, no public market for such resale will develop

--   LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF MANAGER AND AFFILIATES
     - the Company Operating Agreement contains provisions which limit or eliminate certain fiduciary obligations of the Manager and which may waive rights of Investor Interestholders regarding conflicts of interest and reduce the Manager's fiduciary duties, substantially restrict the Investor Interestholders' right to resell or dispose of Interests and limit the rights of Investor Interestholders to vote on issues affecting the business of the Company

-- CONFLICTS OF INTERESTS - the Manager and its affiliates will be subject to substantial conflicts of interest between their interests in and obligations to the Company and its other activities

-- UNCOMMITTED CAPITAL FUNDS OF OTHER ENTITIES - the Manager and its affiliates may also participate in other natural gas investment entities with respect to which it has managerial and/or fiduciary responsibilities; in certain circumstances, the Company will be required to compete with such other entities for (i) the managerial time and resources of the Manager, and (ii) appropriate investment opportunities

-- POTENTIAL UNLIMITED LIABILITY - subscribers for Interests who do elect to become Participating Investor Interestholders will be subject to unlimited liability for the obligations of the Company until they become Non-Participating Investor Interestholders at which time they will be liable only for obligations which arose prior to their becoming Non-Participating Investors

-- UNCERTAINTY OF GOVERNING LAW - the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped; the Manager may not be required to observe the same fiduciary obligations to the Company and its Interestholders as would a director of a corporation to its shareholders or a general partner of a limited partnership to its limited partners

-- PASSIVE INVESTOR IN PROJECTS - the Manager will work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, and the Manager or its affiliate may be an operator or co-operator of certain projects in which the Company acquires a working interest. However, in cases where neither the Manager nor its affiliates is a co-operator of a project in which the Company invests, such project will be operated by Operators which control the conduct and management of all development, drilling and operating activities of each well in the project

-- PRIOR PERFORMANCE NO GUARANTEE - the previous success of the Manager and its affiliates in sponsoring and managing natural gas projects is not a guarantee, and may not be indicative, of the success of the Company

-- POSSIBLE JOINT LIABILITY - as owners of working interests in gas wells, the Company and the Investor Interestholders may become subject to additional liabilities attributable to the working interests of their joint working interest owners

-- BORROWINGS - Participating Investor Interestholders may be personally liable for the repayment of any monies borrowed by the Company which it is unable to repay from its assets and cash flow

-- REMOVAL OF MANAGER; DISSOLUTION AND TERMINATION OF COMPANY - the removal of the Manager as managing Interestholder in the Company or the involuntary dissolution and termination of the Company is possible only with the agreement of the holders of a majority of the Interests; such removal, however, will subject the Company and the Interestholders to additional risks related to the subsequent income tax effects on the Company and the need to secure substitute management, among others

-- GOVERNMENT REGULATION - various governmental bodies regulate the natural gas development and production industry and their actions could result in the imposition of higher costs on the Company to pursue its investment program or prohibit it from developing a prospect to which it has committed resources

-- TAX-RELATED RISKS - the federal income tax treatment of an investment in Interests is subject to uncertainty in some respects, particularly the deductibility of intangible drilling and development expenses by Interestholders (Participating and Non-Participating), the substantial economic effect of the allocations of tax items in the Company Operating Agreement, the treatment of unrelated business taxable income to tax-exempt Investor Interestholders, the possibility of audit and disallowance of certain tax reporting positions taken by the Company and the possibility of an audit of the Company and the resulting adjustments in the Investor Interestholders' personal income tax returns, including for items not related to the Company

-- UNCERTAINTY OF FEDERAL INCOME TAX TREATMENT - the Manager has not obtained a ruling of the Internal Revenue Service with respect to the federal income tax treatment of an investment in Interests. Further, Special Tax Counsel has not opined upon certain material tax issues which require a factual determination regarding an investment in Interests

-- TAXABLE INCOME WITHOUT CASH - circumstances may result in Investor Interestholders being allocated taxable income from the Company which results in an income tax liability which exceeds, perhaps substantially, the cash distributions to them from the Company for the same period

-- LIMITATIONS ON DEDUCTIBILITY - subscribers for Interests who elect not to become Participating Investor Interestholders will not be permitted to deduct certain intangible drilling and development costs incurred and paid by the Company against their personal taxable income, but may be permitted to offset such costs against other passive income that they report in the same of subsequent tax years

-- TAX LAW CHANGES - Congress frequently examines substantial revisions to the Internal Revenue Code of 1986 and, not infrequently, amends the Code in ways which could adversely affect certain Investor Interestholders, sometimes retroactively.

See "Risk Factors" at page 27 herein for a more complete discussion of these and other risk factors and their effect on the Company and/or Investor Interestholders.

PROPOSED ACTIVITIES

         The Company will acquire working interests in natural gas development projects selected by the Manager. In selecting projects for the Company, the Manager considers such criteria as estimated undeveloped reserves, estimated future cash flow from the sale of production, current and estimated future prices of gas and the availability of a market for the gas that will be produced. The Manager also considers the likely costs and risks inherent in drilling wells in the projects as evidenced by lease acquisition cost, the historical experience of wells on adjacent parcels, access to facilities and pipeline and the availability and cost of the equipment, labor and services that must be paid for to drill (or re-enter), complete and install production, collection and distribution facilities, and connect the wells to a gathering plant. The Manager also evaluates the record and reputations of the contractors who will be hired to conduct drilling (or re-entry) and completion of the wells and perform installation of production, collection and distributing facilities.

         The Manager will strive to select projects that will generate sufficient profit to return investment and provide profit distributions over a period of 10 to 20 years. The Manager will select projects that are expected to:
(i) provide a predictable and sustainable revenue stream to the Company from sales of gas produced during the Company's expected life; and (ii) have a substantial and ascertainable value based on the wells' remaining expected productive lives when the Company seeks to liquidate its assets pursuant to its investment policy. Through its ownership of a portion of the working interests in individual wells, the Company will participate in the development, drilling, re-entry and completion of the wells, and the purchase and installation of necessary well equipment.

     The Company will invest its capital in such projects for the purpose of acquiring title to working interests therein, providing capital to conduct drilling and completion activities thereon and participate in the installation of production, collection and distribution facilities with respect to such wells in order to generate net revenues from sales of gas for regular cash distributions to Investor Interestholders. The Company may participate, through the retention of otherwise distributable proceeds from the sale of gas or borrowings, in (i) the performance of remedial work intended to improve well operations, (ii) the utilization of enhanced or secondary recovery methods, and
(iii) the conduct of limited additional development drilling and completion operations, with respect to any projects. If, in the sole opinion of the Manager, circumstances warrant and the interests of the Company would be favorably affected thereby, the Company may participate in the acquisition of gas gathering systems, plants and other facilities downstream from the wellhead which provide distribution of gas from wells in which the Company has acquired a working interest.

         The Manager has not specifically identified projects in which any Company will acquire a working interest. The Manager is, however, continually investigating and evaluating projects in which it may be suitable for the Company to acquire a working interest. The Manager will be solely responsible for the selection and acquisition of the working interests acquired by the Company and for the supervision of the Operators of such working interests during all phases of drilling (or re-entry), completion and installation of production, collection and distribution facilities thereon, the operation of the wells, drilling of development wells, if any, completion, re-working, re-completion, deepening or sidetracking of existing wells and installation of any enhanced or secondary recovery methods (if applicable), and decision-making with respect to future alterations in the operation or completion of the wells. The Manager will also be solely responsible for the supervision of the sale of Interests and the administration and management of the Company.

         The Company will acquire working interests in projects through the Manager, which will have acquired such working interests from various sources in contemplation of conveying such working interests to the Company. The Company will pay a fixed price (the "Turnkey Cost") to the Manager to (i) pre-pay its share of the intangible costs of development, drilling and completion of that number of net wells on such property which the Company acquires, (ii) pre-pay its share of the post-Completion costs of such wells for items identified in the applicable AFE, and (iii) guarantee that the Company will not be responsible for any cost overruns with respect to such activities. The Turnkey Cost with respect to each working interest in a project acquired by the Company will be fixed prior to such acquisition. The Manager estimates that the Turnkey Cost of each project in which the Company acquires a working interest will be based upon the Manager's actual cost to acquire such working interest from a non-affiliated party, if any, and the anticipated cost to develop such project as estimated by the Operator, and will reflect market prices for turnkey development, drilling, completion and Facilities installation commitments prevailing in the market among non-affiliated parties. See, however, "Conflicts of Interest - Property Acquisitions and Dispositions."

         The Company may seek to acquire working interests in projects located primarily in the same general location or in multiple locations and will seek to develop and own natural gas reserves in the same type of geological formation. The Company will seek to mitigate any concentration of investment in a particular location which may result through diversification of the Company's investments among several projects. The ability of the Manager to diversify the Company's investments will be, to a substantial degree, a function of the amount of capital available to the Company and the Company will be able to commence operations with $1,000,000 of subscriptions.

         The Manager will generally seek to acquire working interests in projects for the Company with the intent of recovering its investment over the long term through the sale of gas (subject to the Company' intention to liquidate its assets, distribute the proceeds to Investor Interestholders and dissolve within 10 years), but may sell such working interests sooner if circumstances, including the price at which such working interests can be sold and the Manager's opinion regarding future gas prices, warrant. Further, the Manager intends to cause the Company to acquire a portfolio of projects that balances high current production rates with likely long-term production rate stability.

ELECTION TO BECOME PARTICIPATING INVESTOR INTERESTHOLDER; AUTOMATIC CONVERSION TO NON-PARTICIPATING INVESTOR INTERESTHOLDER STATUS

         Investor Interestholders may elect to become Participating Investor Interestholders by agreeing to assume joint and several liability for the Company's Special Obligations. Special Obligations consist generally of the Company's obligations and liabilities of whatever type or description arising solely out of or in connection with its ownership of working interests in each of the wells in which it owns a working interest, including but not limited to the obligation to pay drilling and completion costs and the cost of Facilities, tort liabilities for personal injury or environmental damage and repayment obligations with respect to any indebtedness of the Company, including indebtedness that is validly incurred by the Company, though it may exceed the amounts or percentages described in the Prospectus with respect to the Company's policies regarding maximum levels of indebtedness to be incurred. THE LIABILITY OF PARTICIPATING INVESTOR INTERESTHOLDERS FOR SPECIAL OBLIGATIONS OF THE COMPANY WILL EQUAL THE AMOUNT BY WHICH SUCH SPECIAL OBLIGATIONS EXCEED THE SUM OF (i) THE PROCEEDS FROM INSURANCE PAYABLE TO THE COMPANY ON ACCOUNT OF SUCH SPECIAL OBLIGATIONS, PLUS (ii) THE VALUE OF THE ASSETS OF THE COMPANY AVAILABLE TO PAY SUCH LIABILITIES, AND WILL NOT BE LIMITED TO THE AMOUNT OF SUCH PARTICIPATING INVESTOR INTERESTHOLDERS' INVESTMENT IN THE COMPANY. Only Participating Investor Interestholders will be entitled to the working interest exception to the passive activity rules under the Code with respect to the wells for which they have assumed personal liability for Special Obligations. Participating Investor Interestholders will be automatically converted to Non-participating Investor Interestholders upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date of the last well to be Completed in which the Company holds a working interest. Such Non-participating Investor Shareholders will generally not be liable for Special Obligations with respect to such wells which arise after such conversion, but will remain liable for Special Obligations incurred by the Company with respect to such wells arose while they were Participating Investor Interestholders, i.e., prior to such conversion. The Manager will provide written notice to each Investor Interestholder of the Facilities Completion Date. See "Risk Factors," "Liability of Participating Investor Interestholders" and "Proposed Activities and Policies - Operating Agreements - Insurance," "Tax Aspects - Passive Activities - Conversion of Interests" and "Summary of Company Operating Agreement."

TERMS OF THE OFFERING

         The Company will be activated and commence investment when subscriptions for at least the Minimum Amount of Interests for the Company is received and accepted. All subscribers for Interests will be accepted or rejected by the Manager within 15 days of receipt of their subscriptions. Until the Minimum Amount of subscriptions is received with respect to any Company, all subscription funds will be held in an interest-bearing escrow account. Subscriptions to the Company thereafter received will be held in escrow until the subscriber has been accepted by the Manager and admitted to the Company.

All subscription funds will be credited with interest actually earned while (i) on deposit in the escrow account, and (ii) held by the Manager in temporary investments pending the final closing of the offering of Interests of the Company (the "Final Closing"). All persons admitted to the Company will receive, within 60 days following the Final Closing, interest earned on their subscription funds during the temporary investment period. If a subscriber has not been admitted to the Company within 15 days of receipt of his/her subscription, his/her subscription shall be deemed rejected and returned to him. All subscribers whose subscriptions are rejected or deemed rejected shall receive the return of their subscription payment, with all interest actually earned thereon, promptly. The offering of Interests will conclude not later than December 31, 2002.

         The minimum subscription for Interests is $5,000, except that for an Individual Retirement Account (IRA) or Keogh Plan investor, the minimum subscription is $2,500. The Manager may waive the minimum subscription amount on a case-by-case basis, in its sole discretion. The offering period for the Company may close at any time after subscriptions for the Minimum Amount of Interests has been received. The Manager or its affiliates may purchase up to 5% of the Minimum Amount of Interests for any Company in order for the Company to obtain subscriptions for the Minimum Amount. All Interests acquired by the Manager or its affiliates (other than the Manager's Interests) will be purchased for investment purposes only and may not be resold or otherwise redistributed unless such Interests are registered for sale in a public offering or exempt from such registration under the Securities Act and the securities regulatory statutes and regulations applicable to such resale. The Company's offering period will close prior to the acquisition of working interests in specific gas projects by the Company. After the Company's offering period closes the offering of Interests in the next Company in the Program will commence.

         INTEREST REPURCHASE PROGRAM. Investor Interestholders (whether Participating Interestholders or non-Participating Interestholders) may tender Interests to the Manager for repurchase on the terms described herein on each of five anniversaries of the date of the first cash distribution by the Company, commencing with the fifth such anniversary. Repurchase of Interests by the Manager is subject to certain conditions, including the receipt by the Manager of certain opinions of counsel and the determination of the Manager, in its sole discretion, that it has the financial ability to make such repurchase at the time. Subject to such conditions, the Manager will offer annually to repurchase for cash a maximum of 10% of the Interests originally subscribed to in the Company. Subject to such conditions, the Manager is obligated to purchase all Interests presented to it by Investor Interestholders, up to the 10% ceiling referred to above. The repurchase price will be based upon a minimum of 36 times the PRO RATA monthly cash distributions of the Company during the 12 months preceding receipt of the request for repurchase or some greater amount which is solely in the discretion of the Manager. Such repurchase price may not approximate the fair market value of the Interests. See, for a description of the terms of such repurchase program and, particularly, a description of the conditions to the obligation of the Manager to make such repurchases, "Terms of the Offering - Repurchase Program" and "Tax Aspects - Classification of the Company" and "- Sale or Redemption of Interests."

PLAN OF DISTRIBUTION

         The Interests will be offered by Soliciting Dealers with which the Manager contracts on behalf of the Company. Sales commissions and due diligence fees will be paid to the Soliciting Dealers after the Minimum Amount of subscriptions for the Company ($1,000,000) is received. Each Soliciting Dealer will receive aggregate sales commissions of up to 9.5% and may receive a due diligence expense reimbursement of up to 0.5% of the sales price of Interests sold by it at the time subscriptions for such Interests are received and accepted. No sales commissions or due diligence fees will be charged with respect to purchases of Interests by the Manager or any of its affiliates.

SUITABILITY REQUIREMENTS

         Investment in the Company involves financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and can afford to lose all or substantially all of their investment. The following suitability requirements represent the minimum suitability requirements for investors in the Company, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in the Company is a suitable investment for that investor.

         Each subscriber for Interests must represent that he/she has (a) individual or joint net worth with his/her spouse of $225,000 or more (exclusive of home, home furnishings and automobiles), or (b) individual or joint net worth with his/her spouse of $60,000 or more (exclusive of home, home furnishings and automobiles) and had during his/her last tax year, or estimates that he/she will have during the current tax year, individual or joint "taxable income," as such term is defined in Section 63 of the Code, of $60,000 or more, without regard to his/her investment in Interests. Additional representations and warranties required of Investor Interestholders are set forth in the Company Operating Agreement. Investors who are residents of certain states are subject to higher suitability requirements. See "Terms of the Offering - Suitability Standards." Investors may include IRAs, Keogh Plans, Qualified Plans and other tax-exempt entities. These investors should, however, carefully review with their tax advisors the discussion under "Investment by Pension and Other Retirement Plans" for specific considerations applicable to their investment in Interests. See "Terms of Offering - Suitability."

CASH DISTRIBUTIONS

         The Company will distribute to Investor Interestholders such cash funds as the Manager deems unnecessary to retain in the Company to pay Company costs and expenses and/or to service Company debt, if any. Distributions to Investor Interestholders are anticipated to begin at the end of the first calendar quarter following the completion of drilling, completion and installation of production, collection and distribution equipment on the wells and the commencement of commercially viable gas production therefrom, a process that is anticipated to take approximately 6-12 months. Distributions will be made monthly for the first six (6) months and quarterly thereafter. If the Company elects to re-work wells, install enhanced recovery equipment or engage in development drilling, distributions may be suspended and not begin again until such activities have been completed and the development well(s), if any, have been connected to a gathering network and production has begun, a process that is anticipated to take approximately 6-12 months from commencement of drilling. The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest plus, (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest to the extent necessary to cause the Investor Interestholders to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investors, including the Manager with respect to the Manager's Investment Interest, have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions (i.e., Payout). Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have reached Payout until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

FINANCING

         The Company will not borrow money to acquire working interests in projects or pay its share of the anticipated costs of drilling, completion and installation of production, collection and distribution equipment on the wells. Nevertheless, the Manager reserves the right to cause the Company to borrow up to 15% of the total subscriptions of their respective Investor Interestholders for use in re-working wells, installing enhanced recovery equipment or engaging in development drilling. The Manager expects that the Company will borrow less than these limits. All borrowing entails certain risks. See "Financing" and "Risk Factors -- Risks of Financing."

APPLICATION OF PROCEEDS

         The Company will have approximately 90% of total investor subscriptions available to acquire working interests in projects, pay its share of the costs of drilling, completion installation of production, collection and distribution equipment on the wells and fund working capital reserves, if required, as described below. For further information, see "Application of Proceeds."



                                                                                        Percentage          Percentage
                                                   Minimum           Per $5,000         of investor            of all
                                                    Amount          subscription       subscriptions       subscriptions
                                                 ------------       ------------       -------------       -------------

Gross investor subscriptions                     $  1,000,000       $      5,000               100.0%              95.24%
Manager's Contribution                                 50,000                250                 5.0%               4.76%
                                                 ------------       ------------        ------------        ------------
  Total contributions                            $  1,050,000       $      5,250               105.0%             100.00%

  Less: Broker commissions(1)                         (95,000)              (475)               (9.5%)              9.04%
  Due diligence fees(2)                                (5,000)               (25)                (.5%)              0.47%
  Organization and offering
  costs allowance(3)                                  (25,000)              (125)               (2.5%)
                                                 ------------       ------------        ------------        ------------
    Net investor
    subscriptions                                     925,000              4,625                92.5%              88.10%
    Less: Management fee(4)                           (25,000)              (125)               (2.5%)              2.39%
                                                 ------------       ------------        ------------        ------------
    Investor subscriptions                                                 4,500                90.0%              85.71%
    Available for investment                          900,000
Total capital available to pay
Turnkey Cost                                     $    900,000       $      4,500                90.0%              85.71%
                                                 ============       ============        ============        ============

----------


(1) Securities sales commissions of up to 9.5% of the purchase price of the Interests will be paid to broker/dealers which are members of the National Association of Securities Dealers, Inc. (NASD), with respect to Interests which are placed by them at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Sales commissions may be waived for sales of Interests to certain persons.

(2) The Company may pay a due diligence expense reimbursement of up to 0.5% of the gross proceeds of Investor Interestholder subscriptions to participating broker/dealers which sell Interests. Due diligence fees may be waived for Sales of Interests to certain persons.

(3) The costs of organizing the Company and conducting the offering of Interests will be paid by the Manager, except that Soliciting Dealer Commissions and due diligence fees will be paid by the Company. The Company will pay the Manager an allowance equal to 2.5% of Investor
     Interestholders' capital contributions in exchange for the Manager's agreement to pay such costs; any amounts which exceed such allowance will be paid by the Manager and the Company will not be liable therefor. The organization and offering costs allowance will not be payable on the Manager's capital contributions.

(4) The Company will pay the Manager a one-time Management Fee equal to 2.5% of aggregate Interestholders' capital contributions, payable in the year of subscription, for its services in managing the Company in such year. The Management Fee will not be payable on the Manager's capital contribution.

PARTICIPATION IN COSTS AND REVENUES

         Sales commissions, organization and offering costs, the Management Fee, revenues from temporary investments, INTANGIBLE development, drilling, completion, production and transportation Facilities and other costs and proceeds from the sale of properties to the extent they do not exceed the book value of the properties sold, will generally be allocated 100% to the Investor Interestholders and 0% to the Manager.

         Undeveloped leasehold costs, development costs and costs associated with the acquisition of Company properties, including the Acquisition Fee, will be allocated 100% to the Investors (including 4.76% to the Manager with respect to the Manager's Investment Interest) and 0% to the Manager with respect to the Manager's Promoted Interest.

         TANGIBLE development, drilling, completion, production and transportation Facilities and other costs will be allocated in the proportion required to result in the total of all development, drilling, completion, production and transportation Facilities and other costs being allocated 94.76% to the Investors, including the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest. The Manager will be allocated revenue in respect of the sale of tangible equipment with respect to the Manager's Promoted Interest to the extent that the cost thereof was allocated to it.

         Revenues from the sales of production, less the administrative cost allowance, direct costs, operating costs, and all other costs and expenses, and the net proceeds to the Company from the sale of its assets (after payment of the asset disposition fee, noted below) will generally be distributed 94.76% to the Investors (including the Manager with respect to its Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interests, until the Investors (including the Manager with respect to its Investment Interest) have received aggregate distributions equal to Payout (see "Glossary of Terms"). Thereafter, such amounts will be distributed 69.76% to the Investors (including the Manager with respect to its Investment Interest) and 30.24% to the Manager with respect to the Promoted Manager's Interest (in addition to any revenues allocated to the Manager or its affiliates as Investor Interestholders with respect to Interests owned by them). The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors, including the Manager with respect to the Manager's Investment Interest, have not received distributions of Net Cash Flow from Operations or, if necessary, from net proceeds from the sale of Company property which, in the aggregate, are equal to 100% of their aggregate capital contributions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after, and for so long as, the Investors have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

         The gain from the sale of Company property will be allocated as follows: first, PRO RATA to the extent of any negative balance in the Manager's or Investor Interestholders' Capital Accounts; second, 5.24% to the Manager with respect to its Promoted Interest and 94.76% to the Investor Interestholders (including the Manager with respect to the Manager's Investment Interest) until each such Investor Interestholder's Capital Account equals his unreturned Capital Contributions; third, to the Manager to the extent of any deferred Net Cash Flow not distributed to the Manager, to the extent such deferred amounts have not been recovered; fourth, to the Manager with respect to its Promoted Interest, an amount equal to the difference between (A) the quotient determined by dividing the excess of (x) the Capital Accounts of the Interestholders (including the Manager's Capital Account computed only with respect to its Investment Interest) over (y) the Net Capital Contributions (such difference between (x) and (y) being the "Computed Capital Account") by .6976 and (B) the Computed Capital Account; and then, 30.24% to the Manager with respect to its Promoted Interest and 69.76%, PRO RATA, to the Investor Interestholders (including the Manager with respect to the Manager's Investment Interest). See "Glossary of Terms." Losses incurred by the Company in connection with such sales will generally be allocated among the Investor Interestholders and to the Manager in proportion to their respective Capital Account balances until each such Capital Account balance equals zero and, thereafter, 69.76% to the Investor Interestholders (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to the Manager's Promoted Interest. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

         The following table summarizes the allocation of costs and revenues of the Company between the Manager and the Investor Interestholders.


                                                Manager's               Manager's             Investor
                                                Promoted                Investment            Interest-
                 Description                    Interest                 Interest              holders           Investors(1)
                 -----------                    --------                ----------            ---------          ------------

COSTS
  *    Selling expenses(2)                        0.00%                   0.00%                 100.00%                N/A

  *    Organization and offering costs
       allowance(3)                               0.00%                   0.00%                 100.00%                N/A

  *    Management fee(3)                          0.00%                   0.00%                 100.00%                N/A

  *    Acquisition costs and expenses
       (4)(7)(8)                                  0.00%                   0.00%                 100.00%                N/A

  *    Intangible drilling and development
       costs(5)(6)                                0.00%                   0.00%                 100.00%                N/A

  *    Tangible drilling and development
       costs(5)(12)                                    (13)                    (13)                    (13)                (13)

  *    Administrative cost allowance(3)           5.24%                   4.76%                  90.00%              94.76%

  *    Direct costs and operating costs
       (4)(5)                                     5.24%(15)               4.76%(15)              90.00%(15)          94.76%(15)

  *    Additional development costs(5)(9)         5.24%(15)               4.76%(15)              90.00%(15)          94.76%(15)

  *    Financing costs(5)(10)                     5.24%(15)               4.76%(15)              90.00%(15)          94.76%(15)

  *    Professional and other costs(5)(11)        5.24%(15)               4.76%(15)              90.00%(15)          94.76%(15)

REVENUES

  *    Net revenues from temporary
       investments(14)                            0.00%                   0.00%                 100.00%                N/A

  *    Revenues from sales of production(5)       5.24%(15)               4.76%(15)              90.00%(15)          94.76%(15)

  *    Revenues from the sale or other
       disposition of Company properties               (15)                    (15)                    (15)                (15)


----------

(1) Including the Manager with respect to the Manager's Investment Interest; the Manager will be allocated the costs and revenues attributable to the Manager's Investment Interest in the same manner as for Investor Interestholders, except with respect to sales commissions, organization costs, the management fee, acquisition costs and expenses, intangible drilling and development costs and revenue from temporary investments.

(2)  See "Plan of Distribution."

(3)  See "Compensation and Reimbursement."

(4) See the complete definitions of "direct costs" and "operating costs" in "Glossary" and Article 2 of the Company Operating Agreement.

(5) The Interestholders' shares of costs and revenues are subject to adjustment if transferred Interests are surrendered for Company assets. Adjustments may also be required under the "qualified income offset" provision of the Company Operating Agreement. See "Tax Aspects - Allocations to Interestholders."

(6)  See "Tax Aspects - Deduction of Intangible Drilling and Development
     Costs."

(7) Includes costs arising out of or relating to the acquisition of gathering facilities, plants and other assets necessary to produce gas reserves efficiently. Company borrowings, the proceeds of which are used to pay costs and expenses arising out of or relating to the additional development of Company properties, will be repaid out of the Investor Interestholders' and the Manager's respective shares of revenues in the same proportion as the costs and expenses paid with the proceeds of such borrowings would have been charged if expended out of the Interestholders' capital contributions.

(8)  See "Tax Aspects - Leasehold Acquisition Costs."

(9) Includes leasehold acquisition costs, tangible and intangible drilling and development costs and overhead expenses incurred in connection with (a) drilling and completion and installation of collection, production and distribution Facilities on additional development wells drilled on Company properties, and (b) re-working, re-completing, deepening or sidetracking of or installation of secondary, tertiary or other enhanced recovery methods on, existing wells composing the Project. See "Proposed Activities and Policies - Operating Policies - Basic Operating Policies."

(10) Includes interest, points, financing fees and charges, professional fees and other costs of borrowings associated with Company operations.
     See "Financing."

(11) Fees and expenses of independent public accountants, outside counsel, Independent Experts and other professionals employed by the Company and associated costs and expenses.

(12) See "Tax Aspects - Depreciation."

(13) The respective allocations of these items to the Manager and the Investor Interestholders will be adjusted so that the Manager is allocated 5.24% of the total costs of drilling, completing and equipping (or plugging and abandoning) wells with respect to the Manager's Promoted Interest and the Investors are allocated 94.76% of such costs (including 4.76% to the Manager with respect to the Manager's Investment Interest). The precise allocation of tangible costs will depend upon the percentage of the Turnkey Cost expended to pay tangible versus intangible costs.

(14) Fees and expenses related to investing such funds in short-term, liquid instruments, if any, will be paid out of the interest earned prior to the allocation of the balance of such revenues among the Interestholders.

(15) Revenues from sales of production and from the sale or other disposition of Company properties will be distributed 94.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest, until the Investor Interestholders have each received a return of its Net Capital Contribution; thereafter, such revenues will be distributed 69.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 30.24% to the Manager with respect to the Manager's Promoted Interest (see " - Description of
     Company Allocations" below).

For a detailed explanation of the system for distribution of revenues and payment of expenses, see "Participation in Costs and Revenues."

     The Manager will receive (i) the amounts of revenues received and direct and operating costs charged to the Manager as an Investor in the same manner as for the Investor Interestholders with respect to the Manager's Investment Interest, plus (ii) an amount equal to 5.24% of all Company revenues and will be charged 5.24% of all Company direct and operating costs until the Investor Interestholders have each received a return of its Net Capital Contribution, and 30.24% of such amounts thereafter, all in exchange for its having contributed an amount equal to 5.0% of aggregate Interestholders' net capital contributions for its aggregate interest in the Company. Further, the Manager will generally be allocated gain from the sale of the Company property in accordance with the distribution of net proceeds from such sale. See "Glossary of Terms." Losses, excluding specially allocated items as described above, incurred by the Company in connection with such sales will generally be allocated to the Investor Interestholders and to the Manager in proportion to their respective capital contributions. If there is a loss on a sale or insufficient gain from a sale to permit the appropriate percentage of the aggregate amount of net proceeds of the sale to be allocated to the Manager, the Manager will be specially allocated additional gain from subsequent sales of Company property, if any, to make up the difference.

     The Manager will retain a 2% overriding royalty interest in each property after it assigns the balance of its working interest to the Company, provided that the overall working interest in such property exceeds 75% of the net revenue interest. This overriding royalty interest will entitle the Manager to receive a 2% interest in the revenues of such property attributable to the working interest (i.e., remaining after payment of the landowner and other overriding royalties) prior to payment of all associated operating costs, without being required to contribute capital to develop and operate wells on such property. See "Proposed Activities and Policies" and "Compensation and Reimbursement."

     For further information with respect to Company allocations, see "Participation in Costs and Revenues."

COMPENSATION AND REIMBURSEMENT

     The Manager will receive a one-time Management Fee equal to 2.5% of subscriptions. See "Application of Proceeds."

     Each Company will pay the Manager an amount (i.e., the Turnkey Cost) for each property in which it acquires a working interest which is determined in advance of such acquisition and the Manager anticipates will reflect prices for turnkey development, drilling and completion commitments prevailing in the market among non-affiliated parties allocable to such working interest through Completion. With respect to all working interests in projects acquired by the Company, to the extent that the actual amounts payable upon the completion of the activities described in the estimate for such working interest are less than the Turnkey Cost (which is anticipated to reflect market prices for turnkey development, drilling and completion commitments prevailing in the market among non-affiliated parties), the Manager will receive compensation in an amount equal to the difference. IF THE AMOUNT ACTUALLY PAYABLE THROUGH COMPLETION AND

FOR IDENTIFIED POST-COMPLETION FACILITIES FOR ANY WELL ON A PROPERTY IN WHICH THE COMPANY HAS A WORKING INTEREST EXCEEDS THE TURNKEY COST FOR SUCH PROPERTY, THE MANAGER WILL PAY SUCH EXCESS FROM ITS OWN FUNDS AND THE COMPANY WILL NOT BE LIABLE FOR SUCH EXCESS AMOUNTS.

     The Manager will receive an annual administrative cost allowance, commencing in the month that the Company first realizes revenue from production, at the rate of 2.5% of aggregate Investor Interestholders' capital contributions, net of PRO RATA returns of capital to Investor Interestholders from sales of the Company's interests in projects determined according to the proportion of the aggregate Investor Interestholders' capital contributions invested in such projects, in each year or partial year thereafter until the termination of the Company, in lieu of reimbursement for the administrative costs allocable to the Company, except those incurred when it acts as operator of Company projects. Such amounts are payable only out of Company revenues.
Upon the sale by the Company of any of its property, including all or a portion of its working interests in any projects, the Manager will receive an asset disposition fee equal to 3.5% of the gross proceeds from such sale.

     The sales commissions and, to the extent that the due diligence fees described above exceed actual due diligence expenses incurred by the Soliciting Dealers, will constitute compensation to the Soliciting Dealers. Set forth below is a tabular summary of the items of compensation and reimbursement payable from the Company to the Manager and its affiliates:



     FORM OF                                                                                         IF MINIMUM
  COMPENSATION                                     METHOD OF COMPENSATION                            AMOUNT SOLD

                                              OFFERING AND ORGANIZATION STAGE
 Management Fee          2.5% of aggregate Investor Interestholders' capital contributions              $25,000(1)

                                              ACQUISITION AND OPERATING STAGE

  Administrative           2.5% of aggregate Investor Interestholders' capital contributions per        $25,000 per
  cost allowance           annum, net of PRO RATA returns of capital to Investor Interestholders         year(1)(2)
                            from sales of Company properties, commencing in the month that the Company first realizes revenue from production, accrued monthly in lieu of reimbursement of administrative costs and expenditures paid by the Manager, subject to adjustment

     Possible                   Difference, if any, between organizational and offering costs           Indeterminate
  organizational              allowance and actual costs of the organization of the Company and
   and offering                   offering of Interests, including accounting, filing and legal
   costs profit                         fees printing and other costs and marketing expenses

    Possible                    Difference, if any, between the Turnkey Cost and actual development,    Indeterminate
 turnkey profit                         drilling, completion and identified post-Completion
                                                          Facilities costs

        FORM OF                                                                                         IF MINIMUM
     COMPENSATION                                  METHOD OF COMPENSATION                              AMOUNT SOLD
  Interest in revenues       Percentage of proceeds of production equal to Manager's Promoted        Indeterminate(3)
                               Interest, after allocations of direct costs, operating costs, administrative costs allowance and all other expenses


   Overriding royalty       2% overriding royalty interest in the projects, provided, however,       Indeterminate
                           that the working interest, as a whole, exceeds 75% of the entire net revenue interest of such property

                                                        LIQUIDATION STAGE

     Asset                              3.5% of gross proceeds of sales of Company property          Indeterminate(4)
 disposition
     fee

  Interest in                        Percentage of proceeds of sales of Company assets in            Indeterminate (3)(5)
  proceeds of                             accordance with  Manager's Promoted
     sales                             Interest from time to time (5.24% until Payout,
                                    30.24% after Payout) after allocations of direct
                                       costs, operating costs, administrative costs
                                           allowance and all other expenses

                                   ----------

(1) These payments will generally be less than the corresponding expenses paid by the Manager in the early years of Company operations and the resulting deficit will generally be recovered by the Manager over a five-year period.

(2) Payable from revenues from sales of production only. See the tables of Direct and Administrative Costs Incurred As A Percentage of Gross Subscriptions in "Prior Activities" for information about affiliated entities.

(3)  The Manager has agreed to subordinate and defer the distribution to it of
     (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions to the extent necessary to cause the Investor Interestholders to reach Payout. See "Proposed Activities and Policies - Cash Distributions
     - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement
     - Interest in Projects - Manager."See the tables of Investor Interestholder and Manager Operating Results in Prior Programs in "Prior Activities" for information about affiliated limited partnerships.

(4) The Asset Distribution Fee equals 3.5% of the gross proceeds of the sale of Company property.

(5) Payable only out of gains realized on such sales. See "Participation in Costs and Revenues - Company Allocations."

For further information, see "Compensation and Reimbursement."

VOTING AND OTHER RIGHTS OF INVESTOR INTERESTHOLDERS

     Under applicable law and the Company Operating Agreement, the Investor Interestholders have the right to inspect and copy all Company records required to be maintained by law, to reasonably request information regarding the business and financial condition of the Company, and to have dissolution by court order if it is not reasonably practicable to carry on the business of the Company in conformity with the Company Operating Agreement. The Company Operating Agreement provides that, subject to specified conditions, the Investor Interestholders may by vote of a majority in interest (i) amend the Company Operating Agreement, provided that such action will not adversely affect the tax status of the Company or any of the Investor Interestholders, (ii) dissolve the Company, (iii) approve or disapprove the sale of all or substantially all of the assets of the Company other than in the ordinary course of the Company's business, (iv) remove the Manager and elect a new managing Interestholder, (v) elect a new manager upon resignation of the Manager; (vi) merge the Company into or with another entity; and (vii) cancel any contract for services (other than the Company Operating Agreement itself) between the Company and the Manager without penalty (but subject to possible liability for damages) upon 60 days notice, provided such action will not violate applicable federal income tax status of the Company. The Manager is required to call a meeting of Investor Interestholders upon receipt of a written request from at least 10% in interest of all the Investor Interestholders for a vote on a matter as to which Investor Interestholders have voting rights. THE COMPANY OPERATING AGREEMENT PROVIDES THAT INTERESTS OWNED BY THE MANAGER OR ITS AFFILIATES WILL NOT BE COUNTED IN DETERMINING WHETHER A MAJORITY IN INTEREST HAS BEEN RECEIVED ON VOTES REGARDING THE REMOVAL OF THE MANAGER OR A TRANSACTION BETWEEN THE COMPANY AND THE MANAGER. See "Summary of Company Operating Agreement."

FIDUCIARY OBLIGATION AND INDEMNIFICATION OF MANAGER

     The Manager, as managing Investor Interestholder, is accountable to the Company and the Investor Interestholders as a fiduciary and must handle Company affairs in good faith, may not obtain any secret advantage or benefit from the Company and must share with it all business opportunities clearly related to the subject of its operations. In contrast to the relatively well-developed state of the law concerning fiduciary duties owed by officers and directors to the shareholders of a corporation or by the general partner to the limited partners of a limited partnership, the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped. The Act does not prohibit limited liability companies from restricting or expanding the liabilities of managers to the company and members of such company in the operating agreement or Articles. In order to induce the Manager to act as trustee for and manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. Because this is a rapidly developing and changing area of the law and there is virtually no case law on the subject, the Manager has not obtained an opinion of counsel covering the provisions of the Company Operating Agreement which purport to waive or restrict fiduciary duties of the Manager. The Company Operating Agreement contains provisions that restrict the fiduciary duties that might otherwise be owed by the Manager and waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. See "Summary of Company Operating Agreement."

     The Act provides that, with limited specified exceptions, a limited liability company may indemnify and hold harmless a Manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a Manager, including judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because the person was a Manager. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager so long as: (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Managing Person was acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence, misconduct or a knowing violation of the law by the Managing Person; and (iv) payments for the indemnification or hold harmless are made only out of the Company's tangible net assets.

     Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission and any applicable state securities administrator, with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable.

CONFLICTS OF INTEREST WITH MANAGER OR AFFILIATES

     The Manager and its affiliates are free to engage in gas exploration and development for their own accounts and may sponsor programs for the formation of additional entities to engage in activities similar to those of the Company. The Company may also participate in joint acquisitions with affiliated entities that will acquire non-operating interests from, or in the same projects in which working interests are acquired by, the Company. While the Company Operating Agreement contains prohibitions and restrictions in several areas, possible conflicts of interest between the Company and the Manager or such other entities may nevertheless result. For example, because the Manager's share of revenues from the sale of gas produced from Company projects is larger than its share of Company capital and may be larger than its share of proceeds from sales of Company projects, it will be in its interest for the Manager to cause the Company to acquire projects as quickly as possible and may be in its interest for the Manager to cause the Company to hold rather than to sell a property.
See "Proposed Activities" and "Conflicts of Interest."

REPORTS TO INVESTOR INTERESTHOLDERS

     Each Investor Interestholder will receive a written report within 150 days after the close of the Company's fiscal year containing audited financial statements and information regarding operations.

PRINCIPAL EXECUTIVE OFFICES

     The principal executive office of the Company and the Manager is 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48826; telephone (800) 800-9949.


                          SUMMARY OF TAX CONSIDERATIONS


     The following is a summary of the tax aspects considered to be of material interest to a typical prospective purchaser of Interests and is based upon an opinion of Patzik, Frank & Samotny Ltd., Special Tax Counsel to the Company. This summary is not intended to be a substitute for careful tax planning and no person or entity should invest in the Company without first consulting a qualified tax advisor about the federal, state and local income and other tax consequences to such investor of an investment in Interests and reviewing, in detail, the discussion of such matters in "Tax Aspects" herein. For a more detailed discussion of these and other tax aspects, and the qualifications to this summary, see "Tax Aspects" and "Risk Factors - Tax-Related Risks."

     The Company will be formed for the purpose of acquiring and developing working interests in natural gas projects and generating income through the operation of such projects. It is not expected that the Company will generate significant federal income tax benefits other than intangible drilling and development cost deductions and percentage depletion allowances. Consequently, potential investors should recognize that the Company is not organized primarily to provide tax benefits and an investment in the Company is not a suitable investment for those investors seeking the benefits of a "tax shelter."

COMPANY STATUS AND ALLOCABLE INTERESTS

     In the opinion of Special Tax Counsel, the Company, if organized in accordance with the provisions described herein, will more likely than not be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation. As such, the Company is not required to pay federal income tax but is required to file a federal income tax information return each year. Each Investor Interestholder is then required to take into account in computing his/her own federal income tax liability his/her allocable share of Company income, gain, loss, deduction and credit, regardless of any actual cash distributions made to such Investor Interestholder during his/her taxable year. Each Investor Interestholder's allocable share of such items will be determined in accordance with allocations set forth in the Company Operating Agreement, provided such allocations are recognized for federal income tax purposes.

COMPANY INCOME, GAINS AND LOSSES

     Each Company's income from the sale of gas will be taxable to the Investor Interestholders as ordinary income subject to depletion. Gains and losses from sales of gas projects (and/or any equipment) held for more than one year and not held primarily for sale to customers generally will be gains and losses described in Section 1231 of the Code. Other gains and losses on sales of gas projects will result in ordinary income and losses. Any of such income or loss should be characterized as income or loss other than from a passive activity to the extent that Investor Interestholders elect to assume liability for obligations of the Company and thereby become Participating Investor Interestholders. Participating Investor Interestholders should generally be able to offset such income or loss against losses or income from other sources. Investor Interestholders who elect to retain their limited liability will have income or loss allocable to them from the Company considered "passive income" which generally may only be utilized to offset losses or income from the Investor Interestholders' other passive activities. However, for Investor Interestholders who initially elect to become Participating Investor Interestholders and who are allocated losses from the Company which are considered to be other than from a passive activity, the income allocable to them from the Company in taxable years following their automatic conversion to Nonparticipating Investor Interestholders, will also be considered income other than from a passive activity, notwithstanding their status as Nonparticipating Investor Interestholders following such conversion. AN INVESTMENT AS A PARTICIPATING INVESTOR INTERESTHOLDER MAY NOT BE ADVISABLE FOR A PERSON WHOSE TAXABLE INCOME FROM ALL SOURCES IS NOT RECURRING OR IS NOT NORMALLY SUBJECT TO HIGHER MARGINAL FEDERAL INCOME TAX RATES. See "Tax Aspects - Passive Activities."

COMPANY DEDUCTIONS

     Expenses incurred to acquire mineral interests in gas projects and to drill or produce gas will be treated in one of the following manners for federal income tax purposes: (a) intangible drilling and development costs may be deducted when accrued or capitalized at the Company's election; (b) ordinary and necessary business expenses may be deducted when accrued; (c) in the case of a dry hole or other worthless property, an ordinary loss deduction may be claimed; and (d) all other expenditures made by the Company with respect to the acquisition, development or operation of their projects which do not qualify under (a), (b) or (c) above must be capitalized and recovered, if at all, through depletion or depreciation. Such expenses, to the extent allocated to the Investor Interestholder, will generally be allowable as deductions to the Investor Interestholders against their Company income and gains described above or, to the extent an Investor Interestholder elects to be a Participating Investor Interestholder, against income from other sources. Any of such expenses should be characterized as arising other than from a passive activity to the extent that Investor Interestholders elect to assume liability for obligations of the Company and thereby become Participating Investor Interestholders with respect to all wells (i) upon subscription, and (ii) after the Facilities Completion Date, and such Investor Interestholders should generally be able to offset such expenses against income from other sources. Investor Interestholders who elect to retain their limited liability will have any such expenses allocable to them from the Company considered as expenses arising from a "passive activity" which generally may only be utilized to offset income from the Investor Interestholders' other passive activities, including income from the Company. See "Tax Aspects - Passive Activities."

LIQUIDATION AND TERMINATION OF THE COMPANY

     Upon liquidation of the Company, all of its assets will be sold and the cash proceeds distributed to the Investor Interestholders. A sale of any Company property by the Company will have the tax consequences described under "Tax Aspects - Sales of Company Property" and, with respect to recapture, under "- Termination of Company." The distribution of the cash proceeds from such sale will result in taxable income to an Investor Interestholder only to the extent the amount distributed exceeds his/her adjusted basis in his/her Interests. An Investor Interestholder will recognize loss to the extent that the cash received is less than his/her adjusted basis in his/her Interests. The character of such gain or loss is discussed below under "Tax Aspects - Sales of Company Property."

REDEMPTION OR SALE OF INTERESTS

     Generally, gain or loss realized upon the redemption or sale of Interests held for more than eighteen months will be taxed at the lowest long-term capital gain rates. Losses from the sale or redemption of Interests will be subject to certain limitations in offsetting ordinary income. That portion of realized gain allocable to "unrealized receivables," including accelerated depreciation subject to recapture and depletion deductions (to the extent such deductions reduced the basis of gas projects) and "substantially appreciated inventory", will be taxed as ordinary income. Furthermore, the amount realized upon such a sale will include the amount of liabilities to which such Interests are subject. See "Tax Aspects - Redemption or Sale of Interests."

ALTERNATIVE MINIMUM TAX

     For all taxpayers other than Subchapter C corporations, the alternative minimum tax is equal to 26% of the excess of the "alternative minimum taxable income" over an exemption amount, up to $175,000 and 28% of the excess of the "alternative minimum taxable income" over an exemption amount over $175,000, reduced generally by the regular tax paid by the taxpayer for the taxable year. The effect of the alternative minimum tax on an Investor Interestholder may depend upon a number of factors peculiar to such Investor Interestholder. See "Tax Aspects - Alternative Minimum Tax."

CONSIDERATIONS FOR TAX-EXEMPT INVESTORS

     Prospective Investor Interestholders that are tax-exempt entities, including charitable corporations, pension, profit-sharing or stock bonus plans, Keogh Plans, IRAs and certain other employee benefit plans, should note that net income derived from the conduct of a trade or business regularly carried on by them or by an entity taxable as a partnership in which they are a partner may constitute "unrelated business taxable income" upon which a tax is imposed. Income derived from ownership of a working interest in gas projects has been held to constitute unrelated business taxable income, even though ownership is in the form of a limited partnership interest (which, for federal income tax purposes, may be substantially the same as ownership of interests in a limited liability company). For that reason, substantially all of a tax-exempt Investor Interestholder's share of Company income in excess of such tax-exempt Investor Interestholder's $1,000 annual exemption amount may constitute unrelated business taxable income. See "Investment by Pension and Other Retirement Plans."

STATE AND LOCAL INCOME TAXES

     An investment in the Company may subject an Investor Interestholder to income taxes imposed by the states and localities in which the Company operates as well as any other jurisdictions in which an Investor Interestholder resides or does business and, accordingly, may require an Investor Interestholder to file one or more state or local income tax returns reflecting such income from Company operations. The Company may also be subject to state or local taxes in states and localities in which it operates.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                         OPERATIONS; PLAN OF OPERATIONS


     This discussion should be read in conjunction with the financial statements, accompanying notes and supplemental information.

THE MANAGER - YEAR ENDED DECEMBER 31, 1999

RESULTS OF OPERATIONS

         Net income for 1999 was $743,804 compared with $(28,433) in 1998. The primary factor affecting the year-to-year increase in net income was the decrease in cost of sales from $5,130,237 to $3,099,095, a decrease of $2,031,142, or 39.6%, which resulted in an increase in turnkey gross profits from $857,727 in 1998 to $2,199,977 in 1999, a difference of $1,342,250 or
156.5%. This increase was partially offset by decreases in management fees $(33,141) and other income $(143,901).

         The increased earnings of 1999 were primarily driven by the ability to acquire well working interests at lower costs than in 1998.

         Total capital raised by affiliated natural gas investment entities decreased from $5,987,964 in 1998 to $5,299,072 in 1999, a decrease of $688,892 or 11.5 percent. The natural gas investment programs organized by the Manager have not begun to generate sufficient gas production to result in meaningful levels of distributions of operating profits to have been made to the Manager. Therefore, the Manager has not recognized a meaningful level of operating profits from its interests in such programs.

         Total turnkey expenses and related costs decreased 39.6 percent from 1998, while corresponding turnkey revenues decreased 11.5 percent, causing an increase in turnkey profit margin from 14.3 percent to 41.5 percent. General and administrative expenses for 1999 increased by 21.0 percent, reflecting the higher level of capital raising activity at the affiliated natural gas investment programs in 1999 over 1998 and the cumulative effect on the level of administrative expenses of the addition of new capital in 1999 to the capital already under management at the end of 1998 without reduction for return of capital to investors. Depreciation and amortization expense increased from $5,970 to $18,494 compared with 1998. Interest expense decreased $31,767 in 1999, from $146,812 to $115,045, reflecting lower average borrowings outstanding during 1999.

LIQUIDITY AND CAPITAL RESOURCES

         In 1999, cash flow from operating activities amounted to $923,408, compared with $(1,095,964) in 1998. Total short- and long-term debt, including amounts outstanding under the Manager's line of credit, trade payables, amounts due to operators and related parties and other accounts payable, was $2,729,501 at year-end 1999, compared with $2,518,834 at year-end 1998. Debt as a percent of debt-plus-equity was 74.4 percent at December 31, 1999, down from 78.0 percent at year-end 1998.

         Working capital was $51,702 at year-end 1999, compared with $(179,195) at year-end 1998. At year-end 1999, the Manager's current ratio was 1.02 to 1. Cash Distributions paid in 1999 totaled $515,077, compared to $1,522,732 in 1998. At December 31, 1999, bank lines of credit available were $325,000, all of which were supported by commitment fees.

         The Manager has a line of credit with Franklin Bank, Southfield, Michigan in the current amount of $325,000.

WORKING INTERESTS HELD FOR SALE AND CAPITAL EXPENDITURES

         Inasmuch as the Manager engages in the raising of capital for investment in natural gas development, it has not engaged directly in capital investment in natural gas development or production activities, except with respect to the portion of the capital invested in sponsored investment programs. Insofar as the Manager incurs contingent liability for turnkey development of natural gas development projects, if development costs exceed budgeted costs by more than the anticipated turnkey profit to the Manager, it may be required to make a capital investment in such project(s) in the amount of such excess, though such investment is not anticipated. As such, the Manager has not made a capital investment in any natural gas development project in excess of its capital contribution as Manager of the affiliated investment vehicle, which amount totaled $186,880 in 1999 and an aggregate of $1,315,266 as of the end of 1999. The Manager has received distributions and accrued unrealized losses with respect to these interests in the total amount of $102,568, leaving a net recorded capital contribution of $1,212,698. The Manager anticipates that it will make similar investments in affiliated natural gas investment vehicles in 2000 and does not anticipate, nor has it provided for, making any investment as a result of actual development expenses of such a project exceeding budgeted costs by more than the anticipated turnkey profit to the Manager.

         The Manager does, however, utilize its capital to acquire working interests for subsequent resale to affiliated investment vehicles. The amount of working interests held for sale was $877,580 at December 31, 1998 and $853,656 at December 31, 1999. These amounts consist of actual land costs and estimated development, drilling and completion expenses for working interests in wells held by the Manager and anticipated to be sold to one or more affiliated investment vehicles pursuant to a turnkey drilling contract. The decrease in these amounts from 1998 to 1999 reflects differences related to the timing of the sale of such interests to affiliated investment vehicles. None of the working interests held for sale by the Manager at December 31, 1999, will be available for purchase by the Company.

         It is anticipated that the Manager's 2000 internal capital expenditures budget will be financed primarily by funds generated internally and through borrowings under the Manager's line of credit. Amounts payable by the Manager to make its scheduled capital contribution to affiliated natural gas investment programs will likewise be financed internally by the Manager. The Manager anticipates that it will make payments for natural gas project development costs from turnkey payments from the affected affiliated natural gas investment program. To the extent that such payments exceed anticipated amounts, the Manager may finance them from internally generated capital or from borrowings under its lines of credit. The planned expenditure level is subject to adjustment as dictated by changing economic conditions and the success of the affiliated natural gas investment vehicles in raising capital in 2000. The Manager does not anticipate raising additional capital for its own account for the next twelve months or for the foreseeable future beyond that time frame.

ENVIRONMENTAL PROTECTION AND REMEDIATION COSTS

         The Manager maintains insurance coverage for environmental pollution resulting from the sudden or accidental release of pollutants. Various deductibles per occurrence could apply, depending on the type of incident involved. Coverage for other types of environmental obligations is not generally provided, except when required by regulation or contract. The financial statements do not reflect any recovery from claims under prior or current insurance coverage. The Manager has not provided in its accounts for any future costs of environmental pollution or environmental remediation obligations. Such costs, if any, in excess of applicable insurance coverage cannot be reasonably estimated at this time due to uncertainty of timing, the magnitude of contamination, future technology for prevention and remediation, regulatory changes and other factors. Although such future costs could be significant, they are not expected to be material in relation to the Manager's liquidity or financial position.

THE MANAGER - NINE MONTHS ENDED SEPTEMBER 30, 2000

RESULTS OF OPERATIONS

         Net loss for the first three quarters of 2000 was $135,636 as compared to $427,741 for the first three quarters of 1999. Although turnkey revenues have risen substantially, cost of goods sold has risen disproportionately. This is because well interests for new projects are located in a very active area with resultant higher costs.

         The natural gas investment programs organized by the Manager have not begun to generate sufficient levels of production to result in meaningful distributions of operating profits to the manager. Therefore, the Manager has not recognized a meaningful level of profits from its interests in such programs.

         Total turnkey expenses and related costs increased 256% ($3,071,430) while turnkey revenues have increased only 199% ($3,695,593) resulting in a decrease in profit margin to 23.15% from 35.59%. General and administrative expense increased 26.04%, reflecting the higher level of capital raising through affiliated natural gas investment programs and the cumulative effect on the level of administrative efforts of the new capital to the capital already under management.

WORKING INTERESTS HELD FOR RESALE

         Historically high prices for natural gas have piqued investor interest in direct investment in natural gas development. Manager sales of working interests for the first half of the year were at record levels. In anticipation of the continuation of this trend, the Manager has acquired a significant acreage position in the Wyoming Powder River Basin to ensure availability of product through 2002.

PROGRAM A - YEAR ENDED DECEMBER 31, 1999

PLAN OF OPERATIONS FOR THE YEAR 2000

         Wolverine Energy 1998-1999(A) Development Company, L.L.C. was closed on December 31, 1999. It accepted subscriptions from investors totaling $2,890,592. It has invested in approximately 34 net gas wells in the Independence prospect located in the Cherokee Basin in Montgomery County, Kansas. These wells are all pre-existing wells that will be re-entered and placed in production during the year 2000. Program A will not require any additional financing in the year 2000.

PROGRAM A - NINE MONTHS ENDED SEPTEMBER 30, 2000

FINANCIAL CONDITION

         Liquidity and Capital Resources - As a passive investment entity, Program A does not engage in active operations of the sort which require it to maintain liquidity beyond that required to pay its operating costs as they occur. Such operating costs are a small percentage of the capital, which it invests in relatively illiquid fractional working interests in natural gas well development projects. Program A engaged minimally in operations during the nine months ending September 30, 2000 and recognized minimal cash flows during the period. Program A's cash flow during the period was derived from operating activities and interest income and outflows for administrative and operating expenses. Program A will, in the future, generate additional liquidity from operations after additional wells are connected to the pipeline and the mechanical constraints on the pipeline are resolved. Program A has no commitments to provide it with a lending facility from which it could borrow funds to provide additional liquidity in the future.

RESULTS OF OPERATIONS

         Program A is engaged in the development and operation of natural gas wells and the sale of natural gas production therefrom. During the nine months ending September 30, 2000, income and expenses were recognized from initial operations. The level of revenues from operations will increase as additional wells are tied in to the sales pipeline and as mechanical restraints are removed from the pipeline. The level of revenues from operations of Program A will be closely tied to the level of prices for natural gas deliveries and price levels generally. However, the levels of operating expenses related to production of natural gas from wells in which Program A owns a fractional interest may not always change in response to economic conditions generally, resulting in diminished levels of profitability in periods of decreasing natural gas prices without corresponding decreases in operating costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Program A is indirectly engaged exclusively in the development and operation of natural gas wells as an owner of fractional working interests therein. Such wells are developed and operated by unaffiliated parties who have primary responsibility for and control of the production and marketing of natural gas therefrom. Program A is, therefore, entirely subject to fluctuations in the value of its share of the natural gas production from such wells, which are reflective of the greater market for natural gas and the cost of transportation thereof. Various factors beyond the control of the registrant will affect prices of gas and natural gas liquids, including but not limited to, the worldwide supply of gas, political instability or armed conflict in gas-producing regions, the price of foreign imports, the levels of consumer demand, the price and availability of alternative fuels, the availability of and proximity to pipelines and changes in existing Federal regulations and price controls. Prices for gas have historically fluctuated greatly and markets for gas and natural gas liquids continue to be volatile. The generally unsettled nature of energy markets makes it particularly difficult to estimate future prices of gas and any assumptions about future prices may prove inaccurate.

FORWARD-LOOKING STATEMENTS

     Statements in this prospectus that are not historical facts, including statements in Management's Discussion and Analysis under the heading "Plan of Operations" and other statements about industry and company growth, estimates of expenditures and savings, and other trend projections are forward looking statements. These statements are based on current expectations and involve risk and uncertainties. Actual future results or trends may differ materially depending on a variety of factors. These include specific factors identified in the discussion accompanying such forward looking statements, industry product supply and pricing, political stability and economic growth in relevant areas of the world, the Manager's successful execution of its internal performance plans, successful partnering, actions of competitors, natural disasters, and other changes to business conditions.


                                  RISK FACTORS


     Prospective investors should recognize that the gas development and production business is a high risk venture. Investment in Interests is recommended only to persons who are prepared to assume the substantial risks discussed below and elsewhere in this Prospectus. The nature of such risks requires persons who purchase Interests to be in a position to (a) hold such investment for a substantial number of years, and (b) absorb the possible loss of such investment. The risks listed under the heading "Particular Risks of This Offering" are those specifically applicable to this offering and the risks listed under the heading "Risks Related to Gas Investments" are those generally associated with and inherent in gas programs conducted through entities such as limited liability companies. Tax risks are listed separately under the heading "Tax-Related Risks."

PARTICULAR RISKS OF THIS OFFERING

     UNSPECIFIED PROJECTS; DEPENDENCE UPON MANAGER. The Manager will select all projects in which working interests will be acquired by the Company. However, the identity of such projects will not be specified at the time that the Supplement to this Prospectus with respect to such Company is prepared and, hence, will not be disclosed to prospective subscribers for Interests prior to such subscription. Therefore, prospective investors will not have an opportunity to review those projects before investing in the Company or to participate in the selection of projects after acquiring Interests. The Manager will, therefore, select projects in which the Company will acquire a working interest only following the completion of the offering of Interests in the Company and persons subscribing for Interests will not be permitted to withdraw their subscriptions as a result of the selection of any such projects and will not receive information respecting the identity of any such project prior to the completion of the offering of Interests in the Company. See "Proposed Activities and Policies - Acquisition Policies" and the applicable Supplement attached to this Prospectus with respect to the Company.

     CONFLICTS OF INTEREST; UNCOMMITTED CAPITAL FUNDS OF OTHER COMPANIES. The Program will consist of a series of Companies activated serially, each of which will be newly formed and have no history of operations or earnings. Consequently, two or more Companies in the Program, as well as other entities formed by the Manager or its affiliates under other similar programs may have uncommitted capital funds available at the same time. The fact that existing Companies are and other entities may be in a position to purchase additional interests in projects may delay purchasing activities by other or later Companies and create the risk of conflicts of interest with other or later Companies. In addition, because the Manager (i) has agreed to the imposition of certain restrictions if specified percentages of the Company's net subscriptions have not been invested or committed for investment within two years after commencement of its operations, and (ii) will receive an Acquisition Fee with respect to each acquisition of a working interest in a property, the Manager's determination as to whether a working interest in a particular property is suitable for purchase made at a time immediately prior to the expiration of either of such periods may be subject to a conflict of interest. The Manager has a fiduciary obligation to act in the best interests of the Company. See "Conflicts of Interest - Management of Other Entities."

     NON-OPERATOR OF PROJECTS. The prototype Operating Agreement confers contractual authority with respect to all such matters on the operator solely or on the co-operators jointly and requires it or them to take action with respect to such matters. In addition, the sole operator or co-operators will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells. The Manager will work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, and may be a co-operator of some of such projects. If the manager or its affiliates is not an operator or co-operator, the Manager will not be able to exercise ultimate control over the activities conducted upon the property, such as the drilling and completion of wells, installation of production, collection and distribution Facilities, additional development drilling, re-completion, re-working, deepening or sidetracking existing wells, installing enhanced recovery methods or altering operating technologies or methods, and may not share such control. Further, a sole Operator of such a well will have complete control of the marketing of the property's gas production and may commit the production of the property to long-term purchase contracts with such purchasers and on such terms as it chooses. Any or all of the choices actually made by a sole Operator of a property with respect to the drilling, completion, production and management of the wells could vary greatly from the anticipated choices upon which the Manager based its determination to have the Company acquire a working interest in such property. Such determinations will be made by such sole Operators, in consultation with the Manager, based upon their expertise and experience and in the exercise of its judgment as to the choices which will generate the most economically favorable results from each well. As a result, the Company's share of the costs of completing any well and placing it in production may exceed the amounts budgeted by the Operator to pay such costs. With respect to Completion activities and post-Completion Facilities identified in the applicable AFE, such increased costs will be the responsibility of the Manager to pay on behalf of the Company pursuant to the Turnkey Agreement and the Company will be subject to such overruns only to the extent that the Manager is unable to pay such costs and the Company is required to determine whether to pay such costs itself in order to protect its investment in such project. However, with respect to post-Completion activities which are not identified in the applicable AFE, such increased costs would be the direct responsibility of the Company. In such event , the Manager may seek to cause the Company to borrow such amounts or make arrangements for the making of payments by the Company in lieu of such amounts through leasing Facilities, transportation or processing fees or by other means. ANY SUCH AMOUNTS WILL, HOWEVER, CONSTITUTE SPECIAL OBLIGATIONS WITH RESPECT TO SUCH WELL.

         The Company will, therefore, be largely dependent upon the competence and probity of the Operators for the success of its investments in projects, despite the Manager's investigations and analysis of the property prior to investment. The Company will, however, retain certain rights in the operating agreement to approve certain fundamental actions by the Operator and to remove the Operator for cause under certain circumstances. See "Proposed Activities and Policies - Operators; Operating Agreements."

     CONCENTRATION OF INVESTMENT/POSSIBLE LACK OF PROPERTY DIVERSIFICATION. If only the Minimum Amount of subscriptions for any Company are received, the number of projects in which working interests may be acquired by such Company may be reduced, and the Company's ability to diversify risk may be diminished. In some cases, interests in assets other than projects (e.g., processing and gathering facilities) may be acquired. In all cases, however, the Investor Interestholders of the Company must rely upon the Manager to diversify the activities of the Company. Investors should be aware that the lesser the amount raised by any Company in this offering, the greater the risk from lack of diversification for such Company. The Company will not acquire any working interest in the projects in which interests are held by the partnerships identified in "Prior Activities" and will not enter into any revenue-sharing arrangements with such partnerships or other entities in order to diversify its risk. See "Proposed Activities and Policies." Note: The amounts shown in the table appearing under the caption "Application of Proceeds" do not reflect any borrowings by the Company. See "Financing."

     INVESTOR PERFORMANCE DATA AND EXPERIENCE. The sole owner, director and executive officer of the Manager has acted as a manager of prior gas development programs (including acting as a principal of the general partner of programs organized as partnerships and of the managing trustee/shareholder of programs organized as Delaware business trusts), and the investment performance of those programs is described in "Prior Activities." These prior programs have realized annual after-tax returns on investment for investors ranging from 8.6% to 35.5%. The performance of such programs, however, is no guarantee and may not be indicative of the results that will be experienced by the Company. The Company will not acquire any working interest in the projects in which interests are held by the partnerships identified in "Prior Activities" and will not enter into any revenue-sharing arrangements with such partnerships or other entities in order to diversify its risk. The Companies, moreover, will collectively be substantially larger than the Prior Programs and none of the Prior Programs were engaged in raising capital for investment prior to identifying the projects in which it would invest; consequently, the Manager may be said to not have previously sponsored programs similar to the Company.

     DISTRIBUTIONS. The Manager intends to cause the Company to maintain a regular, reasonably predictable pattern of distributions once such distributions have commenced. However, cash distributions will be dependent primarily upon the Company's cash flow from the sale of gas and may be deferred to the extent revenues are applied to repay Company debts and liabilities, perform remedial or additional work to improve a well's producing capability or drill additional development wells. Company taxable income will be reportable by Investor Interestholders in the year earned, even if cash is retained for Company purposes rather than distributed to Investor Interestholders, possibly causing Investor Interestholders to incur a tax liability without receiving cash distributions from the Company. See "Tax Aspects - Company Taxation" and "Distributions."

     JOINT WORKING INTERESTS; POSSIBLE LIABILITY FOR OBLIGATIONS OF JOINT WORKING INTEREST OWNERS. It is anticipated that the Company will hold interests in projects primarily as joint working interest owners with other parties, including the Operators and, possibly, other entities which are affiliated with the Manager. As such, although the Manager expects to work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, the management and control of such working interest will be exercised by a party other than the Manager, resulting in decisions affecting the Company's investment in the working interest being controlled by a third party. Further, under certain circumstances, it could be determined that the Company and such other parties have joint and several liability with respect to obligations relating to the working interest. In such event, or if the Manager determined that it was in the best interest of the Company to discharge such obligations in order to complete work on or maintain its ownership of the working interest notwithstanding the default in payment by such other parties, the Company could be or become responsible for the obligations of such other parties relating to the entire working interest. See "Proposed Activities and Policies - Acquisition Policies."

     BORROWINGS AND OTHER FINANCING. The Manager anticipates that the net proceeds from the sale of Interests in the Company will be sufficient to pay such Company's share of the costs of the acquisition and anticipated operation of its share of the working interest in the projects in which it invests (i.e., the Manager does not intend to "leverage" the Company's initial investment in any property). The Manager has, however, reserved the right to cause the Company to borrow up to 15% of the Company's gross proceeds from the sale of Interests and may cause the Company to engage in such borrowings to either (i) improve the productivity of the projects in which it holds a working interest through re-working existing wells, installing enhanced recovery equipment or drilling developmental wells on such property, or (ii) respond to the need for additional funds due to unforeseen circumstances. In addition, the Company may utilize other financing methods (e.g., reinvestment of Net Revenues, farm-outs or sales of net profits interests in projects) to obtain such funds. Any borrowings will be so-called "non-recourse" borrowings in which the lender's recourse for repayment of the borrowings will be limited to the assets of the Company and none of the Investor Interestholders will be personally liable for such obligation. The effect of borrowings or other financings could be to increase the profitability of the Company, but could also be to reduce cash available for distribution to the extent that cash is utilized to service or repay borrowings or to reduce the Company reserves in the case of farm-outs or sales of net profits interests. There can be no assurance that any such financing can be arranged and the limitation on the personal liability of the Investor Interestholders may make borrowings particularly difficult or impossible to arrange.

     LACK OF LIQUIDITY; INABILITY TO RESELL OR DISPOSE OF INTERESTS. Though the Interests are registered under the Securities Act, they are not intended to be publicly-traded securities; there is no public or other liquid market for Interests nor is one expected to develop. Federal tax laws and regulations also impose significant limitations upon the ability of an Investor Interestholder to sell or otherwise dispose of his/her Interests. Furthermore, the Company Operating Agreement contains provisions which severely limit the transferability, under any circumstances, of Interests. See "Summary of Company Operating Agreement" and "Tax Aspects." Furthermore, the Manager may refuse to recognize any transfer of Interests that may have occurred on a "secondary market or the substantial equivalent thereof," within the meaning of applicable provisions of the Code, in order to prevent the Company from being treated as "publicly traded" for tax purposes. There can be no assurance that the market conditions and the value of the projects in which any Company owns working interests will enable the Manager to successfully implement such Company's policy to liquidate its assets and distribute the proceeds thereof to the Investor Interestholders after the seventh and before the end of the tenth year of such Company's operations. The obligation of the Manager to acquire up to 10% of the outstanding Interests annually for five years beginning in the third year following the Company's initial distribution to Investor Interestholders (unless the Manager determines, in its sole discretion, that it is unable from a financial point of view to do so at the time) is limited in amount of Interests which must be purchased and fixes the price of such mandatory offer to repurchases at an amount which may be significantly below the fair market value of such Interests. In addition, such Interests will not be acquired if the acquisition would either result in the termination of the Company for federal income tax purposes or cause the Company to be treated as a publicly traded partnership under the Code. THEREFORE, AN INVESTOR CANNOT EXPECT TO BE ABLE TO READILY LIQUIDATE HIS/HER INVESTMENT IN INTERESTS AT ANY TIME. IN ADDITION, INVESTOR INTERESTHOLDERS WILL NOT HAVE THE RIGHT TO WITHDRAW ANY CAPITAL FROM THE COMPANY OR TO RECEIVE THE RETURN OF ALL OR ANY PORTION OF THEIR CAPITAL CONTRIBUTIONS EXCEPT OUT OF DISTRIBUTIONS OF NET REVENUES OR UPON THE SALE OF OTHER DISPOSITION OF THE COMPANY'S PROPERTY OR THE DISSOLUTION AND LIQUIDATION OF THE COMPANY. ACCORDINGLY, AN INVESTOR IN INTERESTS MUST BE PREPARED TO BEAR THE RISKS INHERENT IN AN INVESTMENT IN INTERESTS FOR AN INDEFINITE PERIOD OF TIME. SEE "TERMS OF THE OFFERING - REPURCHASE PROGRAM" AND "SUMMARY OF COMPANY OPERATING AGREEMENT."

     INVESTOR VOTING RIGHTS; ABSENCE OF DISSENTER'S RIGHTS. The right of Investor Interestholders to vote is limited to specified matters, and Investor Interestholders may, in certain instances, be bound by decisions made by only a majority vote of other Investor Interestholders or made solely by the Manager. Affiliates of the Manager may acquire a limited number of Interests (up to 5%) and may exercise their right to vote such Interests on matters, if any, submitted to the Interestholders for a vote. In addition, Investor Interestholders will not be entitled to exercise dissenters' appraisal rights. Therefore, Investor Interestholders may be required to maintain their investments even after a substantial amendment of the Company Operating Agreement or a sale of substantially all of the assets of the Company in exchange for securities of another company or in the event of a substantial change in the business or objectives of the Company. See "Summary of Company Operating Agreement."

     CONFLICTS OF INTEREST. In order to eliminate the possibility of the necessity for provision for assessments of Investor Interestholders (which would be required if the Company acquired its working interest in a property directly from its Operator and took upon itself the risk of cost overruns in the drilling and completion of the wells corresponding to its working interest therein), the Company will acquire its working interests in such wells and pay its PRO RATA share of the costs of development, drilling and Completion and post-Completion Facilities identified in the applicable AFE of such wells through the Turnkey Agreement with the Manager. The Company will acquire its working interest in its projects and fund its share of the costs of Completion and identified post-Completion Facilities of the wells thereon through the Manager at a price per net well, i.e., the Turnkey Cost, which will exceed the Operators' PROJECTED (though not guaranteed) price of such working interests and costs of Completion and such post-Completion Facilities. The amount by which the Turnkey Cost exceeds the costs which are anticipated to be payable by the Manager to the Operator is intended to compensate the Manager for the risk that the cost of developing, drilling and completing the wells on the property and installing the post-Completion Facilities identified in the applicable AFE will exceed the Operators' estimates of such amounts and, indeed, the Turnkey Cost. The Turnkey Cost will not be determined at arm's length and will not be subject to review by an independent expert on behalf of the Investor Interestholders.

     The Program consists of up to ten Companies, any or all of which could acquire projects from the Manager or its affiliates. The Investor Interestholders will not be involved in the day-to-day operations of the Company, including the acquisition and supervision of the operation of the projects. Accordingly, the Investor Interestholders must rely on the Manager's judgment in such matters. The Manager and its affiliates are free to engage in gas exploration and development for their own accounts and may sponsor programs for the formation of additional entities to engage in activities similar to those of the Company. The Companies may also participate in joint acquisitions with affiliated entities that will acquire non-operating interests from, or in the same projects in which working interests are acquired by, the Company. Subject to certain limitations, the Manager is free to fix the terms of net profits, royalties and other non-operating interests as they relate to the working interests held by the Company. As a consequence, conflicts of interest between the Company and the Manager as managing Investor Interestholder of such other entities may arise. While certain transactions between the Manager or its affiliates and the Company may occur on terms no less favorable than those which could be obtained from independent third parties, possible conflicts of interest may nevertheless result. See "Proposed Activities" and "Conflicts of Interest."

     LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF MANAGER AND AFFILIATES. In order to induce the Manager to manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties.

         The Act provides that, with limited specified exceptions, a limited liability company may indemnify and hold harmless a Manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a Manager, including judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because the person was a Manager. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager so long as: (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Managing Person was acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence, misconduct or a knowing violation of the law by the Managing Person; and (iv) payments for the indemnification or hold harmless are made only out of the Company's tangible net assets.

     Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission, and any applicable state securities administrator with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable. See "Summary of Company Operating Agreement."

     REMOVAL/SUBSTITUTION OF MANAGER. The Manager may be removed as managing Interestholder of the Company only for cause by a majority vote of its Investor Interestholders. In such event, the Investor Interestholders will elect a successor managing Interestholder. The Company Operating Agreement states that the Manager shall not transfer its Manager Interests without first obtaining the consent of a majority in interest of the Investor Interestholders, with the limited exceptions of pledge for a loan to the Manager or its affiliates and the conversion and assignment of the Manager's Promoted Interest where the assignee does not take voting rights. If the Manager discontinues service as the Company's manager, there is a risk that the substituted managing Investor Interestholder will operate the Company differently than the Manager.

     LIMITED LIABILITY OF INVESTOR INTERESTHOLDERS. The Company Operating Agreement and the Act generally provide that the liability of any Investor Interestholder for the obligations of the Company is limited to (i) his/her Capital Contributions, (ii) his/her PRO RATA share of the Company's assets, and
(iii) if he/she elects to become a Participating Investor Interestholder and for so long as he/she remains a Participating Investor Interestholder, his/her PRO RATA share of Special Obligations, if any (and, thereafter for any Special Obligations incurred when he/she was a Participating Investor Interestholder). However, if an Investor Interestholder (whether Participating or Non-Participating) has received the return of any part of his/her Capital Contribution to such Company, such Investor Interestholder is generally liable to such Company for the amount of the returned contribution if he/she knew the distribution was unlawful. See, particularly, the extensive discussion of such matters under "Investor Interestholder Limited Liability and Potential Liabilities of Participating Investor Interestholders."

     Further, Investor Interestholders who wish to take full advantage of the tax benefits available from an investment in the Company and who do not have sufficient passive income from other sources to enable them to do so otherwise, may elect to become Participating Investor Interestholders in order to shift the characterization of their interest in such Company from a passive to a non-passive activity and thereby eliminate substantial barriers to the deductibility of certain items allocable to such Investor Interestholder from such Company against non-passive income. See "Tax Aspects - Passive Activities." Participating Investor Interestholders, having contractually obligated themselves to joint and several liability for the Company's Special Obligations which arise during the period that they are Participating Investor Interestholders, may be exposed to obligations of such Company considerably in excess of their initial investment in Interests. There can be no assurance that
(i) events giving rise to Special Obligations in excess of the amounts anticipated by such Company will not occur, (ii) the proceeds of insurance carried by the Operators covering such events will be sufficient to pay such Special Obligations, and (iii) the amount of any such Special Obligations remaining after application of insurance proceeds will not exceed the value of the assets of such Company available to pay them. See "Proposed Activities and Policies - Operating Agreements - Insurance" and "Liability of Participating Investor Interestholders."

     Participating Investor Interestholders after automatic conversion to Nonparticipating Investor Interestholder status will generally not be liable for Special Obligations of the Company of which they are an Investor Interestholder which arise thereafter. See "Summary of Company Operating Agreement - Conversion of Participating Investor Interestholders."

RISKS RELATED TO GAS INVESTMENTS

     SPECULATIVE NATURE OF GAS INVESTMENTS. The acquisition, development and operation of natural gas projects is not an exact science and involves a high degree of risk. The evaluation of any natural gas development project is based on available geologic and engineering data with respect to the volume and accessibility of gas reservoirs in the ground; the extent and quality of such data may vary widely from case to case. However, despite the careful and thorough examination of all available data prior to the commencement of drilling activities, there remains a not insubstantial risk that any well will not produce commercial quantities of natural gas or natural gas liquids (i.e., that it will be a "dry hole"), that the operator (with or without the consent of the Manager) will elect not to conduct completion activities on such well or otherwise seek to bring it into production and that the investment by the Company in a working interest such well will, therefore, be lost.

     Each acquisition decision is also based on assumptions concerning, among other things, the price at which gas can be sold over an extended period in the future, the amount of gas which can be developed and/or produced and successfully marketed during any given period, the time value of money, the costs of production and the inflation rate, the extent of foreign imports of gas, political conditions in the gas-producing regions of the world, particularly in the Persian Gulf region, and the price and availability of alternative energy sources. In any event, the estimation of the quantity of gas reserves in the ground, the cost and risk of developing those reserves and the projection of future prices and costs of production of natural gas is impossible to perform with certainty and is inherently speculative in nature. For example, for a period during the 1980's, there were surpluses in natural gas supplies which caused a decline in gas price. Such conditions caused the exercise by some owners of gas pipelines of "market-out" and similar contract provisions in gas purchase contracts and the renegotiation of other existing contracts to reduce the quantities of gas such persons were obligated to purchase and/or the price they were required to pay.

     The drilling and completion of gas wells, installation of production, collection and distribution Facilities, re-working and operation of gas wells involve hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses and operational and other hazards. Furthermore, the Company may be subject to liability for pollution and other damages and will be subject to statutes and regulations relating to environmental matters. Although the Operators will be required to maintain on behalf of the Company insurance coverage as provided in the respective Operating Agreement which the Manager believes is normal and customary for the industry in the area and which it feels is adequate under the circumstances, and the Manager maintains additional umbrella coverage, the Company may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Any such uninsured losses will reduce Company capital and/or cash otherwise available for distributions. See "Proposed Activities and Policies - Insurance."

     RISKS OF DRILLING. The Company will participate in the drilling of development wells on the projects. In addition, during the productive lives of most gas projects, the reworking of wells will be required as a matter of normal operating practice to obtain the full potential of the wells. The Company reserves the right to participate in drilling or reworking activities on such projects. Drilling for gas is speculative and involves substantial risks, including the risk of drilling unproductive wells, the risk of equipment failures and the risk of encountering impenetrable formations, water encroachments or unexpected pressures and other conditions which could result in a blowout. Reworking existing wells involves the risk that production may not be increased and that any increased production will not compensate the Company for reworking costs. See "Proposed Activities and Policies."

     COMPETITION. Competition for attractive development projects and for experienced and competent drilling, completion and facilities installation contractors and other vendors whose services are essential to the success of a development project among other programs having objectives similar to those of the Company, gas production companies and end-users of gas, many of which have greater financial and other resources than the Company, is often intense. This may result in the Company experiencing delays in investing net proceeds from the sale of Interests or not being able to acquire particular projects otherwise desired for acquisition, and in Operators experiencing delays in drilling, completion and production activities and/or not being able to obtain the services of the contractors which they deem the best for a particular task with respect to any well or property. See "Competition, Markets and Regulation."

     GOVERNMENTAL REGULATION. The natural gas industry is subject to extensive regulation under which, among other things, rates of production from Company wells and distribution of gas produced may be limited. Governmental regulation also may limit or otherwise affect the market for the Company's gas production and the price that may be paid for that production. Governmental regulations relating to environmental matters could also affect the Company's operations by increasing the costs of drilling, completion and operations or by requiring the modification of operations in certain areas. The nature and extent of various regulations, the nature of other political developments, and their overall effect upon the Company are not predictable. See "Competition, Markets and Regulation."

     OPERATING AND ENVIRONMENTAL HAZARDS. Hazards incident to the operation of gas projects, such as accidental leakage, are sometimes encountered. Substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce the funds available for distribution or result in the loss of the Company's projects. Although it is anticipated that customary insurance will be obtained, the Company may be subject to liability for pollution and other damages due to hazards which cannot be insured against or have not been insured against due to prohibitive premium costs or for other reasons. Environmental regulatory matters also could increase the cost of doing business or require the modification of operations in certain areas. See "Competition, Markets and Regulation."

     UNCERTAINTY OF FUTURE PRICES AND DEMAND FOR GAS. Company revenues and, in turn, cash distributions to Investor Interestholders, will be highly dependent on the future prices of and demand for gas. Various factors beyond the control of the Manager will affect prices of gas and natural gas liquids, including but not limited to, the worldwide supply of gas, political instability or armed conflict in gas-producing regions, the price of foreign imports, the levels of consumer demand, the price and availability of alternative fuels, the availability of and proximity to pipelines, and changes in existing federal regulation and price controls. Prices for gas have fluctuated greatly during the past three years and markets for gas and natural gas liquids continue to be volatile. The currently unsettled energy markets make it particularly difficult to estimate future prices of gas, and any assumptions about future prices may prove incorrect. See "Competition, Markets and Regulation."

     Gas markets in the U.S. have been unsettled in recent years due to a number of factors, including lack of market demand and substantial regulatory uncertainties. Under the Natural Gas Wellhead Decontrol Act of 1989, gas prices are generally decontrolled for wells spudded after July 26, 1989. This makes it difficult to estimate accurately future prices of gas sold by the Company, and any assumptions concerning future prices may prove incorrect. Any such factors, alone or in combination, that decrease the price of gas will decrease revenues to the Company, in turn decreasing or eliminating cash distributions. See "Competition, Markets and Regulation."

TAX-RELATED RISKS

     Selected tax-related risks of an investment in Interests are discussed below; this, however, is not represented to be an exhaustive list of all such risks. Prospective subscribers for Interests are directed to the more complete discussion of federal income tax matters relating to an investment in Interests contained in "Tax Aspects" herein.

     GENERAL. The Manager will not request a ruling from the Service regarding the federal income taxation of the Company and its Investor Interestholders. Based upon certain assumptions and other matters, Special Tax Counsel has rendered its opinion that the material federal income tax benefits of an investment in Interests, in the aggregate, more likely than not, will be realized in substantial part by an Investor Interestholder who is a U.S. citizen, who acquires his/her Interests for profit, and who (i) has sufficient passive income against which he/she can deduct his/her share of any Company deductions and losses, or (ii) elects to become (and for so long as he/she remains) a Participating Investor Interestholder. Such opinion, and the further opinions of Special Tax Counsel described below and in "Tax Aspects", are not binding on the Service, however, and there is no assurance that future legislative, judicial or administrative action will not adversely affect such opinion. The Manager has advised Special Tax Counsel that none of the Prior Programs have been audited by the Service and that, therefore, none of the possible adverse tax consequences described below or elsewhere herein have befallen any of the Prior Programs. See "Tax Aspects."

     PARTNERSHIP CLASSIFICATION FOR TAX PURPOSES. In order for income and deductions to be passed through to the Investor Interestholders, the Company must be classified as a partnership for federal income tax purposes. If the Company were taxed as a corporation for federal income tax purposes, the tax consequences resulting from the ownership of Interests would be adversely affected and any anticipated federal income tax benefits would be reduced or eliminated. Based on certain assumptions and other matters, Special Tax Counsel is of the opinion that, at the time of its formation, if formed in conformity with the provisions described herein, the Company will more likely than not be treated as a partnership for federal income tax purposes and subject to certain conditions on redemptions described herein, it is more likely than not that the Company will not be treated as corporations pursuant to the "publicly traded partnership" rules of Section 7704 of the Code. See "Tax Aspects - Classification as a Partnership."

     ALLOCATIONS. The Company Operating Agreement provides for the allocation of all items of Company income, loss, gain, deduction and credit among the Investor Interestholders. If such allocation provisions are not recognized for federal income tax purposes (a) a portion of the federal income tax deductions allocated to and claimed by Investor Interestholders could be reallocated to the Manager, notwithstanding that the Investor Interestholders had been charged with the expenditures giving rise to such deductions, and (b) a portion of taxable income allocated to the Manager could be taxed to Investor Interestholders and/or the Manager, notwithstanding that the revenues giving rise to such taxable income had been credited to the Manager. Special Tax Counsel cannot opine as to factual matters which determine the deductibility of individual intangible drilling and development costs, but will opine that such expenses, if as a matter of fact they are deductible items, will more likely than not be deductible by the Investor Interestholders, and that the allocation of such items in the Company Operating Agreement will more likely than not be respected by the Service. Based on certain assumptions and other matters, Special Tax Counsel is of the opinion that the allocation of income, loss, gain, deduction and credit in the Company Operating Agreement will more likely than not be recognized for federal income tax purposes. See "Tax Aspects -- Allocations."

     PREPARATION AND AUDIT OF TAX RETURNS. The transmission of information concerning the Company and its operations to the Investor Interestholders may be delayed, requiring Investor Interestholders to file requests for extensions of time within which to file their personal income tax returns. In addition, the federal income tax returns of the Company may be audited by the Service, which could result in an audit of the federal income tax returns of the Investor Interestholders. Any such audit of the Investor Interestholders' tax returns could result in adjustments of items not related to the Company as well as items related to the Company. Investor Interestholders may also incur expenses in contesting adjustments to the income tax returns of the Company. See "Tax Aspects - Audits, Interest and Penalties."

     UNRELATED BUSINESS TAXABLE INCOME TO TAX-EXEMPT INVESTORS. Most of the income to be generated by the Company will constitute income from gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt investors, including individual retirement accounts and other employee benefit plans, may become subject to federal income taxation on their Interests of such income to the extent unrelated business taxable income from all sources exceeds $1,000 per year. See "Investment by Pension and Other Retirement Plans."

     CHANGES IN FEDERAL INCOME TAX LAWS. There can be no assurance that the federal income tax treatment currently applicable to gas activities conducted in partnership form will not be modified by legislative, administrative or judicial action that may have a retroactive effect. The recently enacted Taxpayer Relief Act of 1997 ("1997 Act") contains provisions relating to publicly traded and other large partnerships, which may have applicability to the Company. The 1997 Act provides, among other things, that the depletion deduction be computed and deducted at the partnership level, rather than passed through to the partners. See "Possible Changes in Tax Laws."

     TAXABLE INCOME WITHOUT CASH. The Company has no obligation to assure that the Investor Interestholders received cash distributions from the Company which equal or exceed the federal income tax liability which would result from an allocation of taxable net income and other items of the Company to such Investor Interestholders. There are any number of foreseeable circumstances which could result in the Company having taxable income in any year without free cash flow from which to make distributions to Investor Interestholders. In such event, the allocations of items of Company income, loss, gain, deduction and credit to any Investor Interestholder in such year could exceed the amount of cash distributed by the Company to such Investor Interestholder in such year, which could require such Investor Interestholder to pay the resulting federal income tax liability from other assets. There can be no assurance circumstances will not occur which may result in Investor Interestholders being allocated taxable income from the Company which results in an income tax liability which exceeds, perhaps greatly, the cash distributions to them from the Company for the same period.


     INVESTOR INTERESTHOLDER LIMITED LIABILITY AND POTENTIAL LIABILITIES OF
                     PARTICIPATING INVESTOR INTERESTHOLDERS


SUMMARY

     Generally, equity participants in a limited liability company such as the Company enjoy limited liability with respect to the obligations of the company, i.e., they will not be held personally liable for the obligations of the company, so long as it is organized and its business is conducted in accordance with the statutes under which it was formed and the organizational documents pursuant to which it was created. In such event, participants may lose all of the assets which they contributed to the company in consideration of their equity interest, but would not be subject to any further liability for the obligations of the Company. However, in order to enable Investor Interestholders to enjoy the benefits of the treatment of their investment in Interests under certain provisions of the Code which are not generally available to equity participants which have such limited liability, the Company, in conformity with the Act, has provided Investor Interestholders with the option to elect to personally assume liability for specific actual or potential obligations of the Company. This election must be made at the time of subscription, and will be binding until the earlier of one year following the completion of the offering or the facilities completion date, at which time the election will terminate, and the Interest will automatically convert to a non-participating Interest for liability purposes. Investor Interestholders who elect to assume such liability will remain liable for obligations of the Company incurred during the effectiveness of such election indefinitely, but will not have liability for obligations of the Company accruing after termination of the election. During the election period, the Company will enjoy the benefits of insurance protection provided by (i) the Operators of the projects in which the Company acquires a working interest, pursuant to provisions in the operating agreement with respect to such project that will be required before the Company will acquire such working interest, and (ii) an affiliate of the Manager, which has acquired and will maintain throughout the life of the Company, certain policies of insurance covering liability with respect to any project in which the Manager or its affiliates, including the Company, has an interest, directly or indirectly. See "Proposed Activities and Policies - Operating Agreements - Insurance" and "Proposed Activities and Policies - Insurance."

LIMITED LIABILITY

     Assuming compliance with the form of Company Operating Agreement and applicable formative and qualifying requirements in Michigan and any other jurisdiction in which the Company conducts its business, an Investor Interestholder will not be personally liable under Michigan law for any obligations of such Company, except, with respect to Participating Investor Interestholders, for Special Obligations, except to the extent of any unpaid Capital Contributions that he/she agrees to contribute to such Company and except for indemnification liabilities arising from any misrepresentation made by an Investor Interestholder. SEE, HOWEVER, "LIABILITIES OF PARTICIPATING INVESTOR INTERESTHOLDERS."

     The liability of an Investor Interestholder for the Company's obligations is generally expected to be controlled by Michigan law, which is the law under which the Company will be organized. The Company may not be recognized as a separate entity under the law of the state of residence of an Investor Interestholder and the limitations on liability provided for by the form of Company Operating Agreement and Michigan law might not be recognized under the law of such state. Therefore, it is possible that Investor Interestholders would not be entitled to any limitation on liability for the Company's obligations in an action governed by the law of such state.

     The Act does not contain any provision imposing liability on an Investor Interestholder for participation in the control of the Company, although no Investor Interestholder has any rights to do so except through the rights to propose and vote on matters described above. The Act provides that an Interestholder is liable to the Company for the amount of any distribution received by the Interestholder that is accepted by the Interestholder when the Interestholder has knowledge of the fact that after making the distribution, the Company will not be able to pay its debts as they become due in the usual course of business or the Company's total assets will be less than its total liabilities.

     The form of Company Operating Agreement will have been signed by the Manager prior to the date of admission of any Investor Interestholders and the Manager will be the initial participant. BY SIGNING THE SIGNATURE PAGE AND, THEREBY, THE SUBSCRIPTION AGREEMENT AND THE COMPANY OPERATING AGREEMENT, AND ENGAGING TO PAY THE PRICE OF INTERESTS, THE INVESTOR INTERESTHOLDERS BECOME BOUND BY THE PROVISIONS OF THE COMPANY OPERATING AGREEMENT AT THE TIMES THEIR SUBSCRIPTIONS ARE ACCEPTED BY A COMPANY, EVEN THOUGH THEY DO NOT SIGN THE COMPANY OPERATING AGREEMENT.

POTENTIAL PERSONAL LIABILITY FOR SPECIAL OBLIGATIONS.

     Pursuant to provisions of the Company Operating Agreement and the Act, a Participating Investor Interestholder will be jointly and severally liable for the Special Obligations of the Company to which he/she subscribes with respect to wells for which he/she has assumed liability for Special Obligations and which arise while he/she is a Participating Investor Interestholder with respect to such well (i.e., until he/she is automatically converted from a generally-liable Participating Investor Interestholder to a Non-participating Investor Interestholder with limited liability with respect to such well); provided, however, that even after a Participating Investor Interestholder is automatically converted to a Nonparticipating Investor Interestholder, such former Participating Investor Interestholder may remain liable for Special Obligations with respect to a well which arose while he/she was a Participating Investor Interestholder but which are asserted by third parties after he/she has ceased to be a Participating Investor Interestholder. Thus, each Participating Investor Interestholder's potential liability with respect to his/her Interests is not limited to his/her subscription, but may include the amount, if any, by which the amount of Special Obligations which arise while he/she is a Participating Investor Interestholder exceed the assets of the Company available to pay such amount. Prior to the earlier to occur of (i) one year following completion of the offering, or (ii) the Facilities Completion Date, Participating Investor Interestholders will be personally liable for Special Obligations with respect to all wells in which his/her Company holds a working interest; after such date, Participating Investor Interestholders will be automatically converted to Nonparticipating Investor Interestholder status.

INVESTOR PROTECTION

     The Company has taken certain steps to reduce the above-described risks to the Participating Investor Interestholders, including the following:

          INSURANCE - the Operators will maintain insurance coverage with respect to the wells on the projects in which the Company holds a working interest with specified coverages and liability limits (see "Proposed Activities and Policies - Form of Operating Agreements - Insurance") which will be available to defray such Company's liability for certain Special Obligations. In addition, the Company will share coverage under a broad form comprehensive liability insurance policy with other entities which are affiliated with the Manager. See "Proposed Activities and Policies - Insurance."

          AUTOMATIC CONVERSION TO NONPARTICIPATING INVESTOR INTERESTHOLDER - each Participating Investor Interestholder will be automatically converted to Nonparticipating Investor Interestholder status upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date and generally shall not be liable for Special Obligations of the Company which arise thereafter (though even after such conversion, such former Participating Investor Interestholder may remain liable for Special Obligations which arose while he/she was a Participating Investor Interestholder but which are asserted by third parties after such person has converted to Nonparticipating Investor Interestholder status).

These measures may, in specific instances, be effective in reducing the amount of or even eliminating a Participating Investor Interestholder's personal liability for Special Obligations. However, there can be no assurance that, such measures notwithstanding, (i) a Participating Investor Interestholder will not be held liable for and be required to pay all or some portion of the Special Obligations of the Company incurred while he/she is a Participating Investor Interestholder, and (ii) such personal liability will not be significant in amount.


                              TERMS OF THE OFFERING

GENERAL

     Wolverine Energy, L.L.C., as Manager, is offering to qualified investors during 1998 through 2002, an aggregate of up to $15,000,000 membership interests (Interests) in a series of up to ten limited liability companies (the "Companies") to be formed under the Act. The Manager will be the managing Interestholder. Investors whose subscriptions are accepted will be admitted as Investor Interestholders in the Company. The Company has not been formed or commenced operations, has no assets or liabilities and has not been capitalized. The Company will engage in a program the primary objectives of which will be to
(i) establish gas reserves by participating in the development, drilling, completion and installation of production, collection and distribution equipment on development natural gas wells, and (ii) make cash distributions from revenue generated by marketing and sales of gas production from such wells and sales of such wells.

     The minimum subscription for Interests is $5,000, except that for Individual Retirement Accounts ("IRAs") and Keogh Plans the minimum subscription is $2,500. The Manager may waive the minimum subscription amount on a case-by-case basis. For purposes of satisfying the minimum subscription, a "spousal" IRA and the IRA of the working spouse will be considered a single investor provided that at least $250 of the combined subscriptions is contributed by the smaller account. All IRA and employee benefit plan fiduciaries are urged to review "Investment by Pension and Other Retirement Plans" before investing in the Company. The Manager, its employees and affiliates, may purchase any number of Interests, including Interests sufficient to reach the minimum aggregate subscription for any Company, on the same terms and conditions as other Investor Interestholders, except that no sales commissions or due diligence fees will be charged for such purchases. If an Interest is purchased by the Manager, its employees or affiliates for the purpose of reaching the minimum aggregate subscription, the Interest will not have voting rights. Any Interests purchased by the Manager or its affiliates will be purchased for investment and not for resale.

SUBSCRIPTION PERIOD

     Subscriptions to purchase Interests will only be solicited with respect to one Company at a time; this Prospectus will be supplemented prior to the commencement of sales of Interests in the Company. If, at the end of the subscription period for the Company, subscription funds for less than the Minimum Amount ($1,000,000) have been received, such funds, with any interest earned, will be returned to subscribers promptly. In addition, if within 24 months after the admission of the Investor Interestholders to the Company, that Company has not expended or committed for expenditure an amount equal to 100% of that Company's Investor Interestholders' capital contributions (after payment of the management fee), the Manager shall distribute, as a return of capital, to the Investor Interestholders' on a PRO RATA basis the amount of such unexpended and uncommitted Company funds (together with a proportionate amount of the management fee), after deducting therefrom an amount that the Manager reasonably determines will be equal to the Company's necessary operating capital that will not be provided by anticipated revenues from Company operations. The phrase "committed for use" shall mean contracted for, actually earmarked for or allocated by the Manager to property acquisitions. The phrase "necessary operating capital" shall mean those funds which, in the opinion of the Manager, should remain available to assure the continuing operations of the Company.

     An investor will become an Investor Interestholder of the Company in which Interests are being offered at the time his/her subscription is received and accepted by the Manager. THE MANAGER RESERVES THE ABSOLUTE RIGHT TO REJECT TENDERED SUBSCRIPTIONS IN WHOLE OR IN PART AT ANY TIME FOR ANY REASON. Properly completed subscriptions not rejected within 30 days of receipt will ordinarily be deemed accepted. Sales of Interests in any Company may be closed at any time if at least the Minimum Amount of subscriptions have been received and accepted. The minimum and maximum duration of the offering period and the maximum amount of Interests which may be sold with respect to any Company will be identified in a Supplement to this Prospectus prior to the commencement of the offering of Interests in such Company. Due to tax and accounting issues, the Managers will try to make sure that the offering will be closed out no later than the end of the calendar year. The subscription period for Interests in the last Company will expire no later than on December 31, 2002.

     Immediately following the admission of Investor Interestholders to the Company, the Manager will prepare a Supplement to this Prospectus to reflect the Investor Interestholder capital contributions to that Company, the maximum number of Interests available to be offered in the next succeeding Company, if any, and the final offering termination date for such Company. After the Company has been activated and funded, no additional Interests in that Company will be sold. The Manager will furnish to each Investor Interestholder a notice of admission and a report of the results of the offering of Interests in such Company within 30 days following the activation of such Company.

SUITABILITY STANDARDS

     GENERAL. An investment in Interests involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and who can afford to lose all or substantially all of their investment. The net worth- and income-based standards expressed herein represent minimum requirements for investors to invest in Interests; THE MERE SATISFACTION OF SUCH REQUIREMENTS BY A PROSPECTIVE INVESTOR DOES NOT, IN AND OF ITSELF, MEAN THAT AN INVESTMENT IN INTERESTS IS SUITABLE FOR SUCH INVESTOR AND DOES NOT MODIFY THE MANAGER'S ABSOLUTE RIGHT TO REJECT SUBSCRIPTIONS FOR INTERESTS FROM ANY PERSON WITHOUT THE NEED TO PROVIDE ANY REASON OR JUSTIFICATION THEREFOR. IT IS THE OBLIGATION OF THE SOLICITING DEALERS TO MAKE EVERY REASONABLE EFFORT TO ASSURE THAT THE INTERESTS ARE SUITABLE FOR INVESTORS, BASED ON THE INVESTOR'S INVESTMENT OBJECTIVES AND FINANCIAL SITUATION, REGARDLESS OF THE INVESTOR'S INCOME OR NET WORTH.

     MINIMUM SUITABILITY STANDARDS. Generally, each subscriber for Interests must represent that: (a) he/she has a net worth of $225,000 or more (exclusive of home, home furnishings and automobiles); or (b) he/she has a net worth of $60,000 or more (exclusive of home, home furnishings and automobiles) and an annual "taxable income" as defined in Section 63 of the Code of $60,000 or more; or (c) he/she is purchasing Interests in a fiduciary capacity for a person or entity meeting either of the standards in (a) or (b) above; or (d) if it is an IRA or self-directed Keogh Plan, the individual who established the same or the plan beneficiaries of which, as the case may be, meet(s) the standards in (a) or

(b) above. The net worth standards will be applied to the combined net worth of a husband and wife purchasing Interests jointly and the income standards will be applied to their joint or individual tax returns, as the case may be. Other persons purchasing Interests jointly must make the minimum $5,000 investment multiplied by the number of joint purchasers and each of such persons must meet the applicable net worth and income standards without regard to the other joint purchaser(s). Further, Interests will only be sold to persons who represent in writing that he/she is the sole and true party in interest and that he/she is not purchasing for the benefit of any other person (or that he/she is purchasing for another person who meets all of the conditions set forth herein).

         HEIGHTENED SUITABILITY STANDARDS FOR SOME STATES. A resident of California who subscribes for Interests must (i) have a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in the year of purchase of such Interests of $65,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, inclusive of home, home furnishings and automobiles; or (iv) expect to have gross income in the year of purchase of such Interests of not less than $200,000.

         A resident of Michigan who subscribes for interests must: (i) have a minimum net worth of $225,000 without regard to an investment in Interests, and a minimum annual gross income of $100,000 for the current year and for the immediate two previous years, evidenced by information provided in the Subscription Agreement; or (ii) have a minimum net worth in excess of $750,000, inclusive of home, home furnishings and automobiles, evidenced by information provided in the Subscription Agreement.

         A resident of New Hampshire who subscribes for Interests must have either:(i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (ii) have net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles) and $50,000 of taxable income.

         A resident of North Carolina who subscribes for Interests must(i) have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles) or (ii) have a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles), and estimated taxable income (as defined in
Section 63 of the Code) in the year of purchase of such Interests of not less than $60,000 without regard to an investment in the Company.

         A resident of Pennsylvania who subscribes for Interests must either
(i)have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or (ii) have a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and taxable income in the year next preceding the year of purchase of such Interests or expect to have gross income in the year of purchase of such Interests of not less than $60,000, or (iii) be purchasing in a fiduciary capacity for a person or entity having such net worth and/or such taxable income.

         INTERESTHOLDERS WHO ELECT TO BECOME PARTICIPATING INTERESTHOLDERS. A resident of Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Minnesota, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont or Wisconsin who subscribes for Interests and elects to become Participating Investor Interestholders must represent that he/she: (i) has an individual or joint minimum net worth (exclusive of home, home furnishings and automobiles) with his/her or her spouse of $225,000 or more, without regard to the investment in the Company and a combined minimum gross income of $100,000 ($125,000 for Arizona residents) or more for the year of purchase of such Interests and for the previous two years; or (ii) has an individual or joint minimum net worth with his/her or her spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or(iii) has an individual or joint minimum net worth with his/her or her spouse in excess of $500,000 (exclusive of home, furnishings and automobiles); or (iv) has a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

         A resident of California who subscribes for Interests and elects to become a Participating Investor Interestholder must (i) have a net worth of not less than $250,000 (exclusive of home, home furnishings and automobiles) and expect to have gross income in the year of purchase of such Interests of $120,000 or more, or (ii) have a net worth of not less than $500,000 (exclusive of home, home furnishings and automobiles), or (iii) have a net worth of not less than $1,000,000, or (iv) expect to have gross income in the year of purchase of such Interests of $200,000 or more.

         A resident of Massachusetts who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she (i)has a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles), and (ii) expect to have in the year of purchase of such Interests and had for the two preceding years gross income of $120,000 or more.

         A resident of Michigan who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she (i) has a net worth of not less than $600,000 without regard to an investment in the Interests, and a minimum annual gross income of $250,000 for the current year and for the immediate two previous years, evidenced by information provided in the Subscription Agreement; or (ii) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles, evidenced by information provided in the Subscription Agreement.

         A resident of New Mexico who subscribes for Interests and elects to become a Participating Investor Interestholder must represent (i) that the purchase price of such Interests does not exceed 10% of his/her net worth (exclusive of home, home furnishings and automobiles), and (ii) had in each of the last two years and expect to have in the year of purchase of such Interests, gross income of $120,000 or more.

         A resident of Tennessee who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she (i) has a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles), and (ii) had in each of the last two years and expect to have in the year of purchase of such Interests, taxable income of $100,000 or more.

         A resident of Washington who subscribes for Interests and elects to become a Participating Investor Interestholder must (i) have a net worth, or joint net worth with that persons spouse, of not less than $1,000,000 at the time of purchase, or (ii) have an individual income in excess of $200,000, or joint income with that person's spouse in excess of $500,000, in each of the two years preceding the year of purchase of such Interests and a reasonable expectation of reaching the same income level in the current year.

         MICHIGAN INVESTORS: PLEASE NOTE that investor suitability differs for Michigan residents seeking to elect the tax benefits available with

Participating Investor Interestholder status and those who do not. See the modified Michigan suitability standards above. FURTHER NOTE that electing Participating Investor Interestholder status subjects the investor to unlimited personal liability in the event that the Manager does not have adequate insurance or assets to appropriately settle any disputes that may arise during its operations or otherwise.

     ADDITIONAL REQUIREMENTS. Set forth below are additional requirements that investors from particular states must also satisfy. In addition, by making an investment in Interests, an Investor Interestholder represents and warrants that he/she will not take any action or fail to take any action that would cause any of their statements, promises or agreements to be false if they were made at a later time.

     California residents generally may not transfer Interests without the consent of the California Commissioner of Corporations.

     Michigan residents are not permitted to make an investment if the dollar amount of the investment is equal to more that 10% of their net worth. All Michigan residents must represent in the Subscription Agreement that they have had prior investment experience or have consulted a financial adviser or certified public accountant prior to investing.

     The Commissioner of Securities of Missouri classifies the Interests as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Interests are again registered, the offer for sale or resale of Interests by an Investor Interestholder in Missouri may be subject to the sanctions of such act.

     TRANSFEREES. Transferees of Interests seeking to become substituted Investor Interestholders must also meet the suitability requirements discussed above, provided that the requirements with respect to net worth and taxable income may be waived at the Manager's discretion under certain limited circumstances, including transfers of Interests by an Investor Interestholder to a dependent or to the Company for the benefit of a dependent or transfers by will, gift, or by the laws of descent and distribution.

     FALSE STATEMENTS BY INVESTORS. If at any time the Manager determines that any statement, promise or agreement made by an investor to the Manager was false when made, has been violated, or would be false if made at a later time, or that an investor is otherwise not qualified to hold interests in federal gas leases, or otherwise jeopardizes the Company's tax status or the limited liability of the Investor Interestholders, then the Manager will have the right, but not the obligation, to purchase the Interests of such investor at a price equal to the most recent valuation of the Interests determined pursuant to the formula described in the Company Operating Agreement or, if there has been no determination under the formula, then at a price equal to 85% of the investor's net subscription.

SUBSCRIPTION PROCEDURES AND PAYMENTS

     Persons desiring to subscribe for Interests should execute and send the following documents to his/her Soliciting Dealer for transmission to the
Manager:

          (a)  an executed copy of the Signature Page; and

          (b) a check payable to "Franklin Bank, Escrow Agent - Wolverine 2001( )" in an amount equal to the purchase price for the number of Interests to be purchased by that investor.

     Pending receipt of subscriptions for the Minimum Amount of Interests in the Company, all funds collected from investors will be deposited in an interest-bearing escrow account with Franklin Bank, Southfield, Michigan, and will be held in escrow by such bank. After subscriptions for at least the Minimum Amount of Interests have been received and accepted by the Manager, the Company will be "activated" and the Investor Interestholders' share of commissions and due diligence fees will be paid from such funds and such funds will be transferred from the escrow account to the Company's operating account. Commencement of the Company's operations shall be the time when all of the Company's investors have been admitted as Investor Interestholders and all subscriptions (less commissions and due diligence fees) have been transferred from the escrow account to the Company operating account (i.e., following the Final Closing date). While on deposit in the escrow account or held by the Company in temporary investments pending the Final Closing and acquisition of working interests in projects (i.e., during the temporary investment period), all subscription funds will be invested in bank time deposits, short-term bank certificates of deposit, short-term governmental obligations, U.S. Treasury bills or bank money market accounts and similar investments. Any such temporary investment revenues earned on Investor Interestholders' capital contributions will be allocated solely to the Investor Interestholders, PRO RATA based upon the period commencing with the date each investor's subscription and check are received in proper form, collected and the proceeds invested, and ending with the Final Closing date, and will be distributed to the Investor Interestholders within 60 days following the Final Closing date. This investment activity may cease if the Manager determines that the Company may be deemed to be an investment company under the Investment Company Act of 1940. Subscription funds received with respect to the Company will not be commingled with any other funds.

     Fully paid subscriptions in proper form will be deemed accepted, subject to reduction in accordance with the Subscription Agreement, if not rejected within 30 days of receipt by the Manager. If not rejected by the Manager, each subscriber will become an Investor Interestholder in the Company in which Interests were being offered at the time he/she subscribed. If a subscription is rejected, the Subscription Agreement and subscription funds tendered therewith will be returned to the appropriate subscriber without interest or deduction for expenses. If subscribers are not admitted to the Company to which they subscribed before the expiration of the subscription period for Interests in such Company, all subscription funds will be returned in full, together with any interest thereon, to such subscribers within 30 days. If following expiration of the subscription period, subscription funds of less than the Minimum Amount have been received, all such subscription funds, with interest earned thereon, will be promptly returned to subscribers by the Escrow Agent.

NO ADDITIONAL ASSESSMENTS

     No calls or assessments for funds in addition to an Investor
Interestholder's subscription amount will be made, except with respect to the liability of Participating Investor Interestholders with respect to Special Obligations.

TRANSFERS OF INTERESTS

     Investor Interests may only be transferred in full accordance with the terms of the Company Operating Agreement and applicable federal and state securities laws. Except for gifts and transfers by operation of law, no transfer of Investor Interests may be made unless (i) the Manager, in its sole and absolute discretion, consents thereto, (ii) the transferor assigns all of his/her Interests, or both the transferor and the transferee will own at least $5,000 of Interests ($2,500 for IRAs and Keogh Plans) after such transfer, and (iii) the transferor and/or the transferee reimburse the Company for filing fees and other expenses of the substitution or addition. The Manager shall recognize an assignment of Investor Interests as of the first day of the calendar month following the month in which receipt of notice of such assignment and any required documentation, including documents providing information required under the Code such as the name, address and taxpayer identification number of the transferor, the amount of Investor Interests acquired by the transferee, the date on which the Investor Interests were acquired and the transferee's name. The Manager anticipates that it will decline to consent to any such transfer which would have the effect of causing an involuntary termination of the Company for federal income tax purposes or could otherwise adversely affect the status of the Company as a partnership for federal income tax purposes. In addition, the Manager has the right to refuse to recognize any transfer of Investor Interests if it believes that such transfer occurred on a secondary market or the substantial equivalent thereof. See Article 13 of the Company Operating Agreement.

     The transferee of Investor Interests may become a substituted or additional Investor Interestholder with the consent of the Manager which may be withheld in its sole discretion, but must reimburse the Company for filing fees and other expenses of the substitution or addition. While the Manager may withhold such consent in certain circumstances (e.g., if the Company's tax status as a partnership for federal income tax purposes would be jeopardized), the economic benefits of ownership of an Investor Interest may, in general, be transferred or assigned without regard to whether the Manager has consented unless a transfer occurred on a secondary market or the substantial equivalent thereof. (See
Article 13 of the Company Operating Agreement).

     THE FOREGOING LIMITATIONS ON THE TRANSFER OF INVESTOR INTERESTS DO NOT APPLY TO THE MANAGER'S INTERESTS. SUBJECT TO THE REQUIREMENT THAT NO TRANSFER OF A MANAGER'S INTEREST MAY TAKE PLACE IF TO DO SO WOULD HAVE THE EFFECT OF CAUSING AN INVOLUNTARY TERMINATION OF THE COMPANY AS A PARTNERSHIP OR OTHERWISE ADVERSELY AFFECT THE STATUS OF THE COMPANY AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES, THE MANAGER MAY WITHOUT APPROVAL FROM THE INVESTOR INTERESTHOLDERS OR ANY OTHER PERSON SELL, TRANSFER, PLEDGE OR OTHERWISE ENCUMBER ITS MANAGER'S INTERESTS.

INTEREST REPURCHASE PROGRAM

     - Interestholders may tender Interests for repurchase by the Manager on each of five anniversary dates of the first cash distribution of the Company beginning with the fifth such anniversary date (the "Repurchase Dates")

     - Interestholders may, at their election, sell Interests to the Manager for not less than 36 times the PRO RATA average monthly cash distributions of the Company for the 12 months preceding such purchase

     - The Manager is obligated (unless the Manager determines, in its sole discretion, that it is unable from a financial point of view to do so at the time) to purchase on each Repurchase Date such Interests which aggregate up to 10% of the initial subscriptions of the Company, subject to the compliance of such offer to repurchase with certain provisions of the Code and interpretations thereof by the Service, and the receipt of opinions of counsel to such effect

Investor Interestholders are required to provide the Manager with written notification of their intention to avail themselves of the repurchase program. Subject to the receipt of the opinions of counsel and other conditions described below, the Manager will offer to repurchase for cash a maximum of 10% of the Interests originally subscribed for on each Repurchase Date. The Manager's offers to purchase Interests will, however, be conditioned on the receipt of an opinion of its counsel that the consummation of such offer will not cause the Company to be treated as a "publicly traded partnership" for purposes of Code Sections 469 and 7704 and on its determination that the repurchases of a particular Investor Interestholder's Interests will not result in the termination of the Company for federal income tax purposes. Further, the obligation of the Manager to offer to repurchase Interests on the terms described herein is also conditioned on the determination of the Manager, in its sole discretion, that it has such assets, net worth and liquidity, or is able to borrow funds for such purpose on terms that it deems reasonable, to repurchase such Interests at the time that they are tendered to it without materially adversely affecting its financial condition, in its sole opinion. In the event that the Manager determines that it is unable to repurchase Interests, such repurchase obligations will be waived and will not be exercisable in any subsequent year.

     The Manager will not favor one of the Companies over the others in the offer to repurchase Interests. Such offer will be extended equally to all Interestholders participating in each of the Companies. Notwithstanding the foregoing, if more than 10% of the Interests in the Company or more Interests than the Manager is able to purchase are tendered on any Repurchase Date, Interests will be purchased on a "first-come, first-served" basis on such Repurchase Date determined according to the date of receipt by the Manager of a letter of acceptance of the repurchase offer from the Investor Interestholder. The Manager may be unable to repurchase all Interests tendered, due to limitations imposed by the Code or loan or banking agreement(s) to which the Manager may be a party or because such offer to repurchase would cause the Manager to have acquired more than 10% of the Interests in the Company on a Repurchase Date, or because it has determined, in its sole discretion, that its financial condition at the time that such Interests are tendered for repurchase renders it unable to effect such repurchases at the time.

     The process leading to the purchase by the Manager of an Investor Interestholder's Interests will be initiated by the provision by such Investor Interestholder to the Manager of written notice of his/her intention to have his/her interests purchased by the Manager. The Manager will determine a purchase price for Investor Interestholder Interests with respect to each Repurchase Date. The Manager will provide each electing Investor Interestholder a written offer of the established price for purchase of the specific Interests within 30 days of the Manager's receipt of the written notification. The Manager will keep such offer open for 30 days after the mailing of such offer to the Investor Interestholder. Upon notification of the repurchase price established by the Manager, the Investor Interestholder, if he/she elects to accept such repurchase price, must notify the Manager in writing that such price is acceptable. The Manager will promptly mail the Investor Interestholder a check for the proceeds of the purchase.


                              PLAN OF DISTRIBUTION


SELLING ARRANGEMENTS; COMMISSIONS; DUE DILIGENCE FEES

         The Manager intends to enter into Soliciting Dealer Agreements with selected Soliciting Dealers in order to effect the distribution of Interests. The Manager expects to enter into substantially identical Soliciting Dealer Agreements (a form of which is available at the office of the Manager for inspection and is included as an Exhibit to the Registration Statement of which this Prospectus is a part) with each such Soliciting Dealer. Pursuant to such Soliciting Dealer Agreements, subscriptions for Interests will be solicited on a "best efforts" basis only by Soliciting Dealers that are members in good standing of the National Association of Securities Dealers, Inc. (NASD), and the offering will be conducted in compliance with the Conduct Rules adopted by the NASD. In addition, each Soliciting Dealer will be required in the Soliciting Dealer Agreement to make customary representations and warranties to and enter into customary covenants with the Company. Each Soliciting Dealer will receive sales commissions from the Manager equal to 9.5% of the purchase price for Interests sold by that Soliciting Dealer at the time that the subscription for such Interests is received and accepted by the Company. In addition, Soliciting Dealers may receive an accountable due diligence expense reimbursement of up to 0.5% of the purchase price of such Interests. The due diligence expense reimbursement payable to the Soliciting Dealers may be reduced as necessary to keep the total due diligence expenses at or below 0.5% of all Interests sold. No commissions or due diligence fees will be paid on purchases by the Manager or its affiliates. The Manager does not anticipate that any agreement will be entered into by the Company with any Soliciting Dealer which differs materially from the terms described herein.

         A sales commission of less than 9.5% of the purchase price for Interests may, in the discretion of the Manager, be paid on large subscriptions by a single investor. All subscriptions solicited from either (i) a husband and wife purchasing Interests for their own accounts, or (ii) more than one plan, Company, fund or foundation established by a given corporation or other entity, or (iii) clients of a single fiduciary or other organization that serves clients on the basis of scheduled fees for investment advice (such as a registered investment advisor with respect to his/her clients or a bank or trust company with respect to funds maintained, managed or advised by it) who purchase Interests upon the recommendation of such fiduciary or other organization, shall be deemed to be a single subscription for the purpose of determining eligibility for reduced commissions, provided the aggregate amount of Interests in a single Company so purchased exceeds $500,000. A corporation, partnership or other entity shall also be counted singly unless such entity was organized for the specific purpose of acquiring Interests, in which event each beneficial owner of interests in the entity shall be counted as a subscriber.

         The Company will be charged with the sales commissions paid by it to a Soliciting Dealer with respect to Interests subscribed for by Investor Interestholders and will reallocate the amount of the sales commissions to the Investor Interestholder in respect of which such sales commission was paid. Therefore, Investor Interestholders that are charged reduced commissions or due diligence fees will be credited with proportionately larger net subscriptions and will have relatively greater interests in the capital and revenues of the


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Company than Investor Interestholders who pay commissions and due diligence fees at a higher rate.

     Commissions and due diligence fees will be paid by the Company following the activation/admission of investors. However, after the minimum subscription amount has been raised through BONA FIDE transactions with respect to the Company and prior to the activation of the Company, the Manager or an affiliate thereof may advance funds on a bi-monthly basis to pay commissions and due diligence fees to Soliciting Dealers. Such advances, if any, in excess of the commissions payable by the Company will be reimbursed from the proceeds of the Investor Interestholders' capital contributions upon the Company's activation. The total of all compensation paid to Soliciting Dealers in connection with the distribution of Interests by the Company will not exceed, in the aggregate, 10% of subscriptions (i.e., aggregate offering proceeds) in accordance with Conduct Rule 2810 of the NASD.

INDEMNIFICATION

     Each Soliciting Dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Manager and the Company will indemnify each Soliciting Dealer, under certain circumstances, against certain civil liabilities, including liabilities arising under the Securities Act.

SALES MATERIAL

     The Soliciting Dealers may utilize sales material in addition to this Prospectus, as Supplemented from time to time, in connection with the offering of Interests. This sales material may consist of a sales brochure, corporate reports and copies of published articles about the Manager or its affiliates or excerpts therefrom, literature relating to the gas industry generally, summary descriptions of other gas programs of which the Manager or its affiliates is the sponsor or manager and information on distributions from affiliated limited partnerships, slide, audio/videotape, computer diskette and flip chart presentations, copies of published articles, information regarding investments by IRAs and other general information. The Manager has not authorized the use of other sales material, and the offering of Interests is made only by means of this Prospectus, as Supplemented from time to time. When used, sales material must be preceded or accompanied by this Prospectus, as Supplemented from time to time. Although the information contained in the sales material does not conflict with any of the information set forth herein, such material does not purport to be complete. Sales material should not be considered a part of or incorporated in this Prospectus or the Registration Statement of which this Prospectus is a part even though it has been submitted to the U.S. Securities and Exchange Commission.

THE MANAGER'S INTERESTS

     The Manager's Interests consist of the number of Interests which corresponds to the Manager's share of revenues, expenses and Net Cash Flow from Operations of the Company, i.e., that number of Interests which corresponds to the sum of the Manager's Promoted Interest and the Manager's Investment Interest. The Manager has agreed to subordinate the distribution of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investors, including



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the Manager with respect to the Manager's Investment Interest, to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of cash distributions to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."


                        PROPOSED ACTIVITIES AND POLICIES


SUMMARY

     The Company will be formed to acquire working interests in natural gas well development projects. The projects in which such Company will invest will not be identified at the time that a prospective investor subscribes for Interests. Net funds available to the Company will be used to acquire working interests in projects which (i) meet the criteria for acquisition which have been established by the Manager, and (ii) the Manager identifies subsequent to the commencement of the offering of Interests in such Company.

     The Company will acquire working interests in individual gas projects to be drilled. Projects will be evaluated by the Manager on behalf of the Company on the basis of its estimated long-term (e.g., 20 year) production potential, with the intent that a purchaser in the position of the Company could recover its investment and earn a reasonable profit from the sale of natural gas alone over such term. This policy is intended to assure that the projects in which the Company holds working interests will (i) provide a predictable and sustainable revenue stream to the Company from sales of gas produced during the Company's expected life, and (ii) have substantial and ascertainable values, based upon the remaining expected productive life of such projects, when the Company seeks to liquidate its working interests in such projects in order to comply with the Company' finite-life investment policy. The Company will seek to liquidate its assets and distribute the proceeds thereof to the Investor Interestholders beginning after the seventh full year following the first distribution of Net Cash Flow from Operations and to complete such liquidation prior to the end of the tenth full year following the first distribution of Net Cash Flow from Operations. See "Liquidation Policy" below. The Company may sell or exchange its working interests in projects earlier or later than its initial investment policy envisions, however, if price or other circumstances so warrant.

     The Company will acquire percentage working interests in natural gas projects (incorporating multiple wells) to be developed by the Operators on development prospects. Through its ownership of a portion of the working interests of such projects and thereby indirectly in the individual wells which comprise such projects, the Company will participate in the development, drilling and completion of such wells and in the construction and installation of production, collection, distribution and other necessary support Facilities which will link wells in which it has such an interest to a natural gas pipeline which will transport the gas produced from such wells to commercial customers.




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

     The Company will acquire working interests in natural gas development projects from the Manager, which will have acquired such working interests from one or more unaffiliated owners, usually in contemplation of conveying such working interests to such Company. The Company will pay a fixed "turnkey" price to the Manager to pre-pay its PRO RATA share of the costs of (i) development, drilling and completion of the net wells in such projects acquired by the Company through Completion, and (ii) the post-Completion Facilities with respect to such net wells which are identified in the applicable AFE with respect to such wells. Generally, the Turnkey Cost will reflect market prices for turnkey development, drilling, completion and post-Completion Facilities commitments prevailing in the market among non-affiliated parties and will be based upon the PRO RATA portion of the estimated total for development, drilling, completion and post-Completion Facilities costs as determined by the Operator of such property attributable to the net wells acquired by the Company. The Turnkey Cost for each project will be established by the Manager at the time it determines that the Company will acquire a working interest in such project and will be established in accordance with the general rule described above. See, however, "Conflicts of Interest - Management of Other Entities."

     The Manager cannot identify any projects in which working interests will be acquired by the Company because (i) the Company will not be formed or acquire working interests in any projects until after the offering of Interests has been completed, and (ii) the amount of capital that will be raised by the Company cannot be predicted. Decisions as to the projects in which working interests will be acquired by the Company and the time, manner and terms upon which they will be disposed of will be made by the Manager in the best interests of the Company.

ACQUISITION OF PROJECTS

     GENERAL POLICIES. At the time that a prospective investor subscribes for interests in the Company the Manager will not have identified the specific projects in which working interests will be acquired by the Company. However, the Manager is continuously conducting and/or commissioning studies and investigations of available natural gas development projects, working interests in some or all of which may be acquired by the Company or by other programs sponsored by affiliates of the Manager. In determining whether a working interest in any particular property is to be acquired, and the price to be paid, the Manager will consider such criteria as estimated reserves, estimated cash flow from the sale of production, present and estimated future prices of gas, and the availability of markets for the gas that may be produced. The Manager will also consider the likely costs and risks inherent in drilling wells on such projects as evidenced by the historical experience of Operators of wells on adjacent parcels, and the availability and cost of the equipment, labor and services which must be paid for to drill, complete and install production, collection and distribution facilities at the wells and connect the wells to a gathering system. The Manager may also consider the potential for increased production from a property under consideration through the application of leading-edge recovery methods (e.g., horizontal drilling or the application of progressive cavity pumps to increase the recovery of reserves) and the intent and plans of the Operator to employ such technologies. In all cases in which an unaffiliated Operator is hired, the Manager will evaluate the record of the Operator and any other contractors whose services will be engaged to conduct activities on the project. The Manager may also utilize evaluations by affiliates of the Manager and/or independent geologists and engineers of estimated reserves and projected rates of production attributable to such property.




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

     Projections of net revenues obtainable from estimated reserves and the present value of such projected net revenues, which will influence the maximum price which the Manager will decide to pay for a working interest in a property, will be based on such assumptions as to natural gas prices and such discount factors as the Manager deems appropriate from time to time in light of the current economic circumstances, conditions and trends within the natural gas industry and the varying degrees of risk of non-recovery attendant to various categories of natural gas reserves. Interests in projects will be acquired from third parties and, subject to the restrictions set forth in the Company Operating Agreement, from the Manager or affiliates thereof.

     OVERRIDING ROYALTY TO THE MANAGER. The Manager will retain a 2% overriding royalty interest in each property after it assigns the balance of its working interest to the Company, provided that the overall working interest in such property exceeds 75% of the net revenue interest. This overriding royalty interest will entitle the Manager to receive a 2% interest in the revenues of such property attributable to the working interest (i.e., remaining after payment of the landowner and other overriding royalties) prior to payment of all associated operating costs, without being required to contribute capital to develop and operate wells on such property. See "Proposed Activities and Policies" and "Compensation and Reimbursement."

     ACQUISITIONS FROM AFFILIATES OF MANAGER. All acquisitions of Projects by the Company in the Program will be made from the Manager or an affiliate of the Manager. Such projects will have been acquired by the Manager primarily for subsequent transfer to the Company and will be acquired at a price and on terms which are consistent with those described in "Proposed Activities - Acquisition of Projects" and " -Turnkey Agreement" herein. The Manager will not realize a profit on the sale of working interests in projects to the Company except to the extent that the Turnkey Cost exceeds the actual costs to develop, drill and complete and install identified post-Completion Facilities on the wells on such Project in which the Company acquires a working interest. See " Compensation and Reimbursement - Potential Profit on Turnkey Agreement."

     OPERATORS; OPERATING AGREEMENTS. In most cases, the Manager or its affiliate will operate or co-operate the projects. The Manager has retained the services of Federated Oil & Gas Properties, Inc. ("Federated") to operate some of the Companies' well development and operations. The Manager reserves the right to select an alternative Operator to oversee development and operations of the Companies' projects. Federated began working with the Manager on this basis in June, 1998. The Manager will initially pay Federated $75 per-well-per-month for these services. This rate may be re-negotiated from time to time.

         During the development stage of the projects, Federated will: Review and approve capital expenditures and development recommendations; review and approve joint operating agreements; review drill site locations; monitor well drilling and re-entry; review and approve well and central processing facility equipment; oversee central processing facility construction; maintain well equipment and processing facility inventories and layouts; oversee well equipment changes, work-overs and other well activities; and review and consult on pipeline routes, sizes and related matters.

         During the operational stage, Federated will: Monitor well and field production, review and monitor operating expenses so as to minimize costs; monitor well and field production versus sales (i.e., shrinkage and line loss); reconcile sales versus proceeds; collect revenues and pay expenses; coordinate



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

all gas sales agreements; make routine inspections of well sites and processing facilities; monitor and provide reports concerning regulatory compliance; facilitate compliance with all laws, regulations and orders; and prepare quarterly production and financial reports.

         Federated will prepare a development program for each project. The development program will include the number of wells to be drilled, the techniques to be used, and the equipment for the wells. Local field companies will engage in the actual drilling, re-entry, completion, installation of facilities, and day-to-day oversight of operations.

         Federated, under the supervision of the Manager, will make decisions regarding the choice of facilities after completion and whether to buy or lease equipment. It is currently contemplated that the only facilities the Companies will own are the gas lines that run to the central processing unit. The Manager may, however, decide to add other facilities for specific Companies in its discretion. All expenditures to pay for facilities, whether through acquisition, construction or lease, are Special Obligations for which Participating Members are personally liable. It is anticipated that all facilities expenses will be included in the AFE's prepared by Federated, and will therefore be paid for by the Manager under the Turnkey Agreements such that Participating Members will not be required to make additional payments.

     DIVERSIFICATION. The Manager will generally try to diversify the Company's investments by investing in projects consisting of more than one lease and more than one field in an attempt to balance investments between those deemed more likely to have high rates of production, albeit at a higher cost to drill and complete the wells on such project, and those likely to have lower though more constant, rates of production, and lower drilling and development costs. The Manager may, however, elect to invest all or a major portion of the Company's capital in a single acquisition if it believes it to be in the best interests of the Company to do so. Such an acquisition would, nevertheless, be required to include a diversified group of individual projects. The Manager's ability to diversify Company acquisitions depends, to a large extent, on the amount of capital the Company has available. Efforts will be made to complete acquisitions as soon after commencement of Company operations as sound business practice permits. While the Manager expects that from three to nine months may be required for this purpose, difficulties may be encountered in identifying, selecting and acquiring working interests in projects, necessitating a longer period.

     TYPES OF INTERESTS TO BE ACQUIRED. The Company will only acquire working interests in the projects in which it invests. The Company may not purchase any other type of interest in a project, including a non-operating interest such as a royalty interest, overriding royalty interest or production payment. The drilling, completion and other contractors, if any, with respect to the projects will, in all events, not be an affiliate of the Manager, although in most cases, the Operator will be the Manager or one of its affiliates. A Company may not purchase equity securities of any kind, including equity securities of issuers which hold interests in projects which would otherwise be suitable for investment by the Company.

OPERATING POLICIES

     BASIC OPERATING POLICIES. The Company will acquire working interests in projects as non-operating working interest holders and, except under extraordinary circumstances, will not engage in significant activities in



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connection with drilling, completion, installation of production, collection or distribution Facilities on or the day-to-day operations of wells thereon. The Manager or its affiliates will, however, on behalf of the Company and in co-operation with the Operators of each property, devise a development program with respect to such property which will determine the number of wells to be drilled, the techniques to be used in drilling, completing and installing collection, production and distribution Facilities and equipment on such wells. Additional drilling activities may be conducted by the Operators of such projects, however, as an incidental part of the management of such projects after they have been placed in production or with a view toward enhancing the value of the property. For example, some projects in which a working interest is acquired by the Company may, after they have been in production for a period of time, require or could benefit from additional development or remedial work, such as the drilling of additional development wells or the re-working, re-completing, deepening or sidetracking of existing wells or the installation of one of several secondary, tertiary or other enhanced recovery methods. The intended effect of such efforts would be to increase production volume from a property, either from the existing or new wells or both, at a cost in capital investment and production downtime that was justified in light of the increased revenues from the greater levels of production and produced an acceptable rate of return on the capital and lost revenues so invested. The Manager reserves the right to approve the conduct of such operations by the Operator of a property in which the Company holds a working interest on behalf of the Company.
However, the Company's share of any such operations will be paid from funds borrowed in accordance with the Program's borrowing policies as described in "Financing" herein, and the Company will not make calls for additional capital contributions from Investor Interestholders in order to participate in such activities.

     Decisions as to the management of the Company and its assets and the time, manner and terms upon which it will dispose of its working interest in any property, will be made by the Manager based upon its judgment at the time and in the best interests of the respective Company, subject to the primacy of the Operator with respect to the operation of any property and the sale of production therefrom. A Company will not participate in the farming-out of a property.

     FACILITIES DEVELOPMENT. After the Completion of each well, the respective Operator will determine which Facilities should be constructed on the well or for its benefit to enable the gas produced therefrom to be transmitted to a commercial purchaser. Unlike decisions with respect to the drilling and completion of a well, which are made well in advance of the purchase of a working interest in such well by the Company and which are usually not subject to substantial changes or exercises of discretion by the Operator after drilling has begun, decisions with respect to the type of Facilities to equip a well with and whether to purchase or lease such Facilities, alone or with others, are driven by economic (especially including gas prices and equipment costs) and technological factors which change rapidly and dynamically with respect to each other. The Operator has the authority and responsibility to determine what Facilities should be employed and whether such Facilities should be constructed or acquired directly by the owners of the working interest in the well (including the Operator and the Company) either alone or in conjunction with the working interest owners of adjacent wells for their mutual benefit, or leased from other owners of working interests in adjacent wells (including the Operator), or if the use of such Facilities should be contracted for on a fee-for-service basis from the owners of working interests in adjacent wells (including the Operator). The prototype Operating Agreement confers contractual



                                       54
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authority with respect to all such matters on the Operator and requires it to take action with respect to such matters. In addition, the Operator will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells. All decisions regarding the appropriate arrangements to make with respect to Facilities for each well will be made in the best interests of the working interest owners of the well, including the respective Operator and the respective Company, based upon the production potential of the well, the costs of various alternative Facilities and the likely effect of the choice of each on the level of production from the well, the availability of Facilities owned by other working interest owners that could be utilized at such well and the terms of any lease of fee-for-service (e.g., transportation, compression, CO2 removal) arrangements available from such other owners, including the Operator.

     The respective Operator of any property will retain the discretion to cause the working interest owners of such property to install whatever Facilities it deems in the best interests of the owners of the working interest in such property. Furthermore, such decisions may include borrowing funds and pledging such property as collateral therefor to acquire and install such Facilities.
THE OPERATORS, WHICH IN MOST CASES WILL INCLUDE THE MANAGER OR AN AFFILIATE OF THE MANAGER AS OPERATOR OR CO-OPERATOR, WILL HAVE AUTHORITY TO MAKE ALL SUCH DECISIONS WITH RESPECT TO THE CHOICE OF FACILITIES WITH RESPECT TO THE WELLS IN WHICH THE COMPANY OWNS A WORKING INTEREST AND THE MEANS OF PAYMENT THEREFOR OR FOR THE USE THEREOF. THE PROTOTYPE OPERATING AGREEMENT CONFERS CONTRACTUAL AUTHORITY WITH RESPECT TO ALL SUCH MATTERS ON THE OPERATOR AND REQUIRES IT TO TAKE ACTION WITH RESPECT TO SUCH MATTERS. WITH LIMITED EXCEPTIONS INVOLVING CHANGES OF CIRCUMSTANCE, THE FACILITIES WILL BE INCLUDED IN THE AFE AND WILL THEREFORE BE THE RESPONSIBILITY OF THE MANAGER UNDER THE TURNKEY AGREEMENT. ALL EXPENDITURES, FOR ACQUISITION, CONSTRUCTION OR LEASE OF FACILITIES OR FEES FOR THE USE OF FACILITIES, AND REGARDLESS OF WHETHER SUCH AMOUNTS REQUIRE THE RESPECTIVE COMPANY TO BORROW FUNDS THEREFOR, WILL CONSTITUTE SPECIAL OBLIGATIONS FOR WHICH PARTICIPATING INVESTOR INTERESTHOLDERS WILL BE PERSONALLY LIABLE IF THE MANAGER DOES NOT PAY FOR THEM.

     ADDITIONAL DEVELOPMENT. Undeveloped acreage or additional wells on the projects in which the Company owns a working interest may become drillable because of changes in legal restrictions relating to the spacing of wells and may be sold or otherwise disposed of or drilled by the respective Operator, or, in certain limited instances, farmed out, subject to the restrictions described below. Therefore, the Manager reserves the right, on behalf of the Company, to approve the development of these undeveloped leasehold interests and horizons if geological information and the anticipated costs of such development makes the drilling of a development well advisable, and to borrow funds and/or reinvest Company capital otherwise available for distribution to Investor Interestholders to fund the Company's participation in such activities. Alternatively, undeveloped acreage or additional wells which may be drilled because of changes in legal restrictions relating to the spacing of wells may be sold or otherwise disposed of, or farmed out. A Company will not acquire a working interest in a property for the sole purpose of its subsequent sale or farmout.

     The Operator of a property may determine that the optimal operation of one or more of the wells which constitute such project indicates that attempts to increase the gas production of the property through horizontal drilling, additional development or remedial work, such as the drilling of additional development wells, re-working, re-completion, deepening or sidetracking of existing wells or the installation of one of several secondary, tertiary or



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other enhanced recovery methods should be undertaken. The intended effect of such efforts would be to increase production volume from a property in which such Company owns a working interest, either from the existing or new wells or both, at a cost in capital investment and production curtailment that was justified in light of the increased revenues from the greater levels of production and produced an acceptable rate of return on the capital and lost revenues so invested. The Manager reserves the right to approve the conduct of such operations by the Operators on behalf of Company.

     ASSOCIATED ASSETS. In connection with its acquisition of working interests in projects, the Company may also participate, as a holder of a working interest in a property, in the acquisition of well machinery and equipment, gathering and/or storage facilities, processing, refining or other plants and other assets downstream from the wellhead related to such property or the processing, refining or marketing of gas products. This will be done only if, in the Manager's judgment, the economic effect of any such acquisition can reasonably be expected to be substantially the same as the acquisition of working interests in the projects or products themselves or if the acquisition increases the value of its working interests in any associated projects or products. A Company may participate in a transaction of the sort described in this paragraph even if different risks from those customarily associated with the purchase and operation of working interests in producing projects are presented.

TURNKEY AGREEMENT

     The Company will acquire working interests in individual wells on development projects from the Manager, which will have previously acquired working interests in such wells directly from a Beneficial Owner (which may be an affiliate of the Manager) pursuant to an Operating Agreement. The terms of the arrangement pursuant to which the Company will acquire working interests in projects from the Manager are incorporated into an agreement (the "Turnkey Agreement") having the following terms and considerations, among others:

          (i) the Company will have the right to acquire working interests in individual wells from the Manager, which will have acquired such working interests from one or more Beneficial Holders, which may include affiliates of the Manager, usually in contemplation of conveying such working interest to such Company, in increments corresponding to the number of Interests which such Company has received and accepted subscriptions for during the Offering Term;

          (ii) The Manager will retain a 2% overriding royalty interest in all net wells acquired by the Company pursuant to the Turnkey Agreement, provided that the working interest in such net wells exceeds 75% of the net revenue interest in such wells;

          (iii) The Manager will pay the actual cost of all development, drilling and completion activities through Completion and the costs of all post-Completion Facilities identified on the AFE with respect to each well acquired by the Company, regardless of whether such costs exceed (A) the amounts estimated therefor by the respective Operator in the cost estimate with respect to such well, or (B) the Turnkey Cost;

          (iv) the Company will pay the Manager a fixed amount (i.e., the Turnkey Cost) per net well acquired by such Company for its working interest in such well and to pre-pay its share of (A) all development, drilling and completion activities on such wells through Completion and the





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     costs of all post-Completion Facilities identified on the AFE with respect to each well acquired by the Company, and (B) all post-Completion Facilities identified in the applicable AFE with respect to such wells;

          (v) the Turnkey Cost to be paid by any Company for its working interest in all Projects will be determined by the Manager after the commencement of the offering of Interests by such Company and will reflect market prices for turnkey development, drilling and completion and post-Completion Facilities commitments prevailing in the market among non-affiliated parties and will generally be based upon the PRO RATA portion of the total development, drilling, completion and post-Completion Facilities expenses estimated by the Operator of such property attributable to the net wells acquired by the Company; and

          (vi) THE MANAGER WILL ENSURE THAT ALL AMOUNTS CHARGED BY THE RESPECTIVE OPERATOR TO THE COMPANY'S WORKING INTERESTS FOR DEVELOPMENT, DRILLING AND COMPLETION ACTIVITIES AND INSTALLATION COSTS FOR POST-COMPLETION FACILITIES IDENTIFIED IN THE RESPECTIVE AFE OR FOR OTHER PURPOSES WHICH ARE PROPERLY CHARGEABLE TO THE WORKING INTEREST IN NET WELLS ACQUIRED BY THE COMPANY IN THE PROJECT WILL BE PAID BY THE MANAGER AS AND WHEN DUE, REGARDLESS OF WHETHER SUCH AMOUNTS EXCEED THE TURNKEY COSTS FOR SUCH WELLS.

THE TURNKEY AGREEMENT DOES NOT ENCOMPASS ANY ACTIVITIES ATTRIBUTABLE TO A WORKING INTEREST IN ANY WELL OWNED BY THE COMPANY AFTER COMPLETION OTHER THAN FACILITIES SPECIFICALLY IDENTIFIED IN THE AFE PREPARED BY THE OPERATOR WITH RESPECT TO EACH WELL IN WHICH THE COMPANY ACQUIRES A WORKING INTEREST. EXPENDITURES FOR THE POST-COMPLETION ACQUISITION OR CONSTRUCTION OF FACILITIES ON THE PROJECTS OTHER THAN THOSE SO IDENTIFIED BY THE RESPECTIVE OPERATOR ARE NOT SUBJECT TO THE MANAGER'S OBLIGATIONS UNDER THE TURNKEY AGREEMENT. LIKEWISE, NO EXPENDITURES WITH RESPECT TO THE WELLS OF ANY DESCRIPTION AFTER THE FACILITIES COMPLETION DATE ARE COVERED BY THE TURNKEY AGREEMENT.

     The terms upon which the Company will acquire its working interests in wells and the services of the Operators to conduct development of wells are incorporated into the Turnkey Agreement to be executed between the Company and the Manager upon the first closing of the sale of Interests. The terms of the Turnkey Agreement , specifically including the amount of the Turnkey Cost and the services to be obtained in exchange therefore, were determined by the Manager and its affiliates and have not been reviewed by an independent expert. A copy of the proposed form of Turnkey Agreement is available for inspection at the offices of the Manager.

PROTOTYPE OPERATING AGREEMENT

     The Manager will cause the Company to acquire working interests in projects by becoming a non-operating party to operating agreements (the "Operating Agreements") between the Operators of the Projects and the non-operating working interest holders which provide for the conduct of the development, drilling, completion and operation of wells on such property. The Manager anticipates that each Operating Agreement will have certain terms which are usual and customary terms and others upon which it anticipates that it will condition the participation of the Company as a working interest owner of such property, which prototype terms are described below. Although the Manager reserves the right to cause the Company to become a party to an Operating Agreement which materially deviates from the prototype form, such participations will be disfavored and such deviations must be balanced by other favorable terms for such Company.

     The Manager will work closely with the Operators of projects in which the Company participates throughout the development of each such property. In most cases, the Manager or one of its affiliates will be the Operator or a co-operator. The Manager will continue to have a significant voice in the decisions of each Operator with respect to the drilling and completion of and installation of production, collection and distribution Facilities on wells on each such property, the management and supervision of production activities, the marketing and sale of gas production, all decisions with respect to the re-working, re-completing, deepening or sidetracking of wells, horizontal drilling activities or installation of any secondary, tertiary or other enhanced recovery methods and the sale or abandonment of such wells. However, the prototype form of Operating Agreement confers and the Manager anticipates that each executed Operating Agreement will confer contractual authority with respect to all such matters on the Operator and requires it to take actions with respect to such matters. In addition, the Operator will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells. Thus, if the Manager or its affiliates is not the Operator or a co-operator, the Manager's decision making rights may be limited.

     The Manager and the respective Operators generally will have agreed on the development program to be conducted on the subject property prior to the Company becoming a working interest owner therein. However, the Operating Agreement will, in most cases, provide that in the event of a disagreement over whether to drill any additional wells on any property, the working interest owners and other interested parties wishing to drill such wells may do so and bear the cost thereof proportionately among them, while the working interest owners which elect not to participate in such additional drilling activity can decline to contribute capital to bear any portion of the cost of such additional drilling. In the event that such well(s) produce gas in commercial quantities, the Operating Agreement will usually provide that the parties which bore the cost of such wells by contributing additional capital to allow them to be developed will be entitled to receive all revenues from sales of gas from such well until they have recovered (i) all of their costs for above-the-wellhead equipment and operating expenses, and (ii) 300% of all drilling and completion costs, including all in-well equipment costs. The working interest owners who elected not to participate in such additional development activity by not contributing additional capital in proportion to their prior working interest in such project will only receive a portion of the revenues from such additional wells thereafter. The form of Operating Agreement further provides, among other things, that no additional development drilling, re-working, re-completing, deepening or sidetracking of existing wells or installation of any secondary, tertiary or other enhanced recovery methods on the wells may be undertaken without the approval of the Manager and that no long-term sales contract may be entered into with respect to the production from the property without the consent of the Manager.

     AUTHORITY FOR EXPENDITURE; COSTS. Each Operator will provide the Manager with a written representative estimate of costs with respect to the wells to be drilled on the affected property. Such estimate will represent its best estimate of the aggregate costs of development, drilling and completing the wells which it proposes to drill on such property, installation of the Facilities thereon that the Operator anticipates will be required and reimbursement of the Operator's allocable PRO RATA overhead charges on an accountable basis. The sample estimate will not include (i) the Company's PRO RATA share of the costs of Facilities which are installed after the Facilities

Completion Date or for the benefit of more than a single well, including facilities partially owned with third parties which service such Company's wells in addition to wells in which such Company does not own a working interest, and
(ii) costs of extraordinary events.

     The Manager will review and approve the estimate for each well in which the Company acquires a working interest before the later to occur of the acquisition of such working interest or the commencement of drilling. The estimate will only represent the Operator's best estimate of the costs of Completion of the well and the acquisition of the anticipated Facilities required. The non-operating working interest owners are responsible for their share of all such expenses, regardless of amount.

     REMOVAL OF THE OPERATOR. The prototype form of Operating Agreement provides that the Operator may be removed by the Company as Operator if it fails or refuses to carry out its duties under the Operating Agreement or becomes insolvent or bankrupt or is placed in receivership upon 90 days written notice, after which a successor Operator must be selected from among the non-Operator holders of working interests; the Manager, as a non-Operator party to the Operating Agreement, may be required to act as Operator of a property in such event or obtain another Operator to act on its behalf.

INSURANCE

Although the Operating Agreement as negotiated frequently includes a requirement that the operator carry minimum insurance levels, in many cases, the Manager is not comfortable with the level of insurance provided. For this reason, the Manager and an affiliate have obtained three liability insurance policies with respect to their natural gas drilling, development and operating activities and those of each of their affiliates, including the Company. These policies will provide insurance coverage IN ADDITION to that provided by the Operators. The Manager and the Company will pay their respective proportionate share of the premiums per month for this coverage, which will be treated as an operating expense of the Company. The overall aggregate premium for this coverage is approximately $20,000 to $25,000 per year, which will be apportioned PRO RATA among all of the entities that are within its coverage. One policy will insure against losses which the Company (and the Participating Investor Interestholders) and/or any other covered affiliate of the Manager become legally obligated to pay for bodily injury and/or property damage. It has a $1,000,000 single limit for bodily injury and property damage arising from oil and gas operations, a $1,000,000 annual aggregate limit for products and completed operations and a $2,000,000 annual general aggregate limit. A second policy provides $1,000,000 single limit and annual aggregate coverage for sudden and gradual pollution liability. The third policy is a $10,000,000 excess liability policy. These policies are currently underwritten by Charter Insurance and Consulting out of Atlanta, Georgia. A certificate of insurance with respect to these policies is available at the offices of the Manager. See, however, "Risk Factors - Insurance."

UNCOMMITTED CAPITAL FUNDS OF OTHER ENTITIES

     The Companies will commence operations from time to time, although it may take a year or more to invest the entire capital of the Company. Consequently, a number of Companies, as well as the Company and other entities or programs sponsored by the Manager or its affiliates, may have uncommitted funds available at the same time and may join together in acquiring working interests in projects. The Company's share of any such acquisition will be based, among other things, on the date operations were commenced, the amount of its available funds, the type of projects in which working interests have already been acquired and the desired degree of diversification of property interest holdings. Subject to diversification considerations, prior Companies with available capital shall participate in all property interest purchases available to subsequent Companies, which may delay purchases by subsequent Companies, including the Company. Sales and purchases of working interests in projects between Companies formed in this Program will not be made for the purpose of diversifying or balancing the interests of such Companies in such projects, but working interests in projects may be sold to other programs sponsored by the Manager or its affiliates, subject to certain limitations designed to reduce potential conflicts of interest. See "Conflicts of Interest - Management of Other Entities."

OWNERSHIP AND MANAGEMENT OF PROJECTS

     Title to Company projects generally will be recorded in the name of the Company, and not in the name of the Manager as nominee of the Investor Interestholders, nor in the name of a special nominee entity organized for the sole purpose of holding record title.

     Operations on projects in which the Company holds a working interest will be conducted by Operators retained by the holders of a majority of the working interests in each of the wells on such projects who or which will already be in place when the Company acquires a working interest in such property. The Manager will have principal direct responsibility for the acquisition and management of the Company's assets and the administration of its investment activities. In addition to the principals and employees of the Manager and its affiliates, where necessary or advisable the Company will ordinarily utilize the services of firms having applicable specific expertise under the supervision of the Manager's staff.

     The Manager will not make any advances to the Company nor will the Company borrow any funds for the purpose of sustaining a regular pattern of distributions even though loan payment requirements, unusual operating costs or other expenses or temporary reductions in Company revenues may reduce funds available for distribution. In order to avoid potential conflicts of interest and to assure that transactions, if any, between the Manager or its affiliates and the Company are fair and reasonable, the Manager must observe certain guidelines in connection with such transactions. See "Conflicts of Interest - Transactions Between the Company and the Manager."

     The Manager may retain persons who are affiliates to provide certain on-site and other supervisory services with respect to the projects and the Company's relationship with the Operators which do not constitute customary, routine and/or recurring tasks in connection with the administration of the day-to-day business of the Company. To the extent that such persons render services specifically to the Company in connection with its ownership and operation of the Projects, the Manager may agree that such person will bill the Company for the value of such services on the basis of time actually spent and accountable expenses incurred (or such other method to which the Manager may reasonably agree) in connection with his/her activities on behalf of the Company. The Company will pay such amounts from revenues from sales of production only and treat them as direct expenses.

SALE OF PRODUCTION

  Federated will be responsible for marketing each Company's gas production, subject to the supervision of the Manager. In evaluating the current and anticipated future marketing of the Company's gas, the Manager will attempt to assure that Federated has obtained the highest possible price but will consider, among other things, the rate at which the purchasers can take deliveries, the availability of commitments to build required pipeline connections and the ability and willingness of purchasers and pipelines to purchase and transport gas from additional wells in the field. It is anticipated that all sales of gas production will be to parties which are not affiliated with the Manager. No Company will have any contracts for the sale of any gas at the time of its formation. A Company may, however, acquire working interests in projects from which the natural gas production is already dedicated to a specific purchaser pursuant to a gas sales contract between the Operator of the Project and a purchaser which was entered into prior to the acquisition of a working interest in the Project by the Company.

REINVESTMENT OF REVENUES AND PROCEEDS

     A Company will purchase working interests in additional projects after its acquisition period solely from capital and borrowings and only if a working interest in such additional property is necessary to protect the Company's investment in working interests in projects it already owns. Accordingly, the Company will not reinvest revenues and will ordinarily not reinvest proceeds from the sale or disposition of working interests in projects or associated assets except as necessary to pay debts or expenditures for other Company operations.

CASH DISTRIBUTIONS

     GENERAL POLICIES. The Manager's policy is to distribute substantially all Company net revenues to the Investors. Until the Company is fully invested in working interests in projects, such cash funds will come from interest earned in short term investments and will be distributed solely to the Investor Interestholders. The Manager will review the Company accounts not less often than quarterly, and will distribute such cash funds as the Manager deems unnecessary to retain in the Company. The Manager will retain the right to defer (or waive) its right to receive (i) reimbursement of direct operating costs, and/or (ii) the annual Administrative Fee, in whole or in part, in order to permit a greater percentage of Company revenues to be distributed to Investors. In such event, such deferred amounts will bear interest at the prime lending rate of the Escrow Agent and will be adjusted annually on January 1. Any such deferral or waiver will be disclosed to Investor Interestholders in the affected Company and in the Supplements to this Prospectus for any Company which subsequently offers Interests for sale to the public. Any such loan will also conform to all provisions relating to loans from the Manager or its affiliates to the Company. See "Financing."

     The Manager's objective in acquiring working interests in and participating in the development of projects will be to acquire working interests in projects from which the projected income will provide sufficient cash flow to provide a regular, reasonably predictable pattern of distributions for the Company, subject to change if net revenues are greater than anticipated. The Manager will ordinarily seek to acquire working interests in projects having an anticipated production life of 20 years or more, in order that it may (i) produce a reasonable return on the capital invested by the Company over its anticipated lifespan of 7 to 10 years, and (ii) provide a reasonable basis for establishing a substantial value which the Company may realize upon sale to an unaffiliated party in an arm's-length transaction. See "Liquidation Policy" below.

     REINVESTMENT OF CASH. In the case that the Company participates in the drilling of additional development wells or the re-working, re-completion, deepening or sidetracking of existing wells, on projects in which it holds a working interest, until such wells have been drilled, completed and brought into production, or such re-working, re-completion, deepening or sidetracking has been completed and such wells returned to production, the cash funds available for distribution will diminish, possibly to zero, as capital funds of the Company and other working interest owners are invested in the property, until production on such wells has commenced or resumed, as the case may be. Once the Company completes its acquisition activities and, in the case that the Company participates in (i) the drilling of additional development wells, or (ii) the re-working, re-completion, deepening or sidetracking of existing wells, on projects in which it holds a working interest, such wells have been drilled and completed and brought into production, or such re-working, re-completion, deepening or sidetracking has been completed and such wells returned to production, the cash funds to distribute will be generated primarily by its working interests in the projects (i.e., revenues from the production and sale of gas less operating costs). Such distributions will be net of Company costs allocated to the account of each Investor Interestholder. Once the Company has begun distributing cash generated from sales of gas produced from projects in which it owns a working interest, the Manager intends to make distributions of available Company cash at a rate which will be sustainable over a period of five or more years.

     SUBORDINATION OF CASH DISTRIBUTIONS TO MANAGER. The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investors to reach Payout only if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after, and for so long as, the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

LIQUIDATION POLICY

     In order to provide additional information upon which a prospective investor in Interests may evaluate the appropriateness of such investment against his/her investment parameters, the Manager has established as an investment objective that the Company observe the following policies:

          (i) after the seventh full year of Company operations, seek opportunities to sell or otherwise liquidate its working interests in projects on the most advantageous terms available;

          (ii) distribute all proceeds of the liquidation of Company assets after the seventh year following the first distribution of Net Cash Flow from Operations to the Investor Interestholders in accordance with allocation of revenues described herein promptly without reinvestment in working interests in projects;

          (iii) seek to liquidate all Company assets before the completion of the tenth year of Company operations; and

          (iv) dissolve the Company immediately following the distribution of the proceeds of the sale of the last Company asset.

The intended effect of these policies is to make the Company a finite life entity with respect to which a reasonable analysis can be made of the risk- and liquidity-adjusted rate of return of investment of capital invested therein. There can be no assurance that the projects in which the Company invest will perform as expected or that the market for such projects will, after the seventh year of Company operations, be favorable for disposition of the Company' assets and, therefore, that the Company will be able to liquidate prior to the end of the tenth year of Company operations on terms which are favorable to the Investor Interestholders or at all. In any event, the Manager retains the right and the obligation to manage the Company in the best interests of the Investor Interestholders and to fail to observe the foregoing policies if necessary to do so. Therefore, there can be no assurance that the Company will not continue to hold working interests in projects beyond the tenth year of Company operations, though it is the Manager's intent that they shall not.

     POSSIBLE IN-KIND DISTRIBUTION. The Manager will attempt to provide the opportunity to receive an in-kind distribution of their PRO RATA interest in the Company's working interests in projects rather than the proceeds of the liquidation of the Company's assets to those Investor Interestholders who wish to continue to hold working interests in producing gas wells rather than cash. There can be no assurance that the Manager will be able to present such an opportunity to Investor Interestholders with respect to all of the projects or any portion of them or at all. In considering such an action, the Manager will be required to take into account the possible adverse federal income tax consequences to the non-electing Investor Interestholders and the effects of selling less than all of the Company's assets on the liquidation value of the working interests that are sold. In addition, the option to take an assignment of working interests may require that the Investor Interestholder who makes such election also incur expenses for additional legal, appraisal, recording and administrative fees and agree to pay additional administrative expenses in the future, some of which may be payable to affiliates of the Manager. The Manager is unable to determine whether such an option will be made available and, if one is, the terms of such option and the costs that would be incurred by an electing Investor Interestholder.


                                    FINANCING


     THE COMPANY WILL NOT BORROW MONEY TO ACQUIRE PROJECTS OR PAY FOR ITS PRO RATA SHARE OF THE COSTS OF DRILLING, COMPLETION OR THE INSTALLATION OF PRODUCTION, COLLECTION OR DISTRIBUTION FACILITIES, OR THE COSTS OF ANY OTHER FACILITIES ACQUIRED OR INSTALLED PRIOR TO THE FACILITIES COMPLETION DATE. A Company may, however, borrow to meet working capital needs or for other purposes such as drilling, completing and installing collection, production and distribution Facilities on additional development wells or re-working, re-completing, deepening or sidetracking existing wells after the Facilities Completion Date. In all cases, however, the Manager expects that the Company will borrow less than the maximum amount of its borrowing capacity. The Company will not borrow (or obtain advances) for the purpose of funding distributions. Borrowing capacity in an amount equal to 15% of the aggregate subscriptions of the Investor Interestholders may be reserved for use when the Manager determines that such activities are warranted.

     Third party borrowing, if any, will be sought primarily from commercial banks, although advances from gas pipeline companies or through the creation of production payments may be utilized. The Manager has not sought or obtained any lines of credit for this or any other purpose, and there can be no assurance that such borrowings could be made. Such borrowings would ordinarily be secured by borrowing against the Company's assets. Except under the limited circumstances described under "Proposed Activities - Reinvestment of Revenues and Proceeds," the Company will not borrow funds for additional property purchases after its initial acquisition period has ended.

     Investor Interestholders will not be individually liable for the repayment of any Company indebtedness, except as provided specifically with respect to Participating Investor Interestholders. The repayment of the principal amount of such borrowings will be allocated to the Manager and the Investor Interestholders in the same manner as the cost of the working interest in the wells on such property. All interest charges and similar costs and expenses of Company borrowings associated with Company assets are allocated in the same manner as operating costs. There can be no assurance that the Company will be able to borrow against property upon satisfactory terms. Moreover, during the term of such borrowings, the Investor Interestholders' Interest of the taxable income of the Company may be greater than the net cash available for distribution to them. Notwithstanding the foregoing, the maintenance of a continuous flow of cash distributions, once begun, to the Investor Interestholders is one of the principal objectives of the Company.

     If sufficient financing is unavailable on favorable terms, it may be desirable to use Company revenues otherwise distributable to Investors for development purposes. The use of Company cash to pay such costs or to amortize indebtedness would defer distributions of cash to the Investor Interestholders. The extent of such deferral will depend upon the terms of any loans actually obtained.

     Any loans made to the Company by the Manager or its affiliates will bear interest at the lesser of (i) the Manager's interest cost from time to time during the terms of such loans, (ii) the rate which would be charged to the Company on comparable loans for the same purpose (without reference to the Manager's financial abilities or guarantees) by unrelated banks, or (iii) the maximum lawful rate. The Manager and its affiliates will not receive points or other financing charges or fees, regardless of amount, on any loans made to the Company. The Company will not lend money to the Manager or its affiliates.

     When two or more Companies participate in the same transaction (which will occur frequently) and financing is obtained for the benefit of all of the participating Companies, the Company will become liable to pay only its PRO RATA share of the loan. Its share in the purchased projects will be mortgaged only to the extent required to secure its proportionate share of the loan.

     The Manager may advance and disburse funds for the payment of bills and invoices for direct costs of the Company's operations, and, in such event, will reimburse itself for such expenditures from first available funds in the Company account.


                             APPLICATION OF PROCEEDS


     Approximately 90% of Investor Interestholder subscriptions will be used to purchase working interests in natural gas development projects and pay the respective Company's share of the costs of drilling, completing and installing production, collection and distribution Facilities thereon. The Manager has not identified any working interests to be acquired by the Company or entered into or caused the Company to enter into any agreement to acquire any such working interests; the Manager will identify the working interests to be acquired by the Company only following the Final closing of the offering of Investor Interests. The following table summarizes the application of proceeds of the offering, assuming the minimum amount has been subscribed for by Investor Interestholders.


                                                                                        Percentage           Percentage
                                                   Minimum          Per $5,000          of investor            of all
                                                    Amount          subscription       subscriptions        subscriptions
                                                 ------------       ------------       -------------        -------------
Gross investor subscriptions                     $  1,000,000       $      5,000               100.0%              95.24%
Manager's Contribution                                 50,000                250                 5.0%               4.76%
                                                 ------------       ------------        ------------        ------------
  Total contributions                            $  1,050,000       $      5,250               105.0%             100.00%
  Less: Broker commissions(1)                         (95,000)              (475)               (9.5%)              9.04%
  Due diligence fees(2)                                (5,000)               (25)                (.5%)              0.47%
  Organization and offering
  costs allowance(3)                                  (25,000)              (125)               (2.5%)              2.39%
                                                 ------------       ------------        ------------        ------------
    Net investor subscriptions                        925,000              4,625                92.5%              88.10%
  Less: Management fee(4)                             (25,000)              (125)               (2.5%)              2.39%
                                                 ------------       ------------        ------------        ------------
    Investor subscriptions                                                 4,500                90.0%              85.71%
    Available for investment                          900,000
Total capital available to pay Turnkey Cost      $    900,000       $      4,500                90.0%              85.71%
                                                 ============       ============        ============        ============

----------


(1) Securities sales commissions of up to 9.5% of the purchase price of the Interests will be paid to broker/dealers which are members of the National Association of Securities Dealers, Inc. (NASD), with respect to Interests which are placed by them at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Sales commissions may be waived for sales of Interests to certain persons.

(2) The Company may pay a due diligence expense reimbursement fee of up to 0.5% of the gross proceeds of Investor Interestholder subscriptions to participating broker/dealers which sell Interests. Due diligence fees may be waived for sales of Interests to certain persons.

(3) The costs of organizing the Company and conducting the offering of Interests will be paid by the Manager, except that Soliciting Dealer commissions and due diligence fees will be paid by the Company. The Company will pay the Manager an allowance equal to 2.5% of Investor
     Interestholders' capital contributions in exchange for the Manager's agreement to pay such costs; any amounts which exceed such allowance will be paid by the Manager and the Company will not be liable therefor. The organization and offering costs allowance will not be payable on the Manager's capital contributions.

(4) The Company will pay the Manager a one-time Management Fee equal to 2.5% of aggregate Interestholders' capital contributions, payable in the year of subscription, for its services in managing the Company in such year. The Management Fee will not be payable on the Manager's capital contribution.

PARTICIPATION IN COSTS AND REVENUES

TABULAR SUMMARY OF ALLOCATIONS

     The following table summarizes the allocation of costs and revenues of the Company between the Manager and the Investor Interestholders.


                                              Manager's               Manager's         Investor
                                              Promoted               Investment         Interest-
             Description                      Interest                Interest           Holders               Investors(1)
             -----------                    ------------            ------------       ------------            ------------

COSTS
*    Selling expenses(2)                       0.00%                   0.00%             100.00%                 100.00%

*    Organization and offering costs
     allowance(3)                              0.00%                   0.00%             100.00%                 100.00%

*    Management fee(3)                         0.00%                   0.00%             100.00%                 100.00%

*    Acquisition costs and
     expenses(4)(7)(8)                         0.00%                   0.00%             100.00%                 100.00%

*    Intangible drilling and
     development costs(5)(6)                   0.00%                   0.00%             100.00%                 100.00%

*    Tangible drilling and
     development costs(5)(12)                       (13)                    (13)                (13)                    (13)

*    Administrative cost
     allowance(3)                              5.24%                   4.76%              90.00%                  94.76%

*    Direct costs and operating
     costs(4)(5)                               5.24%(15)               4.76%(15)          90.00%(15)              94.76%(15)


*    Additional development costs(5)(9)        5.24%(15)               4.76%(15)          90.00%(15)              94.76%(15)

*    Financing costs(5)(10)                    5.24%(15)               4.76%(15)          90.00%(15)              94.76%(15)

*    Professional and other costs(5)(11)       5.24%(15)               4.76%(15)          90.00%(15)              94.76%(15)

REVENUES

*    Net revenues from temporary
     investments(14)                           0.00%                   0.00%             100.00%                 100.00%

*    Revenues from sales of
     production(5)                             5.24%(15)               4.76%(15)          90.00%(15)              94.76%(15)

*    Revenues from the sale or other
     disposition of Company
     properties                                     (15)                    (15)                (15)                    (15)


(1) Including the Manager with respect to the Manager's Investment Interest; the Manager will be allocated the costs and revenues attributable to the Manager's Investment Interest in the same manner as for Investor Interestholders, except with respect to sales commissions, organization costs, the management fee, acquisition costs and expenses, intangible drilling and development costs and revenue from temporary investments.

(2)      See "Plan of Distribution."

(3)      See "Compensation and Reimbursement."

(4) See the complete definitions of "direct costs" and "operating costs" in "Glossary" and Article 2 of the Company Operating Agreement.

(5) The Interestholders' shares of costs and revenues are subject to adjustment if transferred Interests are surrendered for Company assets. Adjustments may also be required under the "qualified income offset" provision of the Company Operating Agreement. See "Tax Aspects - Allocations to Interestholders."

(6)      See "Tax Aspects - Deduction of Intangible Drilling and Development
         Costs."

(7) Includes costs arising out of or relating to the acquisition of gathering facilities, plants and other assets necessary to produce gas reserves efficiently. Company borrowings, the proceeds of which are used to pay costs and expenses arising out of or relating to the additional development of Company properties, will be repaid out of the Investor Interestholders' and the Manager's respective shares of revenues in the same proportion as the costs and expenses paid with the proceeds of such borrowings would have been charged if expended out of the Interestholders' capital contributions.

(8)      See "Tax Aspects - Leasehold Acquisition Costs."

(9) Includes leasehold acquisition costs, tangible and intangible drilling and development costs and overhead expenses incurred in connection with
         (a) drilling and completion and installation of collection, production and distribution Facilities on additional development wells drilled on Company properties, and (b) re-working, re-completing, deepening or sidetracking of or installation of secondary, tertiary or other enhanced recovery methods on, existing wells composing the Project. See "Proposed Activities and Policies - Operating Policies - Basic Operating Policies."

(10) Includes interest, points, financing fees and charges, professional fees and other costs of borrowings associated with Company operations. See "Financing."

(11) Fees and expenses of independent public accountants, outside counsel, Independent Experts and other professionals employed by the Company and associated costs and expenses.

(12)     See "Tax Aspects - Depreciation."

(13) The respective allocations of these items to the Manager and the Investor Interestholders will be adjusted so that the Manager is allocated 5.24% of the total costs of drilling, completing and equipping (or plugging and abandoning) wells with respect to the Manager's Promoted Interest and the Investors are allocated 94.76% of such costs (including 4.76% to the Manager with respect to the

         Manager's Investment Interest). The precise allocation of tangible costs will depend upon the percentage of the Turnkey Cost expended to pay tangible versus intangible costs.

(14) Fees and expenses related to investing such funds in short-term, liquid instruments, if any, will be paid out of the interest earned prior to the allocation of the balance of such revenues among the Interestholders.

(15) Revenues from sales of production and from the sale or other disposition of Company properties will be distributed 94.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest, until the Investor Interestholders have each received a return of its Net Capital Contribution; thereafter, such revenues will be distributed 69.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 30.24% to the Manager with respect to the Manager's Promoted Interest (see " - Description of Company Allocations" below).

DESCRIPTION OF COMPANY ALLOCATIONS

         There shall be no distinction between Participating and Non-participating Investor Interestholders or the Interests owned by each with respect to allocations of items of taxable income, loss, gain, deduction or credit by the Company.

         The Investor Interestholders, as a group, will be charged 100% of the sales commissions and other selling costs of the Interests. 100% of net revenues from the temporary investment of Company capital and the costs and expenses arising out of or related to such temporary investments will also be allocated to the Investor Interestholders, as a group. Net subscriptions (the Interestholders' capital contributions to the Company, plus the Manager's Contribution, after payment of selling, organizational and offering expenses), will be principally used to pay the Management Fee and the Turnkey Cost (which will, in turn be applied by the Manager to pay the Company's PRO RATA share of the costs of drilling, completing and installing production, collection and distribution Facilities identified in the applicable AFE on the wells attributable to the Company's working interest). Costs and expenses arising out of or related to the acquisition of its interest in the Project shall be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

         The Company will pay the Manager an organizational and offering costs allowance equal to 2.5% of Investor Interestholder subscriptions. The Manager will pay all direct expenses of the organization of the Company and the offering of Interests, including accounting, filing and legal fees, printing and other costs and marketing expenses. The Manager and not the Company will be liable for all such expenses, including any such expenses which exceed 2.5% of subscriptions. However, commissions and due diligence fees paid to Soliciting Dealers will be paid by the Company and not by the Manager. The organizational and offering costs allowance will be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

         Upon the commencement of Company operations, the Manager will receive a Management Fee in an amount equal to 2.5% of aggregate Interestholders' capital contributions less return of capital from sale of the Company's profits, payable upon receipt of investor's subscriptions by the Company from the escrow account established for the benefit of investors, in consideration of its services as manager of the Company during the ramp-up period of the Company's administrative activities in the year of formation. Such expense shall be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

         Revenues from sales of production of gas from wells in which the Company holds an interest, direct costs (generally, those costs incurred for goods and services provided by third parties, including interest, commitment fees and other charges in connection with borrowings by the Company and professional fees and expenses) and operating costs (expenditures and costs incurred in producing and marketing gas from producing wells) to the extent paid by the Company or on its behalf (and deducted from the Company's share of Project revenues before payment to the Company) and other expenses incurred in connection with Company business and revenues (other than proceeds of sales of properties) will be allocated to the Manager according to the Manager's Promoted Interest and the balance to the Investors, as a group, including the Manager with respect to the Manager's Investment Interest.

         Ongoing administrative costs (customary and routine overhead expenses) will be performed or paid for by the Manager, which will receive, in lieu of reimbursement therefor, an annual administrative cost allowance equal to 2.5% of aggregate Interestholders' capital contributions to the Company, commencing in the month that the Company first realizes revenue from production, and in each year or partial year thereafter (subject to reduction, PRO RATA, as Company assets are liquidated and the proceeds thereof are distributed to Interestholders) until the termination of the Company, payable monthly, PRO RATA, which will be allocated to the Manager according to the Manager's Promoted Interest and the balance to the Investors, as a group (including the Manager with respect to the Manager's Investment Interest). The amount of the administrative cost allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS) and shall be payable only out of Company revenues. The Manager may subcontract with other persons, including affiliates of the Manager, to perform such services for the Company or on its behalf and may compensate such person from its assets and sources of liquidity available to it. Such costs will also be allocated in accordance with the amount of the Manager's Promoted Interest to the Manager and the balance to the Investors, including the Manager with respect to the Manager's Investment Interest.

         The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors, as a group (including the Manager with respect to the Manager's Investment Interest), have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations and Net Proceeds from the sale of Company assets after, and for so long as, the Investors have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager" and "Compensation and Reimbursement - Interest in Projects - Manager."

         The portion of the Turnkey Cost not allocated to the acquisition of the Company's working interest in the wells comprising the Project will be considered development, drilling, completion and post-Completion Facilities costs. The portion of the Turnkey Cost allocated to development, drilling, completion and post-Completion Facilities costs will be further allocated between intangible and tangible costs in the manner deemed appropriate by the Manager and will be intended to maximize the amount of such costs which are allocated to intangible development, drilling and completion costs.

         Intangible development, drilling and completion costs will be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager. Tangible development, drilling, completion and Facilities costs will be allocated between the Manager and the Investor Interestholders so that an amount corresponding to the Manager's Promoted Interest of the combined total of all tangible and intangible development, drilling and equipping (or plugging and abandoning) wells will be allocated to the Manager, and the balance is allocated to the Investors, including the Manager with respect to the Manager's Investment Interest. The allocation of tangible development, drilling, completion and Facilities expenses between the Manager and the Investor Interestholders, therefore, will depend upon the relative proportions of tangible and intangible development, drilling and completion costs incurred.

         All tangible and intangible development, drilling and completion expenses incurred in connection with the drilling and completion of additional development wells, if any, re-completion, re-working, deepening or sidetracking of existing wells and installation of any enhanced, tertiary or secondary recovery methods (if applicable) will be allocated to the Manager in accordance with the Promoted Manager's Interest and the balance to the Investors including the Manager with respect to the Manager's Investment Interest.

         The proceeds from the sale or other disposition of the Company property will generally be allocated so that the net proceeds of the sale are allocated to the Manager in accordance with the Manager's Promoted Interest from time to time (5.24% prior to Payout and 30.24% after Payout) and the balance to the Investors, including the Manager with respect to the Manager's Investment Interest, subject to the PRO RATA payment of the asset disposition fee. The Manager will receive, from the proceeds of the sale of any Company assets and before the allocation or distribution of the proceeds thereof among the Interestholders (including the Manager), an asset disposition fee equal to 3.5% of the gross proceeds from such sale. Gain for tax purposes will be allocated to the Investors and the Manager, PRO RATA, until the Capital Account of each Investor Interestholder is equal to his/her Net Capital Contribution, then to the Manager to the extent of any deferred Net Cash Flow and in an amount which would cause the Manager's capital account with respect to its Promoted Interest to be in a ratio of 30.24% to 69.76% for the Investor Interestholders (including the Manager with respect to the Manager's Investment Interest) and, thereafter, to the Investors and the Manager in proportion to their respective distributions of Net Cash Flow. Losses incurred by the Company in connection with sales of Company property will be allocated to the Investors and to the Manager in proportion to their respective Capital Accounts, until such Capital Accounts are zero, and, thereafter, 69.76% to the Investor Interestholders and 30.24% to the Manager with respect to its Promoted Interest. See Articles 4, 7 and 8 of the Company Operating Agreement.

         The Manager will be allocated the costs and revenues attributable to the Interests that it owns, determined in the same manner as for Investor Interestholders. All allocations described above are subject to adjustment (i) upon the withdrawal of assets by the new owner of a selling Investor Interestholder's Interests (see Article 13 of the Company Operating Agreement), and (ii) pursuant to the "qualified income offset" provision of the Company Operating Agreement described in "Tax Aspects - Allocations to Investor Interestholders."

ALLOCATIONS AMONG INVESTOR INTERESTHOLDERS

         The Investor Interestholders' collective share (and, with respect to the Interests purchased by the Manager, its respective share) of revenues, gains, costs, expenses, losses and other charges and liabilities will be credited and allocated among the Investor Interestholders PRO RATA according to their relative net subscriptions to the Company. Investor Interestholders, as among themselves, share Company revenues and distributions on the basis of net subscriptions. Therefore, since Investor Interestholders may be charged unequal percentage amounts of their subscription for selling commissions paid with respect to the sale of Interests to them, Investor Interestholders whose sales commissions are reduced or eliminated may receive a return of their subscriptions before other Investor Interestholders.


                         COMPENSATION AND REIMBURSEMENT


     The Manager or its affiliates will receive the following compensation and/or reimbursement from the Company.


  FORM OF                                                                                                IF MINIMUM
 COMPENSATION                                     METHOD OF COMPENSATION                                 AMOUNT SOLD
 ------------                                     ----------------------                                 -----------

                                              OFFERING AND ORGANIZATION STAGE

     Management Fee          2.5% of aggregate Investor Interestholders' capital contributions           $25,000(1)

                                              ACQUISITION AND OPERATING STAGE

  Administrative cost       2.5% of aggregate Investor Interestholders' capital contributions per        $25,000 per
       allowance             annum, net of PRO RATA returns of capital to Investor Interestholders        year(1)(2)
                                   from sales of Company properties, commencing in the
                                    month that the Company first realizes revenue from
                                 production, accrued monthly in lieu of reimbursement of
                                 administrative costs and expenditures paid by the Manager, subject to adjustment

      Possible              Difference, if any, between organizational and offering costs                 Indeterminate
   organizational            allowance and actual costs of the organization of the Company and
    and offering             offering of Interests, including accounting, filing and legal fees,
    costs profit                   printing and other costs and marketing expenses


   FORM OF                                                                                               IF MINIMUM
 COMPENSATION                                     METHOD OF COMPENSATION                                 AMOUNT SOLD
 ------------                                     ----------------------                                 -----------

     Possible                   Difference, if any, between the Turnkey Cost and actual                   Indeterminate
  turnkey profit                   development, drilling, completion and identified
                                            post-Completion Facilities costs

   Interest in                Percentage of proceeds of production equal to Manager's Promoted            Indeterminate(3)
     revenues                   Interest, after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

   Overriding                  2% overriding royalty interest in the projects, provided, however,         Indeterminate
    royalty                  that the working interest, as a whole, exceeds 75% of the entire net revenue interest of such property

                                                     LIQUIDATION STAGE

     Asset                          3.5% of gross proceeds of sales of Company property                   Indeterminate(4)
 disposition
     fee

 Interest in                  Percentage of proceeds of sales of Company assets in accordance with        Indeterminate(3)(5)
 proceeds of                   Manager's Promoted Interest from time to time (5.24%  until Payout,
   sales                      30.24% after Payout) after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

                                   ----------

(1) These payments will generally be less than the corresponding expenses paid by the Manager in the early years of Company operations and the resulting deficit will generally be recovered by the Manager over a five-year period.

(2) Payable from revenues from sales of production only. See the tables of Direct and Administrative Costs Incurred As A Percentage of Gross Subscriptions in "Prior Activities" for information about affiliated entities.

(3) The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions to the extent necessary to cause the Investor Interestholders to reach Payout. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager. "See the tables of Investor Interestholder and Manager Operating Results in Prior Programs in "Prior Activities" for information about affiliated limited partnerships.

(4) The Asset Distribution Fee equals 3.5% of the gross proceeds of the sale of Company property.

(5) Payable only out of gains realized on such sales. See "Participation in Costs and Revenues - Company Allocations."

INTEREST IN PROJECTS

         THE MANAGER'S PROMOTED INTEREST. The Manager will generally receive a percentage of (i) revenues derived from the sale of gas from Company wells, and
(ii) proceeds from the sale of Company property, depending upon the selling price of the property and its book value at the time of sale, in accordance with the Manager's Promoted Interest from time to time (5.24% until Payout, 30.24% after Payout), including any development wells drilled on projects in which the Company owns a working interest, and will be allocated a like percentage of direct and operating costs, selling or liquidation costs, the administrative cost allowance, all other costs associated with wells on projects in which the Company has purchased a working interest or on which development wells are drilled and associated interest expenses; the balance of such items will be allocated to the Investors, including the Manager with respect to the Manager's Investment Interest. The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investor Interestholders to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager" and "Participation in Costs and Revenues - Allocation of Tax Items."

         To the extent that (i) the Manager's share of revenues and proceeds of sale exceeds its capital contributions, and (ii) the administrative cost allowance exceeds such Company's administrative costs, the Manager will have received compensation.

         THE MANAGER'S OVERRIDING ROYALTY INTEREST. The Manager will retain a 2% overriding royalty interest in each property after it assigns the balance of its working interest to the Company, provided that the overall working interest in such property exceeds 75% of the net revenue interest. This overriding royalty interest will entitle the Manager to receive a 2% interest in the revenues of such property attributable to the working interest (i.e., remaining after payment of the landowner and other overriding royalties) prior to payment of all associated operating costs, without being required to contribute capital to develop and operate wells on such property. See "Proposed Activities and Policies."

ORGANIZATION AND OFFERING COSTS

         The Company will pay the Manager an organizational and offering costs allowance equal to 2.5% of Investor Interestholder subscriptions. The Manager will pay all direct expenses of the organization of the Company and the offering of Interests, including accounting, filing and legal fees, printing and other costs and marketing expenses. The Manager and not the Company will be liable for all such expenses, including any such expenses which exceed 2.5% of subscriptions. However, the Company and not the Manager will pay the Soliciting Dealers the commissions they earn and the due diligence expense reimbursement they are paid in connection with selling the Interests.

ADMINISTRATIVE COST ALLOWANCE

         The Manager will receive the annual administrative cost allowance at the rate of 2.5% of aggregate Investor Interestholders' capital, net of PRO RATA returns of capital to Investor Interestholders from sales of Company assets, in each year or partial year thereafter until the termination of the Company, commencing in the month that the Company first realizes revenue from production, in lieu of reimbursement for administrative costs incurred on behalf of such Company. The Manager may waive or defer payment of the Administrative Cost Allowance in any month without prejudice to its right to receive such amount in any subsequent month. The amount of the administrative costs allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS) and shall be payable only out of Company revenues. The administrative cost allowance will be accrued monthly in advance to the extent not waived in advance by the Manager and be payable out of Company revenues only. To the extent that the administrative cost allowance for any period exceeds actual administrative costs during such period, the Manager will receive compensation. Administrative costs incurred during the early years of Company operations generally will exceed the administrative cost allowance. Such unreimbursed administrative costs incurred by the Company during such period generally will be recovered by the Manager over a period of not more than five years after such Company is activated. Thus, funds that might otherwise have been used by such Company to defray its administrative costs may be used for distributions during the this period and, conversely, after such period, some revenues will be used to pay the administrative cost allowance which might otherwise be available for distributions.

         The administrative cost allowance received by the Manager in lieu of reimbursement of costs incurred by the Manager to provide administrative services to the Company will be used to defray a portion of the salaries of its officers and employees. Salaries of "controlling persons" of the Manager (directors, executive officers and 5% Investor Interestholders), including Mr. Arbaugh, will not be reimbursed from the proceeds of the administrative cost allowance. Administrative costs shall not include any item of expense incurred by the Manager acting as Operator of Company projects. See "Direct Costs and Costs of Operations" below.

ASSET DISPOSITION FEE

         The Company will pay an asset disposition fee to the Manager equal to 3.5% of the proceeds of the sale of Company assets, upon each sale of Company assets, prior to the distribution of the proceeds of such sale. See "Proposed Activities and Policies - Liquidation Policies" for a more complete description of this provision.

DIRECT COSTS AND COSTS OF OPERATION

         Each Company shall pay all direct costs and costs of operation of such Company directly from Company assets (or, in the case of operating costs, such costs may be deducted from such Company's share of revenues from the sale of production prior to the distribution of such amounts to such Company by the Operators).

         When acting as the Operator of projects in which the Company holds an interest, the Manager will not receive any compensation but will be reimbursed for actual costs and expenses incurred in providing such operating services, including a charge for allocable administrative costs. In circumstances where the Manager does not act as Operator for the Company property, the Manager will not charge such Company any direct fees for monitoring well operations and/or Operators, but will be entitled to reimbursement only for those related expenses, including direct costs payable to affiliates, actually incurred by it.

         In many instances, the Manager will advance and disburse monies for the payment of direct costs incurred in connection with Company operations, and will be reimbursed by such Company for such expenditures. Such procedures are consistent with standard gas industry practice and will be reviewed by a firm of independent public accountants in connection with their examination of the financial statements of the Company.

POSSIBLE TURNKEY PROFIT

         Each Company will pay the Turnkey Cost to the Manager in exchange for the services described under "Proposed Activities and Policies - Turnkey Agreement." To the extent, if any, that the amount payable to the Operators by the Manager for such services is less than the Turnkey Cost, the Manager will receive compensation.

MANAGEMENT FEE

         The Manager will receive a Management Fee equal to 2.5% of subscriptions, payable in the year such subscriptions are received by the Company, for its services in administering the activities of such Company in the year of such payment.

OTHER BENEFITS

         To the extent that the Manager incurs expenses for which it is reimbursed by the Company, it may be deemed to have received a benefit. Any interest charged on loans to the Company by the Manager may be considered additional compensation.

                              CONFLICTS OF INTEREST


         Transactions between the Company and the Manager or its affiliates (including individual Companies in the Program) will involve various conflicts of interest. With respect to these and all other areas of conflict, the Manager will exercise its fiduciary duties toward the Company. Prospective purchasers should consider the disclosures set forth elsewhere in this Prospectus, as well as the following matters.

ACTIVITIES OF THE MANAGER AND ITS AFFILIATES

         The Manager will be free to engage independently of the Company in all aspects of the gas business for its own account and for the accounts of others, subject to certain express limitations contained in the Company Operating Agreement prohibiting it from conducting certain operations or obtaining services or facilities for the Company or for affiliated entities that may own non-operating interests in projects in which the Company own working interests in a manner or in areas where such operations, services or facilities might benefit the Manager or its affiliates. The Manager does not intend to conduct any operations or obtain any services or facilities in a manner designed to benefit it or its affiliates at the expense of the Company.

         It is the Manager's policy that neither the Manager nor its affiliates will acquire projects, other than those necessary to protect adjacent property already acquired by the Manager in anticipation of transfer to future income programs, until substantially all of the aggregate net subscriptions budgeted for the purchase of Company projects have been expended or committed for expenditure. The Manager and its affiliates may acquire working interests in gas projects which will not be offered to the Company, and as to such projects the foregoing restrictions will not apply.

         In many cases, the Manager or its affiliates will act as sole Operator of some or all of the Company's projects and in such case, will be reimbursed for its costs, including allocable Direct Costs paid on behalf of the Company and Administrative Costs in accordance with customary industry practice. The Manager will also provide management supervision, geological and related services for the Company, but will be entitled to reimbursement only for expenses, including Direct Costs and Administrative Costs, actually incurred by it in connection with such activities. See "Compensation." As Operator of Company projects, the Manager would have the exclusive right to sell Company production and would endeavor to obtain the highest competitive price. The Manager is not prevented from engaging in other business transactions with purchasers of gas production. Such transactions may be facilitated by the sale of Company production.

         All operating and other agreements entered into on behalf of the Company with the Manager or its affiliates shall be in writing, shall precisely describe the services to be rendered and all compensation to be paid and, excluding the Company Operating Agreement itself and agreements with entities, shall be subject to cancellation by the Manager or its affiliates without penalty on 60 days prior written notice and, if permitted by law, by a majority in interest of the Investor Interestholders, without penalty, on 60 days prior written notice, subject to the conditions of the Company Operating Agreement and provided such action will not adversely affect the federal income tax status of the Company. See "Summary of the Company Operating Agreement - Voting and Other Rights of Limited Investor Interestholders" and "Tax Aspects - Partnership Status."

         Neither the Manager nor any affiliate (except other entities sponsored by affiliates of the Manager) shall enter into any agreement with the Company where an interest in production is payable to the Manager or an affiliate in consideration for services to be rendered. However, the Manager will receive a 2% overriding royalty interest in each interest in a project acquired by the Company (provided, however, that the working interest in such project must exceed 75% of the net revenue interest in the project) which will entitle it to receive an amount equal to 2% of the gross amount of revenue from sale of production after reduction for landowner's and other overriding royalties, but without deduction for operating costs attributable to such production.

         No loans or advance payments will be made by the Company to the Manager or any of its affiliates. All benefits derived from marketing or other relationships affecting property of the Company and the Manager and its affiliates shall be fairly and equitably apportioned according to the respective interests of each. The Manager will not take any action with respect to the assets or property of the Company which does not primarily benefit the Company as a whole, including the utilization of Company funds as compensating balances for its own benefit and future commitments of production.

MANAGEMENT OF OTHER ENTITIES

         The Manager and its affiliates are currently the managers of natural gas investment programs which have already commenced operations and of others which it is anticipated will commence operations shortly, and the Manager and its affiliates expect in the future that they will serve as general partner or managing interestholder of other gas programs. The Manager or its affiliates may also act as a partner with other gas companies, institutions or private investors in other entities formed to search for gas or to acquire non-operating interests in producing gas projects. Programs similar to this Program may also be formed by the Manager or its affiliates in the future. Companies (including the Company and other Companies formed in this Program) and other entities managed, directed or controlled by the Manager may, in fact, be viewed as competing with one another for available property acquisitions. Although the Manager may determine the extent and nature of each party's participation in a property acquisition, the determination of the Manager will be based, in large part, on the amount of unexpended funds of each party, the respective periods of time any such parties are in existence, the desire to insure broad participation in all available property acquisitions and the type of investment which each party is entitled to make. See "Proposed Activities - Uncommitted Capital Funds of Other Companies." However, subject to diversification considerations, to the extent that several Companies have uncommitted net subscriptions available for property purchases, the Manager intends to cause prior Companies to participate in all property purchases available to subsequent Companies.

         The Company may also participate in joint acquisitions or joint ventures with the Manager or its affiliates. Although the Manager will be in a position to determine the terms of any such joint acquisitions or joint ventures, it has a fiduciary duty to act fairly with respect to the Investor Interestholders.

         In addition, because the Manager has agreed to return to the Investor Interestholders any portion of the Company's net subscriptions that has not been used or committed within the first two years after commencement of its operations (see "Proposed Activities - Uncommitted Capital Funds of Other Companies"), the Manager's determination as to whether a particular property is suitable for purchase made at a time immediately prior to the expiration of such period may be subject to a conflict of interest. The Manager has a fiduciary obligation to act in the best interests of the Company and does not believe that such potential conflict has adversely affected any such past determination.

         The Manager will make all decisions regarding the allocation of property purchases and costs between and among its affiliates, including the Company and other Companies formed in this Program, including decisions affecting matters such as the consideration to be paid in transactions between such parties. See, however, " - Property Acquisitions and Dispositions" below.

PROPERTY ACQUISITIONS AND DISPOSITIONS

         The Manager will pay only the portion of the costs of acquiring producing projects as is attributable to the Manager's Investment Interest, but will generally receive a portion of all revenues from the sale of gas produced from Company projects in addition to the portion attributable to the Manager's Investment Interest plus the Manager's Promoted Interest. Since the Manager is entitled to receive a share of the Company's net revenues, it will be in the Manager's interest to cause the Company to acquire projects as quickly as possible so that revenues will become available for distribution. The Manager will receive an asset disposition fee equal to 3.5% of the proceeds of a sale of a producing property in addition to the cash attributable to the Interests it owns. See "Participation in Costs and Revenues." The difference between the Manager's share of Company net revenues which are derived from sale of gas production and its share of the proceeds from sales of Company projects may create a conflict of interest in the Manager's decision whether to sell property. The Company will not acquire any projects with a view to their subsequent sale, and projects will be sold only if events subsequent to their acquisition cause the Manager to believe their sale is in the best interests of the Investor Interestholders.

         The Manager has agreed to prohibitions and restrictions in several areas of possible conflict involving the interests of a manager and its affiliates and the interests of the entities it manages and their partners or Investor Interestholders. Included are (i) prohibitions or restrictions relating to sales of property to the Company by the Manager or its affiliates, or purchases of property from the Company by them; (ii) formulas for determining the cost of property either sold to the Company or purchased from it by the Manager or its affiliates; (iii) conditions regarding the sale of the Company's undeveloped leasehold interests to the Manager or its affiliates, including the method of allocating the purchase price between producing projects and undeveloped leasehold interests under circumstances where an affiliated drilling program has joined with a production purchase program in acquiring property;
(iv) restrictions on the Company's ability to purchase projects from affiliated entities, or to sell its projects to other entities; and (v) limitations on farmouts of Company property.

         The Manager or its affiliates may in the future administer other property acquisition programs in which the Manager or another of the Manager's affiliates may have greater compensation or a greater share of revenues than is provided in this Program. Thus, since the Manager or its affiliates will be in a position to determine the terms of any sharing arrangements among entities controlled by it, it may be advantageous to it to favor one entity over another since the income participation of the Manager or its affiliates may vary among entities. Also, because the Company may acquire and own the underlying working interest in projects in which other affiliates will acquire and own non-operating interests, various specific conflicts of interest will be inherent in connection with the acquisition, ownership and management of such interests. Because the Manager has a fiduciary duty to act fairly with respect to the partners and Investor Interestholders in each entity, the Manager has established certain guidelines to mitigate such conflicts.

         If, at any time, two or more affiliates or other entities managed, directed or controlled by the Manager are engaged in purchasing interests in producing projects, the Manager, in its discretion, may cause such affiliates to participate with the Company on such basis as the Manager determines. In cases involving net profits royalties, the primary factor in determining the sharing of net profits between the working interest acquired or owned by the Company and the net profits royalty acquired by an affiliated entity will be the amount of money contributed to the acquisition by each purchaser. In fixing such sharing percentages, the Manager does not expect to give special consideration to risks associated with the ownership of the working interest or to costs of equipment which will be owned by the Company as working interest owner in arriving at the amount of net profits from which the net profits royalty holder's share of production is determined. If the non-operating interest acquired by an affiliated entity is a landowner's royalty, overriding royalty or production payment in a producing property in which a working interest is acquired or owned by the Company, the determination of the prices to be paid for the working and non-operating interests, respectively, will be substantially more complex.

         In such circumstances, if each participant in a transaction acquires a different type of interest in the same property, as will typically be the case when affiliated entities acquire non-operating interests (other than net profits royalties) that are carved out of working interests acquired or owned by the Company, then provided that the Manager's revenue interest in the affiliated entity is substantially similar to or less than its revenue interest in the Company, each participant's portion of the purchase price will be determined on the basis of an appraisal of the fair market values of the respective interests in the property being acquired (taking into account the tax consequences applicable to the several participants) by petroleum reservoir engineers retained by the Manager. If the Manager or an affiliate other than an affiliated entity acquires or owns an interest in any such property acquisitions, such appraisal will be performed by an Independent Expert. If the revenue interest of the Manager and its affiliates in any affiliated entity participant in such a property acquisition is greater than their revenue interest in the participating Companies, then with respect to the property interests so acquired the greater revenue interest shall be reduced so as not to exceed the lesser revenue interest. Investors should note that appraisals, even by Independent Experts, are only estimates of value and may not represent measures of the realizable value.

         Interests in producing projects may be transferred among affiliates with a view toward achieving the investment objectives of the various participants so long as no profit accrues to the Manager or its affiliates at the expense of any other affiliate, including the Company. The conflicts which exist among Companies formed pursuant to this offering would also exist among the Company on the one hand and other affiliates formed to acquire non-operating or other interests in producing projects on the other hand. Such conflicts include, in addition to those described above, determinations of what type of non-operating interest to create and the risks relating thereto.

                                   MANAGEMENT


         The Manager, Wolverine Energy, L.L.C., was formed in 1995 to act as managing equity owner of investment entities in natural gas development projects. The Manager generally has no significant assets or liabilities other than its fees and expenses receivable from various affiliated investment entities of which it is the managing equity owner.

         The principal executive offices of the Manager and of all of the affiliated corporations and other entities described below is at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823; telephone (800) 800-9949. The East Lansing office focuses primarily on fund raising activities, including broker-dealer relations. The Manager also has an office in Traverse City, Michigan, which is responsible for all field accounting and field operations work and works directly with project operators. At December 31, 1999, the Manager and its subsidiaries and affiliates, had 15 full-time equivalent employees.

WOLVERINE ENERGY, L.L.C.

         Wolverine Energy, L.L.C., (i.e., the Manager) is a Michigan limited liability company which was organized to continue the business of a group of affiliated entities of which Mr. Arbaugh was a 50% equity owner (collectively, the "Prior Manager") and through which Mr. Arbaugh had previously conducted his natural gas investment business. The Manager was formed by Mr. Arbaugh after the reorganization of the business of the Prior Manager and the termination of the activities of the Prior Manager as an organizer of new natural gas development projects. All of the outstanding member's equity of the Manager is owned by Mr. Arbaugh or his affiliates.

         The principal business of the Manager is the design, organization and management of oil and gas investment programs. Since its formation in November 1995, the Manager has served as sole managing trustee and shareholder of one natural gas development investment program organized as a Delaware business trust, and is currently serving as managing interestholder of natural gas well development programs organized as Michigan limited liability companies (including each prior Company). More recent information with respect to the activities of the Manager in the design, organization and management of such programs can be found in the applicable Supplement to this Prospectus.

         The Manager organizes and manages gas well exploration, development or production programs. The Manager does not act as driller or primary Operator of such programs. The Manager's investment philosophy is to align itself, as investor and investment manager, with gas Operators with demonstrable track records of drilling, completing and operating commercially successful natural gas wells. Through the personal affiliations of Mr. Arbaugh in the oil and gas industry in the geographical areas in which it operates, active membership in the Michigan Oil and Gas Association and the Independent Petroleum Association of America, Mr. Arbaugh as principal of the Manager has been able to establish relationships with consistently successful Operators and has an ongoing opportunity to participate in promising and/or commercially successful prospects and producing projects.

THE PRIOR MANAGER

         The Prior Manager was formed to continue the natural gas investment business of Messrs. Arbaugh and others which was begun in 1978. The Prior Manager reorganized its business and affairs in 1995, at which time it ceased to be engaged in the organization of new natural gas development programs. From 1983 until its aforementioned reorganization in 1995, the principal business of the Prior Manager was the design, organization and management of oil and gas investment programs. The Prior Manager also participated in and/or managed "wildcat" drilling investment programs during that period. The Prior Manager has served as sole managing general partner of 21 Antrim shale formation natural gas drilling investment programs. Financial information with respect to 19 of these Antrim partnerships is provided herein under the caption "Prior Activities." No information is provided herein with respect to the remaining 2 Antrim partnerships because they were privately negotiated transactions involving a single large investor and differ substantially in structure from the partnerships with respect to which information is provided herein and with the Company. The Prior Manager has also participated in drilling projects and in partnership with gas industry institutional partners in the exploration for natural gas on prospects located in Colorado, Oklahoma, Utah, California, Ohio and Michigan. The Prior Manager's non-Antrim experience includes two gas projects in Colorado, several oil wells in a single project in Oklahoma and several Niagaran oil and gas projects in Michigan.

AFFILIATED COMPANIES

         Mr. Arbaugh is an equity investor, though not individually or with any affiliate with a controlling interest, in the following companies:

          MOBILE INFORMATION SERVICES, INC. - pager interface trust company operating in Chicago, Illinois

          WOLVERINE TOWERS, INC. - owner of radio and television transmission tower in Lansing, Michigan

          SUPERBROKERS, INC. - yacht brokerage located in Traverse City,
          Michigan

EXECUTIVE OFFICERS AND DIRECTORS OF THE MANAGER

                  GEORGE H. ARBAUGH, JR., age 60, is the sole manager and CEO of the Manager. Mr. Arbaugh was awarded a bachelors degree in Economics from Michigan State University in 1963. He was sole proprietor of a chain of sporting goods stores in Michigan from 1969 until he sold that business in 1977. From 1977 until 1979, Mr. Arbaugh acted as an independent consultant and sales representative for a major sporting goods manufacturer. Mr. Arbaugh acquired his interest in the Prior Manager in 1978 and was actively engaged in its activities full time from that time until its reorganization in November 1995. Mr. Arbaugh remains actively engaged in the business of the Prior Manager on a less than full-time basis. He is a 42.5% equity owner of the Prior Manager. Mr. Arbaugh has been active in the oil and gas investment business since 1978 for his own account and through investment entities. Mr. Arbaugh formed the Manager in November 1995 and has been actively engaged in its activities full time since then.

                  GARY L. FOLTZ, AGE 59, Executive Vice President and Chief Operating Officer. Mr. Foltz has been Executive Vice President and Chief Operating Officer of the Manager since May 1, 1997, and in that capacity his main responsibility is to oversee and manage the operations of the Manager. Mr. Foltz was awarded a Bachelors Degree in Business Administration and a Juris Doctorate Degree in 1968 from the University of Kentucky. Mr. Foltz was employed for two years by the State of Kentucky and for three years by First Kentucky Trust Company, Louisville, Kentucky, as a specialist in personal estate and tax planning. In 1973, Mr. Foltz joined Dooley's, Inc., a developer and operator of restaurants and night clubs in university communities. He was personally involved in the planning and development of four Dooley's units, representing an investment exceeding five million dollars ($5,000,000), and the employment of over three hundred (300) employees. In addition to his restaurant experience, Mr. Foltz has served as general partner and manager of various business developments outside the oil and gas industry. Mr. Foltz is also a major stockholder and director of Crystal Computer Corporation in San Jose, California. He is the 100% owner of a hospitality industry consulting company, and investor/developer of several real estate projects.

                  J.G. "JOE" KOSTRZEWA, age 59, is the President of the Manager. He is also the founder and sole shareholder of Federated Oil & Gas Properties, Inc. ("Federated"). He began working with Wolverine under contract in June, 1998. On March 31, 1999, he was also appointed to serve as Wolverine's President. Mr. Kostrzewa began his career in 1965 as a CPA, working with Arthur Anderson & Co. in the corporate tax department. In 1972, he joined BDO Seidman as partner-in-charge of the Traverse City, Michigan office. He began working with a number of oil and gas clients, and in 1976, he left BDO Seidman to manage Traverse Corp., an independent oil and gas exploration company. In 1979, Traverse Corp. was sold, and Mr. Kostrzewa then formed his own oil company, which eventually merged with Federated National Resources, Inc., the predecessor to Federated. Federated was formed in 1988. Mr. Kostrzewa is its sole shareholder. Federated has five full time employees. It is a successor to Federated National Resources, Inc. ("FNR"), a publicly traded oil and gas company for which Mr. Kostrzewa served as chairman. FNR was sold in 1988 to Adobe Oil & Gas, a Texas publicly traded company. Federated was formed to continue to operate all Michigan based wells on behalf of Adobe Oil & Gas. Since 1988, Federated expanded to operate many wells in the Michigan Basin, both for its own account and on behalf of other investors. Federated also provides operations oversight for various investor groups in various geographical areas within the United States. Responsibilities include drilling operations, field operations, accounting and administrative activities, and gas marketing and management.

EXECUTIVE COMPENSATION

         The Company will reimburse the Manager for direct costs incurred by or on behalf of the Company and will pay the Manager the administrative cost allowance, subject in each case to the limitations and conditions set forth under the heading "Compensation and Reimbursement - Direct Costs and Costs of Operation" and " - Administrative Cost Allowance." These payments to the Manager will not include compensation and expenses attributable, on the basis of time spent and logged, to services provided by affiliates of the Manager directly to the Company for services which are not related to customary, routine and recurring activities in connection with the administration of the Company's day-to-day business.

FIDUCIARY OBLIGATIONS AND INDEMNIFICATION OF MANAGER

         A manager is accountable to a limited liability company as a fiduciary and consequently must handle company affairs with trust, confidence and good faith, may not obtain any secret advantage or benefit from the Company and must share with it all business opportunities clearly related to the subject of its operations. In contrast to the relatively well-developed state of the law concerning fiduciary duties owed by officers and directors to the shareholders of a corporation or by the general partner to the limited partners of a limited partnership, the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped. The Act does not prohibit limited liability companies from restricting or expanding the liabilities of managers to the company and members of such company in the operating agreement or Articles. In order to induce the Manager to act as trustee for and manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. Because this is a rapidly developing and changing area of the law and there is virtually no case law on the subject, the Manager has not obtained an opinion of counsel covering the provisions of the Company Operating Agreement which purport to waive or restrict fiduciary duties of the Manager. Investor Interestholders who have questions concerning the duties of the Manager should consult their counsel.

         Because the Manager will make all decisions relating to the Company and the Company will not have any employees, the officers and directors of the Manager will make such decisions. The directors and officers of the Manager have fiduciary duties to manage the Manager, including its investments in its affiliates, in a manner beneficial to the shareholders of the Manager. Because the Manager has a fiduciary duty to manage the Company in a manner beneficial to the Investor Interestholders and owes a similar duty to the Investor Interestholders of every Company it manages, certain conflicts of interest could arise. Article 12 of the Company Operating Agreement contains many provisions that restrict the Manager's freedom of action in order to mitigate possible conflicts of interest. Not every possible conflict can be foreseen, however. Therefore, the Company Operating Agreement provides that whenever a conflict of interest arises between the Manager or its affiliates, on the one hand, and the Company or any Investor Interestholder(s), on the other hand, for which no express standard is contained in the Company Operating Agreement, the Manager will, in resolving such conflict or determining such action, consider the relative interests of the parties involved in such conflict or affected by such action, any customary or accepted industry practices, and, if applicable, generally accepted accounting practices or principles. Thus, unlike the strict duty of a trustee who must act solely in the best interests of his/her beneficiaries, the Company Operating Agreement permits the Manager to consider the interests of all parties to a conflict of interest, including the interest of the Manager and its affiliates and other entities to which the Manager or its affiliates owe a fiduciary duty, provided the Manager acts in a manner that is fair and reasonable to the Company or the Investor Interestholders.

         The Act provides that an Investor Interestholder (whether Participating or Non-Participating) may institute legal action on behalf of the limited liability company (an Investor Interestholder's derivative action) to recover damages from the Manager or from a third party where the Manager has refused or failed to institute the action. In addition, the statutory or case law of certain jurisdictions may permit an Investor Interestholder to institute legal action on behalf of all other similarly situated Investor Interestholders (a class action) to recover damages from the Manager for violations of its fiduciary duties to the Investor Interestholders.

         The Act provides that a limited liability company may indemnify and hold harmless a Manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a Manager, including judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because the person was a Manager with limited specified exceptions. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager so long as: (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Managing Person was acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence, misconduct or a knowing violation of the law by the Managing Person; and (iv) payments for the indemnification or hold harmless are made only out of the Company's tangible net assets.

         Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission, and any applicable state securities administrator with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable.

         See Article 3 of the Company Operating Agreement for further information regarding indemnification of the Manager and its affiliates.


                                PRIOR ACTIVITIES


         The Prior Manager, of which Mr. Arbaugh is a 42.5% equity owner and of which Mr. Arbaugh shares management responsibilities, has participated in the sponsorship, organization and management of 21 limited and/or general partnerships and Delaware business trusts (collectively, the "Prior Antrim Programs") since 1988 which have acquired interests in Antrim shale formation development projects, participated in the drilling and completion of development wells on such projects and shared in the proceeds of the sale of gas from such projects after they were put into production. Mr. Arbaugh was a 50% equity owner and President of the Prior Manager at the time of the organization and commencement of operations of the Prior Antrim Programs. The Manager participated in the sponsorship, organization and management of a single Delaware business trust in 1995 that has since been converted to a Michigan limited liability company, and eight Michigan limited liability companies which were organized and raised funds to acquire interests in natural gas development projects ("Manager's Prior Programs"). The Manager is engaged in the acquisition of such interests currently, as of the date of this Prospectus.

PERSONS WHO SUBSCRIBE FOR AND ACQUIRE INTERESTS IN THIS OFFERING WILL NOT ACQUIRE ANY INTEREST IN ANY OF THE PRIOR ANTRIM PROGRAMS OR IN ANY SECURITIES ISSUED BY ANY SUCH PRIOR ANTRIM PROGRAMS.

         The Prior Antrim Programs have generated the following approximate annual returns on investment (ROIs) for their respective investors on a cash and after-tax basis for the period commencing on the respective dates of commencement of operations (NOT of the offering of interests to investors) through December 31, 1997:

                                                                               ANNUAL           ANNUAL ROI
                                                             YRS IN              ROI              (after
                                  PROGRAM                   OPERATION          (cash)              tax)
                                  -------                  ------------      ------------       ------------



Wolverine Chester North Antrim Drilling Program #1                 8.75              12.9%              31.4%

Wolverine Chester North Antrim Drilling Program #2                 7.75              11.1%              32.6%

Wolverine Chester North Antrim Drilling Program #3                 6.50               6.2%              26.4%

Wolverine Chester North Antrim Drilling Program #4                 6.75              11.7%              35.5%

Wolverine Otsego County Antrim Drilling Program #5                 6.50              10.3%              34.7%

Wolverine Charlton North Antrim Drilling Program #6                6.25               9.5%              31.9%

Wolverine Antrim Development Program #7                            6.75               9.5%              30.5%

Wolverine Otsego County Antrim Development Program #8              6.25               7.7%              27.4%

Wolverine Antrim Development Program #11                           6.00               5.5%              23.8%

Wolverine Antrim Development Program #14                           6.00               2.6%              15.0%

Wolverine Antrim Development Program #15-1991                      5.50               3.3%              17.2%

Wolverine Antrim Development Program #15-1992                      5.00               5.9%              22.3%

Wolverine Antrim Development Program #16                           5.00               4.2%              20.9%

Wolverine Antrim Development Program #17                           5.00               3.1%               8.6%

Wolverine Antrim Development Trust #18                             4.25               3.8%              14.6%

Wolverine Antrim Development Trust #19                             4.00               4.9%              18.0%

Wolverine Antrim Development Trust #20                             3.00               5.5%              22.9%

Wolverine Antrim Development Trust #21                             3.00               5.6%              22.4%

Wolverine Antrim Development Trust #22                             2.00               8.7%              33.1%


         Due to the fact that the Manager is no longer involved in the management of the day-to-day affairs of the Prior Antrim Programs, the Manager has been unable to obtain more recent information on the Prior Antrim Programs.

         The Manager's Prior Programs have generated the following approximate annual returns on investment (ROIs) for their investors on a cash and after-tax basis for the period commencing on the date of the program's commencement of operations (NOT of the offering of interests to investors) through December 31, 1999.


                                                         YRS IN         ANNUAL ROI        ANNUAL ROI
                              PROGRAM                  OPERATION          (cash)          (after tax)
                              -------                  ---------        ----------        -----------


Wolverine Antrim Development Trust 1995                  4.00               4.0%              15.1%

Wolverine Antrim Development 1996-1, L.L.C               3.50               4.7%              16.3%

Wolverine Antrim Development 1996-2, L.L.C               3.00               2.5%              13.9%

Wolverine Antrim Development 1997-1, L.L.C               2.50               2.6%              16.8%

Wolverine Antrim Development 1997-2, L.L.C                2.0               0.7%              16.2%

         The column headed "Annual ROI (cash)" reflects the average annual rate of return to investors from cash distributions only, expressed as a percentage of their initial investment in the Prior Antrim Programs and Manager's Prior Programs. Prospective investors in Investor Interests should note that the largest cash component of return on investment in natural gas investment programs are distributions in later years (after the costs of development, drilling and completion of wells is completed and all capital acquisitions have been amortized and the wells are producing at maximum volume over an extended period).

         The column headed "Annual ROI (after-tax)" reflects the average annual rate of return to investors from (i) cash distributions, and (ii) the federal income tax effects of allocations of program income, loss, gain, credit and deductions to such investors from the program, combined and expressed as a percentage of their initial investment in the Prior Antrim Program. It is calculated assuming an effective 39% federal and state combined income tax rate. The increase in rate of return from the "Annual ROI (cash)" to the "Annual ROI (after-tax)" column for each program reflects the cumulative effects of, INTER ALIA, (i) intangible drilling and development expenses of wells and other deductible items and, (ii) with respect to Prior Antrim Programs through Wolverine Antrim Development Trust #17, federal income tax credits under Section 29 of the Internal Revenue Code of 1986, as amended, allocated to investors with respect to working interests in natural gas wells invested in by such programs. Because the level of deductible intangible drilling and development expenses is highest in the initial stages of any Prior Antrim Program, the differences in rates of return between the "Annual ROI (cash)" and the "Annual ROI (after-tax)" column for each Prior Antrim Program is greatest in the more recent programs and less in programs of longer duration.

SUMMARY DESCRIPTION OF PRIOR ACTIVITIES SCHEDULES

         Set forth below are summaries of historical results of the Prior Programs which, it should be noted, engaged in activities similar to those in which the Company will engage. Such summaries of the results of the Prior Programs may not be relied upon as indicative of the results that can be anticipated by the Company because (i) variations in industry circumstances, income tax effects, economic conditions and location from time to time can and often do have a material effect on the performance of any investment in an entity organized to develop and realize production from gas reserves, and (ii) no assurance can be given that any Company will achieve results comparable to any other entity sponsored or managed by the Prior Manager, the Manager or their affiliates. The following tables summarize, as of December 31, 1997, the capital contributions and cash distributions to the Prior Manager, as managing general partner or managing trustee and shareholder and investor general and limited partner unit holders of the Prior Antrim Programs, as well as general and administrative expense reimbursement, revenues, operating expenses and direct costs of such programs. Similar information for the Manager's prior Programs is provided through December 31, 1999.

IDENTIFICATION AND INITIAL CAPITALIZATION OF PRIOR PROGRAMS

         This schedule provides a brief summary of the initial capitalization and dates of commencement of operations (NOT of the offering of interests to investors) of each of the Prior Programs. Prospective investors in Interests should note that the information pertaining to the first year of operations of each Prior Program contained in the succeeding schedules has not been annualized and that, therefore, the amounts, and particularly the percentages, of the administrative costs and direct costs incurred in the first year of operations may not be directly comparable from program to program and should be read in conjunction with the information on this schedule setting forth the date of commencement of operations. However, as with each of the Prior Programs, these programs were organized and capitalized with the intent to acquire working interests in specific natural gas development projects which were identified to the investors in such Prior Programs at the time that their investment was solicited and obtained. In any event, the capital of such Prior Programs has been fully invested only in the projects which were identified to their investor partners at the time of subscription and all operations with respect to such projects will be conducted by such Operators, thereby precluding any conflict of interest on the part of the Prior Manager, the Manager or their affiliates between such Prior Programs and the Company in either (i) the selection of projects in which any Company will invest, or (ii) the operations of any Company.

SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS

         This schedule provides a summary of the investment performance of the Prior Programs in respect of cash distributions and tax benefits received by investors in such programs. The amounts disclosed are those which were reported to investors in such programs on the applicable tax reporting documentation and actually distributed in the periods indicated. Each of the Prior Programs described had similar investment objectives to those which the Companies will pursue. Investors should note that Prior Antrim Programs organized prior to December 31, 1992, operated in a federal income tax environment which was materially different from the environment in which subsequent Prior Programs operated and in which the Companies will operate, inasmuch as prior to that date, the Code permitted a credit against the taxpayer's federal income tax liability for qualifying expenditures to develop Devonian shale natural gas wells. The estimated investment results described in this schedule are subject to the assumptions made therein, particularly with respect to the federal income tax circumstances of the taxpayer/investor, and may not apply to any specific investor in the Company.

ADMINISTRATIVE COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS

         This schedule provides information with respect to the amounts paid by each Prior Program to the Prior Manager or the Manager or their affiliates in reimbursement of the administrative costs incurred by the Prior Manager or the

Manager or their affiliates on behalf of all affiliated programs in the years identified. Such expenses were allocated to the specific Prior Program on a formula basis (i.e., a fixed percentage per annum of investor capital raised) in accordance with generally accepted accounting principles or standard industry practices which may have been in effect. The costs of acquiring projects have not been taken into account for this purpose. It should be noted, however, that the amount of administrative costs actually incurred by each Prior Program IN ITS FIRST 12 MONTHS OF OPERATIONS reflects (i) the greater level of administrative involvement by the Prior Manager or the Manager or their affiliates during the "start up" phase of the program's operations, and (ii) the portion of the year during which such program is in operations. These two factors tend to have opposite effects on the level of administrative costs actually incurred in the first year of operations and render information with respect to such costs less indicative of the operating efficiencies (or inefficiencies) of the Prior Manager or the Manager or their affiliates than information with respect to later years when operations have assumed greater regularity and economies of scale in operations can be realized.

DIRECT COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS

         This schedule provides information with respect to the amounts paid by each Prior Program directly to unaffiliated vendors for services rendered to such partnership in the years identified; the types of services provided in connection with these payments are described in "Compensation and Reimbursement -- Direct Costs and Costs of Operation." It should be noted, however, that the amount of direct costs incurred by each Prior Program IN ITS FIRST YEAR OF OPERATIONS reflects (i) non-recurring costs incurred in connection with the organization of the program and the offering of interests therein to investors, including, but not limited to, legal, accounting and engineering fees, printing costs, registration and similar fees and reimbursements for travel, entertainment and other costs incurred in connection with the review of projects in which such program acquired a working interest and the negotiation and execution of such acquisition, and (ii) the portion of the year remaining following the commencement of operations by such programs. These two factors tend to have opposite effects on the level of direct costs incurred in the first year of operations and render information with respect to such costs less indicative of the operating costs of the programs than information with respect to later years when such services are not typically required, other than with respect to annual audit and tax return preparation services.

SPONSOR OPERATING RESULTS IN PRIOR PROGRAMS AND INVESTOR OPERATING RESULTS IN PRIOR PROGRAMS

         These schedules provide actual operating financial information with respect to each of the Prior Antrim Programs since their respective commencements of operations through December 31, 1997 and with respect to each of the Manager's Prior Programs from commencement of operations through December 31, 1999. No attempt has been made to provide annualized information with respect to revenues, operating, administrative or direct costs, allocable profits (losses) from operations or cash distributions to investor partners, primarily because of the differences in tax circumstances of each investor partner and the relatively short investment history of the Prior Programs. Investors who wish to analyze the data contained in this schedule to compute annualized results are cautioned to take into account (i) the time during the initial year of operation when each Prior Program commenced operations, and (ii) the fact that many of the Prior Programs are still in the early stages of their anticipated productive life. Therefore, the revenue and cost data reflect the ramp-up in revenues and high early-stage costs typical of development gas projects and do not reflect the anticipated greater profitability of each well that will be experienced when (i) production and, therefore, revenues have reached their peak and leveled off,
(ii) the high initial expenses of drilling, completing and equipping a well for production have been realized, and (iii) the relatively lower expenses of ongoing production are the only operating costs of the wells.

         The constituent agreements of the Prior Programs provide that the deductible administrative and direct costs of the programs are allocated to the investors and the Prior Manager-affiliate manager on the terms specific to each entity, and the schedules appropriately reflect that. Investors who wish to analyze the Prior Programs in terms of their respective overall performance must aggregate the revenues and costs data from the two schedules to compute total revenues and costs for each program.

         A description of the information provided under each of the descriptive column headings is provided below:

                  CUMULATIVE REVENUES - the allocable portion of the program's cumulative revenues from sales of gas from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, allocated as provided in the respective program's equityholders' agreement.

                  CUMULATIVE OPERATING COSTS - the allocable portion of the program's share (as a working interest holder in one or more projects) of cumulative operating costs of the projects from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, as determined by the Operator of the projects in accordance with the respective operating agreements with respect to each property and the program's corresponding working interest therein, allocated as provided in the respective program's equityholders' agreement.

                  CUMULATIVE ADMINISTRATIVE COSTS - the program's share of cumulative administrative costs of all programs administered by the Prior Manager or the Manager or their affiliates from commencement of operations of the respective program through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, as determined by the Prior Manager or the Manager or their affiliates in accordance with the procedure described above in " - Administrative Costs Incurred and As a Percentage of Gross Subscriptions," allocated to the investor partners and the Prior Manager's or Manager's affiliate manager as provided in the respective program's equityholders' agreement.

                  CUMULATIVE DIRECT COSTS - the program's direct costs from commencement of operations of the respective program through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, as determined by the Prior Manager or its affiliates in accordance with the procedure described above in "- Administrative Costs Incurred and As a Percentage of Gross Subscriptions," allocated to the investor partners and the Prior Manager's or Manager's affiliate manager as provided in the respective program's equityholders' agreement.

                  CUMULATIVE CASH FLOW FROM OPERATIONS - the program's net operating cash flow from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, prior to reductions to reflect the program's direct costs or allocable share of administrative costs, allocated as provided in the respective program's equityholders' agreement (reflects difference between "Cumulative Revenues" and "Cumulative Operating Costs").

                  CUMULATIVE CASH FLOW - the program's net cash flow from all sources from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, allocated as provided in the respective program's equityholders' agreement (reflects difference between "Cumulative Cash Flow From Operations" and "Cumulative Administrative Costs" plus "Cumulative Direct Costs").

                  CUMULATIVE REVENUES DISTRIBUTED - the program's actual cash distributions to partners, regardless of source, from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, allocated as provided in the respective program's equityholders' agreement.

                  CUMULATIVE SECTION 29 CREDIT - the allocable portion of the program's share (as a working interest holder in one or more projects) of cumulative federal income tax credits under Section 29 of the Code with respect to sales of gas from the projects as determined by the Operator of the projects (not an affiliate of the Prior Manager) in accordance with the respective operating agreements with respect to each property and the program's corresponding working interest therein, from commencement of operations through December 31, 1997 for the Prior Antrim Programs and December 31, 1999 for the Manager's Prior Programs, inclusive, allocated as provided in the respective program's equityholders' agreement.

                  REVENUES DISTRIBUTED - the program's actual cash distributions to partners, regardless of source, for the THREE MONTH PERIOD FROM OCTOBER 1, 1997, THROUGH DECEMBER 31, 1997 for the prior Antrim Programs and the THREE MONTH PERIOD FROM OCTOBER 1, 1999 THROUGH DECEMBER 31, 1999 for the Manager's Prior Programs, inclusive, allocated as provided in the respective program's equityholders' agreement (Note: there can be no assurance that the distributions made during this period are indicative of the distributions that may be expected to be made by such program in subsequent periods or by the Company in any period).

     No information is provided with respect to interest expense inasmuch as the Prior Programs have not leveraged their investments in working interests in projects through long-term borrowings and the operating costs of the projects have not exceeded revenues from sales of gas plus operating capital needs, which would necessitate borrowings for working capital purposes. Entries designated with a "*" indicate either that the information requested is not applicable to the program or that the amount is 0.

POLICIES OF MANAGER AND PRIOR MANAGER REGARDING CASH DISTRIBUTIONS

     THE FOLLOWING SCHEDULES REFLECT CASH RECEIPTS AND PAYMENTS OF THE PRIOR PROGRAMS AND WERE NOT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) WHICH REQUIRE, INTER ALIA, THAT ALL AMOUNTS PAYABLE ACCORDING TO THE TERMS OF THE OBLIGOR'S DUTY TO PAY BE ACCRUED AS AN EXPENSE, REGARDLESS OF WHETHER THE PAYMENT IS ACTUALLY MADE. THE MANAGER AND THE PRIOR MANAGER HAVE ADOPTED A REGULAR POLICY OF REVIEWING THE PERFORMANCE OF INVESTMENT PROGRAMS MANAGED BY THEM PERIODICALLY AND DETERMINING WHETHER TO DEFER OR PAY ALL OR ANY PORTION OF THE FEES, OTHER COMPENSATION OR CASH DISTRIBUTIONS PAYABLE TO THE MANAGER OR THE PRIOR MANAGER, AS APPROPRIATE, IN ORDER TO PRESERVE CASH FOR DISTRIBUTION TO INVESTORS. IN ACCORDANCE WITH SUCH POLICY, THE MANAGER AND THE PRIOR MANAGER HAVE ELECTED, IN CERTAIN INSTANCES WITH RESPECT TO THE PRIOR PROGRAMS, TO DEFER THE PAYMENT BY SUCH ENTITIES OF CERTAIN FEES AND/OR REIMBURSABLE EXPENSES OTHERWISE DUE AND PAYABLE TO THE MANAGER OR PRIOR MANAGER OR THEIR AFFILIATES IN ORDER TO PRESERVE CASH FOR DISTRIBUTION TO INVESTORS. THE EFFECT OF SUCH DEFERRALS HAS BEEN TO DECREASE THE EXPENSES AND INCREASE THE AMOUNT OF CASH DISTRIBUTIONS TO INVESTORS IN SUCH PRIOR PROGRAMS FROM THE LEVELS WHICH WOULD HAVE PREVAILED IF SUCH FEES AND REIMBURSABLE EXPENSES HAD BEEN PAID AS AND WHEN DUE. THERE CAN BE NO ASSURANCE THAT THE MANAGER OR THE PRIOR MANAGER WILL MAINTAIN THEIR CURRENT POLICY IN THIS REGARD OR THAT THEY WILL CONTINUE TO DEFER SUCH PAYMENTS OR THAT THEY OR THEIR AFFILIATES, INCLUDING THE MANAGER, WOULD DEFER THE PAYMENT, AS AND WHEN DUE, OF LIKE AMOUNTS BY THE COMPANY. THEREFORE, THE INFORMATION CONTAINED IN THE FOLLOWING SCHEDULES MAY NOT BE CONSIDERED INDICATIVE OF THE ACTUAL RESULTS OF OPERATIONS OF THE PRIOR PROGRAMS ACCORDING TO THE TERMS UNDER WHICH THEY WERE ORGANIZED, NOTWITHSTANDING THAT ANY DEVIATION FROM SUCH TERMS WERE FOR THE PURPOSE OF AND DID FAVOR THE INVESTORS IN SUCH PRIOR PROGRAMS.

           IDENTIFICATION AND INITIAL CAPITALIZATION OF PRIOR PROGRAMS


                                                                                INVESTORS'
                                                          COMMENCEMENT OF         INITIAL        NUMBER OF
                 NAME OF PRIOR ANTRIM PROGRAM               OPERATIONS         SUBSCRIPTIONS     INVESTORS
                 ----------------------------             ---------------      -------------   -------------

Wolverine Chester North Antrim Drilling Program #1          March 1989        $     847,154              22

Wolverine Chester North Antrim Drilling Program #2          March 1990              827,500              21

Wolverine Chester North Antrim Drilling Program #3           June 1991              362,700              13

Wolverine Chester North Antrim Drilling Program #4          March 1991              410,250              15

Wolverine Otsego County Antrim Drilling Program #5           June 1991            1,117,984              29

Wolverine Charlton North Antrim Drilling Program #6        October 1991             586,496              11

Wolverine Antrim Development Program #7                     March 1991              447,188              11

Wolverine Otsego County Antrim Development Program #8      October 1991             827,566              30

Wolverine Antrim Development Program #11                   December 1991            493,099              21

Wolverine Antrim Development Program #14                   December 1992          1,059,250              23

Wolverine Antrim Development Program #15-1991                May 1992               267,000              12

Wolverine Antrim Development Program #15-1992              December 1992          1,568,500              49

Wolverine Antrim Development Program #16                   December 1992          1,200,000               3

Wolverine Antrim Development Program #17                   December 1992          1,270,000              10

Wolverine Antrim Development Trust #18                     October 1993           2,172,132              52

Wolverine Antrim Development Trust #19                     December 1993          1,910,383              37

Wolverine Antrim Development Trust #20                     December 1994          2,500,000              53

Wolverine Antrim Development Trust #21                     December 1994          1,109,290              34

Wolverine Antrim Development Trust #22                     December 1995          1,700,000              56

Wolverine Antrim Development Trust 1995                    December 1995          2,207,000              45

Wolverine Antrim Development 1996-1, L.L.C                   June 1996            1,154,000              36

Wolverine Antrim Development 1996-2, L.L.C                 December 1996          4,473,162             119

Wolverine Antrim Development 1997-1, L.L.C                   June 1997            4,088,000             114

Wolverine Antrim Development 1997-2, L.L.C                 December 1997          5,262,976             126

Wolverine Antrim Development 1998-1, L.L.C                 December 1999          4,835,233             119

Wolverine Energy 1998-1999 Development Program**(A)        December 1999          2,959,537             170

Wolverine Development 1999-1, LLC                          December 1999          1,102,318              32


**First program under this offering

Prior Antrim Programs Performance Tables
Summary of investor tax benefits and cash distribution returns
As of December 31, 1997


                                                                                                        CUMULATIVE        CUMULATIVE
                                     INVESTOR        FIRST-YEAR       FIRST-YEAR        CUMULATIVE      SECTION 29        OTHER TAX
              PROGRAM             CONTRIBUTIONS      DEDUCTIONS           IDC           DEPLETION        CREDITS          DEDUCTIONS
              -------             -------------      -----------      -----------      -----------      -----------      -----------

   Wolverine Chester North         $   847,154      $    62,406      $   397,539      $   242,025      $   632,190      $ 1,603,086
 Antrim Drilling Program #1

   Wolverine Chester North             827,500          413,206          334,679          161,934          558,611        1,994,261
 Antrim Drilling Program #2

   Wolverine Chester North             362,700           29,439          187,899           38,586          198,156          618,864
 Antrim Drilling Program #3

   Wolverine Chester North             410,250            9,564          242,121           93,978          302,346          746,246
 Antrim Drilling Program #4

   Wolverine Otsego County           1,117,984           51,895          659,423          265,263          859,567        1,828,393
Antrim Development Program #5

  Wolverine Charlton North             586,496            2,315          338,419          146,690          401,833          790,445
Antrim Development Program #6

Wolverine Antrim Development           447,188            1,613          245,899           87,269          310,429          711,177
         Program #7

   Wolverine Otsego County             827,566            4,604          483,575          126,779          494,429        1,070,606
Antrim Development Program #8

Wolverine Antrim Development           493,099              759          120,373           52,803          277,924          677,328
         Program #11

Wolverine Antrim Development         1,059,250           11,097          541,250           43,455          317,768          925,016
         Program #14

Wolverine Antrim Development           267,000            2,697          133,687           14,580           84,766          237,149
      Program #15/1991

Wolverine Antrim Development         1,568,500           36,672          703,053          140,600          569,727        1,461,029
      Program #15/1992


                                                                                                        CUMULATIVE        CUMULATIVE
                                     INVESTOR        FIRST-YEAR       FIRST-YEAR        CUMULATIVE      SECTION 29        OTHER TAX
              PROGRAM             CONTRIBUTIONS      DEDUCTIONS           IDC           DEPLETION        CREDITS          DEDUCTIONS
              -------             -------------      -----------      -----------      -----------      -----------      -----------

Wolverine Antrim Development         1,200,000              470          328,790          102,268          502,808        1,169,428
         Program #16

Wolverine Antrim Development         1,270,000                0          262,500           40,412                0          579,046
         Program #17

Wolverine Antrim Development         2,172,132           54,545        1,142,011           47,102                0        1,336,123
          Trust #18

Wolverine Antrim Development         1,910,383           49,035        1,312,776           87,109            1,374        1,134,994
          Trust #19

Wolverine Antrim Development         2,500,000           59,904        1,692,643          152,314            2,291        1,436,782
          Trust #20

Wolverine Antrim Development         1,109,290           28,171          726,124           64,250            1,069          625,801
          Trust #21

Wolverine Antrim Development         1,700,000          102,804        1,109,000          141,222            1,527          842,477
          Trust #22


                                                                                                                         CUMULATIVE
                                   TOTAL                                                  CUMULATIVE      CUMULATIVE    TAX SAVINGS/
                                 CUMULATIVE                               CUMULATIVE     TAX SAVINGS   CASH DISTRIBU- CASH DISTRIBU-
                                 DEDUCTIBLE     ASSUMED      CUMULATIVE      CASH          AND CASH     TIONS AS % OF  TIONS AS % OF
     PROGRAM                     TAX ITEMS     TAX RATE      TAX SAVINGS  DISTRIBUTIONS  DISTRIBUTIONS  CONTRIBUTIONS  CONTRIBUTIONS
     -------                    -----------   -----------    -----------  -------------  -------------  ------------- --------------

Wolverine Chester North         $ 2,242,650          33.0%   $ 1,372,265   $   953,958   $ 2,326,223         112.6%         274.6%
Antrim Drilling Program #1

Wolverine Chester North           2,490,874          33.0%     1,380,599       709,279     2,089,878          85.7%         252.6%
Antrim Drilling Program #2

Wolverine Chester North             845,349          33.0%       477,121       145,505       622,626          40.1%         171.7%
Antrim Drilling Program #3

Wolverine Chester North           1,082,345          33.0%       659,520       322,723       982,243          78.7%         239.4%
Antrim Drilling Program #4

Wolverine Otsego County           2,753,079          33.0%     1,768,083       750,283     2,518,366          67.1%         225.3%
Antrim Development Program #5

Wolverine Charlton North          1,275,554          33.0%       822,766       346,922     1,169,688          59.2%         199.4%
Antrim Development Program #6

Wolverine Antrim Development      1,044,345          31.0%       634,176       287,250       921,426          64.2%         206.0%
Program #7

Wolverine Otsego County           1,680,960          31.0%     1,015,527       399,501     1,415,028          48.3%         171.0%
Antrim Development Program #8

Wolverine Antrim Development        850,504          31.0%       541,580       161,291       702,871          32.7%         142.5%
Program #11

Wolverine Antrim Development      1,509,721          31.0%       785,782       167,835       953,617          15.8%          90.0%
Program #14

Wolverine Antrim Development        385,416          31.0%       204,245        47,676       251,921          17.9%          94.4%
Program #15/1991


                                                                                                                         CUMULATIVE
                                   TOTAL                                                  CUMULATIVE      CUMULATIVE    TAX SAVINGS/
                                 CUMULATIVE                               CUMULATIVE     TAX SAVINGS   CASH DISTRIBU- CASH DISTRIBU-
                                 DEDUCTIBLE     ASSUMED      CUMULATIVE      CASH          AND CASH     TIONS AS % OF  TIONS AS % OF
     PROGRAM                     TAX ITEMS     TAX RATE      TAX SAVINGS  DISTRIBUTIONS  DISTRIBUTIONS  CONTRIBUTIONS  CONTRIBUTIONS
     -------                    -----------   -----------    -----------  -------------  -------------  ------------- --------------

Wolverine Antrim Development      2,304,682          31.0%     1,284,178       465,259     1,749,437          29.7%         111.5%
Program #15/1992

Wolverine Antrim Development      1,600,486          31.0%       998,959       254,645     1,253,604          21.2%         104.5%
Program #16

Wolverine Antrim Development        881,958          39.6%       349,255       196,248       545,503          15.5%          43.0%
Program #17

Wolverine Antrim Development      2,525,236          39.6%       999,993       348,290     1,348,283          16.0%          62.1%
Trust #18

Wolverine Antrim Development      2,534,879          39.6%     1,005,186       372,599     1,377,785          19.5%          72.1%
Trust #19

Wolverine Antrim Development      3,281,739          39.6%     1,301,860       413,314     1,715,174          16.5%          68.6%
Trust #20

Wolverine Antrim Development      1,416,175          39.6%       561,874       185,061       746,935          16.7%          67.3%
Trust #21

Wolverine Antrim Development      2,092,699          39.6%       830,236       295,368     1,125,604          17.4%          66.2%
Trust #22

Manager's Prior Programs Performance Tables
Summary of investor tax benefits and
cash distribution returns
As of December 31, 1999


                                                                                                          Cumulative    Cumulative
                                                    Investor    First Year     First Year   Cumulative      Sec 29      Other Tax
                               Program           Contributions  Deductions        IDC        Depletion     Credits      Deductions
                               -------           -------------  ----------     ----------   ----------    ----------    ----------
Wolverine Antrim Development Trust 1995           $ 2,207,000   $    67,143   $ 1,687,634   $   117,988   $    13,495   $   647,669

Wolverine Antrim Development 1996-1                 1,154,000        88,257       791,782        60,950             0       331,975

Wolverine Antrim Development 1996-2                 4,473,162       106,890     3,311,513       170,609             0       380,696

Wolverine Antrim Development 1997-1                 4,088,000       103,215     3,343,539        97,936         2,647       223,039

Wolverine Antrim Development 1997-2                 5,262,976       134,892     3,899,017        44,991        17,238       119,661

Wolverine Antrim Development 1998-1                 4,835,233       129,701     3,504,945         9,334           472        16,323

Wolverine Energy 1998-1999 Development Program-
Program A                                           2,959,537        77,862     2,223,714           283           223         2,252

Wolverine Development 1999-1                        1,102,318        27,605       799,038             0             0             0


                                                                                                                         Cumulative
                                         Total                                             Cumulative     Cumulative   Tax Savings &
                                       Cumulative              Cumulative  Cumulative     Tax Savings &  Cash Dist as   Cash Dist as
                                       Deductible  Assumed         Tax        Cash            Cash          a % of         a % of
                        Program        Tax Items   Tax Rate      Savings  Distributions   Distributions  Contributions Contributions
                        -------        ----------  --------    ---------- -------------   -------------  ------------- -------------
Wolverine Antrim Development Trust
1995                                   $2,453,291      39.60%  $  984,998  $  350,020      $1,335,018         15.86%      60.49%

Wolverine Antrim Development 1996-1     1,184,707      39.60%     469,144     188,411         657,555         16.33%      56.98%

Wolverine Antrim Development 1996-2     3,862,818      39.60%   1,529,676     331,797       1,861,473          7.42%      41.61%

Wolverine Antrim Development 1997-1     3,664,514      39.60%   1,453,795     266,999       1,720,794          6.53%      42.09%

Wolverine Antrim Development 1997-2     4,063,669      39.60%   1,626,451      77,584       1,704,035          1.47%      32.38%

Wolverine Antrim Development 1998-1     3,530,602      39.60%   1,398,590      28,438       1,427,028          0.59%      29.51%

Wolverine Energy 1998-1999
Development Program - Program A         2,226,249      39.60%     881,818           0         881,818          0.00%      29.80%

Wolverine Development 1999-1              799,038      39.60%     316,419           0         316,419          0.00%      28.70%

Prior Antrim Programs Performance Tables
Administrative Costs Incurred and as a Percentage of Gross Subscriptions As of December 31, 1997


                                        1988                    1989                     1990                    1991
                               ------------------------  -----------------------  ------------------------ -----------------------
                                COSTS     PERCENTAGE OF   COSTS    PERCENTAGE OF   COSTS     PERCENTAGE OF  COSTS    PERCENTAGE OF
    PROGRAM                    INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS INCURRED  SUBSCRIPTIONS
    -------                    --------   -------------  --------  -------------  --------   ------------- --------  -------------
Wolverine Chester North
Antrim Drilling Program #1      $ 7,500           0.9%   $18,000           2.1%   $19,094           2.3%   $20,504           2.4%

Wolverine Chester North
Antrim Drilling Program #2                                13,950           1.7%    27,900           3.4%    29,407           3.6%

Wolverine Chester North
Antrim Drilling Program #3                                                          6,380           1.8%    18,972           5.2%

Wolverine Chester North
Antrim Drilling Program #4                                                          5,984           1.5%    18,921           4.6%

Wolverine Otsego County
Antrim Development Program #5                                                      10,179           0.9%    34,148           3.1%

Wolverine Charlton North
Antrim Development Program #6                                                           0           0.0%    11,256           1.9%

Wolverine Antrim Development
Program #7                                                                          3,153           0.7%    17,090           3.8%

Wolverine Otsego County
Antrim Development Program #8                                                                               16,779           2.0%

Wolverine Antrim Development
Program #11                                                                                                  8,938           1.8%

Wolverine Antrim Development
Program #14

Wolverine Antrim Development
Program #15/1991

Wolverine Antrim Development
Program #15/1992

Wolverine Antrim Development
Program #16

 Wolverine Antrim Development
Program #17

 Wolverine Antrim Development
Trust #18

 Wolverine Antrim Development
Trust #19

 Wolverine Antrim Development
Trust #20

 Wolverine Antrim Development
Trust #21

 Wolverine Antrim Development
Trust #22



                                            1992                     1993                   1994
                                     ---------------------------------------------------------------------------
                                    COSTS     PERCENTAGE OF   COSTS    PERCENTAGE OF     COSTS   PERCENTAGE OF
              PROGRAM              INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS
              -------              --------   -------------  --------  -------------   --------  -------------
Wolverine Chester North
     Antrim Drilling Program #1    $21,087            2.5%   $21,165            2.5%   $21,927            2.6%

Wolverine Chester North
     Antrim Drilling Program #2     30,245            3.7%    30,357            3.7%    31,450            3.8%

Wolverine Chester North
     Antrim Drilling Program #3     19,513            5.4%    19,585            5.4%    20,291            5.6%

Wolverine Chester North
     Antrim Drilling Program #4     19,461            4.7%    19,533            4.8%    20,236            4.9%

Wolverine Otsego County
   Antrim Development Program #5    43,256            3.9%    43,416            3.9%    44,979            4.0%

Wolverine Charlton North
   Antrim Development Program #6    22,765            3.9%    22,850            3.9%    23,672            4.0%

Wolverine Antrim Development
             Program #7             17,577            3.9%    17,643            3.9%    18,278            4.1%

Wolverine Otsego County
   Antrim Development Program #8    33,936            4.1%    34,061            4.1%    35,288            4.3%

Wolverine Antrim Development
            Program #11             15,624            3.2%    15,682            3.2%    16,246            3.3%

Wolverine Antrim Development
            Program #14                                       26,157            2.5%    48,338            4.6%

Wolverine Antrim Development
          Program #15/1991                                     4,738            1.8%     8,755            3.3%

Wolverine Antrim Development
          Program #15/1992                                    18,038            1.1%    51,610            3.3%



                                            1992                     1993                   1994
                                   ---------------------------------------------------------------------------
                                    COSTS     PERCENTAGE OF   COSTS    PERCENTAGE OF     COSTS   PERCENTAGE OF
              PROGRAM              INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS
              -------              --------   -------------  --------  -------------   --------  -------------
Wolverine Antrim Development
            Program #16                                       30,425            2.5%    39,682            3.3%

Wolverine Antrim Development
            Program #17                                                                 15,446            1.2%

Wolverine Antrim Development
             Trust #18                                                                   4,583            0.2%

Wolverine Antrim Development
             Trust #19                                                                  47,760            2.5%

Wolverine Antrim Development
             Trust #20

Wolverine Antrim Development
             Trust #21

Wolverine Antrim Development
             Trust #22


                                               1995                   1996                      1997
                                     -----------------------------------------------------------------------------
                                       COSTS   PERCENTAGE OF    COSTS    PERCENTAGE OF     COSTS     PERCENTAGE OF
              PROGRAM                INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS    INCURRED   SUBSCRIPTIONS
              -------                --------  -------------   --------  -------------    --------   -------------
Wolverine Chester North
     Antrim Drilling Program #1       $22,913           2.7%   $23,869            2.8%    $24,468             2.9%

Wolverine Chester North
     Antrim Drilling Program #2        32,864           4.0%    34,236            4.1%     35,095             4.2%

Wolverine Chester North
     Antrim Drilling Program #3        21,203           5.8%    22,088            6.1%     22,642             6.2%

Wolverine Chester North
     Antrim Drilling Program #4        21,146           5.2%    22,029            5.4%     22,581             5.5%

Wolverine Otsego County
   Antrim Development Program #5       47,002           4.2%    48,963            4.4%     48,968             4.4%

Wolverine Charlton North
   Antrim Development Program #6       24,737           4.2%    23,192            4.0%     23,774             4.1%

Wolverine Antrim Development
             Program #7                19,100           4.3%    19,897            4.4%     20,396             4.6%

Wolverine Otsego County
   Antrim Development Program #8       36,874           4.5%    38,413            4.6%     39,377             4.8%

Wolverine Antrim Development
            Program #11                16,977           3.4%    17,685            3.6%     18,129             3.7%

Wolverine Antrim Development
            Program #14                53,692           5.1%    59,177            5.6%     60,652             5.7%

Wolverine Antrim Development
          Program #15/1991              9,725           3.6%    10,718            4.0%     10,374             3.9%


                                               1995                   1996                      1997
                                     -----------------------------------------------------------------------------
                                       COSTS   PERCENTAGE OF    COSTS    PERCENTAGE OF     COSTS     PERCENTAGE OF
              PROGRAM                INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS    INCURRED   SUBSCRIPTIONS
              -------                --------  -------------   --------  -------------    --------   -------------
Wolverine Antrim Development
          Program #15/1992             56,006           3.6%    59,667            3.8%     52,317             3.3%

Wolverine Antrim Development
            Program #16                42,689           3.6%    45,717            3.8%          0             0.0%

Wolverine Antrim Development
            Program #17                31,911           2.5%    33,243            2.6%     34,077             2.7%

Wolverine Antrim Development
             Trust #18                     -0-          0.0%    13,826            0.6%     27,500             1.3%

Wolverine Antrim Development
             Trust #19                 65,863           3.5%    66,863            3.5%     66,863             3.5%

Wolverine Antrim Development
             Trust #20                 87,500           3.5%    87,500            3.5%     87,500             3.5%

Wolverine Antrim Development
             Trust #21                 40,106           3.6%    41,780            3.8%     42,828             3.9%

Wolverine Antrim Development
             Trust #22                     -0-          0.0%    61,330            3.6%     62,869             3.7%

Manager's Prior Programs Performance Tables
Administrative Costs Incurred as a Percentage of Gross Subscriptions As of December 31, 1999



                                                    1995                       1996                     1997
                                            ------------------------------------------------------------------------------
                                             Costs          % of         Costs        % of        Costs          % of
              Program                       Incurred    Subscriptions  Incurred   Subscriptions  Incurred    Subscriptions
              -------                       --------    -------------  --------   -------------  --------    -------------

Wolverine Antrim Development Trust 1995          $0         0.00%       $60,435       2.74%      $ 86,301            3.91%

Wolverine Antrim Development 1996-1                                     $30,139       2.61%      $ 43,038            3.73%

Wolverine Antrim Development 1996-2                                     $31,083       0.69%      $166,935            3.73%

Wolverine Antrim Development 1997-1                                                              $ 67,069            1.64%

Wolverine Antrim Development 1997-2                                                              $ 31,106            0.59%

Wolverine Antrim Development 1998-1

Wolverine Energy 1998-1999 Development
Program - Program A

Wolverine Development 1999-1


                                                                         1998                                1999
                                                          -------------------------------------------------------------------------
                                                               Costs                 % of            Costs              % of
                  Program                                     Incurred           Subscriptions      Incurred         Subscriptions
                  -------                                 ---------------        -------------     -----------      ---------------
Wolverine Antrim Development Trust 1995                         $  3,455              0.16%           $26,592            1.20%

Wolverine Antrim Development 1996-1                             $  6,096              0.53%           $ 5,600            0.49%

Wolverine Antrim Development 1996-2                             $  9,141              0.20%           $16,856            0.38%

Wolverine Antrim Development 1997-1                             $  2,076              0.05%           $24,419            0.60%

Wolverine Antrim Development 1997-2                             $101,741              1.93%           $18,493            0.35%

Wolverine Antrim Development 1998-1                             $ 49,520              2.50%           $80,152            1.66%

Wolverine Energy 1998-1999 Development
Program - Program A                                             $ 17,338              2.38%           $60,515            2.04%


Wolverine Development 1999-1                                                                          $27,558            2.50%

Prior Antrim Programs Performance Tables
Direct Costs Incurred and as a Percentage of Gross Subscriptions
As of December 31, 1997



                                        1988                     1989                     1990                       1991
                               -----------------------   -----------------------   ------------------------  -----------------------
                                COSTS    PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS     PERCENTAGE OF   COSTS    PERCENTAGE OF
PROGRAM                        INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS   INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
-------                        --------  -------------   --------  -------------   --------   -------------  --------  -------------
Wolverine Chester North
Antrim Drilling Program #1     $39,187            4.6%   $1,500            0.2%   $3,951            0.5%     $11,856        1.4%

Wolverine Chester North
Antrim Drilling Program #                                   125            0.0%        0            0.0%       3,957        0.5%

Wolverine Chester North
  Antrim Drilling Program #3                                                         988            0.3%       2,462        0.7%

Wolverine Chester North
  Antrim Drilling Program #4                                                       2,494            0.6%       2,607        0.6%

Wolverine Otsego County
Antrim Development Program #5                                                      1,365            0.1%       4,334        0.4%

Wolverine Charlton North
Antrim Development Program #6                                                        114            0.0%       2,104        0.4%

Wolverine Antrim Development
          Program #7                                                                 114            0.0%       2,351        0.5%

Wolverine Otsego County
Antrim Development Program #8                                                        114            0.0%       3,136        0.4%

Wolverine Antrim Development
         Program #11                                                                                             600        0.1%

Wolverine Antrim Development
         Program #14



                                        1988                     1989                     1990                       1991
                               -----------------------   -----------------------   ------------------------  -----------------------
                                COSTS    PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS     PERCENTAGE OF   COSTS    PERCENTAGE OF
PROGRAM                        INCURRED  SUBSCRIPTIONS   INCURRED  SUBSCRIPTIONS   INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
-------                        --------  -------------   --------  -------------   --------   -------------  --------  -------------


Wolverine Antrim Development
       Program #15/1991

Wolverine Antrim Development
       Program #15/1992

Wolverine Antrim Development
         Program #16

Wolverine Antrim Development
         Program #17

Wolverine Antrim Development
          Trust #18

Wolverine Antrim Development
          Trust #19

Wolverine Antrim Development
          Trust #20

Wolverine Antrim Development
          Trust #21

Wolverine Antrim Development
          Trust #22



                                              1992                        1993                          1994
                                    -----------------------------  --------------------------    -------------------------
                                     COSTS         PERCENTAGE OF    COSTS       PERCENTAGE OF     COSTS      PERCENTAGE OF
              PROGRAM               INCURRED       SUBSCRIPTIONS   INCURRED     SUBSCRIPTIONS    INCURRED    SUBSCRIPTIONS
              -------               --------       -------------   --------     -------------    --------    -------------

Wolverine Chester North
     Antrim Drilling Program #1      $ 5,380              0.6%     $ 5,454              0.6%     $ 4,929              0.6%

Wolverine Chester North
     Antrim Drilling Program #2        6,021              0.7%       5,154              0.6%       4,475              0.5%

Wolverine Chester North
     Antrim Drilling Program #3        2,695              0.7%       3,615              1.0%       2,100              0.6%

Wolverine Chester North
     Antrim Drilling Program #4        3,565              0.9%       3,812              0.9%       5,480              1.3%

Wolverine Otsego County
   Antrim Development Program #5       9,035              0.8%       4,886              0.4%       5,285              0.5%

Wolverine Charlton North
   Antrim Development Program #6       2,002              0.3%       2,750              0.5%       3,080              0.5%

Wolverine Antrim Development
             Program #7                4,862              1.1%       2,940              0.7%       2,600              0.6%

Wolverine Otsego County
   Antrim Development Program #8       4,795              0.6%       3,690              0.4%       2,720              0.3%

Wolverine Antrim Development
            Program #11                4,151              0.8%       2,147              0.4%       1,370              0.3%

Wolverine Antrim Development
            Program #14                5,894              0.6%       4,375              0.4%       2,540              0.2%

Wolverine Antrim Development
          Program #15/1991             1,450              0.5%       6,875              2.6%       2,090              0.8%


                                              1992                        1993                          1994
                                    ----------------------------   --------------------------    -------------------------
                                     COSTS         PERCENTAGE OF    COSTS       PERCENTAGE OF     COSTS      PERCENTAGE OF
              PROGRAM               INCURRED       SUBSCRIPTIONS   INCURRED     SUBSCRIPTIONS    INCURRED    SUBSCRIPTIONS
              -------               --------       -------------   --------     -------------    --------    -------------

Wolverine Antrim Development
          Program #15/1992               107            0.0%       7,975            0.5%       4,610           0.3%

Wolverine Antrim Development
            Program #16                                            7,065            0.6%       3,860           0.3%

Wolverine Antrim Development
            Program #17                                            5,302            0.4%       1,790           0.1%

Wolverine Antrim Development
             Trust #18                                               153            0.0%       4,030           0.2%

Wolverine Antrim Development
             Trust #19                                                                         4,166           0.2%

Wolverine Antrim Development
             Trust #20

Wolverine Antrim Development
             Trust #21

Wolverine Antrim Development
             Trust #22

                                             1995                          1996                         1997
                                    --------------------------    --------------------------    --------------------------
                                     COSTS       PERCENTAGE OF     COSTS       PERCENTAGE OF     COSTS       PERCENTAGE OF
             PROGRAM                INCURRED     SUBSCRIPTIONS    INCURRED     SUBSCRIPTIONS    INCURRED     SUBSCRIPTIONS
             -------                --------     -------------    --------     -------------    --------     -------------
Wolverine Chester North
    Antrim Drilling Program #1      $ 4,220              0.5%     $ 4,075              0.5%     $ 5,620              0.7%

Wolverine Chester North
    Antrim Drilling Program #2        3,875              0.5%       3,080              0.4%       5,108              0.6%

Wolverine Chester North
    Antrim Drilling Program #3        1,800              0.5%       1,502              0.4%       3,558              1.0%

Wolverine Chester North
    Antrim Drilling Program #4        3,850              0.9%       3,312              0.8%       5,193              1.3%

Wolverine Otsego County
  Antrim Development Program #5       8,538              0.8%       5,390              0.5%       7,461              0.7%

Wolverine Charlton North
  Antrim Development Program #6       4,578              0.8%       2,738              0.5%       4,658              0.8%

Wolverine Antrim Development
            Program #7                3,470              0.8%       2,093              0.5%       4,168              0.9%

Wolverine Otsego County
  Antrim Development Program #8       4,242              0.5%       2,852              0.3%       4,908              0.6%

Wolverine Antrim Development
           Program #11                1,973              0.4%       1,524              0.3%       3,533              0.7%

Wolverine Antrim Development
           Program #14                2,656              0.3%       2,285              0.2%       4,623              0.4%

Wolverine Antrim Development
         Program #15/1991             2,467              0.9%       2,265              0.8%       4,397              1.6%

                                             1995                          1996                         1997
                                    --------------------------    --------------------------    --------------------------
                                     COSTS       PERCENTAGE OF     COSTS       PERCENTAGE OF     COSTS       PERCENTAGE OF
             PROGRAM                INCURRED     SUBSCRIPTIONS    INCURRED     SUBSCRIPTIONS    INCURRED     SUBSCRIPTIONS
             -------                --------     -------------    --------     -------------    --------     -------------
Wolverine Antrim Development
         Program #15/1992               4,610             0.3%      4,158             0.3%      6,777              0.4%

Wolverine Antrim Development
           Program #16                  3,962             0.3%      3,560             0.3%      3,150              0.3%

Wolverine Antrim Development
           Program #17                  1,790             0.1%      1,788             0.1%      5,207              0.4%

Wolverine Antrim Development
            Trust #18                   8,635             0.4%      5,434             0.3%     13,890              0.6%

Wolverine Antrim Development
            Trust #19                   8,635             0.5%      5,366             0.3%     10,293              0.5%

Wolverine Antrim Development
            Trust #20                   8,751             0.4%      5,323             0.2%     10,189              0.4%

Wolverine Antrim Development
            Trust #21                   8,751             0.8%      5,151             0.5%      9,128              0.8%

Wolverine Antrim Development
            Trust #22                   1,616             0.1%     12,416             0.7%     15,744              0.9%

Manager's Prior Programs Performance Tables
Direct Costs Incurred and as a Percentage of Gross Subscriptions
As of December 31, 1999



                                                    1995                       1996                     1997
                                            ------------------------------------------------------------------------------
                                             Costs          % of         Costs        % of        Costs          % of
                                            Incurred    Subscriptions  Incurred   Subscriptions  Incurred    Subscriptions

Wolverine Antrim Development Trust 1995     $537              0.00%     $2,056       0.09%         $5,908          0.27%

Wolverine Antrim Development 1996-1                                     $  937       0.08%         $7,465          0.65%

Wolverine Antrim Development 1996-2                                     $   68       0.00%         $9,613          0.21%

Wolverine Antrim Development 1997-1                                                                $   15          0.00%

Wolverine Antrim Development 1997-2                                                                $    0          0.00%

Wolverine Antrim Development 1998-1

Wolverine Energy 1998-1999 Development
Program - Program A

Wolverine Development 1999-1


                                                                         1998                                1999
                                                               ----------------------------        ------------------------------
                                                                 Costs        Percentage of         Costs           Percentage of
                     Program                                   Incurred       Subscriptions        Incurred         Subscriptions
                     -------                                   --------       -------------        --------         -------------
Wolverine Antrim Development Trust 1995                           $64                0.00%           $239                   0.01%

Wolverine Antrim Development 1996-1                               $25                0.00%           $151                   0.01%

Wolverine Antrim Development 1996-2                               $43                0.00%           $ 71                   0.00%

Wolverine Antrim Development 1997-1                               $44                0.00%           $445                   0.01%

Wolverine Antrim Development 1997-2                               $45                0.00%           $733                   0.01%

Wolverine Antrim Development 1998-1                               $ 0                0.00%           $ 29                   0.00%

Wolverine Energy 1998-1999 Development
Program - Program A                                               $ 4                0.00%           $  5                   0.00%

Wolverine Development 1999-1                                                                         $ 47                   0.00%

Prior Antrim Programs Performance Tables
Sponsor operating results
As of December 31, 1997


                                                                                                   CUMULATIVE
                                                  CUMULATIVE      CUMULATIVE      CUMULATIVE       CASH FLOW
                                  CUMULATIVE      OPERATING     ADMINISTRATIVE      DIRECT            FROM         CUMULATIVE
          PROGRAM                  REVENUES         COSTS          COSTS             COSTS         OPERATIONS      CASH FLOW
          -------                ------------    ------------   --------------    ------------    ------------    ------------
Wolverine Chester North
Antrim Drilling Program #1       $    331,467    $    188,026    $     34,924    $     11,625    $    143,441    $     96,892

Wolverine Chester North
Antrim Drilling Program #2       $    176,957    $     86,050    $     26,550    $      3,167    $     90,907    $     61,189

Wolverine Chester North
Antrim Drilling Program #3       $     56,287    $     32,733    $     15,067    $      1,872    $     23,554    $      6,615

Wolverine Chester North
Antrim Drilling Program #4       $     79,302    $     43,374    $     14,989    $      3,031    $     35,928    $     17,907

Wolverine Otsego County
Antrim Development Program #5    $    164,251    $     82,780    $     24,068    $      3,472    $     81,471    $     53,931

Wolverine Charlton North
Antrim Development Program #6    $     43,675    $     18,996    $      6,800    $        991    $     24,679    $     16,888

Wolverine Antrim Development
        Program #7               $     73,929    $     36,333    $     11,183    $      1,898    $     37,595    $     24,514

Wolverine Otsego County
Antrim Development Program #8    $    120,392    $     56,242    $     23,473    $      2,634    $     64,149    $     38,042

Wolverine Antrim Development
       Program #11               $     67,608    $     40,946    $     10,928    $      1,530    $     26,663    $     14,205

Wolverine Antrim Development
        Program #14              $     39,920    $     21,659    $     12,401    $        824    $     18,260    $      5,036


                                                                                                   CUMULATIVE
                                                  CUMULATIVE      CUMULATIVE      CUMULATIVE       CASH FLOW
                                  CUMULATIVE      OPERATING     ADMINISTRATIVE      DIRECT            FROM         CUMULATIVE
          PROGRAM                  REVENUES         COSTS          COSTS             COSTS         OPERATIONS      CASH FLOW
          -------                ------------    ------------   --------------    ------------    ------------    ------------
Wolverine Antrim Development
      Program #15/1991           $      2,077    $      1,091    $        443    $        181    $        986    $        362

Wolverine Antrim Development
      Program #15/1992           $     13,899    $      7,548    $      2,376    $        281    $      6,351    $      3,693

Wolverine Antrim Development
        Program #16              $    122,220    $     73,778    $     15,851    $      2,160    $     48,442    $     30,431

Wolverine Antrim Development
        Program #17              $     58,731    $     30,314    $     11,468    $      1,588    $     28,416    $     15,361

Wolverine Antrim Development
         Trust #18               $    113,465    $     80,098    $      4,591    $      3,214    $     33,367    $     25,562

Wolverine Antrim Development
         Trust #19               $    107,835    $     58,692    $     24,835    $      2,846    $     49,143    $     21,462

Wolverine Antrim Development
         Trust #20               $    154,674    $     78,177    $     26,250    $      2,426    $     76,497    $     47,820

Wolverine Antrim Development
         Trust #21               $     68,844    $     32,882    $     12,471    $      2,303    $     35,962    $     21,188

Wolverine Antrim Development
         Trust #22               $    102,349    $     46,588    $     12,420    $      2,978    $     55,761    $     40,364


                                      CUMULATIVE     CUMULATIVE
                                     NET REVENUES    SECTION 29
              PROGRAM                DISTRIBUTED       CREDIT
              -------               ------------    ------------
Wolverine Chester North
     Antrim Drilling Program #1     $    130,707    $    100,773

Wolverine Chester North
     Antrim Drilling Program #2     $     70,928    $     55,861

Wolverine Chester North
     Antrim Drilling Program #3     $     14,551    $     19,816

Wolverine Chester North
     Antrim Drilling Program #4     $     32,272    $     30,235

Wolverine Otsego County
   Antrim Development Program #5    $     56,271    $     64,468

Wolverine Charlton North
   Antrim Development Program #6    $     15,611    $     18,082

Wolverine Antrim Development
             Program #7             $     23,611    $     26,076

Wolverine Otsego County
   Antrim Development Program #8    $     39,950    $     49,443

Wolverine Antrim Development
            Program #11             $     16,129    $     27,792

Wolverine Antrim Development
            Program #14             $      8,392    $     15,888

Wolverine Antrim Development
          Program #15/1991          $        445    $        820


                                 CUMULATIVE      CUMULATIVE
                                NET REVENUES     SECTION 29
              PROGRAM           DISTRIBUTED       CREDIT
              -------           ------------    ------------

Wolverine Antrim Development
          Program #15/1992      $      4,606    $      5,601

Wolverine Antrim Development
            Program #16         $     25,465    $     50,281

Wolverine Antrim Development
            Program #17         $     19,625    $          0

Wolverine Antrim Development
             Trust #18          $     34,829    $          0

Wolverine Antrim Development
             Trust #19          $     37,260    $        137

Wolverine Antrim Development
             Trust #20          $     41,331    $        229

Wolverine Antrim Development
             Trust #21          $     18,506    $        107

Wolverine Antrim Development
             Trust #22          $     29,537    $        153

Manager's Prior Programs Performance Tables
Sponsor Operating Results
As of December 31, 1999


                                                           Cumulative   Cumulative       Cumulative    Cumulative
                                             Cumulative    Operating   Administrative      Direct     Cash Flow from     Cumulative
                 Program                      Revenues       Costs         Costs            Costs        Operations       Cash Flow
                 -------                   ------------  ------------  ------------    ------------   --------------    ------------

Wolverine Antrim Development Trust 1995    $    209,991  $    125,327  $     32,690    $      1,607    $     84,664    $     50,367


Wolverine Antrim Development 1996-1        $     62,637  $     37,722  $      8,248    $      1,155    $     24,915    $     15,512


Wolverine Antrim Development 1996-2        $    140,845  $     75,645  $     29,246    $      1,460    $     65,200    $     34,494


Wolverine Antrim Development 1997-1        $     91,823  $     49,960  $      4,198    $         77    $     41,863    $     37,588


Wolverine Antrim Development 1997-2        $     35,918  $     18,557  $      3,127    $        112    $     17,361    $     14,122


Wolverine Antrim Development 1998-1        $      6,602  $      2,543  $        686    $          0    $      4,059    $      3,373

Wolverine Energy 1998-1999 Development
Program - Program A                        $         46  $         14  $        390    $          0    $         32    $       (358)

Wolverine Development 1999-1               $          0  $          0  $          0    $          0    $          0    $          0


                                                             Cumulative Net       Cumulative Sec
                  Program                                  Revenue Distributed      29 Credit
                  -------                                  -------------------    --------------


Wolverine Antrim Development Trust 1995                       $     18,084         $      2,539

Wolverine Antrim Development 1996-1                           $      6,651         $          0

Wolverine Antrim Development 1996-2                           $          0         $          0

Wolverine Antrim Development 1997-1                           $          0         $        391

Wolverine Antrim Development 1997-2                           $      8,348         $      2,500

Wolverine Antrim Development 1998-1                           $          0         $         47

Wolverine Energy 1998-1999 Development
  Program - Program A                                         $          0         $         12


Wolverine Development 1999-1                                  $          0         $          0


Prior Antrim Programs Performance Tables
Investor operating results
As of December 31, 1997


                                                                                                             CUMULATIVE
                                                          CUMULATIVE       CUMULATIVE        CUMULATIVE       CASH FLOW
                                      CUMULATIVE          OPERATING      ADMINISTRATIVE        DIRECT            FROM
              PROGRAM                   REVENUES            COSTS            COSTS              COSTS         OPERATIONS
              -------                 ------------      ------------     -------------      ------------      ------------
Wolverine Chester North
     Antrim Drilling Program #1       $  1,776,210      $    831,735      $    158,104      $     74,547      $    944,475

Wolverine Chester North
     Antrim Drilling Program #2       $  1,592,613      $    774,452      $    238,954      $     28,503      $    818,161

Wolverine Chester North
     Antrim Drilling Program #3       $    506,579      $    294,593      $    135,606      $     16,849      $    211,987

Wolverine Chester North
     Antrim Drilling Program #4       $    713,721      $    390,370      $    134,903      $     27,282      $    323,351

Wolverine Otsego County
   Antrim Development Program #5      $  2,025,765      $  1,020,950      $    296,843      $     42,822      $  1,004,815

Wolverine Charlton North
   Antrim Development Program #6      $    926,877      $    403,127      $    145,446      $     21,033      $    523,750

Wolverine Antrim Development
             Program #7               $    806,174      $    396,205      $    121,949      $     20,700      $    409,970

Wolverine Otsego County
   Antrim Development Program #8      $  1,083,525      $    506,181      $    211,256      $     23,822      $    577,345

Wolverine Antrim Development
            Program #11               $    608,474      $    368,511      $     98,353      $     13,769      $    239,963

Wolverine Antrim Development
            Program #14               $    758,473      $    411,527      $    235,614      $     21,550      $    346,947


                                                                                                              CUMULATIVE
                                                          CUMULATIVE       CUMULATIVE        CUMULATIVE        CASH FLOW
                                      CUMULATIVE          OPERATING      ADMINISTRATIVE        DIRECT            FROM
              PROGRAM                   REVENUES            COSTS            COSTS              COSTS         OPERATIONS
              -------                 ------------      ------------     -------------      ------------      ------------
Wolverine Antrim Development
          Program #15/1991            $    214,301      $    100,807      $     43,867      $     19,363      $    103,494

Wolverine Antrim Development
          Program #15/1992            $  1,406,833      $    758,829      $    235,261      $     27,956      $    648,004

Wolverine Antrim Development
            Program #16               $  1,099,980      $    633,998      $    142,663      $     19,437      $    435,982

Wolverine Antrim Development
            Program #17               $    528,576      $    272,829      $    103,209      $     14,289      $    255,748

Wolverine Antrim Development
             Trust #18                $  1,021,185      $    720,884      $     41,318      $     28,928      $    300,301

Wolverine Antrim Development
             Trust #19                $    970,516      $    528,229      $    223,514      $     25,614      $    442,287

Wolverine Antrim Development
             Trust #20                $  1,392,067      $    703,597      $    236,250      $     21,837      $    688,470

Wolverine Antrim Development
             Trust #21                $    619,592      $    295,934      $    112,243      $     20,727      $    323,658

Wolverine Antrim Development
             Trust #22                $    921,142      $    419,292      $    111,779      $     26,799      $    501,850



                                                        CUMULATIVE        CUMULATIVE
                                      CUMULATIVE        NET REVENUES       SECTION 29
              PROGRAM                  CASH FLOW        DISTRIBUTED         CREDIT
              -------                 ------------     -------------      ------------
Wolverine Chester North
     Antrim Drilling Program #1       $    711,824      $    823,251      $    531,417

Wolverine Chester North
     Antrim Drilling Program #2       $    550,704      $    638,351      $    502,750

Wolverine Chester North
     Antrim Drilling Program #3       $     59,632      $    130,955      $    178,340

Wolverine Chester North
     Antrim Drilling Program #4       $    161,166      $    290,451      $    272,111

Wolverine Otsego County
   Antrim Development Program #5      $    665,149      $    694,012      $    795,099

Wolverine Charlton North
   Antrim Development Program #6      $    357,270      $    331,311      $    383,751

Wolverine Antrim Development
             Program #7               $    267,320      $    263,639      $    284,353

Wolverine Otsego County
   Antrim Development Program #8      $    342,267      $    359,551      $    444,986

Wolverine Antrim Development
            Program #11               $    127,841      $    145,162      $    250,132

Wolverine Antrim Development
            Program #14               $     89,783      $    159,443      $    301,880

Wolverine Antrim Development
          Program #15/1991            $     40,265      $     47,231      $     83,946

Wolverine Antrim Development
          Program #15/1992            $    384,788      $    460,653      $    564,126



                                                        CUMULATIVE        CUMULATIVE
                                      CUMULATIVE        NET REVENUES       SECTION 29
              PROGRAM                  CASH FLOW        DISTRIBUTED         CREDIT
              -------                 ------------     -------------      ------------

Wolverine Antrim Development
            Program #16               $    273,882      $    229,181      $    452,527

Wolverine Antrim Development
            Program #17               $    138,249      $    176,623      $          0

Wolverine Antrim Development
             Trust #18                $    230,055      $    313,461      $          0

Wolverine Antrim Development
             Trust #19                $    193,159      $    335,339      $      1,239

Wolverine Antrim Development
             Trust #20                $    430,383      $    371,983      $      2,062

Wolverine Antrim Development
             Trust #21                $    190,688      $    166,555      $        962

Wolverine Antrim Development
             Trust #22                $    363,272      $    265,831      $      1,374

   Manager's Prior Program Performance Tables
   Investor Operating Results
   As of December 31, 1999



                                                                 Cumulative       Cumulative        Cumulative     Cumulative Cash
                                              Cumulative         Operating      Administrative        Direct          Flow From
              Program                          Revenues            Costs           Costs              Costs           Operations
              -------                        ------------      ------------     -------------      ------------    ---------------
Wolverine Antrim Development Trust 1995      $    886,899      $    531,456      $    144,093      $      7,197      $    355,443

Wolverine Antrim Development 1996-1          $    457,511      $    277,664      $     76,625      $      7,423      $    179,847

Wolverine Antrim Development 1996-2          $    843,231      $    546,616      $    196,220      $      6,884      $    296,615

Wolverine Antrim Development 1997-1          $    530,664      $    288,756      $     89,367      $        426      $    241,908

Wolverine Antrim Development 1997-2          $    211,645      $    109,358      $    148,213      $        666      $    102,287

Wolverine Antrim Development 1998-1          $     59,027      $     23,069      $    128,986      $         29      $     35,958

Wolverine Energy 1998-1999 Development
Program - Program A                          $        838      $        246      $     77,463      $          9      $        592

Wolverine Development 1999-1                 $          0      $          0      $     27,605      $          0      $          0


                                                                                  Cumulative         Cumulative
                                                                 Cumulative       Net Revenue         Sec 29
                                Program                          Cash Flow        Distributed         Credit
                                -------                         ------------      ------------      ------------
Wolverine Antrim Development Trust 1995                         $    204,153      $    203,077      $      9,384

Wolverine Antrim Development 1996-1                             $     95,799      $    181,760      $          0

Wolverine Antrim Development 1996-2                             $     93,511      $    331,797      $          0

Wolverine Antrim Development 1997-1                             $    152,115      $    266,999      $      2,256

Wolverine Antrim Development 1997-2                             $    (46,592)     $     69,236      $     14,738

Wolverine Antrim Development 1998-1                             $    (93,057)     $     28,438      $        425

Wolverine Energy 1998-1999 Development Program -
Program A                                                       $    (76,880)     $          0      $        211

Wolverine Development 1999-1                                    $    (27,605)     $          0      $          0

                                   TAX ASPECTS

     The following is a summary of material federal tax considerations for persons considering an investment in the Company. The discussion, among other things, summarizes certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated or proposed thereunder (the "Regulations"), current published positions of the Internal Revenue Service (the "Service") and existing judicial decisions, all of which are subject to change at any time.

     There can be no assurance that any deductions or other tax consequences which are described herein, or which a prospective Investor Interestholder in the Company may contemplate, will be available. In addition, no assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. In some instances, these changes could have a substantial effect on the tax aspects of an investment in the Company. Any future legislative changes may or may not be retroactive with respect to transactions prior to the effective date of such changes. Bills have been introduced in Congress in the past and may be introduced in the future which, if enacted, would adversely affect some of the tax consequences presently anticipated from an investment in the Company.

     Moreover, although the Company has retained professional tax advisors, there are risks and uncertainties concerning certain of the tax aspects associated with an investment in the Company and there can be no assurance that some or all of the deductions claimed by the Company may not be challenged by the Service. Disallowance of such deductions could adversely affect the Company and the Investor Interestholders. Prospective Investor Interestholders should also be aware that the Service is conducting an intensified and aggressive audit program with respect to individual and partnership returns showing particularly large tax losses or other evidence of tax-oriented financial decisions. As a consequence, there is a greater likelihood that the Service will audit the Company's information returns and the Investor Interestholders' individual returns and subject those returns to particularly close scrutiny. Such audits could result in tax adjustments, including adjustments to items on Investor Interestholders' returns unrelated to the Company. In the event that any of the tax returns of the Company are audited, it is possible that substantial legal and accounting fees will be incurred to substantiate the position of the Company. Such fees would reduce the cash flow otherwise distributable to the Investor Interestholders. Such an audit may result in adjustments to the Company's tax returns which would, at a minimum, require an adjustment to the taxable income reported by each Investor Interestholder on his/her personal tax return and could cause an audit of unrelated items on each Investor Interestholder's tax returns which, in turn, could result in adjustments to such items. EACH PROSPECTIVE INVESTOR INTERESTHOLDER IS THEREFORE URGED TO CONSULT HIS/HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE COMPANY.

    NO RULING FROM THE SERVICE REGARDING EITHER THE TAX ASPECTS OR THE STATUS
 OF THE COMPANY AS A PARTNERSHIP FOR TAX PURPOSES HAS BEEN OR WILL BE REQUESTED.


     The description of the tax aspects discussed herein is supported by a tax opinion of special tax counsel to the Company, Patzik, Frank & Samotny Ltd., Chicago, Illinois ("Special Tax Counsel"). A copy of the form of the tax opinion is attached to this Prospectus as Appendix IV. The opinion of Special Tax Counsel is, of course, not binding on the Service or the courts.

     The legal discussion below is based upon (a) the facts set forth in this Prospectus and the Exhibits hereto, and (b) the following representations by the
Manager:

          (i) The Manager will be solely responsible for and will direct the business affairs of the Company and in such capacity will not be acting as an agent for the Investor Interestholders;

          (ii) The Company will make no election to be excluded from the application of the partnership tax provisions of Subchapter K of Chapter l of Subtitle A of the Code or elect to be treated as an association taxable as a corporation;

          (iii) The Company Operating Agreement will be entered into by and among the Investor Interestholders and the Manager, and any amendments thereto, will be duly executed and will be made available to any Investor Interestholder upon written request. The Company Operating Agreement will be duly filed in all places required under the Act for the due formation of the Company and for the continuation thereof in accordance with the terms of the Company Operating Agreement. The Company will at all times be operated in accordance with the terms of the Company Operating Agreement and Act;

          (iv) The Company will own operating mineral interests, as defined in the Code and in the Regulations, and none of the Company's revenues will be from non-working interests;

          (v) The amounts that will be paid to the Manager will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between persons having no affiliation and dealing with each other at "arm's length";

          (vi) The Manager will cause the Company to properly elect to deduct currently any intangible drilling and development costs;

          (vii) The Company will have a December 31 taxable year and will report its income on the accrual basis;

          (viii) The Manager believes that at least 90% of the gross income of the Company will constitute income derived from the exploration, development, production and/or marketing of oil and gas. The Manager does not believe that any market will ever exist for the sale of Interests. Further, the Interests will not be traded on an established securities market; and

          (ix) The Company and each Interestholder will have the objective of carrying on business for profit and dividing the gain therefrom.

LIMITATIONS

     The federal income tax consequences described below are, to a significant extent, available only to taxpayers who invest in the Company with the BONA FIDE intent of deriving an economic profit without regard to any income tax advantages. The determination of whether an Investor Interestholder is participating in the Company for profit is subjective and based upon the motives of the particular Investor Interestholder. It is difficult to assess this subjective intent or anticipate the future activities of any Investor Interestholder, and thus it is assumed for purposes of this discussion that the Investor Interestholders shall have the requisite profit motive. A determination that such is not the case would have a substantially adverse effect upon the tax consequences of an investment in the Company. No prospective Investor Interestholder should invest in the Company unless the prospective Investor Interestholder does so with an intent to realize an economic profit without regard to tax consequences.

     Virtually all of the income tax consequences described herein are dependent upon the fair market value of the property to be acquired by and the services rendered to the Company being not less than the price paid therefor. While the Manager believes that the values of such property and services will be not less than the prices paid, there can be no assurance that the Service or the courts will concur with such valuations.

     Oil and gas exploration offers several tax benefits under current federal income tax laws which include the current deduction of intangible drilling and development costs, cost recovery or depreciation deductions, and the depletion allowance for oil and gas production. The tax benefits afforded by oil and gas exploration are offset or diminished as a result of the recapture of intangible drilling and development costs, cost recovery and depreciation deductions and depletion deductions in the event of disposition of an interest in the Company or an interest in the developed oil and gas properties owned by the Company. The imposition of the minimum tax and, if applicable, the application of the passive loss rules may further diminish the favorable tax benefits. Although the favorable tax benefits mitigate the economic risk of oil and gas exploration through participation in the Company, the tax benefits do not eliminate potential losses if the oil and gas properties of the Company are nonproductive or are marginally productive.

     Each prospective investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH THE OPINIONS SET FORTH IN THIS DISCUSSION OR THE TAX REPORTING POSITIONS TAKEN BY THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS/HER OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED THEREIN ON HIS/HER INDIVIDUAL TAX SITUATION.

CLASSIFICATION AS A PARTNERSHIP

     CLASSIFICATION. Limited liability companies, such as the Company, are classified for federal income tax purposes as either partnerships or associations taxable as corporations. On December 17, 1996, the Service issued final regulations known as "check the box" regulations. These regulations completely changed the regime for classifying entities pursuant to Code Section 7701. These regulations are effective for entities formed on or after January 1, 1997.

     Treasury Regulation Sections 301.7701-1 ET. SEQ.(hereinafter the "Classification Regulations") provide that any entity which is not organized as a corporation pursuant to federal or state statute shall be treated as a partnership if such entity has two or more members. The Classification Regulations provide that such an entity may ELECT to be treated as a corporation for federal income tax purposes.

     The Company has been organized as a limited liability company under Michigan law. Accordingly, the Company is not a corporation as defined in Treas. Reg. Section 301.7701-2(b). Therefore, the Company will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation. Assuming that the Company does not make such an election, Special Tax Counsel is of the opinion that the Company will be classified as a partnership for federal income tax purposes.

     PUBLICLY TRADED PARTNERSHIPS. Pursuant to Code Section 7704, certain publicly traded partnerships will be treated as corporations for federal income tax purposes. Since the Company will be treated as a partnership for federal income tax purposes, this provision may be applicable to the Company. A "publicly traded partnership" is defined as ". . . any partnership if . . . (1) interests in such partnership are traded on an established securities market, or
(2) interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof)." The Interests do not and are not intended to trade on an established securities market.

     The Service has issued regulations to provide guidance with respect to several issues involving the definition of a publicly traded partnership. Under the regulations, interests will not be considered to be traded on the "secondary market or the substantial equivalent thereof" unless the partnership is involved in such trading and if the partnership does not recognize a transfer made on the market by admitting the transferee as a partner. In addition, certain transfers, including transfers upon death, transfers between family members, the issuance of interests in return for property or services or block transfers, are disregarded in determining whether interests are traded on the secondary market or the substantial equivalent thereof. An additional safe harbor is available to exempt trades that take place through a qualifying matching service which typically involves the use of computerized or printed listing system which attempts to match a partner's wish to dispose of their interest in a partnership with persons who wish to buy such interest, so long as the number of matched trades is somewhat limited.

     In recent years, various systems have been established for the purchase and sale of limited partnership interests which do not trade on an established securities market. It is possible that one or more of these systems will become a secondary market or the substantial equivalent thereof. The Manager has represented, however, that no interests in partnerships or limited liability companies in which the Manager of the Prior Manager has acted as general partner or manager have ever been traded on such a system. The Manager has also represented that it has no present intention of taking any steps to allow the Interests to become readily tradable on such a system and will not allow redemptions pursuant to the Redemption Plan if such redemptions would result in the Company being treated as publicly traded.

     The Company has established a plan whereby it will repurchase (unless the Manager determines, in its sole discretion, that it is unable from a financial point of view to do so at the time) up to 10% of the outstanding Interests per year over a five year period. The regulations provide that a redemption pursuant to a redemption or repurchase agreement which constitutes a "closed end redemption plan" will be disregarded in determining if there is a secondary market or the substantial equivalent thereof. A closed end redemption plan is a plan in a partnership which does not offer interests after the initial offering and no partner or related person offers interests in substantially identical investments. Since the Manager intends to offer a series of investments during 1998 and 1999, the Company my not qualify for this exception. However, it is not anticipated that the Interest Repurchase Program will be available until after the offering for the related programs have closed.

     The regulations contain another exception which requires that: (1) the redemption or repurchase does not occur until at least 60 days after notice; (2) the purchase price is set at least 60 days after receipt of notification or not more than four times per year; and (3) not more than 10% of the capital and profits interest be repurchased in any taxable year. It is anticipated that the Interest Repurchase Program will meet these criteria. Accordingly, the Interest Repurchase Program should not cause the Company to be considered publicly traded.

     If the Interests were in the future to become readily tradable as defined above, or in subsequent Regulations, rulings or other relevant authority, the Company could for this reason become taxable as a corporation for federal income tax purposes.

COMPANY TAXATION

     Subject to the foregoing, Special Tax Counsel is of the opinion that the Company will not be subject to federal income tax. The Company will, however, be required each year to file partnership information tax returns. The Investor Interestholders will be required to take into account, in computing their respective federal income tax liabilities, their respective distributive shares of all items of Company income, gain, expense, loss, deduction, credit and tax preference for any taxable year of the Company ending within or with the taxable year of the respective Investor Interestholder, without regard to whether such Investor Interestholder has received or will receive any cash distributions from the Company. An Investor Interestholder, therefore, may be subject to tax if the Company has income even though no cash distribution is made.

     If the cash distributed by the Company for any year to an Investor Interestholder, including his/her share of the reduction of any Company liabilities, exceeds his/her share of the Company's undistributed taxable income, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the Investor Interestholder's interest in the Company, and any amounts in excess of such tax basis will generally be treated as gain from a sale of such Investor Interestholder's interest in the Company.

     The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. In January, 1997 the Service issued proposed Regulations governing whether income allocated to a member of a limited liability company will constitute self-employment income. Under the proposed



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Regulations, an individual is treated as a limited partner (and therefore not subject to self-employment tax on his/her allocable share of limited liability company income) unless ONE OR MORE of the following applies: the individual has personal liability for the debts of, or claims against, the limited liability company by virtue of the individual's capacity as an owner; the individual has authority to bind the entity under the law of the jurisdiction in which it was formed; or the individual participants in the entity's trade or business for more than 500 hours during the course of the taxable year. The Participating Investor Interestholders have personal liability for the Special Obligations and, therefore, will not likely be treated as "limited partner equivalents" for purposes of the self-employment tax. Therefore, it is likely that a Participating Investor Interestholder's share of any income or loss from the Company will constitute "net earnings from self employment" at least during the period that such Participating Investor Interestholder is liable for the Special Obligations. The Non-Participating Investor Interestholders should be treated as limited partners for self-employment tax purposes. The 1997 Act instructed the Service to withdraw these proposed Regulations for effectiveness prior to July 1, 1998. The legislative history indicates Congress' concern that the Service had exceeded its authority in issuing these regulations, and that limited partners' self-employment income should only include guaranteed payments for services.

     Consequently, each such Participating Investor Interestholder should consult with his/her own tax advisors as to whether his/her share of Company income or loss will affect his/her self employment tax liability or his/her social security benefits.

LEASEHOLD ACQUISITION COSTS

     The cost of acquiring oil and gas leases, or other similar property interests, is a capital expenditure and may not be deducted in the year paid or incurred but must be recovered through depletion. If, however, a lease is proved to be worthless by drilling or abandonment, the cost of such lease (less any recovery thereof through the depletion deduction) constitutes a loss to the taxpayer in the year in which the lease becomes worthless.

DEDUCTION OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS

     Section 263(c) authorizes an election by the Company to deduct as expenses intangible drilling and development costs ("IDCs") incurred in connection with oil and gas properties at the time such costs are incurred in accordance with the Company's method of accounting, provided that the costs are not more than would be incurred in an arms-length transaction with an unrelated drilling contractor. In general, IDCs consist of those costs which in and of themselves have no salvage value. Regulation Section 1.612-4(a) provides examples of items to which the option to deduct IDC applies, including all amounts paid for labor, fuel, repairs, hauling, and supplies, or any of them, which are used (i) in the drilling, shooting, and cleaning of wells, (ii) in such clearing of ground, draining, road making, surveying, and geological works as are necessary in the preparation for the drilling of wells, and (iii) in the constructing of such derricks, tanks, pipelines, and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas. The Service, in Rev. Rul. 70-414, 1970-2 C.B. 132, set forth further classifications of items subject to the option and those considered capital in nature. The ruling provides that the following items are not subject to the election of Regulation Section 1.612-4(a): (i) oil well pumps (upon initial completion of the well), including the necessary housing structures; (ii) oil



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well pumps (after the well has flowed for a time, including the necessary housing structures; (iii) oil well separators, including the necessary housing structures; (iv) pipelines from the wellhead to oil storage tanks on the producing lease; (v) oil storage tanks on the producing lease; (vi) salt water disposal equipment, including any necessary pipelines; (vii) pipelines from the mouth of a gas well to the first point of control, such as a common carrier pipeline, natural gasoline plant, or carbon black plant; (viii) recycling equipment, including any necessary pipelines; and (ix) pipelines from oil storage tanks on the producing leasehold to a common carrier pipeline.

     A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost which must be capitalized. In BERNUTH V. COMMISSIONER, 57 T.C. 225 (1972), AFF'D, 470 F.2d 710 (2nd Cir. 1972), the Tax Court denied taxpayers a deduction for the portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question under a turnkey contract, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service,in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are not deductible IDC.

     To the extent the Company's prices meet the reasonable price standards impose by BERNUTH, SUPRA, and Rev. Rul 73-211, SUPRA, and to the extent such amounts are not allocable to tangible property, leasehold costs, and the like, the amounts paid to the Manager under the Turnkey Agreement (other than those payments allocated to acquisition of the working interests) should qualify as IDC and should be deductible at the time described below. That portion of the amount paid to the Manager that is in excess of the amount that would be charged by an independent driller under similar conditions will not qualify as IDC and will be required to be capitalized.

     In Rev. Rul. 75-304, 1975-2 C.B. 94, the Service held that amounts paid by holders of working interests constituted capital expenditures for the leasehold interest and not deductible IDC where such working interest owners were required to pay the turnkey costs only after successful completion of a well. The Turnkey Agreement requires the Company to make the turnkey payments whether or not the wells are successful. Accordingly, while Special Tax Counsel is unable to determine the percentage of the turnkey costs which will be allocated to capital expenditures versus IDC, Rev. Rul. 75-304, SUPRA., should not require all of the expenditures under the Turnkey Agreement to be capitalized.

     Special Tax Counsel is unable to express an opinion regarding the reasonableness or proper characterization of the payments under the Turnkey Agreement, since the determination of whether the amounts are reasonable or excessive is inherently factual in nature. No assurance can be given that the Service will not characterize a portion of the amount paid to the Manager as an excessive payment, to be capitalized as a leasehold cost, assignment fee, syndication fee, organization fee, or other cost, and not deductible as IDC. To the extent not deductible, such amounts will be included in the Interestholders' bases in their Interests.

     The Company may be considered to have entered into an arrangement whereby it would purchase an interest in the Project and agree to pay a disproportionate part of the costs of drilling any development wells thereon. In such situations, the party who is paying more than his/her share of costs of drilling may not deduct all of such costs as intangible drilling and development costs unless his/her percentage of ownership of the lease is not reduced before he/she has recovered from the first production of the well an amount equal to the cost



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he/she incurred in drilling, completing, equipping and operating the well. The
Company may not have this right with respect to the Project and the Operating Agreements. If circumstances permit, however, the Company will adopt the position that all of the intangible drilling and development costs incurred are deductible (even though such costs may be disproportionate to its ownership of the lease) on the basis that the Operating Agreements constitute partnerships for federal income tax purposes and that the excess IDC are specifically allocable to the Company. There can be no assurance that this position would prevail against attack by the Service.

     A portion of the IDC paid or incurred in connection with productive development wells may constitute a tax preference item. See " - Alternative Minimum Tax."

     In the case of an Investor Interestholder which constitutes an "integrated oil company," 30% of the amount otherwise allowable as a deduction for IDC under
Section 262(c) must be capitalized and deducted ratably over a 60-month period beginning with the month the costs are paid or incurred. This provision does not apply to nonproductive wells. For this purpose, an "integrated oil company" is generally defined as an individual or entity with retail sales of oil and gas aggregating more than $6 million and refining of more than 50,000 barrels per day for the taxable year.

     To the extent that drilling and development services are performed for the Company in any year, amounts incurred pursuant to BONA FIDE arm's-length drilling contracts and constituting IDC should be deductible by the Company in that year. To the extent that such services are performed in any year, however, the Company will only be allowed to deduct in the prior year amounts which are:

          (1) incurred pursuant to BONA FIDE arm's-length drilling contracts which provide for absolute noncontingent liability for payment, and

           (2) attributable to wells spudded within 90 days after December 31 of the prior year. Sections 461(h)(1) and 461(i)(2) provide, in relevant part:

                    ". . . in determining whether an amount has been incurred with respect to any item during any taxable year, the all events tests shall not be treated as met any earlier than when economic performance with respect to such item occurs.

                                        * * *

                    . . . economic performance with respect to the act of drilling an oil or gas well shall be treated a having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of a taxable year."

     The clear implication of these provisions is that an amount incurred during a taxable year for drilling or completion services which could otherwise be accrued for tax purposes will not be disqualified as a deduction merely because the services are performed during the subsequent taxable year (provided that the services commence within the first ninety (90) days of such subsequent year).



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     Consequently, in the opinion of Special Tax Counsel, IDC meeting the above criteria should be deductible by the Company in any year even though a portion of such costs are attributable to services performed during the prior year.

     Each Investor Interestholder, however, may deduct his/her share of amounts paid in a prior year for services performed for the Company in such prior year only to the extent of his/her "cash basis" in the Company as of the end of such prior year. For this purpose, a taxpayer's "cash basis" in a tax shelter which is taxable as a partnership (such as the Company) is the taxpayer's basis in the partnership determined without regard to any amount borrowed by the taxpayer with respect to the partnership which (a) is arranged by the partnership or by any person who participated in the organization, sale or management of the partnership (or any person related to such person within the meaning of Section 461(b)(3)(c)), or (b) is secured by any asset of the partnership. Inasmuch as "cash basis" excludes borrowing arranged by an extremely broad group of persons who could be "related" to a person who "participated" in the organization, sale or management of the Company, it is not possible for Special Tax Counsel to express an opinion as to whether each Investor Interestholder will be allowed to deduct his/her allocable share of any prepaid development and drilling expenses to the extent that they exceed his/her actual cash investment in the Company. Amounts borrowed by an Investor Interestholder from the Manager or any of its Affiliates and borrowings arranged by such persons will not be considered part of such Investor Interestholder's "cash basis" for these purposes.

     IDC which has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. The amount subject to recapture is the lesser of (i) the amount of gain realized upon the disposition of the property, or (ii) the amount of the previously deducted IDC that are allocable to the property (directly or through the ownership of an interest in a partnership) reduced by the amount (if any) by which the depletion deductions would have been increased had such costs been capitalized. Where only a portion of an oil and gas interest is disposed of, all IDC subject to the recapture must be allocated first to the disposed of portion. Depletion deductions, to the extent that they reduce the basis of an oil and gas property, also are included in the amount recaptured.

DEPLETION

     Subject to the limitations discussed hereafter, the Investor
Interestholders will be entitled to deduct, as allowances for depletion under
Section 611, their share of percentage or cost depletion, whichever is greater, for each producing gas property owned by the Company.

     Cost depletion is computed by dividing the basis of the property by the estimated recoverable reserves to obtain a unit cost, then multiplying the unit cost by the number of units sold in the current year. Cost depletion cannot exceed the adjusted basis of the property to which it relates. Thus, cost depletion deductions are limited to the capitalized cost of the property, while percentage depletion may be taken as long as the property is producing income. The depletion allowance for gas production will be computed separately by each Investor Interestholder and not by the Company. The Company will allocate to each Investor Interestholder his/her proportionate share of production, and the adjusted basis of each Company property. Each Investor Interestholder must keep records of his/her share of the adjusted basis and any depletion taken on the property and use his/her adjusted basis in the computation of gain or loss on the disposition of the property by the Company.



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     In determining the basis of each Interestholder in the Project for purposes of determining depletion, Code Section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Regulations issued under Code Section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than the admission of a new partner. The terms "capital" and "income" are not defined in the Code or in the Regulations under Code Section 613A. Instead, the Regulations refer to the factors delineated in the Regulations promulgated under Code Section 704 which determine a "partner's interest in the partnership." See "Allocations" below.

     Percentage depletion with respect to production of gas is available only to those qualifying for the independent producer's exemption, and is limited to an average of 6,000,000 cubic feet per day of domestic gas production. The applicable rate of percentage depletion on production under the independent producer exemption is 15% of gross income from oil and gas sales. The depletion deduction under the independent producer exemption may not exceed 65% of the taxpayer's taxable income for the year, computed without regard to certain deductions. Any percentage depletion not allowed as a deduction due to the 65% of adjusted taxable income limitation may be carried over to subsequent years subject to the same annual limitation. For an Investor Interestholder, the 65% limitation shall be computed without deduction for distributions to beneficiaries during the taxable year.

     The determination of whether an Investor Interestholder will quality for the independent producer exemption will be made at the Investor Interestholder level. An Investor Interestholder who qualifies for the exemption, but whose average daily production exceeds the maximum number of barrels on which percentage depletion can be computed for that year, will have to allocate his/her exemption proportionately among all of the properties in which he/she has an interest, including those owned by the Company. In the event percentage depletion is not available, the Investor Interestholder would be entitled to utilize cost depletion as discussed above.

     The independent producer exemption is not available to a taxpayer who refines more than 50,000 barrels of oil on any one day in a taxable year or who directly or through a related person sells oil or gas or any product derived therefrom (i) through a retail outlet operated by him or a related person, or
(ii) to any person who occupies a retail outlet which is owned and controlled by the taxpayer or a related person. In general, a related person is defined by
Section 613A of the Code as a corporation, partnership, estate, or trust in which the taxpayer has a 5% or greater interest. For the purpose of applying this provision: (i) bulk sales of oil or natural gas to commercial or industrial users are excluded from the definition of retail sales; (ii) if the taxpayer or a related person does not export any domestic oil or natural gas production during the taxable year or the immediately preceding year, retail sales outside the U. S. are not deemed to be disqualifying sales; and (iii) if the taxpayers combined receipts from disqualifying sales do not exceed $5,000,000 for the taxable year of all retail outlets taken into account for the purpose of applying this restriction, such taxpayer will not be deemed a "retailer."

     The availability of depletion, whether cost or percentage, will be determined separately by each Interestholder. Each Interestholder must separately keep records of his/her share of the adjusted basis in an oil or gas



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property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his/her cost depletion or in the computation of his/her gain or loss on the disposition of such property. These requirements may place an administrative burden on a Interestholder.

     THE AVAILABILITY OF PERCENTAGE DEPLETION FOR AN INVESTOR INTERESTHOLDER IS DEPENDENT UPON THE STATUS OF THE INVESTOR INTERESTHOLDER AS AN INDEPENDENT PRODUCER. BECAUSE OF THE FOREGOING, SPECIAL TAX COUNSEL IS UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS/HER PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.

     Percentage depletion in excess of the adjusted basis of a property is a "tax preference" item, as that term is defined in Code Section 57, subject to the alternative minimum tax imposed on such items. See " - Alternative Minimum Tax."

     The technical provisions and limitations relating to the availability of depletion are complex and will vary among taxpayers. Many uncertainties exist and each prospective Investor Interestholder should review his/her individual circumstances with his/her personal tax advisor.

     The 1997 Act provides that oil and gas large partnerships (i.e. partnerships with 100 or more members) may elect a simplified reporting system for federal tax purposes. Generally, items of taxable gain and loss are computed at the partnership level, similar to a deduction, prior to allocation to the partners. If the Company qualifies as an oil and gas large partnership, it may elect to compute depletion at the Company level without being subject to the 1,000 barrel-per-day limitation or the 65 percent of taxable income limitation. However, a "disqualified person's" share of income and depletion is separately determined and allowed. A "disqualified person's" share of income and depletion is separately determined and allocated. A "disqualified person" includes those persons not qualifying for percentage depletion as described above.

DEPRECIATION

     Costs of equipment, such as casing, tubing, tanks, pumping units, pipelines, production platforms and other types of tangible property and equipment generally cannot be deducted currently, but may be eligible for accelerated cost recovery. All or part of the depreciation claimed may be subsequently recaptured upon disposition of the property by the Company or of Interests by any Investor Interestholder.

     In addition, the Code provides for certain uniform capitalization rules which could result in the capitalization rather than deduction of Company overhead and administration costs.

FARMOUT AGREEMENT

     The Company may enter into an agreement with an operator pursuant to which the operator would agree to pay the expenses to drill on a drill site location and would receive, in consideration therefor, an undivided interest in such drill site plus an interest in other surrounding acreage. It is the position of the Service that such a transaction results in the fair market value of the interest in the surrounding undrilled acreage being taxed to the operator as



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compensation and the transferor of the interest recognizing gain or loss as if such property had been sold. Such position, if upheld, could have adverse tax consequences to the Company and its Investor Interestholders if it engages in such transactions.

ALLOCATIONS

     In the opinion of Special Tax Counsel, the allocations of each Investor Interestholder's share of income, gain, expense, loss, deduction or credit as set forth in the Company Operating Agreement will more likely than not be sustained for federal income tax purposes.

     Under Section 704, a partner's distributive share of the income, gain, expense, loss, deduction or credit of a partnership is determined in accordance with the partnership agreement, unless the allocation set forth therein is without "substantial economic effect. " An allocation will have substantial economic effect only if it may actually affect the dollar amount of the partners' shares of the total partnership revenue or costs independently of tax consequences. Allocations which do not affect the amounts to be distributed from a partnership generally do not have substantial economic effect. It is essential that the allocations be reflected in the partners' capital accounts and that such capital accounts be the basis upon which distributions are made upon liquidation. Several relevant factors that are considered in making a determination as to whether an allocation will be recognized for federal income tax purposes are outlined in the Regulations. These factors include, among others, (1) the presence of a business purpose for the allocation, (2) whether related items of income, gain, expense, loss, deduction or credit from the same source are subject to the same allocation, (3) whether the allocation was made without recognition of normal business factors, (4) whether it was made only after the amount of the specially allocated item could reasonably be estimated,
(5) the duration of the allocation, and (6) the overall tax consequences of the allocation. These factors and perhaps others may be relevant in determining whether an allocation has substantial economic effect.

     The Regulations relating to special allocations of partnership costs and revenues under Section 704(b) provide that partnership allocations have economic effect (and thus would be valid under the Code provided such effect is substantial) only if they are consistent with the underlying economic arrangements of the partners. Under the Regulations, an allocation of income, gain, expense, loss, deduction or credit (or item thereof) to a partner is considered to have economic effect if, throughout the full term of the partnership, the partnership agreement provides:

               (1) For the determination and maintenance of the partners' capital accounts in accordance with the Regulations;

               (2) Upon liquidation of the partnership (or any partner's interest in the partnership), for liquidating distributions in all cases to be made in accordance with the positive capital account balances of the partners, as determined after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs (other than those made pursuant to this requirement and requirement (3) below), by the end of such taxable year (or, if later, within 90 days after the date of such liquidation); and



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               (3) For a "qualified income offset" provision as defined in
               Regulation Section 1.704-1(b)(2)(ii)(d) and a "minimum gain chargeback" provision as defined in Regulation Section 1.704-2(b)(2).

No allocation to a partner will be given effect, however, which would cause or increase a negative capital account balance for such partner in excess of that partner's share of the partnership's minimum gain. In general, a partnership has minimum gain to the extent that nonrecourse liabilities encumbering partnership property exceed the adjusted tax basis of such property.

     Under the Company Operating Agreement, a capital account is to be maintained for each Investor Interestholder to which will be charged each item of Company income, gain, expense, loss, deduction and credit in accordance with the rules set forth in the Regulations. Upon dissolution of the Company, after satisfying all Company liabilities, each Interestholder (including the Manager with respect to both the Manager's Investment Interest and the Manager's Promoted Interest) will receive a distribution in accordance with the Interestholder's positive capital account balance. In addition, the Company Operating Agreement contains a "qualified income offset" provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a "minimum gain chargeback" provision as defined in Regulation Section 1.704-2(b)(2).

     The Company Operating Agreement provides that 100% of the IDC will be allocated to Investor Interestholders EXCLUDING the Manager with respect to the Manager's Investment Interest. Accordingly, the IDC which would have been allocated to the Manager with respect to the Manager's Investment Interest will be allocated to the Investor Interestholders. Therefore, the Investor Interestholders capital accounts will be less than the Manager's Capital account, which will decrease the proceeds the Investor Interestholders would receive on liquidation of the Company.

     Regulation Section 1.704-1(b)(2)(iii)(a) provides that the economic effect of an allocation is not substantial if, at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

     In applying the substantiality test, the Regulations assume that the fair market value of partnership property is equal to its adjusted tax basis and any adjustments to the basis of property are presumed to be matched by a corresponding change to the property's fair market value. Accordingly, there cannot be a strong likelihood that the economic effect of an allocation will be largely offset by an allocation of gain or loss from the disposition of partnership property since the value of the property is assumed to decline by adjustments such as depletion. Secondly, the Regulations assume that an offsetting allocation will not render an original allocation invalid if there is not a strong likelihood, when the original allocation is made, that the offsetting allocation will not, in large part, occur within five years after the



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original allocation has been made. Finally, even though the allocations of IDC are disproportionate to the Interestholders' interest in the Company (since the Manager is not allocated any IDC with respect to the Manager's Investment Interest), such allocation will actually affect the economic outcome to Investor Interestholders. Accordingly, such allocations should be considered substantial under the Regulations.

     Since the allocations of losses to the Interestholders are presumed to decrease the basis of the Company's properties and the amount of income from a gas well is speculative, at best, there can be no "strong likelihood" that the loss allocations to the Interestholders will be offset by income allocations within five years. Accordingly, the allocations should meet the requirements for "substantiality" imposed by the Regulations.

     Pursuant to the Company Operating Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. Under the Company Operating Agreement the basis in oil and gas projects will be allocated in proportion to each Investor Interestholder's (including the Manager with respect to the Manager's Investment Interest) respective share of the costs which entered into the Interestholder's adjusted basis for each depletable property. Such allocations of basis appear reasonable and in compliance with the Regulations under Code Section 704. Nevertheless, the Service may contend that the allocation to the Investors (excluding the Manager with respect to the Manager's Investment Interest) of IDC (100%) in conjunction with the allocation to the Manager of other tax items is invalid and may reallocate such excess IDC or other items. Any such reallocation could increase an Interestholder's tax liability. In view of the absence of judicial authority interpreting Code Section 613A(c)(7)(D) and in light of the lack of specific guidance in the Regulations, however, no assurance can be given that the Service will not seek to reallocate the IDC. The Company Operating Agreement has been drafted in an effort to satisfy the requirements of the economic effect and substantiality tests. All allocations of profit and loss and items of deduction or gain will result in adjustments to the Investor Interestholders' (including the Manager with respect to the Manager's Investment Interest) capital accounts which will be maintained in accordance with the Regulations. Additionally, the Company Operating Agreement contains a qualified income offset provision, a provision limiting the allocation of losses to Investor Interestholders (including the Manager with respect to the Manager's Investment Interest) if such allocation would cause a negative balance in their capital accounts and a provision stating that liquidation proceeds will be distributed in accordance with capital account balances. As described above, the disproportionate allocation of IDC to the Investor Interestholders permanently lowers capital accounts, such allocations actually will impact the amount of proceeds such Investor Interestholders receive in liquidation of the Company. Additionally, as stated above, it is likely that the allocations of profit, loss, deduction and gain will meet the requirements of the Regulations for substantiality. Based on the foregoing, it is opinion of Special Tax Counsel that the allocations set forth in the Company Operating Agreement will more likely than not have substantial economic effect and/or will more likely than not be in accordance with the interests of the Investors (including the Manager with respect to the Manager's Investment Interest) in the Company and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not, if the issue were litigated, a court would so hold.



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     If the allocations are not recognized, Section 704(b) requires that each
Investor's (including the Manager with respect to the Manager's Investment Interest) distributive share be determined in accordance with his/her interest in the Company, as determined from all the facts and circumstances.

     Section 706 and the Regulations thereunder provide generally that a partner may be allocated items of partnership income and deductions only for that portion of the partnership's taxable year that the partner is a partner. Accordingly, the Company shall allocate such items only to those Investor Interestholders who are already admitted to the Company at the time such expenses were incurred.

ORGANIZATION, START-UP AND SYNDICATION EXPENSES

     Section 709(a) prohibits any Investor Interestholder from deducting any amounts paid or incurred to organize the Company or to promote the sale of (or to sell) an interest in the Company. Amounts paid to organize a Company, however, may, at the election of the Company, be treated as deferred expenses and deducted ratably over a period of not less than 60 months selected by the Company. Organization expenditures that may be amortized are those (i) incurred incident to the creation of the Company, (ii) chargeable to the capital account, and (iii) of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life. The Manager presently intends to cause the Company to amortize qualifying organization expenditures over a 60-month period.

     Expenses connected with the promotion or sale of interests in the Company, known as syndication expenses, are not deductible by the Company or the Investor Interestholders and are not eligible for the 60-month amortization as is the case for organizational expenses. Syndication expenses include such expenditures connected with the issuing and marketing of interests in a partnership such as sales commissions, certain professional fees, selling expenses and printing costs. Regulation Sections 1.709-1 and 1.709-2 make it clear that the definition of syndication costs includes counsel fees related to securities law advice, certain accountants fees, brokerage fees and registration fees. The allocation of certain expenses between organization costs and syndication costs is a question of fact and the Manager will use reasonable judgment in claiming amortization deductions for a portion of the organizational offering expenses and other expenses. The Service may on audit contest such deductions.

     Section 195 provides that no deduction is allowed for "start-up expenditures." However, taxpayers may elect under that Section to amortize "start-up expenditures" over a period of not less than 60 months. "Start-up expenditures" include amounts paid or incurred in connection with investigating the creation or acquisition of an active trade or business or paid or incurred in connection with any activity engaged in for profit and for the production of income prior to the day on which the active trade or business begins, in anticipation of the activity becoming an active business.

     A significant portion of a Company's expenses may be characterized as "start-up expenditures" for federal income tax purposes. Consequently, the Manager intends to cause the Company to elect to amortize such expenses over a 60-month period.

     While the Manager will use its best judgment in the allocation of expenses among startup, organization, syndication and other costs, no assurance can be



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given that such allocation will not be challenged by the Service. In particular, the Service may claim that various fees paid to the Manager constitute syndication expenses.

DISTRIBUTIONS

     Cash distributions by the Company to an Investor Interestholder will not result in taxable gain to such Investor Interestholder unless such cash distributions exceed the Investor Interestholder's adjusted basis in his/her Interests, in which case the Investor Interestholder will recognize gain in the amount of such excess. Non-liquidating distributions of property other than cash to an Investor Interestholder will reduce the Investor Interestholder's basis in the Company by an amount equal to the Company's basis in such property; provided, however, that the adjusted basis of the Investor Interestholder may not be reduced below zero. An Investor Interestholder's tax basis in any property distributed to the Investor Interestholder will be an amount equal to the amount of reduction in the Investor Interestholder's basis in the Investor Interestholder's Interests, occurring by reason of such distribution, regardless of the value of the property distributed. A reduction in an Investor Interestholder's share of Company indebtedness will be treated as a cash distribution to the Investor Interestholder to the extent of such reduction. Under some circumstances, distributions from the Company to an Investor Interestholder may cause the amount the Investor Interestholder has at risk with respect to the Company activity to fall below zero, which could result in recapture of previously deducted losses. See " - At Risk Rules - Limitation on Deduction of Losses."

TRADE OR BUSINESS REQUIREMENTS

     The Service may seek to disallow certain deductions claimed by the Company on the ground that these expenditures are not expenditures incurred in carrying on a trade or business because the Company will not have established and commenced its business at the time the expenditures are made.

     Neither the Code nor the Regulations provide any explicit definitions of "carrying on a trade or business." Although various subjective criteria have been recommended for consideration in this regard, no single factor has been found to be controlling. Further, determining the point in time when a particular venture begins carrying on a trade or business is essentially a question of fact, the resolution of which is not to be determined solely from the intention of the taxpayer. The Service might contend that the Company is not engaged in carrying on any trade or business within the meaning of Section 162(a) until such time as the business has begun to function as a going concern, performs those activities for which it was organized and starts to generate receipts. In addition, the Service may contend that certain expenses are in the nature of "start-up" expenses rather than currently deductible trade or business expenses. See " - Organization, Start-up and Syndication Expenses."

     In the event that the Service were to disallow Company expenses based upon the failure of the Company to have been carrying on a trade or business, the Manager expects to cause the Company to take the position that its expenses may be deducted in any case under Section 212 which provides for deductions for amounts incurred for the production of income, for the management, conservation, or maintenance of property held for the production of income and in connection with the determination, collection or refund of any tax.



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     Under Code Section 67, however, expenses of an individual taxpayer which are otherwise deductible under Section 212 are disallowed to the extent that they, when combined with the taxpayer's other miscellaneous deductions, do not exceed 2% of his/her adjusted gross income. If, for any period, the Company is found not to be engaged in a trade or business, the Service could thus disallow an Investor Interestholder's share of various expenses of the Company to the extent that such share, when combined with the Investor Interestholder's otherwise allowable miscellaneous deductions, does not exceed such 2% threshold.

ALTERNATIVE MINIMUM TAX

     The Code imposes an alternative minimum tax ("AMT") in order to assure that taxpayers may not reduce their tax below a minimum level through certain "tax preference items." In general, the alternative minimum tax liability of a non-corporate taxpayer is calculated by determining AMT income ("AMTI"), which is arrived at by (1) adding together the taxpayer's adjusted gross income and the taxpayer's tax preference items, (2) adding and subtracting certain other specified items, and (3) then subtracting the applicable exemption of $30,000 for single taxpayers or $40,000 for married taxpayers filing joint returns or $20,000 for estates, trusts, and married taxpayers filing separate returns. The alternative minimum tax is 26% of AMTI up to $175,000 and 28% of AMTI over $175,000. The taxpayer must then pay the greater of the alternative minimum tax or the regular income tax. Generally, tax credits are not allowable against the alternative minimum tax, except the foreign tax credit. Under the Code, the $40,000 exemption ($30,000 for single persons and $20,000 for estates, trusts and married persons filing separately) is phased out where alternative minimum taxable income exceeds $150,000 ($112,500 for single persons and $75,000 for estates, trusts and married persons filing separately).

      Among the tax preference adjustment items that could result from investing in the Company and which would be included in determining the alternative minimum taxable income are as follows:

          (a) The amount of the allowable deduction for percentage depletion for a taxable year in excess of the adjusted basis for the property at the end of such taxable year (determined without regard to the depletion deduction for such year) only to the extent that this preference results in a reduction of AMTI by more than 30%.

          (b) The excess IDC arising in the taxable year, reduced by 65 percent of the taxpayer's net income from oil and gas properties only to the extent that the excess IDC preference results in reduction of AMTI by more than 30%. For this purpose, the excess IDCs are, in essence, the amount of intangible drilling and development costs of productive wells allowable as a deduction for the taxable year over the amount which would have been allowable as a deduction for the taxable year if the taxpayer elected to capitalize such costs and deduct them ratably over ten years under Section 57(6) or in accordance with cost depletion.

          (c) An adjustment that may increase or decrease alternative minimum taxable income is depreciation attributable to personal property that differs from the amount available under the 150 percent declining balance method.

Generally, tax credits other than the foreign tax credit are not allowable against the alternative minimum tax. Thus, the Section 29 Credit for production



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of fuel from a non-conventional source is allowed only to the extent that the taxpayer's regular income tax exceeds his/her alternative minimum tax. Any
Section 29 Credit which is disallowed as a result of this limitation, however, may be carried forward as a credit in future years against the excess of the regular tax over the alternative minimum tax.

     A taxpayer other than an integrated oil company is allowed a special energy deduction for purposes of computing his/her alternative minimum taxable income. The deduction is based on a specified portion of certain energy related tax preference items. The special energy deduction for alternative minimum tax purposes is limited, however, to 40% of the taxpayer's alternative minimum taxable income (computed without regard to either the special energy deduction or the alternative minimum tax net operating loss. ) Generally, the special energy deduction is subject to reduction for any taxable year if the average price of crude oil for the immediately preceding taxable year exceeds $28 per barrel (subject to an inflation adjustment) and is completely eliminated if the average price of crude oil for the immediately preceding taxable year exceeds such amount by $6 or more. Although the calculation of the special energy deduction is complex, its general effect is to reduce the alternative minimum tax of taxpayers who participate in the drilling of exploratory wells and in the production of marginally productive or heavy oil wells. It should be further noted that:

          (a) the special energy deduction will be phased out in taxable years that follow calendar years in which the price of crude oil exceeds a specified level. The amount of the special energy deduction (determined without regard to the phase out) is to be reduced for any taxable year that immediately follows a calendar year during which the average price of crude oil exceeds $28.00 per barrel (adjusted for inflation using the GNP implicit price deflator) and will be completely phased out if the average price of oil exceeds such inflation adjusted amount by $6.00 or more in such year;

          (b) Section 56(h)(8) of the Code provides that the Secretary of the Treasury may, by regulation, provide for appropriate adjustments in computing AMTI or adjusted current earnings for any taxable year following a taxable year for which a special energy deduction for minimum tax was allowed to ensure that no double benefit is allowed; and

          (c) certain new definitions apply in computing the special energy deduction for minimum tax:

               (1) INTANGIBLE DRILLING COST PREFERENCE - this is the amount by which AMTI would be reduced if it were computed without regard to IDC as defined in Sections 57(a)(2) and 56(g)(4)(D)(i) of the Code;

               (2) PORTION ATTRIBUTABLE TO QUALIFIED EXPLORATORY COSTS - for purposes of Intangible Drilling Costs Preference, this is an amount which bears the same ratio to the Intangible Drilling Cost Preference as:

                    (i) the qualified exploratory costs of the taxpayer for the taxable year bear to



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                    (ii)  the total intangible drilling and development costs
                          with respect to which the taxpayer may make an election under Section 263(c) of the Code for the taxable year.

               (3) QUALIFIED EXPLORATORY COSTS - generally, IDC costs of a taxpayer, other than an integrated oil company, which the taxpayer may elect to deduct under Section 263(c) of the Code and which are paid or incurred in connection with drilling of an exploratory well located in the United States within the meaning of Section 638(1) of the Code.

               (4) EXPLORATORY WELL - as defined in Section 56(h)(6)(B) of the Code, includes, among other wells, an oil or gas well which is completed (or if not completed, with respect to which drilling operations cease) before the completion of another well which:

                    (i) is located within 1.25 miles from the well, and is capable of production in commercial quantities (distance test);

                    (ii) an oil or gas well which is not described immediately above, but which is drilled to a total depth of at least 800 feet below the deepest completion depth of any well within 1.25 miles and which is capable of production in commercial quantities, is also defined as an Exploratory Well (depth test); and

                    (iii) this also includes an oil or gas well (which does not meet the distance or depth test) which is capable of production in commercial quantities but which is drilled into a new reservoir, except that this does not include a gas well if the gas is produced from Devonian shale, coal seams or a tight formation (determined in a manner similar to the manner under Section 29(c)(2) of the Code).

               (5) MARGINAL PRODUCTION DEPLETION PREFERENCE - for purposes of the special energy deduction for minimum tax, this is the amount by which AMTI would be reduced if it were computed as if the excess depletion deduction determined as per Sections 57(a)(1) and 56(g)(4)(G) of the Code did not apply to any allowance for depletion determined in Section 613A(c)(6) of the Code (referring to oil and natural gas resulting from secondary or tertiary processes).

     The applicability of the alternative minimum tax must be determined by each individual Investor Interestholder based upon the operations of the Company and his/her personal tax situation. Due to the inherently factual nature of the application of the AMT to an Investor Interestholder, Special Tax Counsel is unable to express an opinion with respect to such issues. In many circumstances, the federal (and state) minimum tax provisions will substantially eliminate the value of intangible drilling deductions and Section 29 tax credits for individual taxpayers. Accordingly, any potential investor in the Company should consult his/her own tax advisor to determine the tax consequences to him personally of the alternative minimum tax.



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TERMINATION OF THE COMPANY

     The actual or constructive termination of the Company may have important tax consequences to the Investor Interestholders. All Investor Interestholders would recognize their distributive shares of Company income, gain, expense, loss, deduction or credit accrued during the Company's taxable year up until the date of termination whether or not any such items are distributed. Similarly, the Investor Interestholders must account for their distributive shares of gains or losses realized from the sale or other disposition of Company assets in liquidation of the Company. The Code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. If such a termination occurs, the assets of the Company will be deemed constructively contributed to a new (for tax purposes) Company, and the Interest in such "new" Company will be deemed distributed PRO RATA to the Investors, including the Manager.

     Upon the distribution of Company assets incident to the termination of the Company (other than a deemed termination), an Investor Interestholder will recognize gain to the extent that money distributed to the Investor Interestholder plus the PRO RATA amount, if any, of liabilities discharged exceeds the adjusted basis of his/her Interests immediately before the distribution. Assuming that an Investor Interestholder's interest in the Company is a capital asset, such gain will be capital gain unless Code Section 751 applies. Code Section 751 provides generally that a partner's gain on liquidation of a partnership will be treated as ordinary income to the extent that the partner receives or is deemed to receive less than the partner's PRO RATA share of certain ordinary income assets, including unrealized receivables and potential recapture of depreciation. No loss will be recognized by an Investor Interestholder on the distribution to the Investor Interestholder of Company property upon the termination of the Company.

ACTIVITIES ENGAGED IN FOR PROFIT

     Section 183 provides limitations for deductions attributable to an ". . . activity not engaged in for profit." The term ". . . activity not engaged in for profit . . ." means an activity other than one which constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The determination of whether an activity is not engaged in for profit is based on all the facts and circumstances and no one factor is determinative.

     Section 183 creates a presumption that an activity is engaged in for profit if in any three years out of five consecutive taxable years the gross income derived from the activity exceeds the deductions attributable thereto. Thus, if the Company fails to produce a profit in at least three of five consecutive years, the presumption will not be available and the possibility of successful challenge by the Service substantially increases. If Section 183 is successfully asserted by the Service, no deductions will be allowed in excess of income.

     Since the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances existing from time to time, no assurance can be given that Section 183 may not be applied in the future to disallow deductions taken by the Investor Interestholders with respect to their interests



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in the Company. It should be noted that, if the Service were to challenge an
Investor Interestholder's deduction of Company losses for lack of profit motive, such Investor Interestholder would have the burden of proving that the Company did in fact enter into the transaction with a reasonable expectation of profit and that the Investor Interestholder's own investment in the Company was made with the requisite profit motive.

MATERIAL DISTORTION OF INCOME

     Section 446(a) provides that taxable income shall be computed under the method of accounting on the basis of which the taxpayer regularity computes the taxpayer's income in keeping the taxpayer's books. Section 446(b) provides, however, that if the method used does not clearly reflect income, the computation shall be made under such method as does clearly reflect income in the opinion of the Service. If the method of accounting used by the taxpayer does not clearly reflect income, Section 446(b) grants the Service discretion to compute the taxpayer's taxable income "under such method" as the Service determines does clearly reflect income. It has been established that the Service's authority to change a method of accounting may be used to correct not only the overall method of accounting of the taxpayer but also the accounting treatment of any item. See, e.g., BURCK V. COMMISSIONER, 533 F.2d 768 (2d Cir.
1976).

     The Service claims a very broad authority under Section 446(b) to disallow any deduction where the deduction results in what it determines to be ". . . a material distortion of income . . ." An example of the Service's position is Rev. Rul. 79-229 1979-2 C.B. 210, which sets forth some of the factors it can consider in determining whether a deduction results in a material distortion of income, such as the customary practice of the taxpayer, the amount of the expense in relation to such expenses in the past, and the materiality of the expenditure in relation to the taxpayer's income for the year.

     The broad authority claimed by the Service in Rev. Rul. 79-229 is similar to a position taken by it in the past. However, on at least one occasion, the United States Supreme Court specifically rejected the reasoning that the Service has the authority to make exceptions to the general rule of accounting by annual periods if it determines that it would be unjust or unfair not to isolate a particular transaction and treat it on the basis of the long term result. Despite this authority, the Service may analyze deductions taken by a Company and attempt to reallocate such deductions to another taxable year to the extent the Service determines that such deductions materially distort income. Since the material distortion of income test is based upon the facts and circumstances of a specific transaction, Special Tax Counsel cannot express an opinion as to the likely outcome of an attempted reallocation of Company deductions by the Service.

COMPANY BORROWINGS

     Any Company income associated with cash flow applied to the repayment of Company borrowings will remain taxable as income to the Investor Interestholders although no distribution is made to them. A foreclosure or other sale of any Company property securing any such indebtedness may also result in an Investor Interestholder's realization of income for income tax purposes even if no proceeds are distributed to the Investor Interestholder. In determining for federal income tax purposes the amount received on the sale or disposition of an interest in the Company an Investor Interestholder must take into account, among other things, the Investor Interestholder's share of Company indebtedness. An



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Investor Interestholder may, therefore, realize an amount of taxable gain in excess of the actual proceeds of a sale or disposition of Company property or of the Investor Interestholder's interest in the Company. While the Manager does not anticipate that the Company will incur indebtedness, all Investor Interestholders should be aware of the restrictions, contained in the Code, on the deductibility of interest paid by an Investor Interestholder.

REGISTRATION OF TAX SHELTERS

     Under Section 6111, any tax shelter organizer is required to register the shelter with the Service if it meets the following tests: (i) if a person could infer from the offering that the tax shelter ratio may be greater than 2 to 1 at the end of any of the first five years after the offering date; and (ii) if the investment (a) is required to be registered under any federal or state securities law, or (b) is sold pursuant to an exception under any federal or state securities law, or (c) is substantial. For purposes of the foregoing tests, the tax shelter ratio is the ratio with respect to any investor of (A) the aggregate of deductions and 350 percent of the credits potentially allowable, to (B) the aggregate of the cash invested and the adjusted basis of other property contributed by the investor (reduced by any liability to which that property is subject) and an investment is considered substantial if the total offering exceeds $250,000 and five or more investors are expected to invest. The organizers must register the shelter not later than the day on which the interests are offered for sale. The organizers must complete a registration form which contains information identifying and describing the tax shelter, its benefits, and any other information required by the Service. If the organizers fail to timely register a tax shelter or file false or incomplete information with respect to registration, they may be subject to a penalty equal to the greater of (a) $500 or (b) 1% of the amount invested in the shelter. The organizers must supply purchasers with the entity's tax shelter identification number. Failure to do so will result in a penalty of $100 for each failure. Any person claiming any deduction, credit or other tax benefit by reason of a tax shelter must include the entity's tax shelter identification number on the tax return on which such deduction, credit or other benefit is claimed. Failure to include such number will result in a penalty of $250 for each such failure.

     The Manager intends to comply with the registration requirements of Section 6111 and, if the Company is required to so register, will provide all of the investors with the tax shelter identification number of the Company within a reasonable time after such number has been assigned to the Company.

AUDITS, INTEREST AND PENALTIES

     Under the Code, the Service is permitted to audit a partnership's tax returns instead of having to audit the individual tax returns of the partners, so that a partner would be subject to determinations made by the Service or the courts at the partnership level. A partner is entitled to participate in such an audit, or in litigation resulting therefrom, only in limited circumstances. In the event that any audit results in a change in a Company's return and an increase in the tax liability of an Investor Interestholder, there may also be imposed substantial amounts of nondeductible interest and penalties.

     In addition to the interest imposed on deficiencies, the Code provides various penalties. Under Code Section 6662, a taxpayer will be assessed an accuracy-related penalty equal to 20% of any underpayment on his/her tax return that is attributable to (i) negligence or disregard of rules or regulations,
(ii) a valuation misstatement, or (iii) a "substantial understatement". An



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"understatement" is defined as the excess of the amount of tax required to be shown on the return for the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. Code Section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations).

     Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item with respect to which the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return and there is a reasonable basis for the tax treatment of such item by the taxpayer. Code Section 6662(d)(2)(B). However, in the case of "tax shelters" there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was the proper treatment. Code Section 6662(d)(2)(C)(i). The term "tax shelter" is defined for purposes of Code Section 6662(d)(2)(C)(ii). It is important to note that this definition of "tax shelter" differs from that contained in Code Sections 461 and 6111, as discussed above. A tax shelter item includes an item of income, gain, loss, deduction, or credit that is directly or indirectly attributable to a partnership that is formed for the principal purpose of avoiding or evading federal income tax. The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities contrary to the position. Relevant authorities include statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority under the Regulations.

     Although not anticipated by the Manager, there may not be substantial authority for one or more reporting positions that the Company may take in its federal income tax returns. In such event, if the Company does not disclose or if it fails to adequately disclose any such position, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Company is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Company makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

     If it were determined that an Investor Interestholder had underpaid tax for any taxable year, such Investor Interestholder would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. Additionally in the event an audit of the Company's tax return or of an Investor Interestholder's tax return results in a substantial underpayment of tax by such Investor Interestholder due to an investment in the Interests, such Investor Interestholder may be required to pay interest on such underpayment determined at a higher interest rate, if it was determined that the underpayment was pursuant to a "tax motivated transaction."



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     Because of the potentially substantial effect of all the foregoing provisions, each prospective investor should consult with his/her tax advisor about these provisions before acquiring Interests.

SALES OF COMPANY PROPERTY

     The sale or disposition of Company property used in the Company's business (including property of other partnerships or similar entities in which the Company owns an interest) will generate a gain or loss equal to the difference between the amount realized on such sale or other disposition and the Company's adjusted basis in the property. In general, gain realized from the sale or disposition of such property which is depreciable property or land and was held for more than one year should qualify as gain from the sale of a Section 1231 asset, except to the extent that any such gain is attributable to property subject to recapture. Each Investor Interestholder is generally entitled to treat the Investor Interestholder's share of Section 1231 gains and losses as long-term capital gains and losses if the Investor Interestholder's Section 1231 gains exceed the Investor Interestholder's Section 1231 losses for the year. However, net Section 1231 gains will be treated as ordinary income to the extent of unrecaptured net Section 1231 losses of the Investor Interestholder for the five most recent prior years. If the Investor Interestholder's share of Section 1231 losses exceeds the Investor Interestholder's Section 1231 gains for the taxable year, such losses will be treated as ordinary losses.

     Section 1254 provides that upon disposition of any oil and gas property by the Company, a portion of any gain may be taxed as ordinary income from the recapture of intangible drilling and development costs and depletion. The amount that will be taxable as ordinary income will be equal to the lesser of: (1) the amount of intangible drilling and development costs and depletion previously deducted with respect to the property or interest sold (only insofar as they reduced the adjusted basis thereof); or (2) the excess of the amount realized on disposition of the property over the adjusted basis of the property.

     Any gain on the sale or other disposition of equipment by the Company will be taxed as ordinary income to the extent of all depreciation deductions previously claimed with respect to such equipment, with any excess being treated as Section 1231 gain. Similarity, gain on the sale of any buildings owned by a Company will be treated as ordinary income to the extent of any depreciation taken with respect to such buildings in excess of straight-line depreciation. If, however, such buildings have been held for one year or less, all depreciation will be recaptured as ordinary income. In the case of a disposition of property in an installment sale, any ordinary income under these recapture provisions is to be recognized in the year of the disposition.

REDEMPTION OR SALE OF INTERESTS

     Generally, Interests will constitute capital assets in the Investor Interestholders' hands. As such, except as described below pursuant to Code
Section 751, the redemption or sale of Interests will result in capital gain for the selling Investor Interestholder. Such gain will be treated as long term capital gain subject to a maximum 20% tax rate if the Investor Interestholder has held his/her Interests for greater than 12 months. Interests redeemed by the Company pursuant to the Interest Repurchase Program will result in the same treatment.



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     The amount of gain is the difference between the amount realized for the
Interest (including the Investor Interestholder's share of any debt of the Company of which he/she is relieved) less the Investor Interestholder's basis in his/her Interests.

     Under Code Section 751, a recapture rule applies upon the disposition of Interests by an Investor Interestholder such that an Investor Interestholder will be required to treat as ordinary income the portion of any gain realized upon the disposition of the Investor Interestholder's Interests that is attributable to property subject to depreciation recapture or certain other property which, if sold by the Company, would give rise to ordinary income. There are exceptions to the recapture rules for gifts, transfers at death, transfers in certain tax-free reorganizations, like-kind exchanges and involuntary conversions in certain circumstances.

COMPANY ELECTIONS

     Pursuant to Sections 734, 743 and 754, a partnership may elect to have the cost basis of its assets adjusted in the event of a sale by a partner of another partner's interest in the partnership, the death of a partner, or the distribution of property to a partner. The general effect of such an election is that the transferees of an interest in the partnership are treated as though they had acquired a direct interest in the partnership assets and, upon certain distributions to partners, the partnership is treated as though it has newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, is irrevocable without the consent of the Service.

     As a result of the complexities and the substantial expense inherent in making the election, the Manager does not presently intend to make such an election on behalf of any Company. The absence of any such election and of the power to compel the making of such an election may result in a reduction in value of an Investor Interestholder's Interests to any potential transferee. Thus, the absence of the power to compel the making of such an election should be considered an additional impediment to the transferability of Interests.

     Various other elections affecting the computation of federal income tax deductions and taxable income derived from a Company must be made by the Company and not by the individual Investor Interestholders. For purposes of reporting each Investor Interestholder's share of Company income, gains and losses, the Company's elections are binding upon the Investor Interestholders.

BASIS AND AT RISK RULES: LIMITATION ON DEDUCTION OF LOSSES

     An Investor Interestholder's share of Company losses will not be allowed as a deduction to the extent such share exceeds the amount of the Investor Interestholder's adjusted tax basis in his/her Interests. An Investor Interestholder's initial adjusted tax basis in his/her Interests will generally be equal to the cash he/she has invested to purchase his/her Interests. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Company, including his/her share of net income, (ii) additional capital contributions, if any, and (iii) his/her share of Company borrowings, if any, based on the extent of his/her economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his/her share of losses, (ii) his/her depletion deductions on his/her share of oil and gas income (until such deductions exhaust his/her share of the basis of property subject to depletion), (iii) distributions of cash and property make



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him, and (iv) his/her share of reduction in the amount of indebtedness previously included in his/her basis.

     Code Section 465 limits an Investor Interestholder's deduction for losses allocated to the Investor Interestholder by a Company to the amount that he/she has "at risk" with respect to the Company. The term "loss" is defined as meaning the excess of the deductions allowable for the taxable year over the income received or accrued by the taxpayer during the taxable year from such activity.

     Code Section 465 and the proposed Regulations thereunder generally provide that an Investor Interestholder will be considered to be at risk in a Company the sum of (i) the amount of money contributed to the Company, (ii) the adjusted basis of other property contributed to the Company, (iii) income generated by the Company, and (iv) amounts borrowed by the Investor Interestholder or the Company for use in the Company's activities, where the Investor Interestholder is personally liable for the repayment of the loan or where the Investor Interestholder has pledged property, other than property used in the activity, as security for the borrowed amount, but only to the extent of the net fair market value of the Investor Interestholder's interest in the property; provided, however, that borrowed amounts will not be considered at risk if borrowed from any person or entity who (a) has an interest, other than as a creditor, in the Company's activities, or (b) is related to someone who has such an interest. See Code Section 465(b)(3)(C). Thus, for example, an Investor Interestholder will not be considered to be at risk for amounts borrowed from the Manager or its Affiliates. An Investor Interestholder will not be considered at risk with respect to amounts protected against loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

     Distributions to an Investor Interestholder will generally reduce the amount which the Investor Interestholder has at risk in the activity. The "at risk" rules provide that the amount of any distribution received by an Investor Interestholder or any other reduction in the Investor Interestholder's at risk basis, after his/her or her amount at risk is reduced to zero, will be treated as ordinary income, but only to the extent of losses previously claimed by the Investor Interestholder from the Company. Thus, if the Company makes distributions to an Investor Interestholder which do not exceed his/her adjusted basis in the Company, but do exceed the Investor Interestholder's amount at risk, he/she will have ordinary income.

     Generally, the at risk limitation applies on an activity-by-activity basis and, in the case of oil and gas properties, each property is treated as a separate activity so that losses or deductions arising from one property are limited to the at risk amount for that property and not the aggregate at risk amount for all the taxpayer's oil or gas properties. The Service has announced that, until further guidance is issued, it will permit the aggregation of oil or gas properties owned by a partnership in computing a partner's at risk limitation with respect to the partnership. The Service has also announced that any rules that would impose restrictions on the ability of partners to aggregate will be effective only for taxable years ending after the rules are issued. If an Investor Interestholder must compute his/her at risk amount separately with respect to each Company property, the consequences of the at risk limitations to him are unpredictable, but he/she may not be allowed to utilize his/her share of losses or deductions attributable to a particular property even though he/she has a positive at risk amount with respect to the Company as a whole.



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     If in any year an Investor Interestholder has a loss from the Company, the effect of Code Section 465(a) is to permit deduction of such loss up to the aggregate amount at risk on the last day of the taxable year. If the amount at risk exceeds the loss, the amount deemed at risk in subsequent years is reduced under Code Section 465(b)(5) by the amount of losses claimed in previous years and increased by additional at risk amounts contributed to the activity. If the amount of loss exceeds the at risk amount, the excess loss is held in a suspense account and treated as a deduction in the first succeeding table year that the taxpayer is at risk. The carryover loss is then added to the deductions allowable for such year but is limited at the end of such year by the amount then at risk. Under proposed Regulation Section 1.465-2(b), there is no limitation on the number of years to which such deductions may be carried.

PASSIVE ACTIVITIES

     Under the Code, deductions from passive activities, to the extent that they exceed income from all such activities (exclusive of portfolio income), generally will not be deductible against other income of the taxpayer. Similarly, credits from passive activities generally are limited to the tax allocable to the passive activities. Suspended losses and credits are carried forward and treated as deductions and credits from passive activities in the next taxable year. When the taxpayer disposes of his/her entire interest in an activity in a fully taxable transaction, any remaining suspended loss incurred in connection with that activity is allowed in full.

     Passive activities are defined to include trade or business activities in which the taxpayer does not materially participate and rental activities. Passive activities generally do not include working interests in a gas property in which the taxpayer's form of ownership does not limit liability (see discussion below). Interest attributable to passive activities is not treated as investment interest.

     The passive loss provision generally applies to individuals, estates, trusts, and personal service corporations (as defined for purposes of the provision). Certain closely held corporations are subject to a more limited rule under which passive losses and credits may not be applied to offset portfolio income.

     Investor Interestholders, under the Company Operating Agreement, are entitled to limited liability with respect to the drilling and operation of wells on the Project. Therefore, in the opinion of Special Tax Counsel, Investor Interestholders who do not elect to become Participating Investor Interestholders will be subject to the passive activity restrictions on deductions authorized by the Code to the extent that such deductions are attributable to the Company's ownership of working interests in the Project and such Investor Interestholder's income derived from working interests in the Project will be "passive income" under the Code.

     The Code provides an exception to the passive loss limitations by excluding from the definition of "passive activity" any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interests. The Code further provides that such rule applies without regard to whether or not the taxpayer materially participates in the activity.

     As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through



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an entity which does not limit the taxpayer's liability with respect to such interest. Temporary Regulation Section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or
(iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited.

     Generally, the legislative history of Code Section 469 indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. Generally, the Temporary Regulations define a working interest as "an operating mineral interest," which excludes royalty interests or similar interest, such as production payments or net profits interests.

     The Manager has represented that the Company will acquire and hold only operating mineral interests, as defined in Code Section 614(d) and the regulations thereunder, and that none of the Company's revenues will be from non-working interests.

     The Temporary Regulations provide that the working interest exception to the passive activity rules is applicable without regard to whether the taxpayer materially participates in the activity if the taxpayer holds the working interest either directly or through an entity that does not limit the liability of the taxpayer with respect to the drilling or operation of such well pursuant to such working interest. Further, the Temporary Regulations provide that for purposes of the working interest exception, an entity limits the liability of the taxpayer with respect to drilling or operation of a well pursuant to working interest held through such entity if the taxpayer's interest in the entity is in the form of "an interest in any entity (other than a limited partnership or corporation) that, under applicable State law, limits the potential liability of the holder of such an interest for all obligations of the entity to a determinable fixed amount, (for example, the sum of the taxpayer's capital contributions)."

     Section 501(2) of the Act states that "UNLESS OTHERWISE PROVIDED BY LAW OR IN AN OPERATING AGREEMENT, a person who is a member or manager, or both, of a limited liability company is not liable for the acts, debts, or obligations of the Company." (emphasis supplied).

     A Participating Investor Interestholder will specifically elect, pursuant to the operable provision of the Company Operating Agreement, to be liable for the Special Obligations. By becoming liable for the Special Obligations, a Participating Investor Interestholder will be liable for all obligations (whether in tort, contract or otherwise) with respect to those working interests held by the Company at the time of his/her election. Accordingly, with respect



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to the working interests, there are no limitations on a Participating Investor
Interestholder's liability. The Act, as described above, allows a member to assume liabilities for obligations of the limited liability company if such assumption is provided for in the Company Operating Agreement. Accordingly, under Code Section 469(c)(3), a Participating Investor Interestholder will be holding an interest in an entity which does not limit his/her liability with respect to the Company's oil and gas activities.

     To the extent that the Participating Investor Interestholders' liabilities are not limited with respect to the working interests held by the Company and such liability assumption is specified in the , for purposes of Code Section 469, Special Tax Counsel is of the opinion that it is more likely than not that a Participating Investor Interestholder's interest in the Company will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such Participating Investor Interestholder interest is held will not be limited by the passive activity provisions.

     Notwithstanding this general rule, however, for purposes of Code Section 469, the economic performance rules of Code Section 461 are applied in a different manner from that described above in "Deduction of Intangible Drilling and Development Costs." Economic performance under the passive loss rules is defined in Temporary Regulations 1.469-1T(e)(4)(ii)(C)-(2)(ii) as economic performance within the meaning of Code Section 461(h), without regard to Code
Section 461(i)(2 (which contains the spudding rule). Accordingly, if a Participating Investor Interestholder's interest is automatically converted to that of an Investor Interestholder after the end of the year in which economic performance is deemed to occur (under Code Section 461), but prior to the spudding date provided in Code Section 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code
Section 461) in a year in which the taxpayer held the interest in an entity that did not limit his/her liability. Since the conversion to Non-participating Investor Interestholder status is automatic, a Participating Investor Interestholder will not be able to control whether a portion of his/her deductions or losses will be considered passive activity losses.

     Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Temporary and Proposed Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials which have not yet been provided at the time of such automatic conversion will constitute losses from a passive activity. Thus, if a Participating Investor Interestholder's Interests were automatically converted to that of a Non-participating Investor Interestholder prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of such automatic conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the automatic conversion were to occur after the filing of the Company's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the Interestholders to file amended returns. Further, the Code provides that if a taxpayer has any loss attributable to a working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Accordingly, if a Participating Investor Interestholder's Interests are automatically converted



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into a Non-participating Investor Interestholder's Interests, any income from that interest with respect to which he/she claimed deductions will be treated as non-passive income.

     Notwithstanding the above, there can be no assurance that the Service will not contend that the Participating Investors' interests in the Company should be regarded as interests in a passive activity from the Company's inception due to the automatic conversion feature contained in the Company Operating Agreement. However, due to the exposure to unlimited liability for Company obligations incurred prior to such automatic conversion, an attack by the Service with respect to the foregoing should not be successful.

     After a Participating Investor Interestholder's Interest is automatically converted to a Non-participating Investor Interestholder's Interest pursuant to the terms of the Company Operating Agreement, the character of a subsequently generated tax attribute will be dependent upon, INTER ALIA, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

     Assuming the activities of a Participating Investor whose Interests are automatically converted to Non-participating Investor Interestholder status will not result in the Interestholder's being treated as materially participating under Temporary Regulation Section 1.469-5T, as described above, the Investor Interestholder's activity after such conversion should be treated as a passive activity. Code Section 469(c)(1). Accordingly, any loss arising therefrom should be treated as a passive activity loss or credit, respectively, under Code
Section 469(d), with the benefits thereof limited by Code Section 469(a)-(l), as described above. However, Code Section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year for a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Participating Investor Interestholder has losses from working interests which are treated as non-passive, income from the Company allocable to the Interestholder after conversion would be treated as income that is not from a passive activity.

     If an investor (other than a Participating Investor Interestholder after his/her interest is automatically converted into that of a Non-participating Investor Interestholder) invests in the Company as an Investor Interestholder, in the opinion of Special Tax Counsel, his/her distributive share of the Company's losses will more likely than not be treated as passive activity losses, the availability of which will be limited to the Investor Interestholder's passive income. If the Interestholder does not have sufficient passive income to utilize the passive activity loss, the disallowed passive activity loss will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party in a fully taxable transaction such suspended losses will be available, as described above.

     Regarding Company income, Investor Interestholders should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Company income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, an Investor Interestholder's share of income from royalties, income from the investment of the Company's working capital, and other items of portfolio income



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will not be treated as passive income. In addition, Code Section 469(l)(3)
grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

     Notwithstanding the above, Code Section 469(k) treats net income from publicly traded partnerships ("PTPs") as portfolio income under the passive activity loss rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Losses and credits attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above. Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses (but not credits) are allowed (as described above with respect to the passive activity rules). As noted above, we have opined that the Company will not be a PTP.

     In the event the Company were treated as a PTP, any net income would be treated as portfolio income and each Partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Company should not be treated as PTP, the provisions of Code Section 469(k), in our opinion, will not apply to the Interestholders in the manner outlined above prior to the time that such Company becomes a PTP. However, unlike the PTP rules of Code Section 7704, the passive activity rules of Code Section 469 do not provide an exception for partnerships that pass the 90% test of Code Section 7704. Accordingly, if the Company were to be treated as a PTP under the passive activity rules, passive losses could be used only to offset passive income from the Company.

AUTOMATIC CONVERSION OF INTERESTS

     Code Section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, INTER ALIA, there is "a sale or exchange of 50 percent or more of the total interests in partnership capital and profits" within a 12 month period. If an automatic conversion of a Participating Investor Interestholder's Interest into a Non-participating Investor Interestholder's Interest were treated as a "sale or exchange" for purposes of Code Section 708, the Company would be terminated for federal income tax purposes if 50% or more of the profits and capital interests in the Company were sold or exchanged within a 12 month period.

     In Rev. Rul. 84-52, 1984-1 C.B. 157, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code Section 741 or Section 1001. The ruling noted that, under Code Section 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code Section 708 since (i) the business of the partnership will continue after the automatic conversion and (ii) pursuant to Regulation Section 1.708-1(b)(1)(ii) a transaction governed by Code Section 721 is not treated as a sale or exchange for purposes of Code Section 708. In the ruling, the Service also concluded that the partners' bases in their partnership interests would be changed to the extent of any change in their shares of the partnership's liabilities. To the extent that a deemed distribution exceeds a partner's adjusted basis, gain will be recognized to the extent of such excess. See also Rev. Rul. 86-101, 1986-2 C.B. 94.



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     If Rev. Rul. 84-52, SUPRA, is not overruled, revoked, or modified, Special
Tax Counsel is of the opinion that, more likely than not, the Company will be not be terminated under Code Section 708 solely as a result of the automatic conversion of Company interests. In the event a constructive termination does occur, however, there will be a deemed contribution of the Company's assets to a "new" Company and a distribution of the Interests in the "new" Company to the Interestholders. This constructive termination could have adverse federal income tax consequences, including (i) the reallocation of basis of the assets, (ii) the recognition of income by any Interestholder receiving a constructive distribution (including a reduction in his/her share of Company liabilities) that exceeds his/her basis, (iii) the loss of percentage depletion, if any, and
(iv) the loss of elections made by the Company.

     Code Section 1254(a) provides, in part, that when a property is disposed of the taxpayer must recapture as ordinary income amounts deductible as IDC in excess of the amount deductible without regard to Code Section 263. Code Section 1254(b) provides that rules similar to the rules of subsections (b) and (c) of Code Section 1245 are to be applied for purposes of Code Section 254. Consequently, the converting Participating Investor Interestholder could recognize gain upon the occurrence of such event. Code Section 752(d) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting Participating Investor Interestholder's share of liabilities is deemed to decrease, such decrease will result in gain to the Interestholder to the extent it exceeds the Interestholder's basis in his/her Company interest.

FOREIGN INVESTOR INTERESTHOLDERS

     The Company will be required to withhold and pay to the Service 39.6% of any taxable income of the Company allocable to a foreign Investor Interestholder (35% in the case of a foreign corporate Investor Interestholder).

     In addition, Interests will constitute "United States real property interests" for purposes of the Foreign Investment in Real Property Tax Act of 1980. The sale of all or a portion of the Project will be subject to withholding at the rate of 35% (28% in certain cases) of the gain realized from such disposition for individual foreign Investor Interestholders and 35% of the gain realized from such disposition for corporate foreign Investor Interestholders. Additionally, a purchaser of Interests from a foreign Investor Interestholder will generally be required to withhold and pay to the Service a portion of the purchase price.

     The withholding requirements described above do not excuse a foreign Investor Interestholder from filing a United States tax return with respect to income attributable to his/her Interests, and any tax due in excess of the amounts withheld must be paid by the filing deadline applicable to such foreign Investor Interestholder. In the event of over-withholding, a foreign Investor Interestholder must file a United States tax return or other application in order to secure the over-withheld amount. These rules may require the filing of United States tax returns or other documents with the Service by foreign Investor Interestholders not otherwise subject to such filings.

     Each prospective foreign Investor Interestholder should consult his/her personal tax advisor with respect to these and other special tax consequences that may apply to such person with regard to his/her investment.



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POSSIBLE CHANGES IN TAX LAWS

     The statutes, regulations and rules with respect to all of the foregoing tax matters are constantly subject to change by Congress or by the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decision or by the Department of the Treasury. Significant amendments have been made to the Code in recent years, including the 1997 Act, and few final regulations have been promulgated pursuant to such amendments. Additionally, very few rulings have been issued thereunder. Accordingly, due to the continual changes made by Congress, the Department of the Treasury and the courts with respect to the administration and interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will be sustained or that tax aspects summarized herein will prevail and be available to the Investor Interestholders.

STATE AND LOCAL TAXES, INCLUDING MICHIGAN

     In addition to the federal income tax consequences described above, prospective Investor Interestholders should consider potential state and local tax consequences of an investment in Interests, including the Michigan Single Business Tax. In general, an Investor Interestholder's distributive share of the taxable income or loss of the Company generally will be required to be included in determining the Investor Interestholder's reportable income for state or local tax purposes in the jurisdiction in which he/she is a resident. In addition, some states in which the Company may do business or own properties impose taxes on non-resident Investor Interestholders determined with reference to their PRO RATA share of Company income derived from such state; any tax losses derived through the Company from operations in such state may be available to offset only income from other sources within the same state. To the extent that a non-resident Investor Interestholder pays tax to a state by virtue of Company operations within that state, the Investor Interestholder may be entitled to a deduction or credit against tax owed to his/her state of residence with respect to the same income. In addition, estate or inheritance taxes might be payable in such jurisdictions upon the death of an Investor Interestholder. Thus, an Investor Interestholder might be subject to income, estate or inheritance taxes and may be required to file tax returns in states and localities where the Company operates, as well as in the state or locality of his/her residence. In addition, the taxability of a business trust, such as the Company, under many state tax statutes, including the Michigan Single Business Tax Act, is not entirely clear. Consequently, it is possible that the Company may incur state tax liabilities.

     Investor Interestholders are urged to consult their own tax advisors in regard to the state and local income tax consequences of an investment in Interests.

NEED FOR INDEPENDENT ADVICE

     The tax matters relating to the Company and their proposed transactions are complex and subject to various interpretations. The foregoing analysis is merely a summary and is not intended as a complete discussion of all tax aspects of a Company's activities or as a substitute for careful tax planning. Each prospective Investor Interestholder must consult with and rely upon his/her own tax counsel with respect to the possible tax results of his/her investment in Interests.



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     Neither the Manager, Special Tax Counsel nor professional advisors engaged by or associated with any of them guarantee that the tax consequences contemplated to be offered to the Investor Interestholders as a result of the proposed investment will in fact be available in whole or in part. Investor Interestholders must look solely to and rely upon their own advisors with respect to the tax consequences of their investment.

CONCLUSION

     Subject to the preceding discussion, it is Special Tax Counsel's opinion that it is more likely than not that substantially more than half of the material tax benefits in the aggregate anticipated from the operation of the Company will be realized if challenged by the Service. It should be noted that Special Tax Counsel's opinion is not binding upon the Service or the courts.

                INVESTMENT BY PENSION AND OTHER RETIREMENT PLANS

     A. IN GENERAL. The following entities are generally exempt from federal income taxation:

          (i) trusts forming part of a stock bonus, pension, or profit sharing plan (including a Keogh plan) meeting the requirements of Section 401(a);

          (ii) trusts meeting the requirements for an Individual Retirement Account ("IRA") under Section 408(a) (referred to herein, along with trusts described in (i), as "Qualified Plans"); and

          (iii) organizations described in Sections 501(c) and 501(d) ("Charitable Organizations" and, together with Qualified Plans, "Tax Exempt Entities").

This exemption does not apply to the extent that taxable income is derived by the above entities from the conduct of any trade or business which is not substantially related to the exempt function of the entity ("unrelated business taxable income"). If an entity is subject to tax on its "unrelated business taxable income," it may also be subject to the alternative minimum tax on related tax preference items. In the case of a charitable remainder trust, the receipt of any "unrelated business taxable income" during any taxable year will cause all income of the trust for that year to be subject to federal income tax. Therefore, an investment in the Company by a charitable remainder trust would not ordinarily be appropriate.

     "Unrelated business taxable income" is generally taxable only to the extent that the Tax Exempt Entity's "unrelated business taxable income" from all sources exceeds $1,000 in any year. The receipt of "unrelated business taxable income" by a Tax Exempt Entity in an amount less than $1,000 per year will, however, require the Tax Exempt Entity to file a federal income tax return to claim the benefit of the $1,000 per year exemption. Fiduciaries of Tax Exempt Entities considering investing in Interests are urged to consult their own tax advisors concerning the rules governing "unrelated business taxable income."

     Gains or losses from the sale, exchange or other disposition of property, interest income and royalty income are generally excluded from the computation of "unrelated business taxable income. "Unrelated business taxable income"



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includes, however, gain or loss from the sale, exchange or other disposition of property held by a dealer and "debt-financed property."

     Although some of a Company's income may be treated as royalty income, it is highly likely that virtually all of the Company's income will be considered to be derived from sales in the ordinary course of business. Thus, Tax Exempt Entities should expect a significant portion, if not all, of the income derived from their investment in the Company to constitute "unrelated business taxable income."

     B. DEBT-FINANCED PROPERTY. Even though certain types of income, such as interest and royalties, generally may be considered passive and excluded from unrelated business income tax, such income when derived from an investment in property which is "debt-financed" can still result in income subject to taxation. "Debt-financed property" is defined in the Code as any property which is held to produce income and with respect to which there is "acquisition indebtedness." "Acquisition indebtedness" includes indebtedness incurred by a Tax Exempt Entity to acquire Interests and indebtedness incurred by the Company. Each Tax Exempt Entity should consult with its own counsel regarding whether it may have incurred "acquisition indebtedness" to acquire Interests.

     In the event the Company invests in and owns property on which there is "acquisition indebtedness," a portion of each Tax Exempt Entity's distributive share of the Company's taxable income (including capital gain) may constitute "unrelated business taxable income." This portion would be determined in accordance with the provisions of Section 514 and is, generally, the portion of the Tax Exempt Entity's distributive share of Company income which is approximately equivalent to the ratio of the Company's debt to the basis of the Company's property. Therefore, a Tax Exempt Entity that purchases Interests may be required to report such portion of its PRO RATA share of the Company's taxable income as "unrelated business taxable income." It should be noted that in computing the "unrelated business taxable income" of a Tax Exempt Entity for this purpose, the deduction for depreciation is limited to the amount computed under the straight-line method.

     The Company may incur "acquisition indebtedness" in its operations which is allocable to any Investor Interestholder which is a Tax Exempt Entity, thus resulting in "unrelated business taxable income" to such entity.

     C. ERISA CONSIDERATIONS. In considering an investment in Interests, fiduciaries of Qualified Plans should consider (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan,
(ii) whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of the Employee Retirement income Security Act of 1974 ("ERISA") if applicable; (iii) the fact that the investment may result in "unrelated business taxable income" to the Qualified Plan (including IRAs and Keogh plans); (iv) whether the investment provides sufficient liquidity; (v) their need to value the assets of the Qualified Plan annually; and (vi) whether the investment is prudent.

     ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties



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in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRAs and Keogh plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan.

     Furthermore, ERISA and the Code prohibit "parties in interest" (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing such as dealing with the assets of a Qualified Plan for his/her own account or his/her own interest. To prevent a possible violation of these self-dealing rules, neither the Manager nor its affiliates will purchase Interests with assets of any Qualified Plan (including a Keogh plan or IRA) if they (i) have investment discretion with respect to such assets, or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions with respect to such assets.

     If the assets of the Company were deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Company, and (ii) certain transactions that the Company might seek to enter into might constitute "prohibited transactions" under ERISA and the Code. The Department of Labor has published regulations concerning the definition of what constitutes the assets of a Qualified Plan with respect to its investment in another entity (the "ERISA Regulation"). Section 2510.3-101(a)(2) of the ERISA Regulation provides as follows:

          "Generally, when a plan invests in another entity, the plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, in the case of a plan's investment in an equity interest of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that

               (i) The entity is an operating company, or

               (ii) Equity participation in the entity by benefit plan investors is not significant."

Under Section 2510.3-101(f)(1) of the ERISA Regulation, equity participation in an entity by Qualified Plans is "significant" on any date if, immediately after the most recent acquisition of any equity interest in an entity, 25% or more of the value of any class of equity interests in the entity is held by Qualified Plans.

     Unless another exemption under the ERISA Regulation is available, the Manager will not admit any Qualified Plan as an Investor Interestholder or consent to an assignment of Interests if such admission or assignment will cause 25% or more of the value of all Interests to be held by Qualified Plans. Accordingly, the assets of a Qualified Plan investing in a Company should not, solely by reason of such investment, include any of the underlying assets of the Company.



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     Another exemption under the ERISA Regulation that might become available is the "operating company" exemption. Under the ERISA Regulation, when a Qualified Plan invests in another entity and such entity is an operating company, the plan's assets include its investment but do not, solely by reason of such investment include any of the underlying assets of the entity. Under the ERISA Regulation, an "operating company" is an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The ERISA Regulations do not further define "operating company" nor do they provide any examples of the types of activities which would cause an entity to be treated as an "operating company." The Company will be engaged in the business of developing natural gas wells and selling the natural gas produced therefrom. Accordingly, except to the extent that the Company receives royalties for the sale of natural gas, it should be considered to be "engaged . . . in the production or sale of a product . . . other than the investment of capital." However, due to the absence of any authority or guidance on this matter, Special Tax Counsel is unable to conclude that the assets of a Qualified Plan will not include the assets of the Company.

     Finally, an exemption exists if the securities being issued are considered to be "publicly offered" under the ERISA Regulations. A publicly offered security is a security which is widely held, freely transferable and sold in an offering pursuant to an effective registration statement under the Securities Act of 1933. A security is widely held if held by 100 or more persons who are independent of the issuer and one another and where the minimum purchase amount is $10,000 or less. A security may be freely transferable even though transferability of such security is restricted by the tax laws or state or federal securities laws. Accordingly, while the Interests are registered in an offering pursuant to the Securities Act of 1933, and are likely to be considered freely transferable, it is a factual question as to whether the Interests will be widely held. As a result, Special Tax Counsel is unable to conclude that the Interests will be considered publicly offered securities under the ERISA Regulations.

     Each fiduciary of a Qualified Plan (and any other person subject to ERISA) should consult his/her tax advisor and counsel regarding the effect of the plan asset rules on an investment in Interests by a Qualified Plan.


                       COMPETITION, MARKETS AND REGULATION


SUMMARY

     Participants in the natural gas industry must compete against major and independent oil and gas companies and each other to acquire working interests. The competing parties often have substantially larger exploration budgets, financial resources and technical capabilities, which may work to the disadvantage of the Company. The availability of a ready market for gas produced depends upon numerous factors beyond the control of the Company, including the extent of domestic production and imports of gas, the proximity and capacity of natural gas pipelines and the effect of state and federal regulation of production and federal regulation of gas sold in interstate commerce.

     There is also extensive competition in the marketing of domestically-produced natural gas. Decreases in domestic industry production capability and



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increases in energy consumption can bring about shortages in energy supplies.
This, in turn, can result in substantial competition in markets historically served by domestic natural gas resources both with alternate sources of energy, such as residential fuel oil, and among domestic gas suppliers. Such competition can result in increases in gas prices, extensive efforts by producers to increase gas production and delays in producing and marketing gas after it is discovered. Among the effects of this competition and the deregulation of the natural gas industry and gas prices by the Congress and the Federal Energy Regulatory Commission (FERC) is that gas prices tend to be determined by competitive market forces with attendant volatility and unpredictability. Changes in government regulations relating to the production, transportation and marketing of natural gas has, at times, resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, and may spur the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term sales contracts priced at spot market prices. Competitors in this market include other producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residential fuel oil.

COMPETITION AND MARKETS

     The marketing of any gas produced by the Company will be affected by a number of factors which are beyond the Manager's control and whose exact effect cannot be accurately predicted. These factors include crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels (such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

     Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. Political events, especially in the Middle East, have in the past caused sharp fluctuations in oil prices, which may or may not continue. Certain large users of fuel oil and other oil products have or may acquire the capacity to use natural gas instead. Further, market and governmental incentives may induce users to substitute natural gas for other fuels. These factors may increase demand for natural gas. Because there has been a natural gas supply surplus in recent years, because additional supply may be available and because the substitution process may occur gradually, any increased demand may not cause increases in gas prices similar to those experienced in the international oil markets. Decreases in oil prices, if they occur, may result in decreases in gas prices because of substitution back to oil.

REGULATION

     Each state controls gas production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production. Through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and Federal environmental controls will also affect Company operations. Such regulations could affect Company operations and could necessitate spending funds on environmental protection measures, rather than on drilling and completion operations. If any penalties or prohibitions



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were imposed on the Company for violating such regulations, the Company's operations could be adversely affected.

     The Federal Energy Regulatory Commission (FERC) regulates certain sales of natural gas, operating as an independent agency that combines most of the functions of the former Federal Power Commission with the prior authority of the Interstate Commerce Commission over interstate transportation of oil. In particular, FERC has regulatory jurisdiction over interstate gas pipelines that will purchase or transport gas from the projects.

     Because the Manager is an "independent" gas industry operative, it does not deal directly with FERC. The only exception is in those limited circumstances when the Manager is involved in well re-entry projects for which certification for a Section 29 tax credit under the Code is sought.

     Nonetheless, FERC's activities frequently impact to some degree the prices at which natural gas can be sold. In the Manager's experience, natural gas prices are highly volatile, with FERC policies being only one of many factors affecting price.

     A number of legislative proposals have been advanced from time to time which, if put into effect, could significantly affect the oil and gas industry. The various proposals have involved, among other things, revision of leasing and operating practices relating to Outer Continental Shelf lands, revision of the NGPA (including both proposals to remove all price and certificate controls on natural gas and proposals to extend or impose the NGPA price ceilings), imposition of a "windfall profit" tax on natural gas sales and restriction of certain uses of natural gas. Other proposals would provide purchasers with "market-out" options in existing and future gas purchase contracts, eliminate or limit the operation of "indefinite price escalator clauses" (e.g., pricing provisions which allow prices to escalate by means of reference to prices being paid by other purchasers of natural gas or prices for competing fuels). Arguments for effecting the latter two proposals by regulatory action have been pressed on the FERC by various proponents at various times. It is impossible to predict what legislation or regulatory changes may result from such proposals or the effect of such changes on the Company.

     The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in November 1993 of the North American Free Trade Agreement (NAFTA) will have some impact on the American gas industry, by eliminating trade and investment barriers in the United States, Canada and Mexico. In addition, a number of new pipeline projects have been proposed to the FERC which could substantially increase the availability of Canadian gas to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from Company wells.

     The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a convergence of the gas and electric industries. Demand for natural gas by the electric power sector is expected to increase modestly through the next decade. Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on natural gas by the electric industry.

     The federal government and various state governments have adopted laws and regulations regarding the control and contamination of the environment that may



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affect the operations of the Company. Moreover, in the areas where the Company will conduct its activities, statutory provisions regulate the production of natural gas and administrative agencies may promulgate rules in connection with the operation, location, drilling, plugging, abandonment of and production of gas wells, determine the reasonable market demand for gas, and establish allowable rates for production. Such regulatory orders limit the locations of wells or the number of wells which can be drilled on a property or may restrict the rate at which the Company's wells, if any, produce gas. Governments may from time to time suspend or curtail operations when considered to be detrimental to the ecology or to jeopardize public safety. Owners of interests in projects may be subject to federal or state regulations which impose absolute liability for the cost of clean-up of pollution resulting from its operations, and such owners may also be subject to possible legal liability for pollution damages. If other participants in a property do not bear these costs, and to the extent that insurance does not cover those risks, the Company could be solely liable for all such costs.

     Federal and state legislation affecting the gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for the failure to comply.

     The Occupational Safety and Health Administration ("OSHA") has regulations designed to curb occupational hazards during the drilling and servicing of oil and gas wells. These regulations, as they may be amended from time to time, may increase the cost of servicing the Company's wells.

     During 1990, the Clean Air Act was reauthorized and amended to encourage the use of natural gas as a less polluting fuel, especially for electricity generation, and boiler fuel, and use of compressed natural gas as a vehicle fuel. Although these provisions may increase demand for natural gas in the long run, there is no assurance that they will do so or that they will have any effect on shorter-run demand for gas.


                     SUMMARY OF COMPANY OPERATING AGREEMENT

     THE RIGHTS AND OBLIGATIONS OF THE MANAGER AND THE INVESTOR INTERESTHOLDERS ARE GOVERNED BY THE COMPANY OPERATING AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX I. NO PROSPECTIVE INVESTOR INTERESTHOLDER SHOULD SUBSCRIBE FOR INTERESTS WITHOUT FIRST THOROUGHLY REVIEWING SUCH AGREEMENT. THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE COMPANY OPERATING AGREEMENT AND SHOULD NOT BE CONSIDERED AS A COMPLETE DISCUSSION OF ALL OF THE PROVISIONS OF THE COMPANY OPERATING AGREEMENT.

ACCOUNTING

     The accounting period of the Company will end on December 31 of each year. The Manager will utilize the accrual method of accounting for the Company's operations on the basis used in preparing the Company's federal income tax returns with such adjustments as may be in the Company's best interests.



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GOVERNING LAW

     All provisions of the Company Operating Agreement will be construed according to the laws of Michigan.

CONTROL OF COMPANY OPERATIONS

     The powers vested in the Manager under the Company Operating Agreement are quite broad. The Manager will have full, exclusive and complete discretion in the management and control of the affairs of the Company and Investor Interestholders will have no power to take part in the management of, or to bind, the Company. The Company will have no officers; such functions will be performed by persons appointed by the Manager and may be removed by it at any time.

INDEMNIFICATION

     The Act provides that a limited liability company may indemnify and hold harmless a Manager from and against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a Manager, including judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because the person was a Manager with limited specified exceptions. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager so long as: (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Managing Person was acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence, misconduct or a knowing violation of the law by the Managing Person; and (iv) payments for the indemnification or hold harmless are made only out of the Company's tangible net assets.

     Notwithstanding the above, the Manager will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification for the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and any applicable state securities administrator as to indemnification for violations of securities laws.

     The Company will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

TEMPORARY INVESTMENTS

     A Company's uncommitted funds may be held in bank accounts at commercial banks or invested in the following:

          (a) Obligations of banks or savings and loan associations that either
          (i) have assets in excess of $5 billion, or (ii) are insured in their entirety by agencies of the United States government;



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          (b) Obligations of or guaranteed by the United States government or its agencies;

          (c) Repurchase obligations for securities described in clauses (a) or
          (b) above, if possession of the subject securities is maintained by the Company or its agent;

          (d) Any debt obligation rated at the time of purchase in the highest three grades by a nationally recognized securities rating organization; or

          (e) Funds or financial instruments that are comprised of or backed by substantially only those obligations described in clauses (a) through
          (d) above.


AMENDMENTS AND VOTING RIGHTS

     Amendments to the Company Operating Agreement may be proposed either by the Manager or a majority in Interest of the Investor Interestholders (as determined by their Capital Contributions), either by calling a meeting of the Investor Interestholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 15.2 of the Company Operating Agreement. Such proposed amendments require the approval of a majority in Interest of the Investor Interestholders given at a meeting of Investor Interestholders or by written consents. Any amendment requiring Investor Interestholder action may not increase any Investor Interestholder's liability, change the Capital Contributions required of him or his/her rights and share in the Company's profits, losses, deductions, credits, revenues or distributions in more than a DE MINIMIS manner or any voting rights without the Investor Interestholder's consent, and changes to the Manager's management rights require its consent.

     The consent of a majority in Interest of the Investor Interestholders is required for the following additional actions by the Company: actions contravening the Company Operating Agreement or Certificate; actions making it impossible to carry on ordinary business; confessing a judgment in excess of 10% of the Company's assets; dissolving or terminating the Company, other than as provided by the Company Operating Agreement; allowing the Manager to possess or hold Company property for other than the Company purpose; making another person a Manager; merging the Company into another entity; or amending the Company's Articles of Organization.

AUTOMATIC CONVERSION OF PARTICIPATING INVESTOR INTERESTHOLDER

     Each Investor Interestholder who elects to become a Participating Investor Interestholder by assuming liability for the Company's Special Obligations will, upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, have his/her assumption of liability automatically rescinded and thereby convert his/her Interests to non-participating status and himself to a Nonparticipating Investor Interestholder with respect to all Company wells. Generally, such conversion will cause such Investor Interestholder to have limited liability for the obligations of the Company stemming from ownership of the wells, particularly with respect to Special Obligations of the Company which arise after such conversion. Such Investor Interestholder will, however, notwithstanding such conversion, remain



                                      167
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potentially liable for Special Obligations of the Company with respect to such wells which arose during the period when he/she was a Participating Investor Interestholder and which exceed the proceeds of insurance payable to or for the benefit of the Company on account of such Special Obligations plus the value of the assets of the Company available to satisfy such Special Obligations.

REMOVAL OF THE MANAGER

     A majority of Investor Interestholders may vote to remove the Manager and appoint a successor. The Manager may also resign with 60 days prior notice. In either event, the Manager's Promoted Interests will automatically convert into Investor Interestholders, and the Manager will continue to be eligible to receive the same tax allocations and distributions to which the Manager was entitled before the resignation or removal. Upon resignation or removal, the Manager will not be entitled to receive the administrative cost allowance accrued after the date of resignation or removal.

DISSOLUTION OF COMPANY

     Each Company will dissolve on the earliest to occur of (a) December 31 of the year which is forty years following the year in which such Company was organized, (b) the sale of substantially all of the Company's property, (c) the vote of either all Investor Interestholders or the Manager and a majority in interest of the Investor Interestholders, or (d) any other event requiring dissolution by law. The Manager (or in the absence thereof, a liquidating trustee chosen by the Investor Interestholders) shall liquidate the Company's assets upon dissolution.

TRANSFERABILITY OF INTERESTS

     No Investor Interestholder may assign or transfer all or any part of his/her interest in the Company and no transferee will be deemed a substituted Investor Interestholder or be entitled to exercise or receive any of the rights, powers or benefits of an Investor Interestholder other than the right to receive distributions attributable to the transferred interest unless (i) such transferee has been approved and accepted by the Manager, in its sole and absolute discretion, as a substituted Investor Interestholder, and (ii) certain other requirements set forth in the Company Operating Agreement have been satisfied. The transferor of Interests will remain liable for Special Obligations incurred prior to the transfer. The transferee will be liable for Special Obligations incurred prior to the transfer to the extent of his/her interest in the Company. See Company Operating Agreement - Appendix I.


                                 LEGAL OPINIONS

     Certain legal matters in connection with the Interests will be passed upon by Fraser, Trebilcock, Davis & Foster, Lansing, Michigan, counsel to the Manager and to the Company. Fraser, Trebilcock, Davis & Foster has acted as counsel to the Manager and the Prior Manager and/or affiliates of the Manager and the Prior Manager in the past and may be expected to do so in the future with respect to similar or other matters.

     Certain federal income tax matters in connection with the public offering of Interests will be passed upon by Patzik, Frank & Samotny Ltd., of Chicago, Illinois, as Special Tax Counsel to the Manager and the Company. A tax opinion of Special Tax Counsel has been provided in the form attached to this Prospectus



                                      168
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as Appendix IV. Special Tax Counsel has not been engaged to otherwise assist the
Manager or the Company in connection with the public offering of Interests and, accordingly, except as set forth immediately above, has not reviewed or passed upon the adequacy or accuracy of the disclosure set forth in this Prospectus or any applicable Supplement. Special Tax Counsel assumes no responsibility to update the above-described aspects of the Prospectus as a result of changes occurring on or after the date hereof or to monitor the activities of the Manager or the Company to assure compliance with the assumptions underlying its opinion. Special Tax Counsel has acted as special tax counsel to the Manager and the Prior Manager and/or affiliates of the Manager and the Prior Manager in the past and may be expected to do so in the future with respect to similar or other matters.

     No independent counsel has acted or acts as counsel to or otherwise represents the interests of subscribers who or which will become Investor Interestholders of the Company or other potential investors in Interests. Investors are encouraged to seek independent legal counsel to review all matters discussed in this Prospectus, including, but not limited to, the federal income tax effects as they affect their particular financial and tax circumstances, which are relevant to their decision to become Investor Interestholders of the Company.


                             REPORTS AND ACCOUNTING

     The Company is required by the Agreement to and will keep appropriate records relating to its activities. All books, records and files of the Company will be kept at its principal offices at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823. An independent certified public accounting firm will prepare the Company's federal income tax return as soon as practicable after the conclusion of each year. The Manager will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Investor Interestholders as soon as possible after receipt from the accounting firm.

     Each Investor Interestholder will receive reports as to the Company's activities on at least a quarterly basis and will receive as soon as practicable after the end of each year the necessary federal and state income tax information and annual financial statements for the Company that have been audited by the Company's accounting firm. The Company will be required to make periodic reports to the Securities and Exchange Commission and to certain state securities regulatory authorities.


                             ADDITIONAL INFORMATION

GENERAL

     The Manager undertakes to make available to each prospective Investor Interestholder or his/her purchaser representative, or both, during the course of the offer and sale of Interests and prior to the sale of Interests to such prospective Investor Interestholder, the opportunity to ask questions of and receive answers from the Manager or any person acting on its behalf relating to the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser.



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     Prior to making an investment decision respecting the securities described herein, a prospective Investor Interestholder should carefully review and consider this entire Prospectus and the exhibits thereto and any applicable Supplement thereto, including without limitation the Company Operating Agreement. Prospective Investor Interestholders are urged to make arrangements with the Manager to inspect any books, records, contracts, or instruments referred to in this Prospectus and any applicable Supplement thereto and other data relating thereto. The officers and directors of the Manager and the Company are available to discuss with prospective Investor Interestholders any matter set forth in this Prospectus and any applicable Supplement thereto or any other matter relating to the securities described herein, so that Investor Interestholders and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

REGISTRATION STATEMENT

     A Registration Statement with respect to the Interests offered hereby has been filed on behalf of the Company with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Interests, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which may be inspected at the Public Reference Room of the Commission, Washington, D.C. 20549, and copies of which may be obtained from the Public Reference Section at prescribed rates.

LITIGATION

     The Manager and its affiliates are, from time to time, parties to litigation in the ordinary course of its business. As of the date of this Prospectus, neither the Manager nor any of its affiliates, including its Investor Interestholders, officers and directors, is a party to any litigation, the adverse resolution of which would have a material adverse effect on its operations or financial condition.

     The Manager has entered into a consent order with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau, Securities Division, pursuant to which it neither admitted nor denied guilt in connection with an unregistered sales of Interests to Michigan residents and agreed to comply with Michigan law in respect to the offer and sales of securities to Michigan residents.

     The Manager has also entered into a Consent Agreement accepting a Division Order issued by the State of Ohio under which the Manager and the Wolverine Energy 1998-1999 Development Program are ordered to cease and desist from the sale of unregistered securities in the State of Ohio.


                            AVAILABILITY OF DOCUMENTS

     The following is a partial list of documents that are available to each potential investor upon request, in connection with an evaluation of an investment in the Company. Any other documents relevant to the Company or its business that are not listed below but are obtainable by the Company without unreasonable effort or expense are also available for examination by potential investors at the offices of the Manager (to the extent permitted by the Company Operating Agreement). Any of the documents identified below that may not have been executed by the parties thereto at the time of the request will be furnished in draft form.

1.   Documents relating to the Company, including:

     (a) the Articles of Organization of the Company and the form of Company Operating Agreement and all amendments thereto;

     (b)  the form of Turnkey Agreement;

     (c)  the tax opinion of Special Tax Counsel; and

     (d)  the Escrow Deposit Agreement.

2. In addition to this Prospectus, the Manager has prepared various pieces of supplementary information, including pieces generally referred to as "sales literature." These materials, to the extent approved by the Manager, will be so designated. Other materials not so designated have not been reviewed or endorsed by the Manager and, accordingly, no responsibility or liability will be had therefor.

In the event that any additional documents are made available to any accredited investors (see "Investor Suitability Standards"), copies thereof will be sent to all subscribers.


                                GLOSSARY OF TERMS

     The following glossary consists of abbreviated definitions of certain of the terms used throughout this Prospectus. SEE ARTICLE 2 OF THE FORM OF COMPANY OPERATING AGREEMENT WHICH APPEARS AS APPENDIX I TO THIS PROSPECTUS FOR COMPLETE DEFINITIONS OF THESE AND OTHER TERMS.

     Each Contributing Investor Interestholder's "ADJUSTED CAPITAL" for any year shall be determined as of the first day of any year and shall be equal to the amount of such Contributing Investor Interestholder's Initial Capital Contribution, reduced by the aggregate amount of all cash distributions to such Contributing Investor Interestholder in all prior years.

     "ACQUISITION PERIOD" means the first two years after commencement of Company operations or the period until the Company's property acquisitions are completed, whichever is shorter.

     "ACT" means the Michigan Limited Liability Company Act, as amended.

     "ADMINISTRATIVE COSTS" means generally customary and routine overhead expenses incurred by the Manager in conducting Company business.

     "AGGREGATE INVESTOR INTERESTHOLDER CAPITAL CONTRIBUTIONS" means the total of all Investor Interestholder subscriptions.

     "AGGREGATE INVESTOR INTERESTHOLDER NET CAPITAL CONTRIBUTIONS" means the aggregate Investor Interestholders' capital contributions, reduced by all expenses of the Company for organization and offering expenses and the Management Fee.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMPANY PROJECTS" includes all interests, projects and rights of any type owned by the Company.

     "COMPLETION" means the point, or the activities necessary to reach the point, at which a well is said to have been "COMPLETED," i.e., when the development, drilling and completion activities and all other below-ground installations or services necessary to create and prepare such well for production have been finished, in the discretion of the applicable Operator, according to the development plan of such Operator and such well is ready for the installation of Facilities thereon or connection to Facilities appurtenant thereto and commence production.

     "COST" generally includes the price paid for a property and all reasonable, necessary and actual expenses incurred in connection with the purchase of such property.

     "DEVELOPMENT DRILLING" refers to the drilling of DEVELOPMENT WELLS. A "DEVELOPMENT WELL" is, generally, a well drilled as an additional well to the same gas reservoir as other producing wells or not more than one location away from a well producing from the same reservoir.

     "DIRECT COSTS" are those costs directly incurred exclusively for the benefit of the Company and attributable to the goods and services provided to the Company by parties other than the Manager or its affiliates.

     "DRY HOLE" refers to a well which has been drilled and which may or may not have been completed and which testing shows will not or is unlikely to yield commercial quantities of natural gas or natural gas liquids and in which no further investment or completion activities will be undertaken.

     "FACILITIES" encompasses all above-the-wellhead facilities installed with respect to a well for the purpose of collecting, transporting, compressing, dewatering or otherwise processing gas production from such well for subsequent delivery to a commercial pipeline for sale to commercial customers.

     "FACILITIES COMPLETION DATE" is the date upon which all of the wells on a property in which the Company has acquired a working interest have been Completed and all Facilities necessary or appropriate, in the discretion of the Operators, pursuant to the development plan of the Operators, have been constructed and installed upon and/or connected to such wells. The Manager will give the Investor Interestholders written notice of the Facilities Completion Date.

     A "FARMOUT" is, generally, an agreement whereby the owner of a leasehold or working interest agrees to assign his/her interest in specific acreage to an assignee who agrees to drill one or more wells on the acreage, while retaining some interest such as an overriding royalty interest.

     "INDEPENDENT EXPERT" means a person or firm in the business of rendering opinions regarding the value of gas projects with no material relationship to the Manager or its affiliates.

     Each Contributing Investor Interestholder's "INITIAL CAPITAL CONTRIBUTION" shall be equal to such Contributing Investor Interestholder's initial capital contribution (i.e., the subscription amount for each Investor Interestholder).

     "INTERESTS" refers to fractional undivided membership interests in the Company, determined in accordance with the Act and the Company Operating Agreement, acquired by Investor Interestholders in this Offering and which entitle the holder thereof to an Interest in the capital and profits of the Company.

     "INTERESTHOLDERS" refers to the Manager and the Investor Interestholders, collectively.

     "INVESTOR INTERESTHOLDERS" are Persons who acquire Interests in the Offering and thereby become Investor Interestholders in the Company, in their capacity as non-management Interestholders of the Company.

     A "LANDOWNER'S ROYALTY" is the royalty interest customarily retained under an oil and gas lease by the owner of the mineral interest.

     A "LEASE" refers, generally, to any interest in a gas lease or other right authorizing the owner of such lease or other right to explore for and produce gas.

     "Manager's Prior Programs" means the natural gas development programs for which the Manager has served as trustee or manager since the Manager's formation in 1995.

     A "MINERAL INTEREST" refers, generally, to a landowner's interest in subsurface gas which carries with it the right to produce the gas or to execute gas leases and to receive landowner's royalty payments.

     A "Managing Person" is any of the following: (a) an officer or agent of the Company, the Manager and each Affiliate of the Manager, and (b) any of the directors, officers and agents of the organizations named in (a) when acting for the Manager or its Affiliates on behalf of the Company.

     "NET CASH FLOW" refers to the total gross receipts of the Company, less corresponding cash operating expenses, all other cash expenditures of the Company and reasonable reserves as determined by the Manager to cover anticipated Company expenses. For purposes of determining Net Cash Flow, gross receipts shall mean revenues from any source whatsoever, including, but not limited to, revenues from sales of gas produced from wells on Company Property and any proceeds from the sale, exchange, financing or refinancing of Company Property, but excluding any Aggregate Capital Contributions of the Interestholders.

     "NET INVESTABLE CAPITAL" means the amount of Company capital remaining, after payment of all organizational, offering, selling and administrative costs, the Management Fee, which is available to and is invested in working interests in projects.

     "NET PROCEEDS OF PRODUCTION" refers to the revenues received by the Company from the sale of all gas, less all expenses, including Operating Costs and taxes attributable to such sales.

     A "NET PROFITS INTEREST" is an interest measured as a percentage of the net profits realized by the holder of the underlying working interest in a lease.

     Company "NET REVENUES" is generally synonymous with Company net cash flow from operations.

     A "NET SUBSCRIPTION" is the subscription of an Investor Interestholder, less his/her allocable share of selling costs and the payment to the Manager in lieu of the reimbursement of Organization and Offering Costs that is payable out of Company capital.

     A "NET WELL" refers to an aggregate net percentage working interest in one or more wells which totals 100 percent.

     "NON-OPERATING INTERESTS" refers, in general, to royalty interests and production payments.

     "OPERATING COSTS" refers to expenditures made and costs incurred in producing and marketing gas from completed wells, including that portion of direct costs and administrative costs allocable to the working interest in a gas property.

     "OPERATOR" refers to the person or entity which has contracted with the owners of the working interest in any property to conduct all operations thereon, including, but not limited to, drilling, completion and operation of the wells, administration and maintenance of the property, marketing and sale of the products therefrom and monitoring of the operations and performance of the property, in exchange for a fee which may or may not be based upon or payable from the proceeds of the sale of production from the property and who or which may or may not also own a portion of the working interest in such property.

     "ORGANIZATION AND OFFERING COSTS" includes legal, accounting and other costs of offering Interests and organizing the Company.

     An "OVERRIDING ROYALTY" is a royalty interest created from a lease rather than a mineral interest.

     A "PARTICIPATING INVESTOR INTERESTHOLDER" is an Investor Interestholder who elects to assume joint and several liability for the obligations of the Company which constitute Special Obligations until the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, after which a Participating Investor Interestholder shall be deemed to have disclaimed personal liability for Special Obligations and been converted to Nonparticipating Investor Interestholder status.

     "PAYOUT" means the amount and the corresponding time when each Investor Interestholder and the Investor Interestholders as a group have received distributions of Net Cash Flow from the Company which are equal, in the aggregate, to the Capital Contributions of the Investor Interestholders, individually and collectively.

     "PRIOR ANTRIM AREA" means the known or reasonably anticipated extent of the gas-bearing Devonian shale formation in Alcona, Antrim, Charlevoix, Crawford, Kalkaska, Montmorency, Otsego and Oscoda Counties, Michigan, and similar Devonian shale formations in southeastern lower Michigan, northeastern Indiana and northwestern Ohio.

     "Prior Antrim Programs" refers to those natural gas development programs that were sponsored by the Prior Manager from 1989 through 1994.

     "Prior Manager" means the group of affiliated entities with which George H. Arbaugh, Jr. (the current manager and owner of the Manager) was affiliated from 1978 through October 1995, as a principal owner, director and officer.

     "Prior Programs" means the Prior Antrim Programs and the Manager's Prior Programs.

     A "PRODUCING PROPERTY" is, generally, a property producing gas in sufficient quantities to offset its operating costs or a property with shut-in wells deemed capable by the Manager of producing gas in such quantities.

     A "PRODUCTION PAYMENT" is, generally, an interest which entitles the holder to receive a specified share of gross production of gas or other minerals, or the proceeds from the sale of such share of production free of the costs of production.

     A "PROPERTY" is, generally, the entire interest in the subsurface mineral rights appurtenant to one or more parcels of real property and carrying with it the right to disturb the use of the property to the extent reasonably required to conduct drilling, completion and production activities thereon.

     "PROVED DEVELOPED RESERVES" are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "PROVED DEVELOPED RESERVES" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "PROVED UNDEVELOPED RESERVES" are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for re-completion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. "PROVED RESERVES" for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances will estimates for "PROVED UNDEVELOPED RESERVES" be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "RESERVES" herein refers to "PROVED RESERVES." "PROVED RESERVES" are the estimated quantities of natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, hut which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir. Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based. Estimates of proved reserves do not include the following: (A) natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (B) natural gas, and natural gas liquids, that may occur in undrilled prospects; and (C) natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources. "PROVED RESERVES" includes "PROVED DEVELOPED RESERVES" and "PROVED UNDEVELOPED RESERVES."

     "RESIDUAL OPERATING CASH FLOW" means Company net revenues available for distribution to Investors in any period following the receipt by the Investors of cash distributions which are, in the aggregate, equal to 100% of their original capital contributions plus a 6% cumulative annual preferred return on such capital contributions, for so long as the Investors have received, at the end of such period, cash distributions which are, in the aggregate, equal to 100% of their original capital contributions plus a 6% cumulative annual preferred return on such capital contributions.

     A "ROYALTY" or "ROYALTY INTEREST" is an interest entitling the holder to receive a share of gross production of gas or other minerals, or the proceeds from the sale of such share of production free and clear of all costs of development, operation or maintenance, and having no control over drilling and production activities.

     "SELLING COSTS" refers, generally, to the sales commissions and due diligence fees incurred in connection with the sale of Interests.

     An Investor Interestholder's "SHARING RATIO" refers, generally, to the ratio between one Investor Interestholder's net subscription and the aggregate net subscriptions of all Investor Interestholders.

     "SPECIAL OBLIGATIONS" refers to the Company's obligations and liabilities of whatever type or description arising solely out of or in connection with its ownership of working shares in any one or all of the wells making up a property, including but not limited to the obligation to pay the costs of acquisition of the share in the property, the drilling and completion of wells, to pay the Company's share of the costs of Facilities, including Facilities not currently contemplated by the Operators or the Manager and tort liabilities for personal injury or environmental damage.

     "SUBSCRIPTION" refers to the amount that an Investor Interestholder pays for Interests.

     "SUBSCRIPTION AGREEMENT" refers to the Subscription Agreement, a form of which is annexed to this Prospectus as Appendix III.

     "UNDEVELOPED LEASEHOLD INTERESTS" refers, generally, to all interests in gas and other mineral leases except those portions of leases included within the governmentally designated spacing or conservation unit in which an existing producing well is located.

     A "WORKING INTEREST" is the operating interest under a gas lease or unleased mineral interest the owner of which has the right to explore for, develop and produce gas from and to operate the projects subject to such interest and to receive his/her PRO RATA share of the gas and minerals produced from such projects or the proceeds from the sale thereof, and the obligation to pay his/her PRO RATA share of all costs, including costs of development, operation and maintenance associated therewith.

                            WOLVERINE ENERGY, L.L.C.

                   (A MICHIGAN LIMITED LIABILITY CORPORATION)

                                FINANCIAL REPORT
                                DECEMBER 31, 1999

                            WOLVERINE ENERGY, L.L.C.




                                    CONTENTS



INDEPENDENT AUDITOR'S REPORT                                            F-3


FINANCIAL STATEMENTS

    Balance Sheet                                                       F-4

    Statement of Operations                                             F-5

    Statement of Member's Equity                                        F-6

    Statement of Cash Flows                                             F-7

    Notes to Financial Statements                                       F-8


     Report Letter                                                     F-16


ADDITIONAL INFORMATION

     Estimates of Natural Gas Reserves                                 F-17

                          INDEPENDENT AUDITOR'S REPORT



To the Member
Wolverine Energy, L.L.C.


We have audited the accompanying balance sheet of Wolverine Energy, L.L.C. (a Michigan limited liability corporation) as of December 31, 1999 and 1998, and the related statements of operations, member's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolverine Energy, L.L.C. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                             Plante & Moran, L.L.P.



March 15, 2000

East Lansing, Michigan

                            WOLVERINE ENERGY, L.L.C.

                                  BALANCE SHEET


                                                                     DECEMBER 31
                                                                     -----------
                                ASSETS                          1999               1998
                                                             -----------       -----------
CURRENT ASSETS
     Cash and cash equivalents                               $   584,002       $   454,041
     Accounts receivable:
         Related entities (Note 5)                               945,997           335,559
         Other                                                    32,067            31,932
     Working interests held for resale                           853,656           877,580
     Prepaid expenses                                             22,130            14,180
                                                             -----------       -----------

              Total current assets                             2,437,852         1,713,292

EQUIPMENT
     Office equipment                                             70,507            59,513
     Accumulated depreciation                                    (58,430)          (39,936)
                                                             -----------       -----------

              Net carrying amount                                 12,077            19,577

INVESTMENTS IN RELATED ENTITIES (Note 2)                       1,212,698         1,154,458

ACCOUNTS RECEIVABLE (Note 7)                                                       329,545

OTHER ASSETS                                                       3,980            10,341
                                                             -----------       -----------

              Total assets                                   $ 3,666,607       $ 3,227,213
                                                             ===========       ===========


                             LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
     Line of credit (Note 3)                                 $   325,000      $   325,000
     Current portio of long-term debt (Note 4)                   307,500          105,000
     Accounts payable:
         Trade                                                   220,645          190,828
         Operators                                             1,519,385        1,136,809
         Related party (Note 5)                                    3,009           12,743
         Other                                                                    100,642
     Accrued expenses                                             10,611           21,465
                                                             -----------      -----------

              Total current liabilities                        2,386,150        1,892,487

LONG-TERM DEBT (Note 4)                                          343,351          626,347

MEMBER'S EQUITY                                                  937,106          708,379
                                                             -----------      -----------

              Total liabilities and member's equity          $ 3,666,607      $ 3,227,213
                                                             ===========      ===========


See Notes to Financial Statements

                            WOLVERINE ENERGY, L.L.C.

                             STATEMENT OF OPERATIONS



                                                 YEAR ENDED DECEMBER 31
                                              -----------------------------
                                                 1999              1998
                                              -----------       -----------
REVENUE
     Turnkey revenue                          $ 5,299,072       $ 5,987,964
     Management fees                              304,057           337,198
     Other income                                  91,768           235,669
                                              -----------       -----------

                  Total revenue                 5,694,897         6,560,831

EXPENSES
     Cost of sales                              3,099,095         5,130,237
     General and administrative                 1,723,358         1,423,744
                                              -----------       -----------

                  Total expenses                4,822,453         6,553,981
                                              -----------       -----------

OPERATING INCOME                                  872,444             6,850

LOSS FROM RELATED ENTITIES                       (128,640)          (35,283)
                                              -----------       -----------

NET INCOME (LOSS)                             $   743,804       $   (28,433)
                                              ===========       ===========


See Notes to Financial Statements

                            WOLVERINE ENERGY, L.L.C.

                          STATEMENT OF MEMBER'S EQUITY




MEMBER'S EQUITY - January 1, 1998                  $   308,325

Net loss                                               (28,433)
Member contributions                                 1,981,219
Distributions to member                             (1,552,732)
                                                   -----------

MEMBER'S EQUITY - December 31, 1998                    708,379

Net income                                             743,804
Distributions to member                               (515,077)
                                                   -----------

MEMBER'S EQUITY - December 31, 1999                $   937,106
                                                   ===========


See Notes to Financial Statements

                            WOLVERINE ENERGY, L.L.C.

                             STATEMENT OF CASH FLOWS


                                                                     YEAR ENDED DECEMBER 31
                                                                  -----------------------------
                                                                     1999              1998
                                                                  -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Cash received from customers and related parties              $ 5,084,324       $ 6,315,078
    Cash paid to operators, employees, and suppliers               (4,052,175)       (7,269,751)
    Cash paid for interest                                           (108,741)         (141,291)
                                                                  -----------       -----------
         Net cash provided by (used in) operating
         Activities (Note 6)                                          923,408        (1,095,964)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of equipment                                             (10,994)          (19,810)
    Cash paid for investments in limited liability
         corporations                                                (186,880)         (279,053)
    Distributions from limited liability corporations                      --            33,722
                                                                  -----------       -----------

         Net cash used in investing activities                       (197,874)         (265,141)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from long-term debt                                           --           788,663
    Payments on long-term debt                                        (80,496)          (57,316)
    Loans to (repayments from) member                                                   600,000
    Contributions from member                                              --         1,981,219
    Distributions to member                                          (515,077)       (1,552,732)
                                                                  -----------       -----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  (595,573)        1,759,834

NET INCREASE IN CASH AND CASH EQUIVALENTS                             129,961           398,729

CASH AND CASH EQUIVALENTS - Beginning of year                         454,041            55,312
                                                                  -----------       -----------

CASH AND CASH EQUIVALENTS - End of year                           $   584,002       $   454,041
                                                                  ===========       ===========


See Notes to Financial Statements

                            WOLVERINE ENERGY, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Wolverine Energy, L.L.C. (WELLC) acquires working interests in natural gas prospects throughout the United States, forms oil and gas entities and sells them the interests on a turnkey basis. WELLC is responsible for managing the operations of the entities

         WORKING INTERESTS HELD FOR RESALE - WELLC has acquired certain oil and gas working interests for the purpose of selling these interests to oil and gas entities. Such working interests held for resale are recorded at cost, but are periodically reviewed to determine if the market value of the working interest has been impaired. If impairment exists, a loss is recognized by recording an impairment allowance. Abandonments of working interests held for resale are charged to expense. As of December 31, 1999 and 1998, no reserve for impairment has been recorded.

         INVESTMENTS IN RELATED ENTITIES - Investments in related entities are accounted for under the equity method since WELLC has significant influence over the management of these entities. WELLC is the manager of the oil and gas entities and makes initial capital contributions in accordance with provisions in the respective placement memorandum governing the activities of the particular entity. Income or losses are allocated to the investment accounts according to WELLC's ownership interest in the entities, and distributions received are deducted from the investment accounts.

         TURNKEY DRILLING REVENUE - WELLC enters into contracts with affiliated entities to sell them oil and gas working interests under turnkey drilling agreements. Under the terms of the agreements, the entities pay a fixed price for acquisition, drilling, and completion costs and receives working interests in the wells. WELLC agrees to monitor the well operators obligation to conduct the drilling and completion of each well. Turnkey revenue is recognized when the related services have been performed (working interests have been sold) and substantially all future obligations have been settled.

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COST OF SALES - The Company acquires oil and gas working interests for resale that require the Company to pay a pro rata portion of all costs to drill and complete a well. The Company sells these oil and gas working interests in the wells at a fixed price, generally before the drilling is completed. Actual costs to drill and complete a well may exceed the sales price. The Company has the burden of paying all costs in excess of the turnkey price. Included in accounts payable at December 31, 1999 and 1998, and cost of sales, is the estimated total cost that the Company will be required to pay on working interests that have been sold. Due to uncertainties inherent in the estimation process, it is at least reasonably possible that the Company may incur expenses in excess of the amount recorded. Management is of the opinion that any adjustment of the amount recorded would not have a material adverse effect on the financial statements.

         MANAGEMENT FEES - In connection with the organization and offering stage of related oil and gas entities WELLC receives a management fee of 2.5 percent from investor subscriptions, which is credited to income as earned.

         EQUIPMENT - Equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense as incurred.

         INCOME TAXES - No provision for federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the member for inclusion in his respective income tax return.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 2 - AFFILIATED OIL AND GAS ENTITIES

         WELLC sponsors the formation of entities, typically limited liability corporations, for the purpose of conducting oil and gas exploration, development, and production activities on oil and gas properties. WELLC serves as manager of these entities and, as such, has full and exclusive discretion in the management and control. The turnkey drilling and operating agreements that WELLC enters into with the entities provide that the entities pay for the drilling costs of the wells at an agreed-upon price per well. Profits from oil and gas properties are allocated based on the working interest ownership percentage of the properties.

         WELLC holds the following investment interest in the following entities:


                                                                                   1999        1998
                                                                                   ----        ----
         Wolverine Antrim Development 1995, L.L.C.                                 18.9%       18.9%
         Wolverine Antrim Development 1996-1, L.L.C.                               12.8%       12.8%
         Wolverine Antrim Development 1996-2, L.L.C.                               14.5%       14.5%
         Wolverine Antrim Development 1997-1, L.L.C.                               14.8%       14.8%
         Wolverine Antrim Development 1997-2, L.L.C.                               14.5%       14.5%
         Wolverine Antrim Development 1998-1, L.L.C.                               12.5%       12.5%
         Wolverine Energy 1998-1999(A) Development
            Company, L.L.C.                                                        10.0%       10.0%
         Wolverine Energy 1999-1, L.L.C                                            11.5%         --


         Following is a summary of the financial position and results of operations of entities whose investments are accounted for under the equity method of accounting:


                                                           1999               1998
                                                       ------------       ------------
         Current assets                                $  1,278,327       $    565,425
         Other assets (net)                              18,498,425         16,464,198
                                                       ------------       ------------

                Total assets                           $ 19,776,752       $ 17,029,623
                                                       ============       ============

         Current liabilities                           $  1,226,593       $    516,797

         Equity                                          18,550,159         16,512,826
                                                       ------------       ------------

                Total liabilities and equity           $ 19,776,752       $ 17,029,623
                                                       ============       ============

         Net loss                                      $ (1,849,753)      $   (793,959)
                                                       ============       ============

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 3 - LINE OF CREDIT

         The line of credit to a bank is unsecured and due on demand. The line of credit bears interest at 1.5 percent above the New York Citibank prime rate (effective rate of 10 percent at December 31, 1999). WELLC's credit limit is $325,000. The line of credit is guaranteed by the member.



NOTE 4 - LONG-TERM DEBT



         Long-term debt consists of the following:
                                                                                                 1999          1998
                                                                                               --------      --------
         Notes payable to unrelated parties due in monthly installments of
         $2,500, with any remaining balance due January 2003.  The note bears an interest rate of 14% The note is collateralized by certain
         investments of the Company and is guaranteed by the member.                           $200,000      $200,000

         Note payable to an unrelated company, due in monthly interest payments of $3,083, at a rate of prime plus 10% for an effective rate of 18.5%
         at December 31, 1999. The note is collateralized by all assets of the
         Company and is guaranteed by the member. The principal payment is due
         March 2000.                                                                            200,000       200,000

         Note payable to bank, due in monthly installments of $502, including interest at a rate of 15.95%.  The note is collateralized by equipment.
         Final payment is due July 2001.                                                          7,191        12,687

         Note payable to bank, due in monthly payments of $6,250 plus interest at a rate of prime plus 1.5% for an effective rate of 10.0% at
         December 31, 1999.  The note is collateralized by all assets of the
         Company and is guaranteed by the member. Final payment is due April 2003.              243,660       318,660
                                                                                               --------      --------

                              Total                                                             650,851       731,347

                              Less current portion                                              307,500       105,000
                                                                                               --------      --------

                              Long-term portion                                                $343,351      $626,347
                                                                                               ========      ========

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 4 - LONG-TERM DEBT (CONTINUED)

         Minimum principal payments on long-term debt to maturity as of December 31, 1999, are as follows:



                           2000                       $307,500
                           2001                        107,500
                           2002                        107,500
                           2003                        128,351
                                                       -------

                           Total                      $650,851
                                                      ========

NOTE 5 - RELATED PARTY TRANSACTIONS

         Because of the nature of WELLC's business, a significant number of transactions are with related parties.

         During 1999 and 1998, WELLC earned turnkey revenue from related entities in the amount of $5,299,072 and $5,833,889, respectively. The balance of turnkey revenues and allocated expenses owed to WELLC included in accounts receivable as of December 31, 1999 and 1998, totaled $945,997 and $335,559, respectively.

         During 1999 and 1998, WELLC charged management fees to related entities in the amount of $304,057 and $337,198, respectively.

         WELLC owed related entities for administrative costs and member contributions in the amount of $3,009 and $12,743 at December 31, 1999 and 1998, respectively.

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 6 - CASH FLOWS

         A reconciliation of net income (loss) to net cash flows from operating activities is as follows:


                                                                1999             1998
                                                            -----------       -----------
           Net income (loss)                                $   743,804       $   (28,433)
           Adjustments to reconcile net income
           (loss) to net cash from operating
           activities:
               Depreciation expense                              18,494             5,970
               Loss from equity investments                     128,640            35,283
               (Increase) decrease in assets:
                    Accounts receivable                        (281,028)         (575,298)
                    Working interests held for resale            23,924           580,587
                    Prepaid expenses                             (7,950)          (14,180)
                    Other assets                                  6,361            (2,565)
               Increase (decrease) in liabilities:
                    Accounts payable                            302,017        (1,096,523)
                    Accrued expenses                            (10,854)             (805)
                                                            -----------       -----------

                        Net cash provided by (used in)
                        operating activities                $   923,408       $(1,095,964)
                                                            ===========       ===========

         There were no significant non-cash investing and financing activities during 1999 and 1998.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         As managing member in various affiliated oil and gas entities, WELLC is subject to contingencies that may arise in the normal course of business of these entities. Management is of the opinion that liabilities, if any, related to such contingencies that may arise would not be material to the financial statements.

         During 1998, WELLC entered into a commitment for approximately $1,680,000 to purchase working interests in a newly developing gas program from Kentucky Operating US, L.L.C. After advancing $329,545 for the working interests, WELLC determined that the working interests would not be available until substantially later than promised WELLC, then notified Kentucky Operating US, L.L.C. of its intention to terminate its participation in the program. During 1999, WELLC started legal proceedings against Kentucky Operating US, L.L.C. in order to recover their advance. As a result of legal proceedings and uncertainty as to the recovery of the advance, WELLC recorded bad debt expense in the amount of $329,545 during 1999.

                            WOLVERINE ENERGY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998



NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         WELLC currently has two offerings it is soliciting, with a combined maximum investor contribution limit of $19,000,000. The manager is required to match every capital contribution from an investor with a capital contribution ranging from 1.5 to 5.0 percent of the investor contribution. If maximum investor contributions are obtained, WELLC is committed to purchase an additional $705,000 in limited liability company memberships.

                             ADDITIONAL INFORMATION

To the Member
Wolverine Energy, L.L.C.


The Estimates of Natural Gas Reserves on pages F-17 and F-18 are not a required part of the basic financial statements of Wolverine Energy, L.L.C. (a Michigan limited liability corporation), but constitute additional supplementary information for additional analysis. We have applied certain limited procedures, which consisted principally of inquiries of management regarding the methods of measurement and presentation of the supplementary information. However, we did not audit the information and express no opinion on it.





                             Plante & Moran, L.L.P.

March 15, 2000

East Lansing, Michigan

WOLVERINE ENERGY, L.L.C.
ESTIMATES OF NATURAL GAS RESERVES - UNAUDITED
DECEMBER 31, 1999

The following estimates of proven developed natural gas reserve quantities and related standardized measure of discounted net cash flow are estimates prepared by WELLC's accounting personnel as of December 31, 1999. They do not purport to reflect realizable values or fair market values of WELLC's reserves. WELLC emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change, as future information becomes available.

Proven developed reserves are estimated reserves of natural gas that WELLC expects to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proven developed reserves are those expected to be recovered through existing wells, equipment and operating methods. WELLC does not have any undeveloped reserves.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of natural gas to the estimated future production of proven developed reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing those reserves, less estimated future severance tax expenses and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

WELLC forms oil and gas entities for the purpose of investing in oil and gas drilling programs. WELLC retains an investment interest in each of the programs formed. WELLC's equity interest in proven developed reserves and standardized measure of discounted future net cash flows for each of its investments is presented as follows:

EQUITY INTEREST IN PROVEN DEVELOPED RESERVES


                                               Total              Wolverine            Wolverine
                                             Reserves              Interest            Reserves
            Program                            MMCF               Percentage             MMCF
            -------                          --------             ----------           ---------
           Trust 95                            2,700                18.90%                  510
           1996-1                                483                12.80%                   62
           1996-2                              4,360                14.50%                  632
           1997-1                              5,009                14.80%                  741
           1997-2                             11,487                14.50%                1,666
           1998-1                             13,077                12.50%                1,635
           1998-1999A                          8,296                10.00%                  830
           1999-1                             14,391                11.50%                1,655
                                             -------                                   --------

           TOTAL                              59,803                                      7,731
                                             =======                                   ========

                            WOLVERINE ENERGY, L.L.C.

                                DECEMBER 31, 1999


EQUITY INTEREST IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS



                                        Wolverine           Future             Wolverine
                                        Reserves          Development         Net Present
            Program                       MMCF               Costs               Value
            -------                     ---------         -----------         -----------

            Trust 95                       510            $   --              $  341,637
            1996-1                          62                --                  15,181
            1996-2                         632                --                 279,091
            1997-1                         741                --                 339,746
            1997-2                       1,666                --                 656,662
            1998-1                       1,635                --               1,221,772
            1998-1999A                     830                --                 302,044
            1999-1                       1,655                --                1,149,42
                                        ------             -----              ----------

            TOTAL                        7,731            $   --              $4,305,555
                                        ======            ======              ==========

                    WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT
                                 COMPANY, L.L.C.
                   (A MICHIGAN LIMITED LIABILITY CORPORATION)

                                FINANCIAL REPORT
                           with Additional Information
                                December 31, 1999

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.

                                    CONTENTS




REPORT LETTER                                                           F-21


FINANCIAL STATEMENTS

    Balance Sheet                                                       F-22

    Statement of Operations                                             F-23

    Statement of Changes in Members' Equity                             F-24

    Statement of Cash Flows                                             F-25

    Notes to Financial Statements                                       F-26


REPORT LETTER                                                           F-30


ADDITIONAL INFORMATION

    Costs Incurred in Gas Property Acquisition, Exploration, and
         Development Activities                                         F-31

    Estimates of Natural Gas Reserves                                   F-32

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Wolverine Energy 1998-1999 (A) Development Company, L.L.C.


We have audited the accompanying balance sheet of Wolverine Energy 1998-1999 (A) Development Company, L.L.C. (a Michigan limited liability corporation) as of December 31, 1999 and 1998, and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 1999, and for the period from May 30, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolverine Energy 1998-1999 (A) Development Company, L.L.C. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and for the period from May 30, 1998 (inception) to December 31, 1998.



                               Plante & Moran, LLP

November 22, 2000
East Lansing, Michigan

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET


                                                                    December 31
                                                           -----------------------------

                                                               1999             1998
                                                           -----------       -----------
                             ASSETS
CURRENT ASSETS
         Cash and cash equivalents                         $   410,928       $    71,588
         Accounts receivable                                    10,624                --
                                                           -----------       -----------
                                 Total current assets          421,552            71,588

PROPERTY AND EQUIPMENT
         Wells and related equipment and facilities            109,600                --
         Wells in progress                                   2,471,491           643,462
         Less accumulated depreciation and depletion              (535)               --
                                                           -----------       -----------
                                  Net carrying amount        2,580,556           643,462
                                                           -----------       -----------
                                         Total assets      $ 3,002,108       $   715,050
                                                           ===========       ===========

                 LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
         Accounts payable - Related party (Note 3)         $   328,583       $    42,408
         Accrued commissions                                    96,876            28,575
                                                           -----------       -----------

                            Total current liabilities          425,459            70,983

MEMBERS' EQUITY                                              2,576,649           644,067
                                                           -----------       -----------

                Total liabilities and members' equity      $ 3,002,108       $   715,050
                                                           ===========       ===========


See Notes to Financial Statements

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                                                                      Cumulative
                                                         Year Ended December 31         During
                                                         -----------------------      Development
                                                           1999           1998           Stage
                                                         --------       --------      -----------
REVENUE
         Gas sales                                       $    884       $     --       $    884
         Interest income                                    2,275            609          2,884
                                                         --------       --------       --------
                           Total revenue                    3,159            609          3,768

EXPENSES
         Management fees                                   53,109         17,342         70,451
         Professional and other organizational fees        15,400             --         15,400
         Insurance expense and other                        2,011             --          2,011
         Well operating expense                               795             --            795
                                                         --------       --------       --------
                           Total expenses                  71,315         17,342         88,657
                                                         --------       --------       --------

NET LOSS                                                 $(68,156)      $(16,733)      $(84,889)
                                                         ========       ========       ========


See Notes to Financial Statements.

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF CHANGES IN MEMBERS' EQUITY




MEMBERS' EQUITY - MAY 30, 1998                                     $        --

Member contributions                                                   728,235
Syndication costs                                                      (67,435)
Net loss                                                               (16,733)
                                                                   -----------

MEMBERS' EQUITY - DECEMBER 31, 1998                                    644,067

Member contributions                                                 2,231,301
Syndication costs                                                     (230,563)
Net loss                                                               (68,156)
                                                                   -----------

MEMBERS' EQUITY - DECEMBER 31, 1999                                $ 2,576,649
                                                                   ===========


See Notes to Financial Statements

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS


                                                                              Cumulative
                                                  Year Ended December 31        During
                                                --------------------------    Development
                                                    1999           1998          Stage
                                                 ----------     ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers                $      884     $       --    $       884
     Cash paid to suppliers and related party       (70,780)       (17,342)       (88,122)
     Interest received                                2,275            609          2,884
                                                 ----------     ----------    -----------

            Net cash used in operating
                   activities (Note 4)              (67,621)       (16,733)       (84,354)

CASH FLOWS FROM INVESTING ACTIVITIES
     Advances on wells in process                (1,651,454)      (601,054)    (2,252,508)

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions from members           2,220,677        728,235      2,948,912
     Syndication costs paid                        (162,262)       (38,860)      (201,122)
                                                 ----------     ----------    -----------

                   Net cash provided by
                   financing activities           2,058,415        689,375      2,747,790
                                                 ----------     ----------    -----------

NET INCREASE IN CASH IN CASH EQUIVALENTS            339,340         71,588        410,928

         CASH AND CASH EQUIVALENTS
     Beginning of period                             71,588             --             --
                                                 ----------     ----------    -----------


End of period                                    $  410,928     $   71,588    $   410,928
                                                 ==========     ==========    ===========


See Notes to Financial Statements

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Wolverine Energy 1998-1999 (A) Development Company, L.L.C. (the LLC) has been in the development stage since its formation on May 30, 1998. The LLC was formed under the laws of the State of Michigan to engage in oil and gas exploration, drilling, production, and sales of natural gas at properties located throughout the United States. During 1999 and 1998, the LLC advanced monies for drilling at developed properties located in Kansas.

         CASH AND CASH EQUIVALENTS - The LLC considers all liquid investments purchased with an original maturity date of three months or less to be cash and cash equivalents.

         TURNKEY AGREEMENTS - The LLC enters into contracts with the general member to drill oil and gas wells. Under the terms of the contracts, the general member manages the drilling of the wells and the LLC pays a fixed cost per well working interest. The LLC advances funds to the general member in order to finance the drilling activity.

         WELLS IN PROCESS - The Company uses the successful efforts method of accounting for its oil and gas working interests. Costs to acquire the working interests, which includes the LLC's proportionate share of acquisition, drilling and completion costs are capitalized. Capitalized costs of acquiring the working interests are depreciated and depleted by the unit-of-production method once the wells are completed. Costs to acquire working interests that do not find proven reserves are expensed.

         INCOME TAXES - No provision for federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the members in their respective federal income tax returns.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of short-term financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate their carrying amounts in the financial statements due to the short maturity of such instruments.

         SYNDICATION - Costs and expenses incurred by the LLC in connection with syndication have been charged to members' equity.

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - STATUS OF WELLS IN PROCESS

         As of December 31, 1999, approximately 70 percent of the wells the Company owns an interest in were drilled, with the remaining 30 percent being completed during the first 3 months of 2000. The wells are connected to a pipeline that is experiencing mechanical restraints and capacity limitations that affects the amount of gas that can flow from the wells. Subsequent to year end, the general member, who manages the Company's operations, began negotiations to acquire the pipeline.

NOTE 3 - RELATED PARTY TRANSACTIONS

         The LLC acquires working interests in oil and gas properties. Wolverine Energy, L.L.C. (WELLC) serves as manager for the LLC and, as such, has full and exclusive discretion in the management and control of the LLC. The operating agreement provides that investor interestholders pay approximately 95 percent of the cost of acquiring the working interests and the manager pays the remaining 5 percent of such costs. Intangible drilling costs are allocated 100 percent to the investor interestholders. Revenues from sales of production are allocated approximately 90 percent to the investor interestholders and 10 percent to the manager, until such time that the investor interestholders have recovered their investment in the LLC. Thereafter, revenues are allocated approximately 70 percent to the investor interestholders and 30 percent to the manager.

         During 1999 and 1998, the LLC incurred $1,937,629 and $643,462, respectively, in costs under turnkey agreements to WELLC. Of this amount, $328,583 and $42,408, respectively, is included in accounts payable at December 31, 1999 and 1998.

         In connection with the sponsorship of the LLC, WELLC is entitled to management fees of 2.5 percent from investor interestholder subscriptions, which are expensed when incurred. During 1999 and 1998, the LLC paid WELLC $53,109 and $17,342, respectively, in management fees.

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 4 - CASH FLOWS

         During 1999 and 1998, the LLC acquired working interests in oil and gas wells that the drilling was still in process at year end. Accounts payable includes $328,583 and $42,408 of these acquisition costs at December 31, 1999 and 1998, respectively.

         The LLC received capital contributions totaling $2,231,301 and $728,235, respectively, during 1999 and 1998 and incurred syndication costs related to those contributions totaling $230,563 and $67,435, respectively, of which $96,876 and $28,575 are accrued at December 31, 1999 and 1998.

         The following reconciles net loss to net cash from operating activities:


                                                                             Cumulative
                                                                               During
                                                                             Development
                                                         1999        1998       Stage
                                                       --------    --------  -----------
Net loss                                               $(68,156)   $(16,733)   $(84,889)

Adjustments to reconcile net loss to net
         Cash from operating activities:
         Depreciation and depletion                         535          --         535
                                                       --------    --------    --------

         Net cash used in operating
         activities                                    $(67,621)   $(16,733)   $(84,354)
                                                       ========    ========    ========

                             ADDITIONAL INFORMATION

                         INDEPENDENT ACCOUNTANT'S REPORT


                            ON ADDITIONAL INFORMATION




To the Members
Wolverine Energy 1998-1999 (A) Development Company, L.L.C.


The Costs Incurred in Gas Producing Activities and Estimates of Natural Gas Reserves on pages F-31 and F-32 are not a required part of the basic financial statements of Wolverine Energy 1998-1999 (A) Development Company, L.L.C. (a Michigan limited liability corporation), but constitute additional supplementary information required by the Financial Accounting Standards Board. We have applied certain limited procedures, which consisted principally of inquiries of management regarding the methods of measurement and presentation of the supplementary information. However, we did not audit the information and express no opinion on it.


                               Plante & Moran, LLP


November 22, 2000
East Lansing, Michigan

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.

                            SUPPLEMENTARY INFORMATION
                                   (UNAUDITED)
                                DECEMBER 31, 1999




          COSTS INCURRED IN GAS PROPERTY ACQUISITION, EXPLORATION, AND
                             DEVELOPMENT ACTIVITIES


                                                   Year Ended December 31
                                                   ----------------------

                                                   1999                 1998
                                                -----------          ----------
Property Acquisition Costs                      $ 1,937,629          $  643,462
                                                ===========          ==========

ESTIMATES OF NATURAL GAS RESERVES

The following estimates of proven developed natural gas reserve quantities and related standardized measure of discounted net cash flow are estimates prepared by an independent petroleum engineer as of December 31, 1999. They do not purport to reflect realizable values or fair market values of the LLC's reserves. The LLC emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Proven reserves are estimated reserves of natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proven developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of gas to the estimated future production of proven gas reserves, less estimated future expenditures to be incurred in developing and producing the proven reserves, less estimated future severance tax expenses and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

            WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.

                            SUPPLEMENTARY INFORMATION
                                   (UNAUDITED)
                                DECEMBER 31, 1999


ESTIMATES OF NATURAL GAS RESERVES


Proven, developed gas reserves (MCF):
January 1, 1999                                                                          --
     Extensions and discoveries                                                   2,154,593
                                                                                -----------

     December 31, 1999                                                            2,154,593
                                                                                -----------

Standardized measure of discounted future net cash flows:

     Future cash inflows                                                        $ 9,675,846
     Future production costs                                                     (5,569,232)
                                                                                -----------

     Future net cash flows                                                        4,106,614
     10% annual discount for estimated timing of
     cash flows
                                                                                 (1,840,854)
                                                                                -----------

Standardized measure of discounted future net cash flows relating to proven gas reserves

                                                                                $ 2,265,760
                                                                                -----------


The following reconciles the change in the standardized measure of discounted future net cash flows for the year ended December 31, 1999:


Beginning of year                                                               $         -

Sale of gas produced, net of production costs                                           (89)
Extensions, discoveries, and improved recovery
- Less related costs

                                                                                  2,265,849
                                                                                -----------

End of year                                                                     $ 2,265,760
                                                                                -----------

                            WOLVERINE ENERGY, L.L.C.
                            INTERIM FINANCIAL REPORT
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

                            WOLVERINE ENERGY, L.L.C.
                    FINANCIAL STATEMENT, NOTES AND DISCUSSION


                                                              Balance Sheet - September 30
                                                                       (Unaudited)
                                                --------------------------------------------------------

                                                   2000           1999         Variance       12/31/99*
                                                -----------    -----------    -----------    -----------
              ASSETS
CURRENT ASSETS
     Cash and cash equivalents                  $   852,187    $   126,958    $   725,229    $   584,002
     Accounts receivable:
         Related entities                           735,677        502,620        233,057        945,997
         Other                                      340,053         42,073        297,980         32,067
     Working interests held for resale
                                                  1,500,357        357,090      1,143,267        853,656
     Prepaid expenses                                18,928         60,970        (42,042)        22,130
                                                -----------    -----------    -----------    -----------
TOTAL CURRENT ASSETS                              3,447,202      1,089,711      2,357,491      2,437,852
EQUIPMENT
     Office equipment                                44,069         67,385        (23,316)        70,507
     Accumulated depreciation                       (29,200)       (50,636)        21,436        (58,430)
                                                -----------    -----------    -----------    -----------
TOTAL FIXED ASSETS                                   14,869         16,749         (1,880)        12,077
INVESTMENTS IN RELATED ENTITIES
                                                  1,372,799      1,109,720        263,079      1,212,698
OTHER ASSETS, NET                                       591          5,541         (4,950)         3,980
                                                -----------    -----------    -----------    -----------

TOTAL ASSETS                                    $ 4,835,461    $ 2,221,721    $ 2,613,740    $ 3,666,607
                                                ===========    ===========    ===========    ===========

              LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
     Line of credit                             $   325,000    $   325,000    $        --    $   325,000
     Current portion of long-term debt              107,500        305,067       (195,567)       307,500
     Accounts payable:
         Trade                                      309,851        121,560        188,291        220,645
         Operators                                3,480,244      1,285,887      2,194,357      1,519,385
         Other                                         (259)        12,687        (12,946)         3,009
Accrued expenses                                      2,766          9,773         (7,007)        10,611
                                                -----------    -----------    -----------    -----------

TOTAL CURRENT LIABILITIES                         4,225,102      2,057,974      2,167,128      2,386,150

LONG-TERM DEBT                                      283,261        366,184        (82,923)       343,351

MEMBER'S EQUITY (DEFICIT)                           327,098       (204,437)       531,535        937,106
                                                -----------    -----------    -----------    -----------
      Total liabilities and
      member's equity (deficit)                 $ 4,835,461    $ 2,221,721    $ 2,613,740    $ 3,666,607
                                                -----------    -----------    -----------    -----------

* Condensed from audited financial statements

                            WOLVERINE ENERGY, L.L.C.
                    FINANCIAL STATEMENT, NOTES AND DISCUSSION


                                               Statement of Operations
                                        For the nine months ended September 30
                                                      (Unaudited)
                                       -----------------------------------------
                                          2000           1999          Variance
                                       -----------    -----------    -----------
REVENUE
         Turnkey revenue               $ 5,557,337    $ 1,861,744    $ 3,695,593
         Management fees                   116,419        107,187          9,232
         Other income                          196         23,563        (23,367)
                                       -----------    -----------    -----------
                      Total revenue      5,673,952      1,992,494      3,681,458

EXPENSES
         Cost of sales                   4,270,594      1,199,164      3,071,430
         General and administrative      1,538,994      1,221,071        317,923
                                       -----------    -----------    -----------

                      Total expenses     5,809,588      2,420,235      3,389,353
                                       -----------    -----------    -----------

NET LOSS                               $  (135,636)   $  (427,741)   $   292,105
                                       ===========    ===========    ===========

                            WOLVERINE ENERGY, L.L.C.
                    FINANCIAL STATEMENT, NOTES AND DISCUSSION


                                               Statement of Operations
                                       For the three months ended September 30
                                                      (Unaudited)
                                      -----------------------------------------
                                         2000           1999          Variance
                                      -----------    -----------    -----------
REVENUE
         Turnkey revenue              $ 2,948,963   $   956,752   $ 1,992,221
         Management fees                   77,452        55,549        21,903
         Other income                           6        17,341       (17,335)
                                      -----------   -----------   -----------
                    Total revenue       3,026,421     1,029,642     1,996,779

EXPENSES
         Cost of sales                  2,204,618       550,194     1,654,424
         General and administrative       306,860       422,391      (115,531)
                                      -----------   -----------   -----------

                    Total expenses      2,511,478       972,585     1,538,893
                                      -----------   -----------   -----------

NET LOSS                              $   514,943   $    57,057   $   457,886
                                      ===========   ===========   ===========

                            WOLVERINE ENERGY, L.L.C.
                         FINANCIAL NOTES AND DISCUSSION


                                                            Statement of Cash Flows
                                                    For the nine months rnded September 30
                                                                 (Unaudited)

                                                      1999           2000         Variance
                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers and
     related parties                               $ 1,815,292    $ 5,576,286    $ 3,760,994
     Cash paid to operators,
     employees and suppliers                        (1,918,877)    (4,408,719)    (2,489,842)
                                                   -----------    -----------    -----------

           Net cash provided by (used
           in) operating activities                   (103,585)     1,167,567      1,271,152

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of equipment                              (7,872)        (4,819)         3,053
     Cash paid for investment in LLCs                       --       (160,101)      (160,101)
                                                   -----------    -----------    -----------

           Net cash used in investing activities        (7,872)      (164,920)      (157,048)

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on long-term debt                        (60,946)      (260,090)      (199,144)
     Repayments from member                            329,545             --       (329,545)
     Contributions from Member                              --        267,332        267,332
     Distributions to Member                          (484,225)      (741,704)      (257,479)
                                                   -----------    -----------    -----------

           Net cash used in financing activities      (215,626)      (734,462)      (518,836)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                  (327,083)       268,185        595,268

CASH AND CASH EQUIVALENTS
     Beginning of Period                               454,041        584,002        129,961
                                                   -----------    -----------    -----------

     End of Period                                 $   126,958    $   852,187    $   725,229
                                                   ===========    ===========    ===========

                            WOLVERINE ENERGY, L.L.C.


                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000
                                   (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all the information necessary for a comprehensive presentation of financial position and results of operations. It is management's opinion, however, that all material adjustments, consisting of normal recurring accruals, have been made that are necessary for a fair financial statement presentation. The results of the interim period are not necessarily indicative of the results to be expected for the year.

         Wolverine Energy, L.L.C. (WELLC) acquires working interests in natural gas prospects throughout the United States, forms oil & gas entities and sells them the interests on a turnkey basis. WELLC is responsible for managing the operations of the entities.

         Working Interests Held for Resale - WELLC has acquired certain oil & gas working interests for the purpose of selling these interests to oil and gas entities. Such working interests held for resale are recorded at cost, but are periodically reviewed to determine if the market value of the working interest has been impaired. If impairment exists, recording an impairment allowance recognizes a loss. Abandonments of working interests held for resale are charged to expense. As of September 30, 2000 no reserve for impairment has been recorded.

         Investments in Related Entities - Investments in related entities are accounted for under the equity method since WELLC has significant influence over the management of these entities. WELLC is the manager of the oil and gas entities and makes initial capital contributions in accordance with provisions in the respective placement memorandum governing the activities of the particular entity. Income or losses are allocated to the investment accounts according to WELLC's ownership interest in the entities. Distributions received are deducted from the investment accounts.

         Turnkey Agreements - WELLC enters into contracts with affiliated entities to sell them oil & gas working interests under turnkey drilling agreements. Under the terms of the agreements, the entities pay a fixed price for acquisition, drilling and completion costs and receive working interests in the wells. WELLC agrees to monitor the well operators' obligation to conduct the drilling and completion of each well. Turnkey revenue is recognized when the related services have been performed (working interests have been sold) and substantially all future obligations have been settled.

         Cost of Sales - The Company acquires oil and gas working interests for resale that require the Company to pay a pro rata portion of all costs to drill and complete a well. The Company sells these oil and gas working interests in the wells at a fixed price, generally before the drilling is completed. Actual costs to drill and complete a well may exceed the sales price. The Company has the burden of paying all costs in excess of the turnkey price. Included in the accounts payable at September 30, 2000 and 1999, and cost of sales, is the estimated total cost that the Company will be required to pay on working interests that have been sold. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the Company may incur expenses in excess of the amount recorded. Management is of the opinion that any adjustment of the amount recorded would not have a material adverse effect on the financial statements.

         Management Fees - In connection with the organization and offering stage of related oil and gas entities WELLC may receive a management fee, an organizational and offering cost allowance, and/or an organization fee. Fees and cost allowances are credited to income as earned.

         Equipment - Equipment is recorded at cost. Depreciation is computed using straight line and accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense as incurred.

         Income Taxes - No provision for Federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the member in his respective Federal income tax return.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - AFFILIATED OIL & GAS ENTITIES

         WELLC sponsors the formation of entities, typically limited liability corporations, for the purpose of conducting oil and gas exploration, development and production activities on oil and gas properties. WELLC serves as manager of these entities and, as such, has full and exclusive discretion in the management and control. The turnkey drilling and operating agreements that WELLC enters into with the entities provide that the entities pay for the drilling costs of the wells at an agreed upon price per well. Profits from oil and gas properties are allocated based on the working interest ownership percentage of the properties.

                            WOLVERINE ENERGY, L.L.C.


                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)
                               September 30, 2000
                                   (Unaudited)


         WELLC holds the following investment interest in the following entities:


                                                                      2000             1999
                                                                      ----             ----
         Wolverine Antrim Development 1995, L.L.C.                    18.9%            18.9%
         Wolverine Antrim Development 1996-1, L.L.C.                  12.8%            12.8%
         Wolverine Antrim Development 1996-2, L.L.C.                  14.5%            14.5%
         Wolverine Antrim Development 1997-1, L.L.C.                  14.8%            14.8%
         Wolverine Antrim Development 1997-2, L.L.C.                  14.5%            14.5%
         Wolverine Antrim Development 1998-1, L.L.C.                  12.5%            12.5%
         Wolverine Energy 1998-1999 (A)
         Development Company, L.L.C.                                  10.0%            10.0%
         Wolverine Antrim Development 1999-1, L.L.C.                  11.5%            11.5%
         Wolverine Development Spotted Horse
         Prospect #1, L.L.C,                                           5.0%
         Wolverine Development Spotted Horse
         Prospect #2, L.L.C,                                           2.5%
         Wolverine Development Spotted Horse
         Prospect #3, L.L.C.                                           1.0%

NOTE 3 - LINE OF CREDIT

         The line of credit to a bank is unsecured and due on demand. The line of credit bears interest at 1.5 percent above the New York Citibank prime rate. WELLC's credit limit is $325,000. The member guarantees the line of credit.

                            WOLVERINE ENERGY, L.L.C.


                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)
                               September 30, 2000
                                   (Unaudited)

NOTE 4 - LONG TERM DEBT


         Long-term debt consists of the following:
                                                                                     2000      1999
                                                                                   --------   --------

         Notes payable to unrelated parties due in monthly installments of
         $2,500, with any remaining balance due January 2003. The note bears an interest rate of 14%. The note is collateralized by certain investments of the Company and is guaranteed by the member.
                                                                                   $200,000   $200,000

         Note payable to an unrelated company due in monthly interest payments of $3,083 at a rate of prime plus 10%. The note is collateralized by all assets of the Company and is guaranteed by the member.
                                                                                          0    200,000

         Note payable to bank due in monthly installments of $502 including interest at a rate of 15.95%. The note is collateralized by equipment.
                                                                                      3,351      8,841

         Note payable to bank due in monthly installments of $6,250 plus interest at a rate of prime plus 1.5%. The note is collateralized by all assets of the Company and is guaranteed by the member.
                                                                                    187,410    262,410

         Total                                                                     $390,761   $671,251

         Less current portion                                                       107,500    305,067

         Long-term portion                                                         $283,261   $366,184

                            WOLVERINE ENERGY, L.L.C.


                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)
                               September 30, 2000
                                   (Unaudited)

NOTE 5 - RELATED PARTY TRANSACTIONS

         Because of the nature of WELLC's business, a significant number of transactions are with related parties. During the first three quarters of 2000 and 1999, WELLC earned turnkey revenue from related entities in the amount of $5,557,337, and $1,861,744, respectively. The balance of turnkey revenues and allocated expenses owed to WELLC included in accounts receivable at September 30, 2000 and 1999 totaled $735,677 and $502,620, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         As managing member in various affiliated oil and gas entities, WELLC is subject to contingencies that may arise in the normal course of business of those entities. Management is of the opinion that liabilities, if any, related to such contingencies that may arise would not be material to the financial statements.

         As of September 30, 2000, WELLC has one offering it is soliciting with a maximum investor contribution limit of $6,000,000. WELLC is required to match every capital contribution from an investor with a capital contribution of one percent of the investor contribution. If maximum investor contributions are obtained, WELLC is committed to purchase an additional $59,406 in limited company memberships.

                  WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT CO.
                            INTERIM FINANCIAL REPORT
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

                 WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT CO.
                     FINANCIAL STATEMENT, NOTES & DISCUSSION


                                                               Balance Sheet
                                                                (Unaudited)
                                           -------------------------------------------------------
                                             9/30/99       9/30/00       Variance       12/31/99*
                                           -----------   -----------    -----------    -----------
     ASSETS
CURRENT ASSETS
     Cash                                  $   160,681   $     2,619    $  (158,062)   $   410,928
     Accounts Receivable                            --         1,250          1,250         10,624
                                           -----------   -----------    -----------    -----------

         Total Current Assets                  160,681         3,869       (156,812)       421,552

PROPERTY AND EQUIPMENT
    Wells and related equipment &
    facilities                                      --     2,581,091      2,581,091      2,581,091
    Wells in progress                        1,250,313                   (1,250,313)
    Accumulated Depreciation                        --       (16,206)       (16,206)          (535)
                                           -----------   -----------    -----------    -----------

               Net Carrying Amount           1,250,313     2,564,885      1,314,572      2,580,556

                                           -----------   -----------    -----------    -----------
                           TOTAL ASSETS    $ 1,410,994   $ 2,568,754    $ 1,157,760    $ 3,002,108
                                           ===========   ===========    ===========    ===========

         LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
    Accounts Payable
                          Related Party    $   136,092   $   123,425    $   (12,667)   $   328,583
               Accrued commissions              23,715            --        (23,715)        96,876
                                           -----------   -----------    -----------    -----------

              Total Current Liabilities        159,807       123,425        (36,382)       425,459

Members' Equity                              1,251,187     2,445,329      1,194,142      2,576,649

                                           -----------    -----------    -----------   -----------
                 TOTAL LIABILITIES
               AND MEMBERS' EQUITY         $ 1,410,994   $ 2,568,754    $ 1,157,760    $ 3,002,108
                                           -----------   -----------    -----------    -----------

* Condensed from audited financial statements

                 WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT CO.
                     FINANCIAL STATEMENT, NOTES & DISCUSSION


                                          Statement of Operations
                                   For the nine months ended September 30
                                                (Unaudited)
                                   --------------------------------------
                                     1999           2000         Variance
                                   --------       --------       --------
REVENUE
        Natural Gas Sales          $    --        $  4,120       $  4,120
        Interest Income              1,102           2,804          1,702
                                   --------       --------       --------

                Total revenue         1,102          6,924          5,822

EXPENSES
        Well Operating Fees           4,705          4,705
        Professional fees            16,978         11,801         (5,177)
        General & Administrative     10,000         15,734          5,734
        Insurance & Other               833             --           (833)
                                   --------       --------       --------

                Total expenses       27,811         32,240          4,429

                                   --------       --------       --------
NET LOSS                           $(26,709)      $(25,316)      $  1,393
                                   ========       ========       ========

                 WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT CO.
                     FINANCIAL STATEMENT, NOTES & DISCUSSION


                                            Statement of Operations
                                   For the three months ended September 30
                                                (Unaudited)
                                   ---------------------------------------
                                     1999           2000          Variance
                                   --------       --------        --------
REVENUE
        Natural Gas Sales          $     --       $  1,518        $ (1,518)
        Interest Income                 484             --             484

                                   --------       --------        --------

                Total revenue           484          1,518          (1,034)

EXPENSES
        Well Operating Fees              --          1,551          (1,551)
        Professional fees             6,978          9,072          (2,094)
        General & Administrative       (700)            (4)           (696)
        Insurance & Other                --             --              --
                                   --------       --------        --------

                Total expenses        6,278         10,619          (4,341)

                                   --------       --------        --------
NET LOSS                           $ (5,794)      $ (9,101)       $ (3,307)
                                   ========       ========        ========

                 WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT CO.
                    FINANCIAL STATEMENT, NOTES AND DISCUSSION


                                                          Statement of Cash Flows
                                                   For the nine months ended September 30
                                                                (Unaudited)


                                              1999           2000         Variance      Cumulative
                                           -----------    -----------    -----------    -----------
Cash Flows from Operating Activity
     Cash received from
     customers                             $        --    $    13,494    $    13,494    $    14,378
     Cash paid to suppliers and
     related party                             (27,811)       (16,569)        11,242       (104,691)
     Interest received                           1,102          2,804          1,702          5,688
                                           -----------    -----------    -----------    -----------

          Net cash provided by (used in)
          operating activities                 (26,709)          (271)        26,438        (84,625)

Cash Flows from Investing Activities
     Advances on wells in
     process                                  (470,759)            --        470,759     (2,252,508)

Cash Flows from Financing Activities
     Capital contributions from
     Members                                   713,055             --       (713,055)     2,948,912
     Syndication costs paid                    (84,086)       (96,876)       (12,790)      (297,998)
     Distributions to members                       --       (106,004)      (106,004)      (106,004)
     Repayment of short-term loan from
     related party                             (42,408)      (205,158)      (162,750)      (205,158)
                                           -----------    -----------    -----------    -----------

          Net cash provided by (used in)
          financing activities                 586,561       (408,038)      (994,599)     2,339,752
                                           -----------    -----------    -----------    -----------

Net Increase (Decrease) in
Cash and Cash
Equivalents                                     89,093       (408,309)      (497,402)         2,619

Cash and Cash Equivalents
       Beginning of Period                      71,588        410,928        339,340              0
                                           -----------    -----------    -----------    -----------

       End of Period                       $   160,681    $     2,619    $  (158,062)   $     2,619
                                           ===========    ===========    ===========    ===========

           WOLVERINE ENERGY 1998-1999 (A) DEVELOPMENT COMPANY, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000
                                   (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all the information necessary for a comprehensive presentation of financial position and results of operations. It is management's opinion, however, that all material adjustments, consisting of normal recurring accruals, have been made that are necessary for a fair financial statement presentation. The results of the interim period are not necessarily indicative of the results to be expected for the year.

         Wolverine Energy 1998-1999 (A) Development Company, L.L.C. (the LLC) was organized on May 30, 1998 under the laws of the State of Michigan to engage in oil and gas exploration, drilling, production and sales of natural gas at properties located throughout the United States. During 1999, the LLC advanced monies for re-completion at properties located in Kansas. In the first quarter of 2000, work was completed on the wells and efforts began to tie the wells in to production.

         Cash and Cash Equivalents - The LLC considers all liquid investments purchased with an original maturity date of three months or less to be cash and cash equivalents.

         Turnkey Agreements - The LLC enters into contracts with the Manager to drill oil and gas wells. Under the terms of the contracts, the Manager manages the drilling of the wells and the LLC pays a fixed cost per well working interest. The LLC advances funds to the Manager in order to finance the drilling activity.

         Wells in Process - The LLC uses the successful efforts method of accounting for its oil and gas working interests. Costs to acquire the working interest, which include the LLC's proportionate share of acquisition, drilling and completion costs, are capitalized. Capitalized costs of acquiring the working interests are depreciated and depleted by the unit of production method once the wells are completed. Costs to acquire working interests that do not find proven reserves are expensed.

         Income Taxes - No provision for Federal income taxes has been included in the financial statements since all income and expenses of the LLC are allocated to the members in their respective Federal income tax returns.

         Fair Value of Financial Instruments - The fair value of short-term financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their carrying value in the financial statements due to the short maturity of such instruments.

         Syndication - Costs and expenses incurred by the LLC in connection with syndication have been charged to members' equity.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - STATUS OF WELLS IN PROCESS

         As of December 31, 1999, approximately 70 percent of the wells the LLC owns an interest in were drilled, with the remaining 30 percent being completed during the first three months of 2000. The wells are connected to a pipeline that is experiencing mechanical restraints and capacity limitations that affect the amount of gas that can flow from the wells. Subsequent to December 31, 1999, the Manager began negotiations to acquire the pipeline.

NOTE 3 - RELATED PARTY TRANSACTIONS

         The LLC acquires working interests in oil and gas properties. Wolverine Energy, L.L.C. (WELLC) serves as manager for the LLC and, as such, has full and exclusive discretion in the management and control of the LLC. The operating agreement provides that investor interest holders pay approximately 95 percent of the cost of acquiring the working interests and the Manager pays the remaining five percent of such costs. Intangible drilling costs are allocated 100 percent to the investor interest holders. Net profits from sales of production are allocated approximately 90 percent to the investor interest holders and 10 percent to the Manager; until such time that the investor interest holders have recovered their investment in the LLC. Thereafter, net profits are allocated approximately 70 percent to the investor interest holders and 30 percent to the Manager.

         During 1999, the LLC incurred $1,937,629 in costs under turnkey agreements to WELLC. Of this amount, $123,425 and $136,092, respectively, is included in accounts payable at September 30, 2000 and 1999.

         In connection with the sponsorship of the LLC, WELLC is entitled to management fees of 2.5% from the investor interest holder subscriptions, which are expensed when incurred. During 1999, the LLC paid WELLC $53,109 in management fees.

NOTE 4 - CASH FLOWS

         During 1999, the LLC acquired working interests in oil & gas wells that were still in process at year-end. Accounts payable includes $123,425 and $136,092 respectively, at September 30, 2000 and 1999.

         The LLC received capital contributions totaling $2,231,301 during 1999 and incurred syndication costs related to those contributions totaling $230,563 of which $4,919 and $23,715 respectively, are accrued at June 30, 2000 and 1999.

                       FORM OF COMPANY OPERATING AGREEMENT


                           COMPANY OPERATING AGREEMENT

                                       of

              WOLVERINE ENERGY 98-99( ) DEVELOPMENT COMPANY, L.L.C.

     This OPERATING AGREEMENT (the "Agreement") is made as of ________________, 200__, by Wolverine Energy, L.L.C., a Michigan limited liability company, which, with its successor(s) as trustee(s) and managing Interestholder(s) under this Agreement, is referred as the "Manager," and _____________________________ as the Initial Investor Member under this Agreement.

                                   WITNESSETH:

     WHEREAS, the Manager wishes to organize the WOLVERINE ENERGY 98-99( ) DEVELOPMENT COMPANY, L.L.C. (the "Company") as a limited liability company under the Michigan Limited Liability Company Act pursuant to Sections 450.4101 et seq. of the Michigan Compiled Laws, as the same may be amended from time to time (the "Michigan Act"), to provide for the management of the Company by the Manager, and to provide for the sale of interests in the Company, the operation of the Company and the rights and obligations of the owners of interests; and

     WHEREAS, Articles of Organization (the "Articles") shall be filed by the Manager on __________________ __, 200__, with the State of Michigan Department of Consumer and Industry Services in accordance with the Michigan Act, to form the Company as a statutory limited liability company under the Michigan Act;

                                    ARTICLE 1

                             ORGANIZATION AND POWERS

     1.1 COMPANY ESTATE; NAME. It is the intention of the parties hereto that the Company constitute a limited liability company under the Michigan Act and that this Agreement constitute the governing instrument of such limited liability company. The Company created hereby shall be designated as "Wolverine Energy 98-99( ) Development Company, L.L.C.," which name shall refer to the Company and which shall not refer to the Manager or the officers, agents, managing shareholders or beneficial owners of the Manager or the Company, and in which name the Manager may conduct the business of the Company, make and execute contracts, instruments and other documents on behalf of the Company and sue and be sued. The Manager shall, to the extent possible, conduct all business and execute all documents relating to the Company in the name of the Company. The Manager may conduct the business of the Company or hold its property in trust under other names as necessary to comply with law or to further the affairs of the Company as it deems advisable in its sole discretion. This Agreement, the Articles and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Company shall determine such recording to be necessary or advisable for the conduct of the business of the Company.

     1.2 COMPANY PURPOSE. The primary purpose of the Company is to acquire working interests and/or similar interests in natural gas Properties, and to participate in the drilling, completion and operation of development natural gas


                                     COA-1
wells on such Properties and in the acquisition, construction, reconstruction, operation and management of natural gas transmission systems, all of the foregoing in such manner as the Manager shall designate. The general purpose of the Company shall be to acquire interests of whatever type the Manager shall determine in Properties located within the Continental United States. The Company shall have the power to perform any and all acts and activities with respect to its primary or general purpose that are customary or incident thereto including, by way of illustration and not limitation, the acquisition, exploration, development, management, administration and disposition of such properties as the Company shall designate and the production and the marketing of the products therefrom. The Company may engage in natural gas operations with others when, in the judgment of the Manager, it is prudent and desirable under the circumstances. In any such operations, the Company may acquire, own, hold and develop leases, either as principal, agent, partner, syndicate member, associate, joint venturer or otherwise and may invest funds in any such business, and may do any and all things necessary or incidental to the conduct of any such activities.

     1.3 RELATIONSHIP AMONG INTERESTHOLDERS; NO PARTNERSHIP. As among the Company, the Manager, the Interestholders and the employees and agents of the Company, a limited liability company and not a partnership is created by this Agreement irrespective of whether any different status may be held to exist as far as others are concerned or for tax purposes or in any other respect. The Interestholders hold only the relationship of owners of equity interests in the Company to the Company and the Manager with only such rights as are conferred on them by the Michigan Act, the Articles and this Agreement.

     1.4 ORGANIZATION ARTICLES. The Manager shall cause to be executed and filed
(a) the Articles, (b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction, including, but not limited to, Michigan, in which the Company has a place of business, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Michigan limited liability company in all jurisdictions where the Company may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.

     1.5 PRINCIPAL PLACE OF BUSINESS. The resident office and principal place of business of the Company shall be 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, or such other place as the Manager may from time to time designate by notice to all Investor Interestholders. The Company may maintain such other offices at such other places as the Company may determine to be in the best interests of the Company.

     1.6 SUBSCRIPTION AND ADMISSION OF INVESTOR INTERESTHOLDERS.

         (a) The Company shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 2 hereof) to admit to the Company such Investor Interestholders in conformity with the Prospectus as it may deem advisable, provided the aggregate subscriptions received for Aggregate Capital Contributions of the Investor Interestholders and accepted by the Company do not exceed $________________ (which may be increased, in the sole discretion of the Manager, to $_______________________) immediately following the admission of such Investor Interestholders. The $__________________ amount may be increased, in the sole discretion of the Manager, to $____________________, but may not be increased beyond that amount at any time.


                                     COA-2

         (b) Each person who or which subscribes for Interests of the Company, intending to become an Investor Interestholder of the Company, shall execute a Signature Page and Power of Attorney and thereby agree to the terms of the Subscription Agreement and this Agreement and shall be bound by each, and shall make the Initial Capital Contribution to the Company subscribed for by such person. Subject to the acceptance thereof by the Manager, each such subscriber shall be admitted to the Company as an Investor Interestholder. All funds received from such subscriptions will be deposited in the Company's name in an interest-bearing escrow account at a commercial bank until subscriptions in the amount of at least $1,000,000 have been received and collections on instruments have been successfully completed.

         (c) If, by the close of business on the Termination Date, Investor Interestholder Interests representing Aggregate Capital Contributions in the aggregate amount of at least $1,000,000 have not been sold or if the Manager withdraws the offering of Investor Interestholder Interests in accordance with the terms of the Prospectus, the Subscription Agreement and this Agreement, the Company shall be immediately dissolved at the expense of the Manager and all subscription funds shall be forthwith returned to the respective subscribers together with the net interest earned thereon.

         (d) In all events, interest actually earned on subscription funds held in escrow shall be paid to subscribers for Investor Interestholder Interests, PRO RATA, regardless of whether their subscriptions for such Interests are accepted. As soon after the Termination Date as practicable, the Company shall advise each Investor Interestholder of the Termination Date and the aggregate amount of Aggregate Capital Contributions made by all Investor Interestholders and pay such net interest as has been earned on such subscriptions while held in escrow to all subscribers for Investor Interestholder Interests.

         (e) The full cash price for Investor Interestholder Interests must be paid to the Company at the time of subscription.

     1.7 TERM OF THE COMPANY. For all purposes, this Agreement shall be effective on and after the date hereof and the Company shall continue in existence until December 31, 20___, at which time the Company shall be dissolved unless sooner dissolved under any other provision of this Agreement.

     1.8 POWERS OF THE COMPANY. Without limiting any powers granted to the Company under this Agreement or applicable law, the Company shall have, in addition to all powers necessary, implied or incident to the Company purpose as described in Section 1.2 hereof, the following additional powers;

         (a) To borrow money or to loan money and to pledge, mortgage or otherwise encumber any and all Company Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed by the Manager to be proper and in furtherance of the Company's purposes and affecting the Company or any Company Property;

         (b) To pay all indebtedness, taxes and assessments due or to become due with regard to Company Property and to give or receive notices, reports or other communications arising out of or in connection with the Company's business or Company Property;

         (c) To collect all monies due the Company;


                                     COA-3

         (d) To establish, maintain and supervise the deposit of funds or Company Property into and the withdrawals of the same from Company bank accounts or securities accounts;

         (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Company expense;

         (f) To make any election relating to adjustments in basis on behalf of the Company or the Interestholders which is or may be permitted under the Code, particularly with respect to Sections 743 and 754 of the Code;

         (g) To employ legal counsel for Company purposes and to pay their fees and expenses as a Company expense;

         (h) To conduct the affairs of the Company with the general objective of achieving distributable income from the Company Property;

         (i) To prepare or commission reports of the value of Company Property or the natural gas reserves thereon and to pay the costs of such reports as a Company expense; and

         (j) To sell, relinquish, release, or otherwise dispose of or deal with any producing or non-producing leases, leasehold interests, undivided interests therein or contractual rights to acquire such interests which in the Manager's judgment should be sold, released, relinquished or otherwise disposed of or dealt with, for such consideration or without consideration as the Manager deems proper.

     1.9 TITLE TO COMPANY PROPERTY. Title to all of the Company Property shall be vested in the Company until the Company and this Agreement are terminated pursuant to Article 14 hereof; PROVIDED, HOWEVER, that if the laws of any jurisdiction require that title to all or any portion of any Company Property be vested in a trustee of the Company, then title to that part of the Company Property shall be deemed to be vested in the Manager or any co-trustee, as the case may be, appointed pursuant to Section 15.7 hereof.

                                    ARTICLE 2

                                   DEFINITIONS

     The following terms, whenever used herein, shall have the meanings assigned to them in this Article 2 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Agreement. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.

     "Act" - The Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Additional Development Well" - With respect to any Property in which the Company owns a Working Interest, any well (other than an Initial Well) drilled on such property, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive.


                                     COA-4

     "Additional Well" - Any well (other than an Initial Well) in which the Company participates as the owner of a Working Interest.

     "Adjusted Capital Account" - An Interestholder's Capital Account at any time (determined before any allocations for the current fiscal period) (a) increased by (i) the amount of the Interestholder's share of partnership minimum gain (as defined in Regulation Section 1.704-2(d)) at such time, (ii) the amount of the Interestholder's share of the minimum gain attributable to partner non-recourse debt (as defined in Regulation Section 1.704-2(b)(4)) and (iii) the amount of the deficit balance in the Interestholder's Capital Account which the Interestholder is obligated to restore under Regulation Section 1.704-1(b)(2)(ii)(c), if any, and (b) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) (taking into account the adjustments required by Regulation Sections 1.704-2(g)(ii) and 1.704-2(i)(5)).

     "Affiliate" - An "affiliate" of, or person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     "Aggregate Capital Contributions" - The aggregate Initial Capital Contributions of the Investor Interestholders in payment of the purchase price of one or more whole or fractional Interests (inclusive of: (i) the amount of any fee or other compensation waived by the Company or the Manager; (ii) credit granted by the Manager; or (iii) the amount by which the Soliciting Dealer Commission paid pursuant to Section 9.6 hereof to any Soliciting Dealer is less than 9.5% of the Capital Contribution of the corresponding Investor Interestholder).

     "Aggregate Net Capital Contributions" - The Aggregate Capital Contributions of the Investor Interestholders and the Manager pursuant to Article 5 hereof, less each Investor Interestholder's PRO RATA portion of the expenses described in Sections 9.6 and 9.7 hereof, less the sum of all distributions pursuant to Sections 8.1(a) and 8.1(b) hereof.

     "Agreement" - This Operating Agreement of the Company, as amended or otherwise modified from time to time.

     "Articles" - The Articles of Organization of the Company, as amended from time to time.

     "Capital Account" - The dollar amount reflecting a Interestholder's capital interest in the Company from time to time, computed in accordance with Sections
6.1 and 6.2 hereof.

     "Capital Contribution" - Each Contributing Interestholder's "Initial Capital Contribution" shall be equal to such Contributing Interestholder's initial capital contribution (i.e., the subscription amount for each Investor Interestholder and the Manager's Contribution for the Manager).

     "Code" - The Internal Revenue Code of 1986, as amended from time to time.

     "Company" - The Michigan statutory limited liability company created and existing pursuant to this Agreement, designated as "Wolverine 98-99( ) Antrim Development Company. L.L.C."


                                     COA-5

     "Company Property" - All property contributed to, owned or otherwise acquired by the Company as part of the Company's assets under this Agreement.

     "Completion" or "Completion Attempt" - As to any wells, all of the operations conducted after drilling, testing and establishing the well as a producer of natural gas in commercial quantities, including casing, cementing, full testing for production and installation of all equipment such as meters, pumps, gauges, flowlines, tanks, separators and dehydration facilities necessary to produce and market gas, including plugging and abandoning if the Completion Attempt is not successful.

     "Contributing Interestholders" - Each of the Investor Interestholders, to the extent of and in proportion to their individual capital contributions, and the Manager to the extent of the Manager's Contribution only.

     "Direct Costs" - The direct costs and expenses incurred by the Company in the ordinary course of its business which are not routine or recurring expenses or the benefits of which accrue directly to the Company and are not shared with other entities affiliated with the Manager. Such expenses include legal, accounting, engineering and consulting expenses and regulatory reporting costs. Such expenses do not include the customary, routine and necessary costs incurred by the Manager which are associated with or attributable to administration of the business of the Company. "Direct Costs" refers only to services rendered to or for the benefit of the Company by venders that are not affiliated with the Manager.

     "Escrow Date" - The later of the date on which the Company accepts the subscription for the one-thousandth Investor Interestholder Interest sold in the initial offering to Investor Interestholders and the date on which the Company has deposited at least $1,000,000 in collected funds in escrow under Section 1.6(b) hereof.

     "Initial Well" - Any well drilled on property in which the Company participates as the owner of a Working Interest which is acquired with the funds received by the Company as Aggregate Capital Contributions, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive, including the completion facilities relating to that well, such as production platforms, production equipment, flowlines and pipelines to connect the well to an interstate sales pipeline.

     "Interest" - An Investor Interestholder Interest or a Manager Interest.

     "Interestholder" - An owner of record of one or more Interests, including the Investor Interestholders with respect to Investor Interestholder Interests and the Manager with respect to the Manager Interests and any Investor Interestholder Interests acquired by it.

     "Investor" - Each Investor Interestholder and the Manager with respect to and to the extent of the Manager's Investment Interest.

     "Investor Interestholder" - A subscriber for Investor Interestholder Interests (including the Manager or its affiliates solely with respect to Interests acquired by them which are not Manager Interests) whose subscription is accepted by the Company and who or which is admitted as a member in accordance with Section 1.6 hereof.


                                     COA-6

     "Investor Interestholder Interest" - A beneficial interest (referred to in the Michigan Act as a "membership interest" or "interest")in the Company representing an Initial Capital Contribution of $1,000, issued pursuant to
Section 1.6 hereof in a public offering conducted pursuant to and in accordance with the terms of the Prospectus.

     "Liquidation" - Either (a) the earlier of (i) the date upon which the Company is terminated under Code Section 708(b)(1), or (ii) the date upon which the Company ceases to be a going concern, or (b) as otherwise defined Section 1.704-1(g) of the Regulations.

     "Losses" - Defined at "Profits or Losses."

     "Majority" - When used with respect to any consent or approval to be given or decision to be made or action taken by the Investor Interestholders, a majority in interest of all the then current Investor Interestholders. Such majority, or any lesser or greater interest prescribed herein, shall be calculated based upon the total amount of the Aggregate Capital Contributions. Investor Interestholder Interests created under Section 12.9 shall not be included in the computation.

     "Manager" - Wolverine Energy, L.L.C., a Michigan limited liability company having its principal office at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, which is the initial Manager and any substitute or different Manager as may subsequently be created under the terms of this Agreement.

     "Manager Contribution" - The capital contribution required to be made to the Company by the Manager as provided in Section 5.4 hereof.

     "Manager's Investment Interest" - Interests in the Company that represent the beneficial interests of the Manager with respect to the Manager Contribution, representing a Capital Contribution in an amount equal to 5% of the Aggregate Capital Contributions of the Investor Interestholders acquired pursuant to Section 5.4 hereof, and having the same rights and interests of the Investor Interestholder Interests.

     "Manager's Promoted Interest" - Interests in the Company that represent the beneficial interests and management rights of the Manager, as described in
Section 12.9 hereof.

     "Managing Person" - Any of the following: (a) an officer or agent of the Company, the Manager and each Affiliate of the Manager, and (b) any of the directors, officers and agents of organizations named in (a) when acting for the Manager or its Affiliates on behalf of the Company.

     "Michigan Act" - The Michigan Limited Liability Company Act, of the Michigan Compiled Laws, Section 450.4101 et seq., as the same may be amended from time to time and any successor to such statute.

     "Net Capital Contributions" - The Aggregate Capital Contributions of the Interestholders pursuant to Article 5 hereof, less the Investor Interestholder's allocable portion of the expenses described in Sections 9.2, 9.4, 9.5 and 9.6 hereof, less the sum of all distributions pursuant to Sections 8.1(a) and 8.1(b) hereof.


                                     COA-7

     "Net Cash Flow" - The total gross receipts of the Company, less corresponding cash operating expenses, all other cash expenditures of the Company and reasonable reserves as determined by the Manager to cover anticipated Company expenses. For purposes of determining Net Cash Flow, gross receipts shall mean revenues from any source whatsoever, including, but not limited to, revenues from sales of gas produced from wells on Company Property and any proceeds from the sale, exchange, financing or refinancing of Company Property, but excluding any Aggregate Capital Contributions of the Interestholders.

     "Participating Investor" - An Investor Interestholder who or which has made the election provided in Section 11.6 to assume personal liability for the Special Obligations of the Company and waive limited liability with respect to such Special Obligations, but only for so long as such Investor Interestholder does not terminate or reverse such election.

     "Profits or Losses" - For a given fiscal period, an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, expense, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition and any income and gain described in Regulation
     Section 1.704-1(b)(2)(iv)(i)(1) shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

         (c) in the event of a distribution in kind under Section 8.2, the amount of any unrealized gain or loss deemed to have been realized on the property distributed shall be added or subtracted from such taxable income or loss, as the case may be; and

         (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.1, 4.4, 4.6, 4.7 and
     7.4 shall not be taken into account in computing Profits or Losses.

     "Properties" - Interests in mineral and other subsurface rights in parcels of real property, which may be evidenced by mineral leaseholds in such parcels or other similar property interests under applicable law which have been granted by the fee owners thereof and which provide, INTER ALIA, that the grantee of such leasehold or other similar property interest may explore for and develop reserves of minerals underlying such parcel of real property, shall acquire ownership of such reserves if any are discovered and may occupy such parcel of real property to the extent necessary to explore for, develop and extract such minerals, in exchange for the payment to the grantor of a portion of the minerals so extracted, whether in kind or from the proceeds of the sale thereof by the grantee.


                                     COA-8

     "Prospectus" - The Prospectus dated February 21, 2001, of the Company to which this Agreement is Appendix I, together with the Supplement thereto with respect to the Company.

     "Regulation" - A final, temporary or proposed Treasury regulation promulgated under the Code.

     "Residual Operating Cash Flow" - Revenues from sales of production reduced by operating expenses charged by the Operator(s) to the Company's working interest(s), the Administrative Cost Allowance and Direct Costs for such period and the establishment or increase of such cash reserves as the Manager shall deem prudent for the Company to maintain under the circumstances.

     "Selling Agreement" - An agreement, in form and content approved by the Manager on behalf of the Company, pursuant to which a Soliciting Dealer acts as non-exclusive agent of the Company to offer and sell Investor Interestholder Interests to persons who or which satisfy the suitability standards established by the Manager in a public offering which is registered under the Act and the securities regulatory statutes of the states in which such offers and sales are conducted.

     "Simulated Depletion Deductions" - The simulated or actual depletion allowance computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1(b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

     "Simulated Gains" and "Simulated Losses" - Respectively, the simulated gains or simulated losses computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1 (b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

     "Soliciting Dealer" - Any NASD-member securities broker/dealer which is registered as such under Section 15 of the Securities Exchange Act of 1934, as amended, and by the securities regulatory authority of each state in which it conducts any securities-related business, and which executes a Selling Agreement with the Company and participates as a selling broker/dealer with respect to Investor Interestholder Interests.

     "Special Obligations" - With respect to each Initial Well or Additional Development Well, the obligations of the Company of whatever type or description arising solely out of or in connection with its ownership of working shares in such Initial Well or Additional Development Well, including but not limited to the obligation to pay the costs of acquisition of the Company's share in such Initial Well or Additional Development Well, the drilling and completion of such Initial Well or Additional Development Well, to pay the Company's share of the costs of Facilities, including Facilities not currently contemplated by the Operators or the Manager, and tort liabilities for personal injury or environmental damage with respect to such Initial Well or Additional Development Well.


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     "Subscription Agreement" - The subscription agreement (in substantially the form which is attached to the Prospectus as Appendix III or such other form as the Manager may prescribe or approve) which each prospective Investor Interestholder must enter into with the Company through the execution of a Signature Page and Power of Attorney in order to subscribe for Investor Interestholder Interests.

     "Termination Date" - December 31, 200__, or an earlier date determined by the Company in its discretion as follows:

         (a) The Company may designate any date between the Escrow Date and December 31, 200__, inclusive, as the Termination Date.

         (b) If the Company elects as provided in Section 1.6 hereof to withdraw the offering of Investor Interestholder Interests, the Termination Date is the date of that election.

     "Working Interest" - A Working Interest is an interest under an oil and natural gas lease which carries with it the obligation to pay the costs of such operation. The holders of the entire Working Interest bear 100% of the costs of exploring, drilling, developing and operating the lease and are entitled to receive revenues derived from oil and natural gas production on such lease which remain after deduction of the cost of processing, transporting and marketing such oil and natural gas, royalty and overriding royalty interest payments and other burdens on production.

                                    ARTICLE 3

                   LIABILITIES OF MANAGER AND INTERESTHOLDERS

     3.1 LIABILITY AND OBLIGATIONS OF MANAGER.

         (a) To the fullest extent permitted by the Michigan Act, the Manager shall not be personally liable to any person other than the Company and its Interestholders for any act or omission of the Manager or any obligation of the Company incurred by the Manager in its capacity as manager. The Company shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Company incurred by the Manager and the officers and agents of the Company within their authority.

         (b) The Manager, as manager, may be made party to any action, suit or proceeding to enforce an obligation, liability or right of the Company, but it shall not solely on account thereof be liable separate from the Company and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the Company.

     3.2 LIABILITY OF INVESTOR INTERESTHOLDERS IN GENERAL. Except as specifically provided in Section 3.3 hereof, no Investor Interestholder in his capacity as an Investor Interestholder shall have any liability for the debts and obligations of the Company in any amount beyond the unpaid amount, if any, of the Capital Contributions subscribed for by him. Except as specifically provided in Section 3.3 hereof, each Investor Interestholder in his capacity as an Investor Interestholder shall have the limitation on his liability for the Company's acts, debts and obligations that are described in Section 501(2) of the Michigan Act.



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     3.3 LIABILITY OF PARTICIPATING INVESTOR INTERESTHOLDERS. With respect to any Initial Well or Additional Development Well, each Participating Investor Interestholder, in his capacity as a Participating Investor Interestholder and after he elects and for so long as he does not terminate his election to assume liability for Special Obligations pursuant to and in accordance with Section
11.6 with respect to such well, shall be jointly and severally liable with the Manager and each other Participating Investor Interestholder for any Special Obligation of the Company with respect to such well incurred during such period, notwithstanding that such Special Obligation may be asserted against the Company and/or such Investor Interestholder at any other time. The intent of this
Section 3.3 is to qualify Participating Investor Interestholders for the exclusion contained in Section 469(c)(3) of the Code or any successor provision from the passive activity rules of the Code with respect to any one or more Initial Wells or Additional Development Wells, with respect to tax items attributable to Company expenditures which constitute Special Obligations derived from Initial Wells or Additional Development Wells, and this Section 3.3 shall be interpreted to achieve that result.

     3.4 LIABILITY OF INVESTOR INTERESTHOLDERS TO MANAGER, COMPANY AND INTERESTHOLDERS. Except to the extent that Participating Investor
Interestholders are liable for Special Obligations under Section 3.3, no Investor Interestholder in his capacity as an Investor Interestholder shall be liable, responsible or accountable in damages or otherwise to any Interestholder, the Manager or the Company for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Company's affairs.

     3.5 DUTIES AND LIABILITY OF MANAGING PERSONS TO COMPANY AND
INTERESTHOLDERS.

         (a) The Managing Persons shall discharge their duties for and on behalf of the Manager in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Managing Person reasonably believes to be in the best interests of the Company.

         (b) No act of the Company shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Company if the interest of the Managing Person has been disclosed or is known to the Interestholders.

         (c) The Company shall not be liable to any Interestholder nor shall any Managing Person be considered to have received a financial benefit to which the Managing Person is not entitled or breached any fiduciary duty of loyalty to the Company or any Interestholder as the result of any of the following:

                  (1) The retention of a Managing Person as a consultant, agent or adviser to an enterprise in which the Company has an interest;

                  (2) The ownership by a Managing Person of debt, equity or other interests in a venture in which the Company owns or may in the future own an interest or the organization, operation or advising of or the ownership of interests in any entity that may participate in such venture, whether or not the interests of the Managing Person are on terms more or less favorable than those afforded the Company;



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                  (3) The participation by a Managing Person or any entity
         organized or advised by it in a venture in lieu of the Company's participation or increasing its participation in the venture, whether or not the terms afforded to the Managing Person are more or less favorable than those afforded the Company;

                  (4) Any transactions with Managing Persons or entities in which they have an interest, whether or not the terms of those transactions are determined by costs to the Managing Persons or entities, independent appraisals or comparable third party transactions; or

                  (5) Any other conflict of interest or conflicting duty described in the Prospectus or this Agreement.

This Section 3.5(c) does not relieve any Managing Person from any duty to exercise appropriate business judgment or care (but which shall not be enhanced by any duty of loyalty), which duty of judgment or care shall be governed by the other provisions of this Agreement, but the taking of any action described in any portion of this Section 3.5(c) shall not in and of itself be considered failure to exercise appropriate judgment or to take the appropriate level of care.

     3.6 INDEMNIFICATION OF MANAGING PERSONS.

         (a) The Company shall indemnify and hold harmless each Managing Person from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions taken for, on behalf of or as the Manager, including judgments, settlements, penalties, fines or expenses (including reasonable attorney's fees) incurred in a proceeding to which the Managing Person is a party or threatened to be made a party because the Managing Person was acting for, on behalf of, or as the Manager, so long as:

            (i) The Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

            (ii) The Managing Person was acting on behalf of or performing services for the Company;

            (iii) The liability or loss was not the result of negligence, misconduct or a knowing violation of the law by the Managing Person; and

            (iv) Payments for the indemnification or hold harmless are made only out of the Company's tangible net assets.

         (b) Notwithstanding the foregoing, no Managing Person nor any broker-dealer shall be indemnified, nor shall expenses be advanced on its behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the


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Securities and Exchange Commission, and any applicable state securities administrator to the extent required by them with respect to the issue of indemnification for securities law violations.

         (c) The Company may advance funds for legal expenses and other costs incurred by a Managing Person as a result of any legal action for which indemnification is being sought only if the Company has adequate funds available and the following conditions are satisfied:

            (i) the legal action relates to an act or omission with respect to the performance of duties or services on behalf of the Company;

            (ii) The legal action is initiated by a third party who is not an Interestholder, or the legal action is initiated by an Interestholder and a court of competent jurisdiction specifically approves the advance; and

            (iii) The Managing Person undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest, if the Managing Person is found not to be entitled to indemnification.

         (d) The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, that insures any person against any liability for which indemnification hereunder is prohibited.

     3.7 GENERAL PROVISIONS. The following provisions apply to all rights of indemnification and advances of expenses under this Agreement and all liabilities described in this Article 3:

         (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the recipient to repay such amount if it shall ultimately be determined that it is not entitled to be indemnified by the Company under this Agreement or otherwise.

         (b) Rights to indemnification and advances of expenses under this Agreement are not exclusive of any other rights to indemnification or advances to which a Managing Person may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.

         (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

     3.8 DEALINGS WITH COMPANY. With regard to all rights of the Company and all actions to be taken on its behalf, the Company and not the Manager, nor the Company's officers and agents, nor the Investor Interestholders, shall be the principal and the Company shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All


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agreements, obligations and actions of the Company shall be executed or taken in the name of the Company, by an appropriate nominee, or by the Manager as trustee but not in its individual capacity and every note, bond, contract or other undertaking shall include a recitation limiting the obligations represented thereby to the assets of the Company. Money may be paid and property delivered to any duly authorized employee or agent of the Company who may provide receipt therefor in the name of the Company and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Company shall be affected by notice of such fact or be bound to see to the execution of the Company or to ascertain whether any transfer of its securities by or to the Company or the Manager is authorized.

     3.9 NO INDEMNIFICATION OF PARTICIPATING INVESTOR INTERESTHOLDERS. The Company shall not indemnify Investor Interestholders who elect to become Participating Investor Interestholders pursuant to Section 11.6 for any liability with respect to or in connection with any Special Obligation, notwithstanding that liability for such may be asserted against such Investor Interestholder at a time when he is not a Participating Investor Interestholder.

                                    ARTICLE 4

                          ALLOCATION OF PROFIT AND LOSS

     4.1 INITIAL ALLOCATIONS WITH RESPECT TO CAPITAL CONTRIBUTIONS. All tax items attributable to expenditures of Aggregate Capital Contributions on Properties shall be specially allocated as provided in Section 4.4 hereof. All net income attributable to the temporary investment of the Aggregate Capital Contributions until and through the dates on which the Aggregate Capital Contributions are applied to the Company's business shall be specially allocated 100% to the Investor Interestholders and 0% to the Manager.

     4.2 ALLOCATION OF PROFITS AND LOSSES FROM OPERATIONS.

         (a) First, Profits shall be allocated, PRO RATA, to the extent of any negative balance in the Manager's or Investor Interestholders' Adjusted Capital Accounts.

         (b) After giving effect to the provisions of Sections 4.1, 4.4, 4.6,
4.7 and 7.4, Profits for any fiscal period shall be allocated to the Investors (including the Manager with respect to the Manager's Investment Interest) and the Manager, respectively, in the same proportions as Cash Flow for the corresponding period is distributed pursuant to Section 8.1(a) hereof.

         (c) Profits remaining after the allocations in Section 4.2 (a) and (b) above shall be allocated, 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to its Promoted Interest until the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions, and, 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to its Promoted Interest after the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions.

         (d) Losses shall be allocated, after giving effect to the provisions of Sections 4.1, 4.4, 4.6, 4.7 and 7.4, for any fiscal periods, first, to the


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extent of Profits allocated in Section 4.2(c), then, 94.76% to the Investors
(including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to its Promoted Interest until the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions, and 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to its Promoted Interest after the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions. The Losses allocated under this Section 4.2(d) shall not exceed the maximum amount of Losses that can be so allocated without causing any Investor or the Manager to have a negative amount in his/her/its Adjusted Capital Account at the end of any fiscal period. All Losses in excess of the limitation of this Section 4.2(d) shall be allocated to those Investors and/or the Manager with positive Adjusted Capital Accounts.

     4.3 GENERAL ALLOCATION PROVISIONS.

         (a) Except as otherwise provided in this Agreement, all items of Company income, gain, expense, loss, deduction and credit for a particular fiscal period and any other allocations not otherwise provided for shall be divided among the Investors in the same proportions as they share Profits or Losses, as the case may be for the fiscal period.

         (b) The Investors shall be bound by the provisions of this Agreement in reporting their Interests of Company income and loss for income tax purposes.

         (c) The Company may use any permissible method under Code Section 706(d) and the Regulations thereunder to determine Profits, Losses and other items on a daily, monthly or other basis for any fiscal period in which there is a change in a Interestholder's interest in the Company.

         (d) The definition of "Capital Account" and certain other provisions of this Agreement are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. These Regulations contain additional rules governing maintenance of Capital Accounts that may not have been provided for in this Agreement because, in part, these rules may relate to transactions that are not expected to occur and in some instances are prohibited by this Agreement. If the Company after consultation with its regular accountants or tax counsel determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, or to avoid the effects of unanticipated events that might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2, the Company shall make such modification without the need of prior notice to or consent of any Interestholder; provided, that such modification is not likely to have a material effect on the amounts distributable to any Interestholder.

         (e) Allocations under Sections 4.2 and 4.7 shall be made independently for each well or Property in which the Company has an interest.

     4.4 SPECIAL ALLOCATIONS.

         (a) All expenses of the sale of Interests incurred by the Company and paid pursuant to Sections 9.5 and 9.6 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's


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


Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

         (b) All organizational expenses of the Company paid pursuant to Section
9.4 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

         (c) The management fee expense of the Company paid pursuant to Section
9.2 hereof shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

         (d) All intangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year such expenses are incurred.

         (e) All costs and expenses incurred by the Company in connection with the acquisition of Working Interests in Initial Wells shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

         (f) All tangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated to the Investors (including the Manager with respect to the Manager's Investment Interest) and to the Manager with respect to the Manager's Promoted Interest, respectively, in such proportion as will result in the total of all drilling and development expenses through such date being allocated 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest in the year such expenses are incurred.

         (g) All costs of Company borrowings to pay amounts referred to in Sections 4.4(a) through 4.4(f) hereof shall be allocated to the Manager and the Investor Interestholders in the same proportion as the costs paid from amounts disbursed from the proceeds of such borrowings are allocated.

     4.5 ALLOCATIONS AMONG INVESTOR INTERESTHOLDERS. Each Investor Interestholder shall be allocated that percentage part of the aggregate amounts allocated to all Investor Interestholders or to a subgroup of investors as such Investor Interestholder's Capital Contribution bears to the Aggregate Capital Contributions of all Investor Interestholders or such subgroup.

     4.6 TAX ALLOCATION. Notwithstanding anything to the contrary in this Agreement, to the extent that the Manager is treated for federal income tax purposes as having received an interest in the Company as compensation for services constituting income to the Manager under Code Section 61, any amount allowed as a deduction for federal income tax purposes to the Company (whether as an ordinary and necessary business expense or as a depreciation or amortization deduction) as a result of such characterization shall be allocated solely for federal income tax purposes to the Manager.


                                     COA-16

     4.7 ALLOCATION OF PROFITS AND LOSSES FROM DISPOSITIONS. The Profits and Losses from any sale, transfer, injury, destruction or other disposition of Company Property or an interest therein, other than in the ordinary course of business (including, without limitation, proceeds from insurance, refinancing or condemnation) shall be allocated as follows:

         (a) Profits or gain (including items of gross income, as necessary) shall be allocated:

            (i) first, PRO RATA to the extent of any negative balance in the Manager's or Investor Interestholders' Adjusted Capital Accounts;

            (ii) second, 5.24% to the Manager with respect to its Promoted Interest and 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) until each such Interestholder's Capital Account equals his Net Capital Contribution;

            (iii) third, to the Manager to the extent of any deferred Net Cash
                  Flow not distributed to the Manager pursuant to the language of Section 8.1(a) following Section 8.1(a)(3) hereof, to the extent such deferred amounts have not been recovered;

            (iv) fourth, to the Manager with respect to the Manager's Promoted Interest, an amount equal to the difference between (A) the quotient determined by dividing the excess of (x) the Capital Accounts of the Investors (including the Manager's Capitol Account computed only with respect to the Manager's Investment Interest) over (y) the Net Capital Contributions (such difference between (x) and (y) being the "Computed Capital Account") by .6976 and (B) the Computed Capital Account, and

            (v) then, 30.24% to the Manager with respect to the Manager's Promoted Interest and 69.76%, PRO RATA, to the Investors (including the Manager with respect to the Manager's Investment Interest).

         To the extent required by Code Section 1254, such amounts will be treated as ordinary income.

         (b) Losses shall be allocated PRO RATA to the Investors and the Manager in proportion to the Capital Account balances of the Investors and the Manager until each Investor's and the Manager's Capital Account balance equals zero and, thereafter, 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 30.24% to the Manager with respect to the Manager's Promoted Interest.

                                    ARTICLE 5

                    CAPITAL CONTRIBUTIONS OF INTERESTHOLDERS

     5.1 CAPITAL CONTRIBUTIONS. The Aggregate Capital Contributions of the Investor Interestholders shall aggregate not less than $1,000,000. Each Investor Interestholder shall make a Capital Contribution in exchange for


                                     COA-17

Investor Interestholder Interests (including fractional Interests), subscribed for by and issued to such Investor Interestholder in accordance with Section 1.6 hereof, payable as set forth in Section 5.2 hereof.

     5.2 PAYMENT OF CAPITAL CONTRIBUTION. The Capital Contribution of the Investor Interestholders, made with respect to the initial offering of Interests, shall be payable in cash upon subscription.

     5.3 ASSESSMENTS; ADDITIONAL CAPITAL CONTRIBUTIONS. The Company may not make any assessments on Interests. Further, the Company may not require that the Investor Interestholders make any Capital Contribution in excess of the Aggregate Capital Contributions provided for under Section 5.1 hereof, for any purpose whatsoever.

     5.4 MANAGER CONTRIBUTION. The Manager Contribution shall equal 5% of the Aggregate Capital Contributions of the Investor Interestholders, which shall be made in cash by the Manager directly to the Company in exchange for the Manager's Investment Interests to be issued to the Manager in the same proportion as Interests are issued to the Investor Interestholders hereunder. The Manager Contribution shall be made not later than December 31 of the year in which such Aggregate Capital Contributions of the Investor Interestholders are made.

                                    ARTICLE 6

                                CAPITAL ACCOUNTS

     6.1 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Interestholder and shall be adjusted as follows:

         (a)      The Capital Account of each Interestholder shall be increased by:

                  (1) The amount of such Interestholder's Capital Contribution to the Company;

                  (2) The amount of Profits allocated to such Interestholder pursuant to Articles 4 and 7;

                  (3) The fair market value of property contributed by the Interestholder to the Company (net of liabilities secured by the contributed property that the Company under Code Section 752 is considered to assume or take subject to);

                  (4) Any items in the nature of income or gain that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6, 4.7 and 7.4; and

                  (5) Such Interestholder's allocable share of Simulated Gains.

         (b)      The Capital Account of each Interestholder shall be decreased by:

                  (1) The amount of Losses allocated to such Interestholder pursuant to Articles 4 and 7;

                  (2) All amounts of money and the fair market value of property paid or distributed to such Interestholder pursuant to the terms hereof (other than payments made with respect to loans made by


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


         such Interestholder to the Company), net of liabilities secured by that property that the Interestholder under Code Section 752 is considered to have assumed or taken subject to;

                  (3) Any items in the nature of expenses or losses that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6, 4.7 and 7.4; and

                  (4) Such Interestholder's allocable share of Simulated Losses and Simulated Depletion Deductions.

     6.2 CALCULATION OF CAPITAL ACCOUNT.

         (a) Whenever it is necessary to determine the Capital Account of any Interestholder, the Capital Account of such Interestholder shall be determined in accordance with the rules of Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 (as amended from time to time).

         (b) For purposes of computing the Interestholders' Capital Accounts, any Simulated Depletion Deductions, Simulated Gains and Simulated Losses shall be allocated among the Interestholders in the same proportions as they (or their predecessors in interest) were allocated the bases of Company Properties pursuant to Code Section 613A(c)(7)(D), the Regulations thereunder and Regulations Section 1.704-1 (b)(4)(v). Pursuant to Code Section 613A(c)(7)(D) and the Regulations thereunder and Regulations Section 1.704-1(b)(4)(v), the adjusted bases of all such properties shall be shared by the Interestholders in the same proportions as provided in Article 4.

     6.3 EFFECT OF LOANS. Loans by any Interestholder to the Company shall not be considered contributions to the capital of the Company.

     6.4 WITHDRAWAL OF CAPITAL. An Interestholder shall not be entitled to withdraw any part of his Capital Account or to receive any distribution from the Company, except as specifically provided herein.

     6.5 CAPITAL ACCOUNTS OF NEW INTERESTHOLDERS. Any person who shall acquire Interests in accordance with the terms and conditions of Article 13 of this Agreement shall have the Capital Account of his transferor after adjustments reflecting the transfer, if any, except as specifically provided herein.

                                    ARTICLE 7

                INTEREST OF INTERESTHOLDERS IN INCOME AND LOSSES

     7.1 DETERMINATION OF INCOME AND LOSS. At the end of each Company fiscal year, and at such other times as the Company shall deem necessary or appropriate, each item of Company income, gain, expense, loss, deduction and credit shall be determined for the period then ending and shall be allocated to the Capital Account of each Interestholder in accordance with the provisions hereof. With respect to the admission of Interestholders, the Company will use the "interim closing date" method of accounting as permitted by Regulations.

     7.2 DETERMINATION OF INCOME AND LOSS IN THE EVENT OF TRANSFER. In the event that a Interestholder transfers his interest in the Company in accordance with the terms of this Agreement, the determination and allocation described in
Section 7.1 shall be made as of the date of such transfer and thereafter all such allocations shall be made to the account of the transferee of such


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interest; provided, however, that the Company may agree that such determination and allocation shall be PRO RATA to the Interestholders based upon the actual number of days in such fiscal year that each such Interestholder held an interest in the Company. In the event of a PRO RATA determination and allocation, the foregoing provisions of this Section will not be applicable to the distributive shares, with respect to the Interests transferred, of items of Company income, gain, expense, loss, deduction and credit arising out of:

         (a) the sale or other disposition of all or substantially all Company Property, or

         (b) other extraordinary non-recurring items, all of which will be allocated to the holder of such Company interest on the date such items of Company income, gain, expense, loss, deduction and credit are earned or incurred.

     7.3 ALLOCATION OF NET INCOME AND NET LOSSES. All items of income, gain, expense, loss, deduction and credit of the Company from operations and in the ordinary course of business shall be allocated among the Interestholders in accordance with Article 4.

     7.4 QUALIFIED INCOME OFFSET AND OTHER ALLOCATION PROVISIONS.

         (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) during a fiscal period, then there shall be allocated to each Interestholder items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in partnership minimum gain during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such allocation shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in partnership minimum gain resorts from the repayment. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f), and shall be interpreted and applied in all respects in accordance with such Regulation. If there is a net decrease in the minimum gain attributable to a "partner nonrecourse debt" (as defined in Regulation Section 1.704-2(b) (4)) for a fiscal period, then, in addition to the amounts, if any, allocated pursuant to the first sentence of this Subsection 7.4(a), there shall be allocated to each Interestholder with a Interest of such minimum gain attributable to a "partner nonrecourse debt" items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such amount shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt results from the repayment.

         (b) If during any fiscal period of the Company an Interestholder unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Interestholder's Adjusted Capital Account,


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there shall be allocated to the Interestholder items of income and gain
(consisting of a PRO RATA portion of each item of Company income, including gross income, and gain for such period) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulation. It is the intent of this provision that Investors and the Manager will not be allocated any deductions or losses if such allocation would cause such Investor or the Manager to have a negative Capital Account balance when any Investor or the Manager has a positive Capital Account balance.

         (c) Notwithstanding anything to the contrary in Article 4 or this
Article 7, any item of deduction, loss or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Interestholders bear the economic risk of loss for such debt (determined in accordance with Regulation Section 1.704-2(i).

         (d) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (a), (b) or (c) of this Section
7.4 ("Required Allocations") and such allocation is inconsistent with how the same amount otherwise would have been allocated under Section 4.2, subsequent allocations under Section 4.2 shall be made, to the extent possible, in a manner consistent with paragraphs (a), (b) and (c) of this Section 7.4 which negates as rapidly as possible the effect of all previous Required Allocations.

         (e) Solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property carried on the Company's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Regulations as may be promulgated thereunder from time to time, and
(ii) in the case of other property, in accordance with the principles of Code
Section 704(c) and the Regulations thereunder, in each case, as incorporated among the requirements of the relevant provisions of the Regulations under Code
Section 704(b).

                                    ARTICLE 8

                INTEREST OF INTERESTHOLDERS IN CASH DISTRIBUTIONS

     8.1 DISTRIBUTION OF NET CASH FLOW. Subject to the terms of this Agreement, the Company shall make distributions of Net Cash Flow out of the Company funds, to the extent and at such times as it deems advisable, in the following manner:

         (a) NET CASH FLOW. Net Cash Flow shall be computed and distributed annually as follows:

                  (1) first, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders, to the extent of such loans, if any; and


                                     COA-21
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                  (2) second, 5.24% to the Manager with respect to the Manager's
         Promoted Interest and 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) until the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions; and

                  (3) lastly, after the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions, 30.24% to the Manager with respect to the Manager's Promoted Interest and 69.76% to the Investors (including the Manager with respect to the Manager's Investment Interest).

PROVIDED, however, that the Manager shall subordinate its right to receive distributions of Net Cash Flow of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors have not received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' Capital Contributions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow after, and for so long as, the Investors have received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' Capital Contributions, until such deferrals have been recovered.

         (b) LIQUIDATION PROCEEDS. Upon Liquidation of the Company pursuant to a dissolution under Section 14.1 or otherwise, the Net Cash Flow for Dispositions in respect of such Liquidation shall be applied or distributed as follows:

                  (1) First, to the Company's creditors other than Interestholders, to the extent of the Company's liabilities and obligations to such creditors, including costs and expenses of liquidation (or provision for payment shall be made, which provision may include a distribution of assets subject to the obligations in question);

                  (2) Second, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders; and

                  (3) thereafter, PRO RATA to the Interestholders in proportion to the Capital Account balances of the Interestholders as determined after taking into account all adjustments to Capital Accounts for all fiscal periods through and including the fiscal period in the Liquidation occurs.

     8.2 DISTRIBUTION IN KIND. If the Company elects to make distribution in kind of any of the assets of the Company, it shall give notice of its election to each Interestholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and, to the extent advisable, the estimated time necessary for the Company to liquidate assets if those assets are not distributed and other information. An Interestholder may refuse to accept a distribution in


                                     COA-22
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kind by giving written notice to the Company not later than 30 days after the effective date of the Company's notice of distribution. If an Interestholder refuses distribution in kind, the Company shall retain in the Company's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Interestholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Agreement. Upon liquidation of the Retained Assets, the sum realized shall be distributed to the Interestholder refusing distribution in kind in full discharge of the Company's obligation to distribute the Retained Assets. In determining the capital accounts of the Interestholders, a distribution of assets in kind shall be considered a sale of the property distributed so that any unrealized gain or loss with respect to such property shall be deemed to have been realized and allocated among the Interestholders in accordance with Article 4.

     8.3 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Interestholders shall be treated as amounts distributed to the Interestholders pursuant to this Article 8 for all purposes under this Agreement. The Company may allocate any such amounts among the Interestholders in any manner that is in accordance with applicable law.

                                    ARTICLE 9

                              OPERATION OF COMPANY

     9.1 ADMINISTRATIVE COST ALLOWANCE. The Manager shall administer the day-to-day business of the Company, including maintaining financial and other records, complying with all regulatory and contractual obligations of the Company, including for tax and other reporting, collecting and disbursing funds, managing Company assets on a routine basis, maintaining Investor Interestholder communications and records and other customary, necessary, routine and/or recurring administrative tasks. In consideration thereof, for each 12-month period beginning in the month that the Company first realizes revenue from production and ending upon completion of the winding up of the business affairs of the Company, the Company shall (i) accrue, and (ii) pay out of Company revenues from the sale of production only, to the Manager, an administrative cost allowance, payable in advance in equal monthly installments, in an annual amount equal to 2.5% of the Aggregate Capital Contributions of all of the Investor Interestholders, reduced by the amount of the Manager's Capital Contribution. The amount of the administrative cost allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS). Such fee shall be in lieu of any reimbursement to the Manager for the customary, routine and necessary costs and expenses incurred by the Manager which are associated with or attributable to the administration of the business of the Company including, but not limited to, an allocable portion of telephone, postage, computer service and an allocable portion of salaries and expenses of employees and officers (other than controlling persons) of the Manager, but shall not be in lieu of or include the Direct Costs of the Company. The administrative costs allowance shall begin to accrue on the Escrow Date as to Aggregate Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests as to Aggregate Capital Contributions in respect of such Interests. The Company shall not otherwise pay or reimburse the Manager for any expenses paid or incurred in connection with the operation of the Company, including the Company's allocable Interest of the Manager's overhead.


                                     COA-23
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     9.2 MANAGEMENT FEE. The Company shall pay the Manager out of Company
Property a management fee in an amount equal to 2.5% of the Aggregate Capital Contributions of all of the Investor Interestholders reduced by the amount of the Aggregate Manager's Capital Contribution. The management fee payable by Investor Interestholders whose subscriptions for Interests are accepted by the Manager is for its services in managing the operations of the Company in the first full elapsed year of Company operations. The management fee shall be payable on the Escrow Date as to Aggregate Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests.

     9.3 ASSET DISPOSITION FEE. Upon each sale of the Company's interest in an Initial Well or Additional Well, there shall be payable to the Manager out of the net proceeds of such sale otherwise payable to the Company an asset disposition fee equal to 3.5% of such net proceeds.

     9.4 ORGANIZATION AND OFFERING COSTS ALLOWANCE. The Company shall pay the Manager out of Company Property an organization and offering costs allowance in an amount equal to 2.5% of the Aggregate Capital Contributions of all of the Investor Interestholders reduced by the amount of the Manager's Capital Contribution. Except for the Company's obligation to pay Soliciting Dealer commissions and due diligence fees, the Manager is responsible for the payment of all organizational expenses of the Company, including, but not limited to, legal fees and expenses and marketing expenses. The organization and offering costs allowance shall be payable on the Escrow Date as to Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests.

     9.5 DIRECT COSTS. The Company shall pay out of Company Property all Direct Costs at the time such costs are incurred. The Manager may pay such Direct Costs from its funds and cause the Company to reimburse it as a matter of administrative convenience. The Manager shall be under no obligation to make its funds available to enable the Company to pay any Direct Costs. The provisions of
Section 3.5 shall apply to all Direct Costs paid to affiliates of the Manager.

     9.6 SOLICITING DEALER COMMISSIONS. The Company may pay, out of Company Property, cash selling commissions to the Soliciting Dealer who effects the sale of each whole or fractional Interests in an amount up to 9.5% of the Capital Contribution of each such Investor Interestholder, and due diligence fees in an amount up to .5% of the Capital Contribution of each such Investor Interestholder. Sales commissions and due diligence fees payable to a Soliciting Dealer shall be due and payable not earlier than promptly after the latest to occur of (i) acceptance by the Company of the Investor Interestholder's subscription, (ii) the Escrow Date or (iii) the receipt by the Company of the gross purchase price for the Interests, with respect to such sale.

     9.7 PAYMENT AND RECOUPMENT OF FEES. As soon as funds have been released to the Company from the escrow account referred to in Section 1.6, they may be used to pay the fees referred to in Sections 9.2, 9.5 and 9.6 then due. If the Manager withdraws the offering of Interests without admitting Investor Interestholders, any entity that has received payments from the proceeds of the offering shall return such payments to the Company upon demand by the Manager.


                                     COA-24
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     9.8 OPERATION OF WELLS. The Company shall enter into operating agreements with well operators for the purpose of developing and operating natural gas wells on the working interest Properties acquired by the Company. The well operators may be or include the Manager, affiliates of the Manager, or unrelated third parties.

     9.9 AGREEMENTS WITH MANAGER. All agreements entered into on behalf of the Company with the Manager or the Manager's affiliates shall be in writing, shall precisely describe the services to be rendered and all compensation to be paid, and shall be subject to cancellation as described at Section 11.7.

                                   ARTICLE 10

                                   ACCOUNTING

     10.1 ELECTIONS. The Company shall elect the calendar year as its fiscal year. The Company shall adopt the accrual method of accounting or such other method of accounting as the Company shall determine. The Company shall not elect to be taxed other than as a partnership. The Company shall not be required to make an election under Section 754 of the Code or corresponding state taxation laws.

     10.2 BOOKS AND RECORDS. The Company books and records shall be kept at the principal place of business of the Company. The Company's books and records shall be maintained on the basis utilized in preparing the Company's federal income tax return with such adjustments in accounting as are required by this Agreement or as the Company determines would be in the best interests of the Company.

     10.3 REPORTS. The Company will keep each Investor Interestholder and assignees complying with Article 13.3 currently advised as to activities of the Company by reports furnished not less than quarterly. An independent certified public accounting firm selected by the Company will prepare the Company's federal income tax return as soon as practicable after the conclusion of each year and each Interestholder will be furnished, at that time, with the necessary accounting information for each Interestholder to take into account and report separately such Interestholder's distributive Interest of the income and deductions of the Company. The Company will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Interestholders as soon as possible after receipt from the accounting firm. The Company shall furnish each Interestholder as soon as practicable after the conclusion of each year annual financial statements of the Company which have been audited by the Company's independent certified public accounting firm.

     10.4 BANK ACCOUNTS. The Company shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Company shall be kept in such of those accounts as determined by the Manager.

     10.5 INTERIM ASSETS. The Company may purchase, to the extent the Company's funds are not otherwise committed to transactions or required for other purposes, any or all of the following:

         (a) Obligations of banks or savings and loan associations that either
     (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government;


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


         (b) Obligations of or guaranteed by the United States government or its agencies;

         (c) Repurchase obligations for securities described in clauses (a) or
     (b) above, If possession of the subject securities is maintained by the Company or its agent;

         (d) Any debt obligation rated at the time of purchase in the highest three grades by a nationally recognized securities rating organization; or

         (e) Funds or financial instruments that are comprised of or backed by substantially only those obligations described in clauses (a) through (d) above.

                                   ARTICLE 11

               RIGHTS AND OBLIGATIONS OF INVESTOR INTERESTHOLDERS

     11.1 PARTICIPATION IN MANAGEMENT. No Interestholder (other than the Manager) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Company's affairs or to bind the Company in any manner.

     11.2 RIGHTS TO ENGAGE IN OTHER VENTURES. No Investor Interestholder or any officer, director, Interestholder or other person holding a legal or beneficial interest in any Investor Interestholder shall, by virtue of his ownership of a direct or indirect interest in the Company, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the oil and gas industry.

     11.3 LIMITATIONS ON TRANSFERABILITY. The interest of an Investor Interestholder shall not be transferable under any circumstances except in accordance with the conditions and procedures set forth in Article 13 hereof.

     11.4 INFORMATION.

         (a) Each Investor Interestholder's rights to obtain information from the Company from time to time are set forth in this Section. In addition to information provided under Section 10.3, each Investor Interestholder shall be provided on request with the following:

                  (1) True and full information regarding the status of the Company's business and financial condition;

                  (2) A copy of the Company's federal, state and local income tax returns or information returns for the three most recent years;

                  (3) A copy of the Company's financial statements for the three most recent years;

                  (4) A current list of the name and last known business, residence or mailing address of each Interestholder and Manager;

                  (5) A copy of the Articles and this Agreement and all amendments thereto;


                                     COA-26

                  (6) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Interestholder and which any Interestholder has agreed to contribute in the future, and the date on which each current Interestholder acquired his Interests; and

                  (7) Such other information regarding the Company's affairs as is just and reasonable.

         (b) The Company shall establish reasonable standards governing the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing information and documents shall be borne by the requesting Investor Interestholder except for DE MINIMIS amounts consistent with the Company's ordinary practices. The Company shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

         (c) The Company may keep confidential from Investor Interestholders for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Manager in good faith believes would not be in the best interests of the Company to disclose or that could damage the Company or its business or that the Company is required by law or by agreement with a third party to keep confidential.

         (d) The Company may keep its records in other than written form if capable of conversion into written form within a reasonable time.

         (e) All demands or requests for information under this Section shall be solely for a purpose reasonably related to the Investor Interestholder's interest in the Company. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Company's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Ingham County Circuit Court, subject to Section 15.4.

     11.5 RESTRICTIONS UPON DISQUALIFYING FOREIGN INVESTOR INTERESTHOLDERS. If the Company, upon advice of counsel, determines at any time that an Investor Interestholder, because of the Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, may cause the Company to be disqualified as a holder of federal offshore oil and natural gas leases or leases located on federal or state lands, the Company shall promptly give the Investor Interestholder notice of such determination and of the provisions of this Section 11.5 as applicable to the Investor Interestholder. Effective upon the giving of such notice, the Investor Interestholder shall not be entitled to vote on any Company matter and his Interests shall be disregarded in any calculation of votes. If, upon advice of counsel, the Company determines that, because of an Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, a risk exists that any federal offshore oil and natural gas lease or lease located on federal or state lands, in which the Company has an interest, or the Company's interest therein, may be canceled or forfeited or that the Company may be barred from acquiring interests in federal or state oil and natural gas leases, or if any federal or state agency having jurisdiction asserts that any such consequence may result, the Company in its discretion may additionally give notice to the Investor


                                     COA-27

Interestholder to tender his Interests to the Company at the principal offices of the Company at a time to be designated in the notice (but not earlier than 72 hours after delivery of the notice). At the time designated in the notice, the Company shall pay the Investor Interestholder in cash or by check an amount equal to the price paid by the Investor Interestholder for the Interests to be tendered less any distributions received by such Investor Interestholder in respect of such Interests. If the Investor Interestholder does not tender the Interests, the Company shall mail, in the same manner as prescribed herein for notices, a check in the same amount to the Investor Interestholder, together with a notice that the Investor Interestholder's Interests have been canceled, and the Company shall forthwith cancel the Investor Interestholder's Interests on the books and records of the Company.

     11.6 ELECTIONS BY INVESTOR INTERESTHOLDERS REGARDING SPECIAL OBLIGATIONS. Each Investor Interestholder shall, at the time that he subscribes for Interests pursuant to and in accordance with Section 1.6, elect to:

         (a) assume liability for Special Obligations with respect to all of the Initial Wells and thereby become a Participating Investor Interestholder with respect to each Initial Well; or

         (b) decline to assume liability for Special Obligations for any Initial Wells and thereby become an Investor Interestholder who is not a Participating Investor Interestholder with respect to each Initial Well.

Such election shall be indicated on the Subscription Page of such Investor Interestholder executed and delivered to the Company in respect of his subscription for Interests and shall be binding upon such Investor Interestholder until the earlier of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, at which time such Interests shall be automatically converted from Participating Investor Interestholder Interests to Non-Participating Investor Interestholder Interests with respect to the Initial Wells and Additional Development Wells; provided, however, that such Non-Participating Investor Interestholders will remain liable for Special Obligations incurred by the Company with respect to the Initial Wells and Additional Development Wells while they were Participating Investor Interestholders. Such notice shall be effective only upon actual receipt thereof by the Manager. The Manager shall give each Investor Interestholder notice of the date upon which the production commenced with respect to the last Initial Well to be completed.

     The automatic termination by a Participating Investor Interestholder of his assumption of Special Obligations with respect to all Initial Wells and Additional Development Wells, and conversion to an Investor Interestholder who is not a Participating Investor Interestholder with respect to such wells shall not bar any action by the Company, including asserting claims against such Investor Interestholder for contribution in respect of Special Obligations incurred with respect to any such well during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well, or entitle such Investor Interestholder to indemnification by the Company in respect of claims asserted against such Investor Interestholder by persons who or which are not affiliated with the Company or the Manager on account of Special Obligations with respect to such well incurred during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well.


                                     COA-28
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     11.7 MANAGER CONTRACTS. A Majority of the Investor Interestholders may vote to cancel any contract for services with the Manager or its Affiliates (other than this Agreement) without penalty (but subject to possible liability for damages) upon 60 days prior written notice provided that such action will not adversely affect the federal income tax status of the Company.

                                   ARTICLE 12

             POWERS, DUTIES, LIMITATIONS AND OBLIGATIONS OF MANAGER

     12.1 MANAGEMENT OF THE COMPANY. The Manager shall have full, exclusive and complete discretion in the management and control of the Company. The Manager agrees to manage and control the affairs of the Company to the best of its ability and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice. The Manager shall have a fiduciary responsibility for the safekeeping and use of all of the Company's funds and assets, whether or not in the Manager's possession or control. The Manager shall not employ, or permit any other person to employ, the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager shall account to the Company and hold as trustee for it any profit or benefit derived by the Manager from any transaction connected with the conduct or winding up of the Company or from any personal use by the Manager of the Company's property.

     12.2 ACCEPTANCE OF SUBSCRIPTIONS. The Manager shall not cause the Company to accept any subscription for Interests except as provided in Article 1.

     12.3 SPECIFIC LIMITATIONS.

         (a) The Manager shall not take any of the following actions without the approval of a Majority of the Investor Interestholders:

                  (1) Any act in contravention of this Agreement or the Articles;

                  (2) Any act that would make it impossible to carry on the Company's ordinary business;

                  (3) Effecting a confession of judgment against the Company in an amount exceeding 10% of the Aggregate Capital Contributions;

                  (4) Causing the dissolution or termination of the Company before the expiration of its Term, except as provided under Article 14;

                  (5) Possessing Company Property or assigning rights in specific Company Property for other than a Company purpose;

                  (6) Accepting a subscription that constitutes any other person as a Manager, except as provided in Article 14;

                  (7) The merger of the Company into another or with another entity; or

                  (8) The amendment of the Company's Articles of Organization.


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         (b) The Manager shall not sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Company's assets if not in the ordinary course of its business or amend this Agreement as specified in Section 15.8(a) without the approval of a Majority of the Investor Interestholders.

         (c) The Manager, the Company or the Company's agents shall not take any action that is prohibited to the Manager by this or any other provision of this Agreement and shall take all actions necessary or advisable to carry out actions authorized by this section.

     12.4 SPECIFIC POWERS. In addition to the powers and duties otherwise provided for in this Agreement, the Manager have the following powers and/or duties:

         (a) To direct or supervise the Company and the Company's agents in the exercise of any action relating to the Company's affairs, including without limitation the powers described in Section 1.8;

         (b) To take the actions specified in Section 12.3 if the approvals specified therein are obtained;

         (c) To amend this Agreement as specified in Section 15.8(a);

         (d) To lend money to the Company (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the amount that would be charged to the Company by an unrelated lender on a comparable loan for the same purpose (without reference to the financial abilities or guarantees of the Manager). The Manager may not receive points or other financing charges or fees regardless of the amount loaned to the Company. Before making any loans to the Company, the Manager will attempt to obtain a loan from an unrelated lender secured, if at all, only by Company Property;

         (e) To approve or disapprove, in its sole discretion, any transfer of Investor Interestholder Interests;

         (f) To terminate the offering of Interests at any time prior to the Termination Date, regardless of the amount of subscriptions, if subscriptions for at least an aggregate of 1,000 Investor Interestholder Interests have not been accepted;

         (g) To withdraw the offering of Interests at any time prior to the Escrow Date as provided in Section 1.6;

         (h) To defer payment by the Company of all or any fees or compensation payable to it and to continue to be a creditor of the Company with respect to any amounts so deferred and to cause the Company to pay to it all or any portion of such amounts as and when the Manager, in its sole discretion, deems it appropriate to do so; or

         (i) To waive any fees or compensation payable to it.

     12.5 LIMITATION ON DUTY. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Agreement, the Manager shall have no duty to take any affirmative action with respect to management of the Company business or the Company Property which might require the expenditure of monies by the Company unless the Company is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Interestholders be


                                     COA-30
required to expend their own funds in connection with the operation of the Company business.

     12.6 OFFICERS OF COMPANY; SIGNATORIES.

         (a) The Manager may employ or retain such persons as may be necessary or appropriate for the conduct of the Company's business, including permanent, temporary or part-time employees and attorneys, accountants, agents, consultants and contractors and to have employees and agents who shall be designated as officers with titles including but not limited to "president", "vice-president", "treasurer," "secretary," "assistant treasurer," "assistant secretary,", "managing director" and "chairman" and who in such capacity may act for and on behalf of the Company, as and to the extent authorized by the Manager, including without limitation to:

         (i) represent the Company in its dealings with third parties, and execute any kind of document or contracts on behalf of the Company;

         (ii) approve the sale, purchase, exchange, lease, mortgage, assignment, pledge or other transfer or acquisition of, of granting or acquiring of a security interest in, any asset or assets of the Company; or

         (iii) propose, approve or disapprove of, and take, action for and on behalf of the Company, with respect to the operations of the Company.

None of such persons need be Interestholders and any of such persons may be affiliates of the Manager. Except as otherwise prescribed by the Manager or in this Agreement, each such person shall have the powers and duties assigned to such person by the Manager and shall serve at the pleasure and under the direction of the Manager. Any two or more of such offices may be held by the same person.

         Any such officer may resign by delivering a written resignation to the Manager and such resignation shall take effect upon delivery or as specified therein.

         (b) All conveyances of real property or any interest therein by the Company may be made by the Manager alone as Manager of the Company, which may execute on behalf of the Company any instruments necessary to effect the conveyance. A certificate by the Secretary of the Company stating compliance with this Section 12.6(b) shall be conclusive in favor of any person relying thereon.

         (c) All other documents, agreements, instruments and Articles that are to be made, executed or endorsed on behalf of the Company shall be made, executed or endorsed by such officers or persons as the Manager shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Company within this
Section 12.6(c), and to authorize other officers to execute confirmatory documents or Articles.

     12.7 PRESUMPTION OF POWER. The execution by the Manager or the officers on behalf of the Company of leases, assignments conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Company. No person dealing with the Manager or the officers shall be required to determine


                                     COA-31
their authority to make or execute any undertaking on behalf of the Company, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see to the application or distribution of revenues or proceeds derived therefrom, unless and until such person has received written notice to the contrary.

     12.8 OBLIGATIONS NOT EXCLUSIVE. The Manager shall be required to devote only such part of its time as is reasonably needed to manage the business of the Company, it being understood that the Manager has and shall have other business interests and therefore shall not be required to devote its time exclusively to the Company. The Manager shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture engaged in oil and natural gas or pipeline operations. Nothing in this Section 12.8 shall relieve the Manager of its other fiduciary obligations to the Investor Interestholders, except as limited in Article 3.

     12.9 MANAGER'S PROMOTED INTERESTS.

         (a) The Manager shall be credited with a number of Manager's Promoted Interests equal in the aggregate to the product of the number of Investor Interestholder Interests outstanding at any time (excluding Investor Interestholder Interests created under Sections 12.9(b) or 12.10) multiplied by
 .0524; less the number of Investor Interestholder Interests created under Sections 12.9(b) and 12.10. The Manager's Promoted Interests shall have no voting rights (other than the rights held by the Manager as such) and shall be deemed in the aggregate to have attached to them the rights held by the Manager as such. Unless converted under Sections 12.9(b) or 12.10, no Manager's Promoted Interest shall be held by or transferred to a person who is not a Manager except as provided by Section 13.1.

         (b) The Manager from time to time may convert all or any portion of its Manager's Promoted Interests into Investor Interestholder Interests and convey those converted Interests to other persons as compensation or for other purposes. Each Management Interest shall be convertible into one Investor Interestholder Interest. The Investor Interestholder Interests so created shall have the rights and obligations of all other Investor Interestholder Interests, except that the holders of the Investor Interestholder Interests so created shall not share with other Investor Interestholders in allocations of Profits, Losses, tax credits and all other Items; instead, the holders of the Investor Interestholder Interests created under this Section 12.9(b) shall share in allocations and distributions accruing under this Agreement to the Manager in proportion to the numbers of Interests owned by the Manager and those holders. Further, those holders shall be allocated initially, as the balances of their Capital Accounts, proportionate amounts of the Capital Account of the Manager who converted the underlying Manager's Promoted Interests. The holders of Investor Interestholder Interests created under this Section 12.9 shall have no voting rights.

     12.10 REMOVAL OF MANAGER. If, at any time, the holders of not less than a Majority of the Investor Interestholders Interests determine in their discretion that the Manager is not fully performing its powers, duties and obligations in the best interests of the Company, or it is otherwise in the best interests of the Company to do so, such Investor Interestholders may remove the Manager from such office and elect by at least a Majority such successor Manager as they shall determine. In the event of any such removal


                                     COA-32
or the resignation of the Manager, in the removed or former Manager's Manager's Promoted Interests shall be automatically converted into a number of Investor Interestholder Interests equal to the number of its Manager Interests, less the number of Manager's Promoted Interests that the Manager may have converted into Investor Interestholder Interests under Section 12.9(b). The removed or former Manager, as holder of such Investor Interestholder Interests, shall be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which the Manager would otherwise have been entitled; provided, however, that the removed or former Manager shall not then be entitled to uncollected amounts specified in Section 9.1 to the extent not accrued before the date of removal or resignation . A removed or former Manager will be considered to be an Investor Interestholder, except with regard to Articles 4 and 5 and Section 14.7.

     12.11 INDEMNIFICATION OF SOLICITING DEALERS.

         (a) The Soliciting Dealers shall not have any duty, responsibility or obligation to the Company, the Manager or any Interestholder as a consequence of their right to receive any selling commissions, except to the extent provided under the Act. The Soliciting Dealers have not assumed, and will not assume, any responsibility with respect to the Company nor will they be permitted by the Company to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company, subsequent to any offering of Interests.

         (b) The Soliciting Dealers shall be indemnified and held harmless by the Company against any losses, damages, liabilities or costs (including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Interestholder against the Soliciting Dealers (except as may be limited by the Act or applicable state statutes), based upon the assertion that the Soliciting Dealers have any continuing duty or obligation, subsequent to any offering of Interests, to the Company or Manager or any Interestholder or otherwise to monitor Company operations or report to Investor Interestholders concerning Company operations.

                                   ARTICLE 13

                             TRANSFERS OF INTERESTS

     13.1 TRANSFER BY MANAGER. The Manager shall not sell, assign or otherwise transfer its Manager Interests without first obtaining the consent of a Majority of the Investor Interestholders, except that (i) the Manager may pledge its Manager's Promoted Interests for a loan to the Manager or its affiliates provided that such pledge does not reduce the cash flow of the Company distributable to other Interestholders, and (ii) the Manager may convert Manager's Promoted Interests under Section 12.9(b) and convey the resulting Investor Interestholder Interests to any person without consent.

     13.2 TRANSFERS BY INVESTOR INTERESTHOLDERS. An Investor Interestholder may not sell, exchange or transfer his Interests except as restricted by and upon compliance with all applicable laws and all of the following provisions of this
Section 13.2:

         (a) Interests may not be transferred to any person or entity if, as determined by the Company, such assignment would have adverse regulatory consequences to the Company or the Properties, including but not limited to, an involuntary termination of the Company for federal income tax purposes, causing


                                     COA-33
the Company to be treated as an association for federal income tax purposes, or would be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

         (b) Within 30 days after written notice of a proposed sale or assignment is received by the Company, the Manager may request in its sole discretion an opinion of counsel acceptable to the Manager that the proposed transfer would not (i) cause an involuntary termination of the Company for federal income tax purposes, (ii) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes, or (iii) be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

         (c) THE WRITTEN APPROVAL OF THE MANAGER MUST BE OBTAINED, THE GRANTING OR DENIAL OF WHICH SHALL BE WITHIN ITS SOLE AND ABSOLUTE DISCRETION.

         (d) The transferor and transferee must deliver a dated notice in writing signed by each, confirming that (i) the transferee accepts and agrees to comply with and be bound by all the terms of this Agreement, and (ii) the transfer was made in compliance with this Agreement and all applicable laws and regulations.

         (e) The transferor, transferee and the Company must execute all other Articles, instruments and documents and take all such additional action as the Manager may deem appropriate.

         (f) The Manager may require as a condition to any transfer that may create a future interest that an opinion of counsel acceptable to the Company be delivered to the Company confirming that the proposed transfer does not have adverse effects on the Company under the rule against perpetuities or similar provisions of law.

Transfers shall be effective and recognized upon fulfillment of the requirements of clauses (a) through (f) above and the transferee shall be admitted to the Company as an Investor Interestholder owning Investor Interestholder Interests with the same rights as appertained to the transferor. Any purported sale or transfer consummated without first complying with this Section 13.2 shall be void.

     13.3 ASSIGNMENTS BY OPERATION OF LAW. If any Investor Interestholder shall die, with or without leaving a will, or become NON COMPOS MENTIS, bankrupt or insolvent, or if a corporate, partnership or Company Investor Interestholder dissolves during the Company term or if any other involuntary transfer of an Investor Interestholder's Interests is made, the legal representatives, heirs and legatees (and spouse, if the Interests have been community property of such Investor Interestholder and his or her spouse), bankruptcy assignees, successors, assigns and corporate, partnership or Company distributees or such other involuntary transferees shall not be admitted to the Company as Investor Interestholders but shall have (subject to the other terms and provisions hereof) such rights as are provided with respect to such persons under the law; provided, however, that such legal representatives, heirs and legatees, spouse, bankruptcy assignees, successors, assigns and corporate, partnership or Company


                                     COA-34
distributees or involuntary transferees may be admitted to the Company as Investor Interestholders in accordance with the provisions of Section 13.2.

     13.4 EXPENSES OF TRANSFER. In the sole discretion of the Company, the person acquiring Interests pursuant to any of the provisions of this Article 13 may be required to bear all costs and expenses necessary to effect a transfer of such Interests including, without limitation, reasonable attorney's fees incurred in preparing any required amendments to this Agreement and the Articles to reflect such transfer or acquisition and the cost of filing such amendments with the appropriate governmental officials.

     13.5 SURVIVAL OF LIABILITIES. No sale or assignment of Interests shall release the transferor from those liabilities to the Company which survive such assignment or sale as a matter of law or that are imposed under Sections 3.2 and
3.3. A transferee Participating Investor Interestholder shall be liable for Special Obligations incurred by the Company prior to transfer only to the extent of the transferee's interest in the Company.

     13.6 NO ACCOUNTING. No transfer of Interests, whether voluntary, involuntary or by operation of law, shall entitle the transferor or transferee to demand or obtain immediate valuation, accounting or payment of the transferred Interests.

                                   ARTICLE 14

                    DISSOLUTION, TERMINATION AND LIQUIDATION

     14.1 DISSOLUTION. Unless the provisions of Section 14.2 are elected, the Company shall be dissolved and its business shall be wound up upon the decision of the Manager to withdraw the offering of Interests described in the Prospectus in accordance with Section 1.6(c) or on the earliest to occur of:

         (a)      December 31, 2040;

         (b)      The sale of all or substantially all of the Company Property;

         (c)      The decision of a Majority of Investor Interestholders; or

         (e) The occurrence of any other event which, by law, would require the Company to be dissolved.

     14.2 OBLIGATIONS ON DISSOLUTION. The dissolution of the Company shall not release any of the parties hereto from their contractual obligations under this Agreement.

     14.3 LIQUIDATION PROCEDURE.

          (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the losses normally attendant to a liquidation.



                                     COA-35

         (b) Upon dissolution of the Company for any reason, the Interestholders shall continue to receive Net Cash Flow, subject to the other provisions of this Agreement and to the provisions of subsection (c) hereof, and shall share Profits and Losses for all tax and other purposes during the period of liquidation. Distributions in liquidation of the Company shall conform to the provisions of Section 8.1(b) hereof.

         (c) The Manager shall act as liquidating Manager (or, in its absence, a successor Manager shall act) and shall proceed to liquidate the Company Properties to the extent that they have not already been reduced to cash unless the Manager elects to make distributions in kind to the extent and in the manner herein provided and such cash, if any, and property in kind, shall be applied and distributed in accordance with Article 8.

     14.4 LIQUIDATING MANAGER. If the dissolution of the Company occurs at a time when there is no acting Manager or if the Manager as liquidating Manager is unable to or refuses to act, a Majority of the Investor Interestholders shall appoint a liquidating Manager who shall proceed to wind up the business affairs of the Company. The liquidating Manager shall have the same rights as a Manager under Sections 3.5 and 3.6.

     14.5 DEATH, INSANITY, DISSOLUTION OR INSOLVENCY OF AN INVESTOR INTERESTHOLDER. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of an Investor Interestholder who is not a Manager shall have no effect on the form of the Company and the Company shall not be dissolved thereby.

     14.6 WITHDRAWAL OF OFFERING. Dissolution of the Company resulting from withdrawal of the offering of Interests is governed by Section 1.6(c) and
Section 12.4(g).

     14.7 CERTIFICATE OF DISSOLUTION. Upon dissolution of the Company , the Manager or liquidating Manager, as the case may be, shall file a certificate of dissolution with the Michigan Department of Consumer and Industry Services in accordance with the provisions of Section 804 of the Michigan Act.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 NOTICES. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited in the United States Mail, certified or registered, postage prepaid, addressed to the respective person at the address appearing in the records of the Company. Any Investor Interestholder may change his address by giving notice in writing, stating his new address, to the Company. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle. Notice to the Company may be addressed to its principal office.

     15.2 MEETINGS OF INTERESTHOLDERS.

         (a) MEETINGS. The Manager may call meetings of the Interestholders or the Investor Interestholders concerning any matter on which they may vote as provided by this Agreement or by law or to receive and act upon a report of the Manager on matters pertaining to the Company's business and activities. Investor


                                     COA-36

Interestholders holding at least 10 percent of the outstanding Interests may also call meetings by giving notice to the Company demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Company shall mail to all Interestholders written notice of the place and purposes of the meeting, which shall be held on a date not less than 7 days nor more than 21 days after the Company mails the notice of meeting to the Interestholders. Any Investor Interestholder may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Investor Interestholder and delivered to the Company at or prior to the meeting.

         (b) CONSENTS. Any consent or approval required by this Agreement or any vote or action by the Interestholders or the Investor Interestholders may be effected without a meeting by a consent or consents in writing signed by the persons entitled to give such consent or approval, to vote or to take action. The Manager may solicit consents or a Majority of the Investor Interestholders may demand a solicitation of consents by giving notice to the Manager stating the purpose of the consent and including a form of consent. The Manager shall effect a solicitation of consents by giving the Interestholders or the Investor Interestholders, as the case may be, a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 7 days nor more than 21 days after the Company transmits the notice of solicitation for consents. If a Majority of the Investor Interestholders demand a solicitation, the Company shall transmit the notice of solicitation not later than 20 days after receipt of the demand.

         (c) GENERAL. On each matter put to a vote of the Interestholders, each Interestholder shall vote in proportion to the number of the outstanding Interests owned by that Interestholder, except that to the extent that an Interest purchased by the Manager or its employees or affiliates is counted towards the $1,000,000 minimum required to break escrow, that Interest will not have voting rights. Any Interestholder may waive notice of or attendance at any meeting or notice of the solicitation of any consent, whether before or after any action is taken. The date on which the Company transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent. A list of the names, addresses and Interest holdings of all Interestholders shall be maintained as part of the Company's books and records.

     15.3 LOAN TO COMPANY BY INTERESTHOLDER. If any Investor Interestholder shall, in addition to his Capital Contribution to the Company, lend any monies to the Company, the amount of any such loan shall not increase his Capital Account nor shall it entitle him to any increase in his Interest of the distributions of the Company, but the amount of any such loan shall be an obligation on the part of the Company to such Interestholder and shall be repaid to him on the terms and at the interest rate negotiated at the time of the loan, and the loan shall be evidenced by a promissory note executed by the Company, except that no Investor Interestholder shall be personally obligated to repay the loan, such loan shall not be a Special Obligation, and such loan shall be repayable and collectible only out of the assets of the Company.

     15.4 MICHIGAN LAWS GOVERN. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, and venue for any litigation between or against any of the parties hereto may be maintained in Ingham County, Michigan.


                                     COA-37

     15.5 POWER OF ATTORNEY. Each Investor Interestholder irrevocably constitutes and appoints the Manager, with full power of substitution as his true and lawful attorney-in-fact and agent to effectuate and to act in his name, place and stead, in effectuating the purposes of the Company including the execution, verification, acknowledgment, delivery, filing and recording of this Agreement as well as all authorized amendments thereto and hereto, all assumed name and doing business Articles, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof, and all other documents which may be required to effect a continuation of the Company and which the Manager deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by or on behalf of such Investor Interestholder and all conveyances and other instruments or other Articles necessary or appropriate to effect an authorized dissolution, liquidation and termination of the Company. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and not be affected by the subsequent death, incompetency, incapacity or legal disability of an Investor Interestholder.

     15.6 DISCLAIMER. In forming this Company, all Investor Interestholders recognize that the oil and gas business is highly speculative and that the Company makes no guaranty or representation to any Investor Interestholder as to the probability of gain or loss from the conduct of Company business.

     15.7 MANAGER RESIGNATION AND REPLACEMENT. The Manager may resign by mailing a written notice of resignation to the Investor Interestholders not less than 60 days prior to the effective date of the resignation. If the Manager resigns or is removed by the Investor Interestholders pursuant to Section 12.10, a Majority of the Investor Interestholders shall elect a replacement

     15.8 AMENDMENT AND CONSTRUCTION OF AGREEMENT.

         (a) Amendments to this Agreement may be proposed by either the Manager or a Majority of the Investor Interestholders, in each case by calling a meeting of Investor Interestholders or requesting consents under Section 15.2 and specifying the text of the amendment and the reasons therefor. Such proposed amendments shall be implemented only if approved by the holders of a Majority of the Investor Interestholder Interests. No amendment under this Section 15.8(a) that increases any Interestholder's or the Manager's liability, changes the capital contributions required of him or his rights and interest in the profits, losses, deductions, credits, revenues or distributions of the Company in more than a DE MINIMIS manner, shall become effective as to that Interestholder or Manager without his written approval thereof. Furthermore, any such amendment may not affect the classification of the Company income and loss for federal income tax purposes without the unanimous approval of all Investor Interestholders.

         (b) The Manager shall have the power to construe this Agreement and to act and cause the Company to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Company, the Manager or a Managing Person in good faith shall be final and conclusive.

     15.9 VOTE REQUIREMENT. On any vote relating to the removal of the Manager or a transaction between the Company and the Manager, any Interests owned by the Manager or its affiliates may not be voted.


                                     COA-38

     15.10 BONDS AND ACCOUNTING. The Manager and the Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Company waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Manager, the Company or any Interestholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business Companies.

     15.11 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Interestholders (and their spouses if the Interests of such Interestholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement among the Company, the Manager, and the Interestholders with respect to the formation and operation of the Company, other than the Subscription Agreement entered into between the Company and each Investor Interestholder.

     15.12 HEADINGS. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     15.13 TAX MATTERS PARTNER. The Manager or its designee shall be designated the tax matters partner of the Company pursuant to Code Section 6221.

     15.14 TITLE TO COMPANY PROPERTY. Title to all of the Company's property shall be vested in the Company until this Agreement terminates pursuant to
Article 14 hereof, provided, that if the laws of any jurisdiction require that title to any part of such property be vested in a trustee of the Company, then title to that part of the Company's property shall be vested in the Manager.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first above written.

                         WOLVERINE ENERGY, L.L.C.,
                         MANAGER


                         By:
                            -------------------------------------------------
                         George H. Arbaugh, Jr., President


                         WOLVERINE ENERGY, L.L.C.
                         AS ATTORNEY-IN-FACT FOR THE INVESTOR INTERESTHOLDERS


                         By:
                            -------------------------------------------------
                         George H. Arbaugh, Jr., President



                                     COA-39

                                    Exhibit A

                            INVESTOR INTERESTHOLDERS


Name

Address

Number of Interests




                                     COA-40

WOLVERINE ENERGY 2001(  ) DEVELOPMENT COMPANY
INVESTOR INTERESTHOLDER SIGNATURE PAGE

--------------------------------------------------------------------------------

PLEASE TYPE OR PRINT CLEARLY IN INK


Investor Name or Trust Name (Please Print)


                                                                             Interests    $
-----------------------------------------------------     ----------------------------     ------------------------
Name of joint Interestholder (if any)                     Number of Interests at          Dollar Amount
(Please print                                             $1,000 each
                                                          Minimum 5 Interests,
                                                          (2 Interests for IRAs)


-----------------------------------------------------
Investor Residence address



-----------------------------------------------------     ----------------------------------------------------------
                                                          Social Security or Taxpayer Identification Number
                                                          ----------------------------------------------------------

                                                          / / I elect to be a Participating Investor
                                                                  Interestholder
City                State              ZIP                / / I elect to be a non-Participating Investor
-----------------------------------------------------             Interestholder

Telephone: (    )                                         IF OTHER THAN INDIVIDUAL(S), CHECK ONE AND INDICATE
-----------------------------------------------------     CAPACITY OF SIGNATORY UNDER THE SIGNATURE:

Fax: (     )
     ------------------------------------------------
                                                          / / Individual Retirement       / / Corporation
Email: (    )                                                 Account (IRA)               / / Other
       ----------------------------------------------
                                                          / / Keogh                       / / Uniform Gift to
                                                          / / Trust                           Minors Act of
                                                                                              State of

MAILING ADDRESS IF OTHER THAN RESIDENCE:                  IF JOINT OWNERSHIP, CHECK ONE: ALL PARTIES MUST SIGN

                                                          / / Joint Tenants with Rights of Survivorship

-----------------------------------------------------
Bank, office or third party name                          / / Tenant in Common            / / Community Property

                                                          BACKUP WITHHOLDING STATEMENT:
-----------------------------------------------------
Address
                                                          /  / Please check this box only if the investor is subject to backup withholding.
-----------------------------------------------------

                                                          SUITABILITY REQUIREMENTS:
-----------------------------------------------------
City                   State          ZIP                    Please check one of the following "Suitability
                                                             to Invest" requirements:
Account No.:                                              / /  Individual or joint net worth with spouse of at
           ------------------------------------------
                                                               Least $225,000 (exclusive of home, home
Telephone: (     )                                             furnishings and automobiles); or
           ------------------------------------------

                                                          / /  Individual or joint net worth with spouse of at
                                                               least $60,000 (exclusive of home, home furnishings and
                                                               automobiles) and a minimum of $60,000 taxable
                                                               income last year.

                                                          Certain states may require higher net worth and Income
                                                          standards.

(OVER)

     Complete this Signature Page and prepare a check made payable to "FRANKLIN BANK, ESCROW AGENT - WOLVERINE 2001( )". If the investment is to be in a Trust Account, Wolverine Energy must have a copy of the Trust Agreement for its files. Please forward this Signature Page, your check and appropriated trust documents, if any, to Wolverine Energy, L.L.C., 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823.

     Each undersigned agrees to the terms of the Company Operating Agreement and, as required by Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that 1) the Social Security Number or taxpayer identification number provided above is correct, and 2) the undersigned is not subject to backup withholding as a result of a failure to report all interest of dividends, or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding. The undersigned is the sole and true party in interest and is not purchasing for the benefit of any other person. Executed this ___ day of __________, 2001.

Investor Signature(s):


(1)X                                                   (2)X
   -----------------------------------------------        ---------------------
(If trust account, trustee must sign)

Broker Signature:


X
--------------------------------------------------

BROKER MUST complete both boxes below. Please TYPE or PRINT CLEARLY in ink. A copy will be returned as confirmation of receipt of subscription by Wolverine Energy, L.L.C.


--------------------------------------------     -------------------------------
Investor Interestholder Name (print)             Broker Name (print)


--------------------------------------------     -------------------------------
Joint Investor Interestholder Name (print)       Broker/dealer Name (print)


--------------------------------------------     -------------------------------
Mailing address                                  Mailing address


--------------------------------------------     -------------------------------
City              State         ZIP              City          State        ZIP

                                WOLVERINE ENERGY
                                    1998-1999
                               DEVELOPMENT PROGRAM

                                   PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Summary of Program                                                            1
Summary of Tax Considerations                                                19
Management's Discussion and Analysis of
   Financial Condition and Results of Operations;
   Plan of Operations                                                        22
Risk Factors                                                                 26
Investor Interestholder Limited Liability and
   Potential Liabilities of Participating
   Investor Interestholders                                                  37
Terms of the Offering                                                        40
Plan of Distribution                                                         48
Proposed Activities and Policies                                             50
Financing                                                                    63
Application of Proceeds                                                      65
Participation in Costs and Revenues                                          66
Compensation and Reimbursement                                               71
Conflicts of Interest                                                        76
Management                                                                   80
Prior Activities                                                             84
Tax Aspects                                                                 126
Investment by Pension and
   Other Retirements Plans                                                  159
Competition, Markets and Regulation                                         162
Summary of Company Operating Agreement                                      165
Legal Opinions                                                              168
Reports and Accounting                                                      169
Additional Information                                                      169
Availability of Documents                                                   170
Glossary of Terms                                                           171
Financial Reports                                                           F-1
Form of Company Operating Agreement                                       COA-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     UNTIL 90 DAYS FOLLOWING THE LATER OF (i) THE DATE OF THIS PROSPECTUS, OR
(ii) THE DATE OF ANY APPLICABLE SUPPLEMENT THERETO, ALL DEALERS EFFECTING
TRANSACTION IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS, TOGETHER WITH THE LATEST
APPLICABLE SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee .........................................   $  5,172.41
     NASD filing fee .........................................        - 0 -
     Accounting fees .........................................     35,000.00
     Costs of printing and engraving .........................     95,000.00
     Resident agent's fees and expenses ......................        - 0 -
     Engineering fees ........................................        - 0 -
     Legal fees ..............................................    100,000.00
     Registration fees .......................................        - 0 -
     Taxes and fees, federal .................................        - 0 -
     Taxes and fees, state ...................................        - 0 -
     Transfer agent's fees ...................................        - 0 -
     Miscellaneous ...........................................        - 0 -
                                                                 -----------

          Total ..............................................   $235,172.41
                                                                 ===========


ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 407 and 408 of the Michigan Limited Liability Company Act provides that a Michigan limited liability company may indemnify and hold harmless any person associated with the company and/or purchase and maintain insurance for the same purpose subject to the restrictions contained therein.

     Sections 3.5 through 3.7 of the Company Operating Agreement provide as follows:

         3.5 DUTIES AND LIABILITY OF MANAGING PERSONS TO COMPANY AND INTERESTHOLDERS.

                  (a) THE MANAGING PERSONS SHALL DISCHARGE THEIR DUTIES FOR AND ON BEHALF OF THE MANAGER IN GOOD FAITH, WITH THE CARE AN ORDINARILY PRUDENT PERSON IN A LIKE POSITION WOULD EXERCISE UNDER SIMILAR CIRCUMSTANCES, AND IN A MANNER THE MANAGING PERSON REASONABLY BELIEVES TO BE IN THE BEST INTERESTS OF THE COMPANY.

                  (b) NO ACT OF THE COMPANY SHALL BE AFFECTED OR INVALIDATED BY THE FACT THAT A MANAGING PERSON MAY BE A PARTY TO OR HAS AN INTEREST IN ANY CONTRACT OR TRANSACTION OF THE COMPANY IF THE INTEREST OF THE MANAGING PERSON HAS BEEN DISCLOSED OR IS KNOWN TO THE INTERESTHOLDERS.

                  (c) THE COMPANY SHALL NOT BE LIABLE TO ANY INTERESTHOLDER NOR SHALL ANY MANAGING PERSON BE CONSIDERED TO HAVE RECEIVED A FINANCIAL BENEFIT TO WHICH THE MANAGING PERSON IS NOT ENTITLED OR BREACHED ANY FIDUCIARY DUTY OF LOYALTY TO THE COMPANY OR ANY INTERESTHOLDER AS THE RESULT OF ANY OF THE FOLLOWING:

                  (1) THE RETENTION OF A MANAGING PERSON AS A CONSULTANT, AGENT OR ADVISER TO AN ENTERPRISE IN WHICH THE COMPANY HAS AN INTEREST;

                  (2) THE OWNERSHIP BY A MANAGING PERSON OF DEBT, EQUITY OR OTHER INTERESTS IN A VENTURE IN WHICH THE COMPANY OWNS OR MAY IN THE FUTURE OWN AN INTEREST OR THE ORGANIZATION, OPERATION OR ADVISING OF OR THE OWNERSHIP OF INTERESTS IN ANY ENTITY THAT MAY PARTICIPATE IN SUCH VENTURE, WHETHER OR NOT THE INTERESTS OF THE MANAGING PERSON ARE ON TERMS MORE OR LESS FAVORABLE THAN THOSE AFFORDED THE COMPANY;

                  (3) THE PARTICIPATION BY A MANAGING PERSON OR ANY ENTITY ORGANIZED OR ADVISED BY IT IN A VENTURE IN LIEU OF THE COMPANY'S PARTICIPATION OR INCREASING ITS PARTICIPATION IN THE VENTURE, WHETHER OR NOT THE TERMS AFFORDED TO THE MANAGING PERSON ARE MORE OR LESS FAVORABLE THAN THOSE AFFORDED THE COMPANY;

                  (4) ANY TRANSACTIONS WITH MANAGING PERSONS OR ENTITIES IN WHICH THEY HAVE AN INTEREST, WHETHER OR NOT THE TERMS OF THOSE TRANSACTIONS ARE DETERMINED BY COSTS TO THE MANAGING PERSONS OR ENTITIES, INDEPENDENT APPRAISALS OR COMPARABLE THIRD PARTY TRANSACTIONS; OR

                  (5) ANY OTHER CONFLICT OF INTEREST OR CONFLICTING DUTY DESCRIBED IN THE PROSPECTUS OR THIS AGREEMENT.

     THIS SECTION 3.5(c) DOES NOT RELIEVE ANY MANAGING PERSON FROM ANY DUTY TO EXERCISE APPROPRIATE BUSINESS JUDGMENT OR CARE (BUT WHICH SHALL NOT BE ENHANCED BY ANY DUTY OF LOYALTY), WHICH DUTY OF JUDGMENT OR CARE SHALL BE GOVERNED BY THE OTHER PROVISIONS OF THIS AGREEMENT, BUT THE TAKING OF ANY ACTION DESCRIBED IN ANY PORTION OF THIS SECTION 3.5(c) SHALL NOT IN AND OF ITSELF BE CONSIDERED FAILURE TO EXERCISE APPROPRIATE JUDGMENT OR TO TAKE THE APPROPRIATE LEVEL OF CARE.

        3.6 INDEMNIFICATION OF MANAGING PERSONS.

         (a) THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS EACH MANAGING PERSON FROM AND AGAINST ANY AND ALL LOSSES, EXPENSES, CLAIMS, AND DEMANDS SUSTAINED BY REASON OF ANY ACTS OR OMISSIONS OR ALLEGED ACTS OR OMISSIONS TAKEN FOR, ON BEHALF OF OR AS THE MANAGER, INCLUDING JUDGMENTS, SETTLEMENTS, PENALTIES, FINES OR EXPENSES (INCLUDING REASONABLE ATTORNEY'S
     FEES) INCURRED IN A PROCEEDING TO WHICH THE MANAGING PERSON IS A PARTY OR THREATENED TO BE MADE A PARTY BECAUSE THE MANAGING PERSON WAS ACTING FOR, ON BEHALF OF, OR AS THE MANAGER, SO LONG AS:

                  (i) THE MANAGER HAS DETERMINED, IN GOOD FAITH, THAT THE COURSE OF CONDUCT WHICH CAUSED THE LOSS OR LIABILITY WAS IN THE BEST INTERESTS OF THE COMPANY;

                  (ii) THE MANAGING PERSON WAS ACTING ON BEHALF OF OR PERFORMING SERVICES FOR THE COMPANY;

                  (iii) THE LIABILITY OR LOSS WAS NOT THE RESULT OF NEGLIGENCE,
                        MISCONDUCT OR A KNOWING VIOLATION OF THE LAW BY THE MANAGING PERSON; AND

                  (iv) PAYMENTS FOR THE INDEMNIFICATION OR HOLD HARMLESS ARE MADE ONLY OUT OF THE COMPANY'S TANGIBLE NET ASSETS.

               (b) NOTWITHSTANDING THE FOREGOING, NO MANAGING PERSON NOR ANY BROKER-DEALER SHALL BE INDEMNIFIED, NOR SHALL EXPENSES BE ADVANCED ON ITS BEHALF, FOR ANY LOSSES, LIABILITIES OR EXPENSES ARISING FROM OR OUT OF AN ALLEGED VIOLATION OF FEDERAL OR STATE SECURITIES LAWS, UNLESS (i) THERE HAS BEEN A SUCCESSFUL ADJUDICATION ON THE MERITS OF EACH COUNT INVOLVING ALLEGED SECURITIES LAW VIOLATIONS AS TO THE PARTICULAR INDEMNITEE, OR (ii) THOSE CLAIMS HAVE BEEN DISMISSED WITH PREJUDICE ON THE MERITS BY A COURT OF COMPETENT JURISDICTION AS TO THE PARTICULAR INDEMNITEE, OR (iii) A COURT OF COMPETENT JURISDICTION APPROVES A SETTLEMENT OF THE CLAIMS AGAINST THE PARTICULAR INDEMNITEE. IN ANY CLAIM FOR FEDERAL OR STATE SECURITIES LAW VIOLATIONS, THE PARTY SEEKING INDEMNIFICATION SHALL PLACE BEFORE THE COURT THE POSITIONS OF THE SECURITIES AND EXCHANGE COMMISSION, AND ANY APPLICABLE STATE SECURITIES ADMINISTRATOR TO THE EXTENT REQUIRED BY THEM WITH RESPECT TO THE ISSUE OF INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS.

               (c) THE COMPANY MAY ADVANCE FUNDS FOR LEGAL EXPENSES AND OTHER COSTS INCURRED BY A MANAGING PERSON AS A RESULT OF ANY LEGAL ACTION FOR WHICH INDEMNIFICATION IS BEING SOUGHT ONLY IF THE COMPANY HAS ADEQUATE FUNDS AVAILABLE AND THE FOLLOWING CONDITIONS ARE SATISFIED:

                  (i) THE LEGAL ACTION RELATES TO AN ACT OR OMISSION WITH RESPECT TO THE PERFORMANCE OF DUTIES OR SERVICES ON BEHALF OF THE COMPANY;

                  (ii) THE LEGAL ACTION IS INITIATED BY A THIRD PARTY WHO IS NOT AN INTERESTHOLDER, OR THE LEGAL ACTION IS INITIATED BY AN INTERESTHOLDER AND A COURT OF COMPETENT JURISDICTION SPECIFICALLY APPROVES THE ADVANCE; AND

                  (iii) THE MANAGING PERSON UNDERTAKES TO REPAY THE ADVANCED
                        FUNDS TO THE COMPANY, TOGETHER WITH THE APPLICABLE LEGAL RATE OF INTEREST, IF THE MANAGING PERSON IS FOUND NOT TO BE ENTITLED TO INDEMNIFICATION.

               (d) THE COMPANY SHALL NOT INCUR THE COST OF THAT PORTION OF ANY INSURANCE, OTHER THAN PUBLIC LIABILITY INSURANCE, THAT INSURES ANY PERSON AGAINST ANY LIABILITY FOR WHICH INDEMNIFICATION HEREUNDER IS PROHIBITED.

          3.7 GENERAL PROVISIONS. THE FOLLOWING PROVISIONS APPLY TO ALL RIGHTS OF INDEMNIFICATION AND ADVANCES OF EXPENSES UNDER THIS AGREEMENT AND ALL LIABILITIES DESCRIBED IN THIS ARTICLE 3:

               (a) EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY A MANAGING PERSON IN DEFENDING ANY ACTION, SUIT OR PROCEEDING MAY BE PAID BY THE COMPANY IN ADVANCE OF THE FINAL DISPOSITION OF THE ACTION, SUIT OR PROCEEDING UPON RECEIPT OF AN UNDERTAKING BY THE RECIPIENT TO REPAY SUCH AMOUNT IF IT SHALL ULTIMATELY BE DETERMINED THAT IT IS NOT ENTITLED TO BE INDEMNIFIED BY THE COMPANY UNDER THIS AGREEMENT OR OTHERWISE.

               (b) RIGHTS TO INDEMNIFICATION AND ADVANCES OF EXPENSES UNDER THIS AGREEMENT ARE NOT EXCLUSIVE OF ANY OTHER RIGHTS TO INDEMNIFICATION OR ADVANCES TO WHICH A MANAGING PERSON MAY BE ENTITLED, BOTH AS TO ACTION IN A REPRESENTATIVE CAPACITY OR AS TO ACTION IN ANOTHER CAPACITY TAKEN WHILE REPRESENTING ANOTHER.

               (c) EACH MANAGING PERSON SHALL BE ENTITLED TO RELY UPON THE OPINION OR ADVICE OF OR ANY STATEMENT OR COMPUTATION BY ANY COUNSEL, ENGINEER, ACCOUNTANT, INVESTMENT BANKER OR OTHER PERSON WHICH HE BELIEVES TO BE WITHIN SUCH PERSON'S PROFESSIONAL OR EXPERT COMPETENCE. IN SO DOING, HE WILL BE DEEMED TO BE ACTING IN GOOD FAITH AND WITH THE REQUISITE DEGREE OF CARE UNLESS HE HAS ACTUAL KNOWLEDGE CONCERNING THE MATTER IN QUESTION THAT WOULD CAUSE SUCH RELIANCE TO BE UNWARRANTED.

     Notwithstanding the above, there is no indemnification for losses or expenses arising out of an alleged violation of federal or state securities laws unless there has been a dismissal with prejudice on the merits or a successful adjudication on the merits of each count involving such a violation and the court approves indemnification of litigation costs, or a court approves a settlement and finds that indemnification of the settlement and related costs should be made.

ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits:

          1.1       Form of Soliciting Dealers Agreement
          3.1       Articles of Organization of Wolverine Energy,
                    L.L.C.*
          3.2       Operating Agreement of Wolverine Energy, L.L.C.*
          4.1       Form of Company Operating Agreement/ /
          5.1       Form of opinion of Fraser, Trebilcock Davis & Foster, P.C.*
          8.1       Form of opinion of Patzik, Frank & Samotny Ltd.*
          10.1      Form of Escrow Deposit Agreement
          10.2      Form of Turnkey Agreement*
          23.1      Consent of Plante & Moran, LLP for Manager Financial
                    Statements
          23.2      Consent of Plante & Moran, LLP for Program A Financial
                    Statements
          23.3      Consent of Fraser, Trebilcock Davis & Foster, P.C.+
          23.4      Consent of Patzik, Frank and Samotny Ltd+
          27.1      Financial Data Schedule
          27.2      Financial Data Schedule

          --------------------------
          +    Included in respective opinion
          ++   To be filed by amendment
          / /  Included in Prospectus
          *    Previously filed

ITEM 17.       UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The registrant undertakes to send to each Investor Interestholder at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (5) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each working interest in a natural gas development property not identified in the prospectus at such time as there arises a reasonable probability that such working interest in a natural gas development property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Investor Interestholders. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for working interest in a natural gas development properties acquired during the distribution period.

     The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the undersigned registrant hereby undertakes to file with the Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the

Commission heretofore or hereafter duly adopted pursuant to the authority conferred in that Section.

     The registrant undertakes to file an annual report of Form 10-KSB at the conclusion of the fiscal year in which this registration statement is declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act"), may be permitted to directors, officers and controlling persons of Wolverine Energy, L.L.C. (the "Manager"), pursuant to the provisions described hereunder, or otherwise, the Manager has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Manager of expenses incurred or paid by a director, officer or controlling person of the Manager in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Manager will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post Effective Amendment No. 5 to its Registration Statement No. 33-95156 on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on the 21st day of February, 2001.

                 WOLVERINE ENERGY 1998-1999 DEVELOPMENT PROGRAM

                          By: Wolverine Energy, L.L.C.
                              ------------------------
                              Manager

                              By: /s/ GEORGE H. ARBAUGH, JR.
                                 ----------------------------------------
                                 George H. Arbaugh, Jr.,
                                 Sole Manager and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                               Date
By: GEORGE H. ARBAUGH, JR.      Sole Manager, Chief Executive Officer,     February 21, 2001
-------------------------       and Chief Accounting Officer
George H. Arbaugh, Jr.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 1.1           Form of Soliciting Dealers Agreement
 3.1           Articles of Organization of Wolverine Energy, L.L.C.*
 3.2           Operating Agreement of Wolverine Energy, L.L.C.*
 4.1           Form of Company Operating Agreement/ /
 5.1           Form of opinion of Fraser, Trebilcock Davis & Foster, P.C.*
 8.1           Form of opinion of Patzik, Frank & Samotny Ltd.*
10.1           Form of Escrow Deposit Agreement
10.2           Form of Turnkey Agreement*
23.1           Consent of Plante & Moran, LLP for Manager Financial Statements
23.2           Consent of Plante & Moran, LLP for Program A Financial Statements
23.3           Consent of Fraser, Trebilcock Davis & Foster, P.C.+
23.4           Consent of Patzik, Frank and Samotny Ltd+
27.1           Financial Data Schedule
27.2           Financial Data Schedule

----------
+    Included in respective opinion
++   To be filed by amendment
/ /  Included in Prospectus
*    Previously filed